Exhibit 4.6

QUOTA PURCHASE AND SALE AGREEMENT

Between

OJI PAPER CO., LTD.

as PURCHASER

- and -

FIBRIA CELULOSE S.A.

as SELLER

dated as of September 22, 2011

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Schedules

Exhibit I — Assets

Exhibit II — Assumed Liabilities

Exhibit III — Fixtures and Equipment

Exhibit IV — Piracicaba Pro Forma Balance Sheet

Exhibit V — Reorganized Real Estate Properties

Exhibit VI — Target Net Working Capital Calculation

Exhibit VII - Transferred Intellectual Property

Schedule 5.1 (a) (vii) — Key Piracicaba Employees

Schedule 5.3 (e) — Piracicaba’s Intellectual Property to be assigned

Schedule 5.3 (f) — Piracicaba’s Contracts to be assigned

Schedule 7.3 - Conflicts

Schedule 7.4 — Consents and Approvals

Schedule 7.5 — Litigation

Schedule 7.7(a) —Permits and Licenses hold by Seller

Schedule 7.7(b) — Seller’s Permits and Licenses not Transferred at Closing

Schedule 7.8.2 — Tax Litigation

Schedule 7.8.6 — Tax Information

Schedule 7.10.1 — Real Estate Property Titles

Schedule 7.10.2 —Real Estate Property without Title

Schedule 7.10.11 — Rights of Way, Use Restrictions or Zoning Ordinances

Schedule 7.10.15 — Real Estate Properties Not Held Exclusively by Seller

Schedule 7.10.16 — Non-enrolled Real Estate Properties

Schedule 7.10.17 — Non-registered Real Estate Properties

Schedule 7.13 — Piracicaba’s Employees

Schedule 7.13.2 — Collective Bargaining Agreement

Schedule 7.13.3 — Labor Litigation

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Schedule 7.14 (a) — Piracicaba Employees’ Benefit Plans

Schedule 7.14 (b) — List of Piracicaba Employees with Medical Assistance assumed by Purchaser

Schedule 7.15 — Piracicaba Pro Forma Financial Statements

Schedule 7.18.1 — Compliance with Environmental Law

Schedule 7.22(a) — Material Contracts and Commitments

Schedule 7.22(b) — Assumed Contracts’s Required Consents

Schedule 7.24 — List of the Accounts Receivables

Schedule 12.1 — Draft of the Transition Services Agreement

Schedule 12.4 — Draft of the Free Lease Agreement

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QUOTA PURCHASE AND SALE AGREEMENT

This quota purchase and sale agreement (the “Agreement”) is entered into by and between the parties below (individually referred to herein as “Party” and, jointly, as “Parties”):

1.                                      OJI PAPER CO., LTD., with head office at 7-5 Ginza 4-chome, Chu-ku, Tokyo 104-0061, Japan, enrolled with the General Taxpayers’ Registry (CNPJ/MF) under No. 07.206.637/0001-88 (“PURCHASER”);

2.                                      FIBRIA CELULOSE S.A., a publicly held company with head offices in the city of São Paulo, State of São Paulo, at Alameda Santos, 1357, 6th floor, enrolled with the General Taxpayers’ Registry (CNPJ/MF) under No. 60.643.228/0001-21 (“SELLER”, and jointly with PURCHASER, defined herein as “Parties”)

and

3.                                      PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPAÇÕES LTDA., a limited liability company organized under the laws of the Federative Republic of Brazil, with head offices in the city of Piracicaba, State of São Paulo, at Via Comendador Pedro Morganti, no. 3393, Monte Alegre, ZIP CODE 13415-900, registered with CNPJ/MF under no. 11.547.756/0001-71 (“PIRACICABA”), as Intervening Party.

W I T N E S S E T H:

WHEREAS, SELLER currently manufactures, designs, markets, distributes and sells various paper products on a worldwide basis and operates a paper mill in the city of Piracicaba, State of São Paulo, Brazil, which includes all of the assets currently used in or related to such activities, including the assets listed in Exhibit I (the “Assets”) and the Assumed Liabilities (together referred to as the “Business”);

WHEREAS, PURCHASER wishes to acquire from SELLER and SELLER wishes to sell to PURCHASER the Business as an ongoing concern, after the Corporate Reorganization (as defined hereafter) is carried out (the “Transaction”);

WHEREAS, the Parties wish to structure the Transaction as a quota purchase deal and for that purpose, SELLER undertakes to carry out a Corporate Reorganization prior to the Closing (as defined hereafter), in order to convey the Business into Piracicaba, free and clear of any Liens (as defined hereafter);

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WHEREAS, prior to the Closing SELLER will be the direct or indirect owner of 100% of the quotas representing the total corporate capital of Piracicaba;

WHEREAS, in order to implement the Transaction, PURCHASER wishes to purchase and SELLER wishes to sell all issued and outstanding quotas of the capital of Piracicaba;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Parties hereto agree as follows:

1.                                      DEFINITIONS

1.1.                            The following terms, as used herein, shall, unless the context requires otherwise or unless specified otherwise in the Agreement, have the following meanings:

“Accounts Receivable” means the accounts receivable of the Business in accordance with Brazilian GAAP, excluding any accounts receivable overdue.

“Affected Party” has the meaning set forth in Section 11.1.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Agreement” means this Quota Purchase and Sale Agreement and the exhibits and schedules attached hereto.

“Ancillary Agreements” means the Transition Services Agreement, the Free Lease Agreement, the FSC Agreement and the Wet Lap Pulp Supply Agreement.

“Assets” are the assets listed in Exhibit I of this Agreement.

“Assumed Contracts” has the meaning set forth in Section 7.22.

“Assumed Liabilities” means all liabilities of Piracicaba at Closing which are reflected in the Piracicaba Pro Forma Balance Sheet, as provided in Exhibit II.

“Best Knowledge” means, with respect to a matter, (i) the actual knowledge of such matter or (ii) the knowledge of such matter that would have been obtained by the relevant Party or any of its Representatives after due inquiry as would cause a reasonably prudent person to make due inquiry in respect of such matter and such reasonably prudent person would, after such due inquiry, gain such knowledge about such matter, applying the standards and requirements applicable to corporate officers in Article 153 of the Brazilian Corporation Law, or (iii) knowledge that a Person in the position of such Person should have in the careful exercise of their

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responsibilities.

“Books and Records” has the meaning set forth in Section 7.16.

“Brazilian GAAP” means the generally accepted accounting principles in Brazil and that have been consistently applied by SELLER in the six years prior to this Agreement.

“Business” has the meaning set forth in the Preamble.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in São Paulo or Tokyo are authorized or obligated by applicable Law or executive order to close or are otherwise generally closed.

“CADE” means Conselho Administrativo de Defesa Econômica, the Brazilian antitrust authority.

“CCBC” has the meaning set forth in the Section 17.1.

“Claim” has the meaning set forth in Section 9.5.

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” has the meaning set forth in Section 4.1.

“Closing Date Balance Sheet” has the meaning set forth in Section 3.3.1(a).

“Closing Date Net Working Capital” has the meaning set forth in Section 3.3.1.(a).

“Confidential Information” has the meaning set forth in Section 13.2.

“Control” means, in respect of any Person, the possession, directly or indirectly, of the power to permanently direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock or by voting agreement, contract or otherwise, and the terms “Controlled” and “Controlling” will be construed accordingly.

“Corporate Reorganization” means the corporate reorganization carried out by the SELLER in order to convey the Business into Piracicaba, free and clear of any Liens.

“Dispute” has the meaning set forth in Section 17.1.

“Dispute Notice” has the meaning set forth in Section 17.2.

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“Dollars” or “US$” means United States Dollars.

“Environmental Law” means all Laws, Permits, remediation standard or guideline or agency requirement or code of conduct, environmental plans relating to (i) the protection, investigation or restoration of the environment, human health or safety, sanitation or natural resources, (ii) the handling, use, presence, generation, treatment, storage, transportation, emission, disposal, burial, discharge, release or threatened release of any Hazardous Substance or (iii) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

“Environmental Permit” has the meaning set forth in Section 7.18.2.

“Extended Force Majeure and/or Act of God” has the meaning set forth in Section 11.5.

“FGTS” has the meaning set forth in Section 7.13.3.

“Final Closing Date Net Working Capital” has the meaning set forth in Section 3.3.1.(d).

“Fixtures and Equipment” means all fixtures and equipment used in connection with, or related to the Business, including the items listed on Exhibit III hereto.

“Force Majeure and/or Acts of God” has the meaning set forth in Section 11.1.

“Free Lease Agreement” has the meaning set forth in Section 12.3.

“Governmental Authority” means any federal, national, state, provincial, local or other government, governmental entity, regulatory or administrative authority, department, commission, board, agency or instrumentality, any recognized stock exchange and any court, arbitrator, tribunal of competent jurisdiction, whether foreign or domestic with jurisdiction over the Parties, Piracicaba, the Transaction, the Corporate Reorganization or any portion of the Business.

“Hazardous Substance” means (i) any pollutants, contaminants, or hazardous or toxic substances, materials, wastes, residual materials, constituents or chemicals that are regulated by, or form the basis for liability under any Environmental Law, including but not limited to any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyl, radioactive material or radon; and (ii) any substance that is listed, classified or regulated pursuant to any Environmental Law or which is subject to regulatory action by any Governmental Authority in connection with any Environmental Law.

“INCRA” means the National Institute of Colonization and Agrarian Reform — INCRA.

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“Indemnified Parties” means PURCHASER’s Indemnified Parties and/or SELLER’s Indemnified Parties, and their respective successors, as the case may be.

“Indemnifying Party” means PURCHASER’s Indemnifying Parties and/or SELLER’s Indemnifying Parties, and their respective successors, as the case may be.

“INSS” has the meaning set forth in Section 7.13.3.

“Inventory” means all inventories, including all finished goods, work-in-process, raw and packaging materials, in-transit goods, consigned goods, fuel, spare parts and supplies related to the Business, in accordance with Brazilian GAAP.

“IPEF” means the Instituto de Pesquisa e Estudos Florestais.

“Law” means any federal, state and municipal law, ordinance, regulation, rule, code, order, requirement or rule of law, decree, judicial or regulatory or administrative order, judgment or injunction.

“Liabilities” means any and all debts, liabilities, contingencies, claims, costs, expenses (including reasonable legal fees and disbursements incurred in connection with any Liability), damages, losses, commitments and obligations of any kind or nature (including commercial, corporate, Tax, labor, civil, administrative and environmental), whether fixed, actual, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising out of any Litigation (by succession or not), contract, tort based on negligence or strict liability, act or omission, fact, event or circumstance, whether or not disclosed in this Agreement or in the applicable financial statements or notes thereto.

“Lien” means any burden, mortgage, lien, antichresis, emphyteusis, usufruct, pledge, charge, security interest, encumbrance, easements, rights of way, title defect, objections, rights of first refusal, preemptive rights, options, right to acquire, third party right, title retention, conditional sale arrangement, conditions or other restriction of any kind, including contractual, legal, fidejussory, in rem, judicial or extra-judicial obligations, or any other right in favor of or claim by, any third party of whatsoever nature.

“Litigation” means any and all litigations, actions, suits, claims, investigations, arbitrations, judicial or administrative proceedings, condemnations, disputes, or any infraction notices, summonses, court notifications, expert investigations or inspections or other proceedings, in any forum, judicial or administrative.

“Loan Agreement” has the meaning set forth in Section 3.3.

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“Losses” has the meaning set forth in Section 9.1.

“Material Adverse Change” means any (i) actual event or circumstance, change or occurrence in connection with any Person, Asset or Liability, which, individually or in the aggregate with other events, circumstances, changes or other occurrences, is materially adverse to the Business, considered as such if it: (a) causes, directly or indirectly, or results in a Loss, reduction in sales, loss of use of Assets, or increase in Liabilities to PURCHASER or to Piracicaba and their legal successors in an amount, individually or in the aggregate, exceeding US$ 30 million; or (b) could cause an inability to utilize tax immunity to paper manufacturers in connection with the commercialization of paper within the manufacturing process of books, newspaper and periodicals, pursuant to by Law No. 11,945/09; or (ii) any change in Law that prohibits, materially affects or prevents this Transaction.

“Net Working Capital” means, as of any date of determination, all current asset accounts including but not limited to Receivables from Clients, Inventory, Taxes Recoverable and Other Accounts Receivable minus all current liability accounts including but not limited to Suppliers, Salaries and Social Charges Payable, Taxes and Duties Payable and Other Accounts Payable as of such date, determined in accordance with Brazilian GAAP on a basis consistent with the methodologies, practices and principles used by SELLER in the preparation of the Piracicaba Pro Forma Balance Sheet and the historic practices of the Business (without regard to any purchase accounting adjustments arising out of the Transaction contemplated hereby).

“Neutral Accountant” means the accountant hired by both the PURCHASER and SELLER to resolve only the matters objected to by SELLER and not resolved by PURCHASER and SELLER with respect to the determination of the Closing Date Net Working Capital.

“Paper Storage Area” means the rural real estate property registered before the 2nd Real Estate Registry of Piracicaba, State of São Paulo, under number 81.679, with a total area of 4,523827ha, currently used in the Business as a paper storage facility.

“Ordinary Course” or “Ordinary Course of Business” means the conduct of the Business within the normal day-to-day customs and procedures of SELLER, consistent with the past practices, including as to timing and amounts, as historically conducted.

“Party(ies)” has the meaning set forth in the Preamble.

“Person” means an individual, corporation, partnership, limited liability company, individual company of limited liability (empresa individual de responsabilidade limitada), association, joint venture, trust or other entity or organization, including a government or political subdivision or an agency or

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instrumentality thereof.

“Permits” has the meaning set forth in Section 7.7.

“Piracicaba” has the meaning set forth in the Preamble.

“Piracicaba Employees” has the meaning set forth in Section 7.13.

“Piracicaba Pro Forma Balance Sheet” means the pro forma balance sheet of the Business, as of August 31, 2011, attached hereto as Exhibit IV.

“Piracicaba Pro Forma Financial Statements” has the meaning set forth in Section 7.15.

“Post-Closing Tax Period” means any taxable period (or portion thereof) beginning after the close of business on the Closing Date.

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the close of business on the Closing Date.

“PURCHASER” has the meaning set forth in the Preamble.

“PURCHASER’s Indemnified Parties” has the meaning set forth in Section 9.1.

“Purchase Price” has the meaning set forth in Section 3.1.

“Quotas” has the meaning set forth in Section 2.1.

“Real Estate Property” means all the real estate properties (including all buildings, equipment and property attached thereto, improvements and fixtures located thereon and all easements and other rights relating thereto) related to the Business, including: (i) six rural real estate properties registered before the 2nd Real Estate Registry of Piracicaba, State of São Paulo, under numbers 35.286, 35.287, 35.288, 78.126, 78.127 and 78.128; and (ii) two urban real estate properties registered before the 2nd Real Estate Registry of Piracicaba, State of São Paulo, under numbers 18.226 and 18.227.

“Reais” or “R$” means Brazilian Reais.

“Real Estate Settlement Project” means the reorganization of ownership titles of the Real Estate Properties, comprising the merge/unification and split-off/dismemberment of pre-determined areas, as described in Exhibit V, resulting in Reorganized Real Estate Properties.

“Reorganized Real Estate Properties” has the meaning set forth in Section

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5.3.(b).

“Representative” means any officer, director, employee, accountant, counsel, consultant, advisor, agent, shareholder or Affiliate.

“Review Period” has the meaning set forth in Section 3.3.1(a).

“SAP System” means the System Analysis and Program Development software that supports all the Business operations and accounting.

“SELLER” has the meaning set forth in the Preamble.

“SELLER’s Indemnified Parties” has the meaning set forth in Section 9.2.

“Target Net Working Capital” means the amount of R$87,477,425.00 (eighty seven million, four hundred and seventy seven thousand, four hundred and twenty five reais).  The calculation of the Target Net Working Capital is attached hereto as Exhibit VI.

“Taxes” means without limitation all federal, state, local and municipal taxes, charges, contributions and social charges, price on public services, fees, levies or other assessments or withholdings imposed by any Governmental Authority on, based on, or with respect to, including, without limitation, income, gross receipts, sales, use, goods and services, capital transfer, profits, license, value-added, capital, franchise, ad valorem, minimum taxes, withholding, payroll, employment, employer health, FGTS, INSS, social contributions, social security, excise, severance, environmental, occupation, property, or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, including any amounts payable as a result of the application of monetary correction or any other factor imposed by any taxing authority.

“Tax Return” means any return (including estimated returns), declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

“Transfer Tax” or “Transfer Taxes” means any federal, state, county, local, municipal and other sales, use, transfer, conveyance, documentary, stamp, transfer, recording or other similar Tax, fee or charge imposed by any Governmental Authority upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto.

“Transaction” has the meaning set forth in the Preamble.

“Transferred Intellectual Property” means the trademarks, tradenames, patents, designs, trade secrets, know-how, domain names and software, software

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code and URLs, used in connection with or related to the Business, including the items listed in Exhibit VII hereto with all applications and rights to apply therefore and all renewals, extensions and revivals thereof.

“Transition Services Agreement” has the meaning set forth in Section 12.1

“Unaffected Party” has the meaning set forth in Section 11.1.

“Wet Lap Pulp Supply Agreement” has the meaning set forth in Section 12.2.

“Working Capital Price Adjustment” has the meaning set forth in Section 3.3.

1.2.                            In this Agreement, unless specified otherwise:

(a)                                 Section, Recital, Schedule, Exhibit or Annex to a Schedule means a clause (including all subclauses), a recital, a schedule, an exhibit or an annex to a schedule in or to this Agreement;

(b)                                 the singular includes the plural and vice versa and each gender includes the other gender;

(c)                                  a heading to a Section, Schedule, Exhibit or Annex is for convenience only and does not affect in any way the interpretation thereof;

(d)                                 the Schedules, Annexes to Schedules and any other attachments to this Agreement form an integral part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement includes the Schedules, Exhibits, Annexes to Schedules and any other attachments to this Agreement; and

(e)                                  the word “including” means “including, without limitation”.

2.                                      PURCHASE AND SALE OF THE BUSINESS

2.1.                            Subject to the terms and conditions herein, on the Closing Date, SELLER shall sell to PURCHASER and PURCHASER shall purchase from SELLER the Business as an ongoing concern, free and clear of any Liens, by means of the acquisition of all of the issued and outstanding quotas of the capital of Piracicaba (collectively hereinafter referred to as “Quotas”), free and clear of any Liens.

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3.                                      PURCHASE PRICE; PAYMENTS; ADJUSTMENTS

3.1.                            The purchase price for the Business shall be paid by PURCHASER to the SELLER on the Closing Date no later than 12:00pm and shall be US$313,000,000.00 (three hundred and thirteen million U.S. Dollars), subject to (i) the Working Capital Price Adjustment in Sections 3.2. and 3.3. below, (ii) the Insurance Adjustment in Section 3.5  (“Purchase Price”).  The Purchase Price shall be paid in cash, by wire transfer of immediately available funds to an account designated by SELLER, in writing, two (2) days before Closing.

3.2.                            The Purchase Price shall be adjusted, upward or downward, as applicable, by the Working Capital Price Adjustment, if any, in accordance with Section 3.3. below. Payment of the Working Capital Price Adjustment (as defined in Section 3.3. below) shall be made in accordance with and pursuant to the terms, provisions and conditions set forth in Section 3.3.2. below.

3.3.                             Working Capital Price Adjustment. The Parties agree that the Purchase Price was set based, among other factors, on the fact that on September 30, 2011 the Business presents a working capital equivalent to the Target Net Working Capital.  Should there be, as of September 30, 2011, a difference between the Final Closing Date Net Working Capital (as defined in Section 3.3.1.(d)) and the Target Net Working Capital, the Purchase Price shall be adjusted accordingly (the “Working Capital Price Adjustment”).

3.3.1.                   Post-Closing Working Capital Adjustment.

(a)                                 Delivery of Closing Date Balance Sheet. In order to determine any Working Capital Price Adjustment, within sixty (60) days following the Closing Date, PURCHASER, at its expense, shall prepare and deliver to SELLER a balance sheet (the “Closing Date Balance Sheet”) setting forth the Net Working Capital as of September 30, 2011 (the “Closing Date Net Working Capital”) and reflecting all components (and the amounts thereof) necessary to compute the Closing Date Net Working Capital. The Closing Date Balance Sheet shall be on a basis consistent with what was used by SELLER in preparation of the Piracicaba Pro Forma Balance Sheet. The Closing Date Net Working Capital reflected on the Closing Date Balance Sheet will be determined in good faith and on a basis consistent with that used in the preparation of the Target Net Working Capital.  SELLER shall have the right to review the Closing Date Balance Sheet for a period of thirty (30) days following the delivery of the Closing Date Balance Sheet by PURCHASER (the “Review Period”).

(b)                                 Objections.  SELLER shall have the right to object to any amount or computation appearing in the Closing Date Net Working Capital calculation based on the Closing Date Balance Sheet, by notifying PURCHASER in writing of such objections prior to the expiration of the Review Period.  If SELLER does not make any such objection prior to the expiration of the Review Period, the Closing Date Net Working Capital (together with all components thereof, and the amounts of such components, necessary to compute the Closing Date Net Working Capital), in each

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case as set forth on the Closing Date Balance Sheet, shall be determinative for purposes of this Section 3.3.1 and shall be final and binding on all of the Parties.

(c)                                  Resolution of Disputes.  If SELLER timely objects to any item or computation appearing in the Closing Date Net Working Capital prior to the expiration of the Review Period, PURCHASER and SELLER shall, during the fifteen (15) day period following the delivery of SELLER’s objection, attempt in good faith to jointly resolve the matters on the Closing Date Net Working Capital to which SELLER objected.  In the event PURCHASER and SELLER cannot resolve all of such matters by the end of such fifteen (15) day period, either Party may immediately engage the Neutral Accountant to resolve any items not resolved by PURCHASER and SELLER.  Each of PURCHASER and SELLER shall present its position on the disputed items to the Neutral Accountant in writing, and the Parties shall require the Neutral Accountant, within thirty (30) days thereafter, acting as an expert and not an arbitrator, to resolve only the matters objected to by SELLER and not resolved by PURCHASER and SELLER with respect to the determination of the Closing Date Net Working Capital and the resolution by the Neutral Accountant of such matters shall be within the range of the amounts claimed by PURCHASER and SELLER.  All fees and costs of the Neutral Accountant shall be borne equally by SELLER, on the one hand, and PURCHASER, on the other hand.

(d)                                 Final Closing Date Net Working Capital.  The Closing Date Net Working Capital finally determined pursuant to this Section shall be final and binding on all of the Parties and shall be the “Final Closing Date Net Working Capital”.

(e) Neither the fact that PURCHASER is preparing the Closing Date Balance Sheet nor any of the contents thereof shall prejudice or have any effect on PURCHASER’s rights to indemnification for any Losses (or the amount thereof) under this Agreement.

3.3.2.                  Payments.

(a)                                 If the Final Closing Date Net Working Capital is less than the Target Net Working Capital, then no later than the tenth Business Day following the date on which the Final Closing Date Net Working Capital becomes final and binding on the Parties, SELLER shall restitute or cause to be restituted the amount of such deficiency to PURCHASER.

(b)                                 If the Final Closing Date Net Working Capital is greater than the TargetNet Working Capital, then no later than the tenth Business Day following the date on which the Final Closing Date Net Working Capital becomes final and binding on the Parties, PURCHASER shall pay or cause to be paid an additional amount to SELLER equal to such excess.

(c)                                  Any payment made pursuant to this Section will be treated by the Parties as an adjustment to the Purchase Price.

3.4.                             Loan Agreement. SELLER has agreed to, at Closing Date, lend to

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Piracicaba the amount equivalent to R$10 Million (the “Loan Agreement”), so Piracicaba does not run out of funds immediately after Closing. The cash position of Piracicaba, on the Closing Date, shall be considered part of the Loan Agreement, shall belong to SELLER and therefore, on the Closing Date, SELLER shall deposit in Piracicaba’s bank account the difference between R$ 10 million and Piracicaba’s cash position at Closing. Within ninety (90) days from Closing, PURCHASER shall return to the SELLER the full loan principal equal to R$ 10 Million, plus accrued interests, calculated from Closing until payment, according to the CDI rate, minus R$151,000.00 (corresponding to Piracicaba’s results of September 30, 2011) plus accrued interests, calculated from Closing until payment, according to the CDI rate. For the abundance of clarity, the amount of R$ 151,000.00 shall be considered as price adjustment, but the loan shall not.

3.5.                            Insurance Adjustment. SELLER acknowledges that the new insurance policies contracted directly by Piracicaba have a higher cost to Piracicaba if compared to the cost of the insurance policies reflected in the Piracicaba Pro Forma Balance Sheet.  In order to neutralize such increase, the Parties agree that the Purchase Price shall be reduced by such increase, calculated pursuant to the following formula:

IPPR = (NIC - PFIC) x (1-34%) / 10%

Where:

IPPR = amount of the Purchase Price reduction due to the insurance cost difference

NIC = cost of the new insurance policies

PFIC = cost of the insurance policies listed in the Pro Forma Balance Sheet

34% = income tax rate

10% = present value discount rate

3.5.1.                       The Parties agree that any payments due under such Section 3.3.2. shall take into consideration the IPPR.

4.                                      CLOSING

4.1.                            Subject to the terms and conditions set forth herein, the purchase and sale of the Business, by means of the purchase and sale of the Quotas and the delivery of any documents or performance of any act required or convenient for that purpose (the “Closing”) shall take place at the office of Demarest e Almeida Advogados, in São Paulo, at Av. Pedroso de Moraes, 1201, on the later of: (i) September 29, 2011; (ii) five (5) Business Days after all conditions to Closing provided in Section 8 are satisfied or waived (other than the conditions which by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions); or (ii) at such other date and time as PURCHASER and SELLER may mutually agree in writing.  If on December 31, 2011, one or more of the conditions set forth in Sections 8.1 and 8.2 (as the case may be) below is not fulfilled or waived, then either Party may have the right to terminate this Agreement as set forth in Section 10. The day on which the Closing occurs shall be for purposes of this Agreement the “Closing Date”.

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4.2.                            At the Closing:

(a)                                 PURCHASER shall pay to SELLER the Purchase Price, subject to the Closing Date Net Working Capital Price Adjustment calculated in accordance with Section 3.3.;

(b)                                 SELLER and PURCHASER shall execute amendments to the Articles of Association of Piracicaba, whereby (i) SELLER will assign and transfer all of the Quotas to PURCHASER; (ii) PURCHASER will appoint new officers in replacement to those previously appointed by SELLER, who shall have delivered their resignation letters (which resignations shall be effective upon the transfer of the Quotas to the PURCHASER); and (iii) PURCHASER will approve a new Articles of Association for Piracicaba in replacement of those in force until then;

(c)                                  SELLER shall provide PURCHASER with the applicable certificates required for the filing of the amendments to the Articles of Association of Piracicaba as mentioned in Section 4.2.(b) above with the competent Board of Trade;

(d)                                 SELLER and PURCHASER (or Piracicaba, as the case may be) shall sign the Ancillary Agreements;

(e)                                  SELLER shall deliver a certificate of a duly authorized officer of the SELLER certifying as to the matters set forth in Sections 8.1(a) and (b);

(f)                                   PURCHASER shall deliver a certificate of a duly authorized officer of PURCHASER certifying as to the matters set forth in Sections 8.2(a) and (b);

(g)                                  SELLER shall deliver to PURCHASER a list detailing the salary increase of each Piracicaba Employee since June 30, 2011;

(h)                                 SELLER shall deliver to PURCHASER a list containing the names and addresses of the thirty (30) highest revenue customers of the Business for the twelve-month period ended June 30, 2011 and the amount for which each such customer was invoiced during such period;

(i)                                     SELLER shall deliver to PURCHASER a list containing names and addresses of each of the twenty (20) highest accounts paid suppliers of raw materials, supplies, merchandise and other goods for the Business for the twelve-month period ended June 30, 2011 and the amount for which each such supplier invoiced the Business during

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such period, including a list of the possible alternative suppliers, if applicable;

(j)                                   the Parties shall terminate the Strategic Business Agreement entered into by the Parties, as of November 12, 2010; and

(k)                                 SELLER and Piracicaba shall execute the Loan Agreement, pursuant to Section 3.4.

5.                                      ACTIONS BETWEEN SIGNING AND CLOSING AND ACTIONS AFTER CLOSING

5.1.                            Between the date hereof and the Closing Date, SELLER:

(a)                             shall conduct the Business in the Ordinary Course as it is presently and has been historically conducted, and shall not take any action or agree to take any action (except as expressly contemplated by this Agreement and the Ancillary Agreements) that leads to, and shall adopt all actions within the Ordinary Course of Business in order to prevent, unless previously approved in writing by PURCHASER:

(i)                                damage, destruction, loss or abandonment of any portion of the Assets;

(ii)                             any substantial change in the financial, legal economic and business condition of the Business;

(iii)                          acquisition, sale, assignment, transfer, lease, sublease, license or other disposal of any of the Business other than in the Ordinary Course of Business;

(iv)                         creation of any Liens on all or any portion of the Quotas, the Assets and/or the Business;

(v)                               any amendment, modification, alteration, failure to renew or termination of any material contract in connection with the Business, or the SELLER´s or Piracicaba´s rights under such contracts, other than in the Ordinary Course of Business;

(vi)                            the lack of timely renewal, cancellation or alteration of any of the Permits or Environmental Permits and of any license of any type;

(vii)                      dismissal of any of the key Piracicaba Employees, described in Schedule 5.1.(a)(vii);

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(viii)                      with respect to any Piracicaba Employee, except as required by Law or by any Governmental Authority:

(xx)                          the increase or change of the rate or term of compensation that is or will become payable;

(zz)                                     the payment or agreement to pay any benefit not required or permitted by any existing plan or agreement;

(yy)                                 the commitment to any additional employee benefit plan, agreement or arrangement, or the increase of the rate or terms of any such plan, agreement or arrangement, including the increasing of compensation or fringe benefits (except for increases in salary or wages in the Ordinary Course of Business consistent with the SELLER’s past practice and/or in compliance with any Law), indemnity payments, granting of loans and others; or

(ww)                               negotiation or renegotiation of the terms of the employment agreement of any Piracicaba Employee occupying relevant positions or of any applicable collective agreement.

(xix)                     the undertaking or assumption of any Liability, except for those incurred in the Ordinary Course of the Business and consistent with past practice;

(x)                               liability for the obligation of any third party or make any loan or advance to any third party;

(xi)                            waiver, amendment, termination, cancellation, comprise or giving of a release or give a release from any right or Claim (related to the Business);

(xii)                         commencement of  any proceeding or filing of any petition in any court relating to bankruptcy, judicial recuperation (recuperação judicial), reorganization, insolvency, liquidation or relief from debtors;

(xiii)                      settlement or compromise of any material litigation (whether or not commenced prior to the date hereof) or any material dispute;

(xiv)                     acquisition or disposal or granting of  any option in respect of

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any part of the Assets other than in the Ordinary Course of the Business;

(xv)                      acceleration or delay the collection of any notes or Accounts Receivables in advance of or beyond their regular due dates when they would have been collected in the Ordinary Course of Business;

(xvi)                   delay or acceleration of the payment of any accrued expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the Ordinary Course of Business;

(xvii)                making any capital expenditure or enter into any commitment to do so, outside the Ordinary Course of Business or in excess of R$200,000.00 individually;

(xviii)             issuance of any new Quotas, or issuance or sale of any options with respect to or any warrants to purchase or any rights to subscribe to any capital increase, or entering into any agreement obligating that any of the foregoing be done;

(xix)                   declaring or pay any dividends or interim dividends or other distributions (including interest over capital) whether from capital or reserves,

(xx)                       entering into any currency, interest rate, swap or other hedging or derivative transaction or instruments for any purpose, including for any speculative purpose or in relation to any debt;

(xxi)                   operating the Business (including practices and policies relating to manufacturing, purchasing, inventories, marketing, selling and pricing) in any way other than in its Ordinary Course and as consistent with past practice and with the aim of preserving its business organization and its business relationships with customers, suppliers and others having business dealings with Piracicaba;

(xxii)                performing any act or failing to perform any act that SELLER knows or should know will render any of the representations and warranties contained in this Agreement, untrue, incomplete, inaccurate or misleading;

(xxiii)             providing, extending or renewing any guarantee or security for the obligations of any Person other than Piracicaba;

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(xxiv)            doing or refraining from doing, or cause or allow to be done or to be omitted to be done, any act or thing which is inconsistent with the provisions of this Agreement, of the Ancillary Agreement or the consummation of the Transaction contemplated herein;

(xxv)               writing down or writing up (or failing to write down or write up in accordance with Brazilian GAAP consistent with past practice) the value of any Inventories or Accounts Receivables or the revaluation of any of the Assets other than in the Ordinary Course of Business consistent with past practice and in accordance with Brazilian GAAP;

(xxvi)            making any change in any method of accounting or accounting practice or policy used by the SELLER, other than such changes required by Brazilian GAAP;

(xxvii)         incurrence of any indebtedness in excess of R$200,000.00 individually;

(xxviii)      disclosure of any secret or confidential Transferred Intellectual Property (except by way of issuance of a patent) or let any Transferred Intellectual Property (or any registration or grant thereof or any application relating thereto) relating to the Business lapse or become abandoned;

(xxix)            failure to maintain the plant, property and equipment in good repair and operating condition, ordinary wear and tear excepted;

(b)                             shall give the PURCHASER’s Representatives full access to the facilities, books, records and employees of the Business;

(c)                                  shall release, or cause to be released, all Liens then affecting the Business, if any, so that at Closing the Business is free and clear of any Liens;

(d)                                 shall endeavor its best efforts to obtain all third party consents required to consummate the Transaction contemplated in this Agreement;

(e)                                  shall use its reasonable best efforts to preserve its customers, business, goodwill, reputation and the services of its Piracicaba Employees; and

(f)                                   shall not, nor allow Piracicaba to, make or change any election relating

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to Taxes, file any amended Tax Return, enter into any closing or other binding agreement with any Governmental Authority with respect to Taxes, or consent to any waiver of a statute of limitations for any Tax without the consent of PURCHASER.

5.2                                The SELLER covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the PURCHASER, the SELLER will not do, or permit to be done, any of the items specified in Section 7.19.

5.3.                             As soon as reasonably practicable following the Closing Date and in any event within twelve (12) months following the Closing Date, SELLER shall, at its own expense:

(a)         provide to PURCHASER updated certificates of ownership of the Real Estate Properties rural areas (six rural real estate properties registered before the 2nd Real Estate Registry of Piracicaba, State of São Paulo, under numbers 35.286, 35.287, 35.288, 78.126, 78.127 and 78.128), proving the effective transformation, registered before the 2nd Real Estate Registry of Piracicaba, State of São Paulo, of the Real Estate Properties rural areas into urban areas, along with the register in each and every certificate of ownership (i) of Piracicaba’s Municipality tax payer’s enrollment number that will be created by the Municipality of Piracicaba to each of Real Estate Properties; and (ii) INCRA’s certificate of cancellation of rural area status of each of the former rural Real Estate Properties;

(b)         provide to PURCHASER all necessary certificates of ownership issued by the 2nd Real Estate Registry of Piracicaba, State of São Paulo, proving the conclusion of the Real Estate Settlement Project, in accordance with Exhibit V, except for the Paper Storage Area, fully paid, free of Liens, and with its actual built area dully registered before the 2nd Real Estate Registry of Piracicaba, State of São Paulo, resulting in reorganized real estate properties (the “Reorganized Real Estate Properties”);

(c)          provide to PURCHASER approvals or releases (as the case may be) proving that competent historical preservation agencies (federal, state and municipal level) authorized (waiving their preference rights) the procedure resulting in Reorganized Real Estate Properties;

(d)              provide to PURCHASER all necessary certificates of ownership issued by the 2nd Real Estate Registry of Piracicaba, State of São Paulo, proving that the ownership title of the Reorganized Real Estate Properties belongs exclusively to Piracicaba before the Real Estate Registry and has been fully paid, free of Liens and with its actual built area dully registered before the Real Estate Registry;

(e)               provide to PURCHASER evidence of the transfer to Piracicaba of the

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Transferred Intellectual Property rights related to the Business described in Schedule 5.3.(e);

(f)                provide to PURCHASER evidence of the assignment to Piracicaba of the contracts described in Schedule 5.3.(f), under the same terms of the original contracts; and

(g)               provide to PURCHASER the permits and licenses described in Schedule 7.7.(b) under the name of Piracicaba.

5.3.1.                                          Notwithstanding the Closing of the Transaction, SELLER shall, as soon as reasonably practicable following the Closing Date and in any event within twelve (12) months following the Closing Date, (i) provide to PURCHASER, at its own expense, all necessary requirements and approvals proving that all competent historical preservation agencies (federal, state and municipal level) authorized (waiving to their preemptive rights) the transfer of the ownership of the Paper Storage Area to Piracicaba; and (ii) provide to PURCHASER, at its own expense, the updated certificate of ownership issued by the 2nd Real Estate Registry of Piracicaba, State of São Paulo, proving the transfer of the ownership of the Paper Storage Area to Piracicaba, fully paid, free of Liens and with its actual built area dully registered before the Real Estate Registry.

5.4.                             The SELLER shall use its best endeavor to ensure fulfillment on or before Closing Date of the obligations set out in Section 5.3. (including sub-section 5.3.1.) above.

5.5.                             The non-compliance by the SELLER of any of the obligations determined under Section 5.3. above or any other obligations set forth in this Agreement will entitle the PURCHASER to request for indemnification under the terms of Section 9.1 (iii) herein, except if the non-compliance by the SELLER is due by a reason of any event of Force Majeure and/or Acts of God.

6.                                      PURCHASER’S REPRESENTATIONS AND WARRANTIES

The PURCHASER represents and warrants to SELLER that each of the following representations and warranties is, as of the date hereof, and will be, on the Closing Date, true and correct and in full force and effect:

6.1.                            Organization and Powers. The PURCHASER is duly organized, validly existing and in good standing under the laws of Japan.

6.2.                            Authorization, Binding Effect. The execution, delivery and performance by the PURCHASER of this Agreement and the consummation of the Transaction contemplated hereby are within the powers of the PURCHASER.  The

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PURCHASER is duly authorized by all necessary corporate action on the part of the PURCHASER.  This Agreement constitutes a valid and binding agreement upon the PURCHASER and is enforceable against the PURCHASER in accordance with its terms.

6.3.                            Conflicts.  The execution, delivery and performance by the PURCHASER of this Agreement and the consummation of the Transaction contemplated herein do not and will not (i) violate the organizational documents or bylaws of the PURCHASER, (ii) assuming any filing required by the antitrust authorities properly made, violate any applicable material Law or (iii) violate any contract, agreement or obligation entered into by the PURCHASER on or prior to the date hereof.

6.4.                            Consents and Approvals. Except for any filing required by the antitrust authorities, no other consent, approval, authorization, licenses, permits and other actions by, and filings with, any Governmental Authority or any third party will be required with respect to the actions of PURCHASER in connection with the execution and delivery by PURCHASER of this Agreement or in order for PURCHASER to consummate the Transaction contemplated hereby.

6.5.                            Litigation. There is no Litigation pending against, or to the Best Knowledge of the PURCHASER, threatened against or affecting, the PURCHASER before any court or arbitrator or any Governmental Authority, which in any manner prevents, materially alter or delay the Transaction contemplated by this Agreement.

6.6.                            Due Diligence. In entering into this Agreement, PURCHASER acknowledges that PURCHASER conducted an independent due diligence investigation, review and analysis of the Business. The PURCHASER’s due diligence and review of the Business will not prevent nor reduce the PURCHASER’s right to seek for indemnification, pursuant to Section 9.1. herein.

6.7.                            Financial Capacity. The PURCHASER has the financial capacity whether through its own resources or through committed credit facilities from reputable financial institutions to fulfill all of its obligations under this Agreement.  The fulfillment of all obligations assumed by the PURCHASER in this Agreement is not subject to any financing condition.

6.8.                            Expenses. The PURCHASER shall bear all the expenses, including any commission or fee, to be paid to any brokers, finders or advisors engaged by the PURCHASER in connection with this Agreement.

7.                                      SELLERS’ REPRESENTATIONS AND WARRANTIES

The SELLER represents and warrants to PURCHASER that each of the following representations and warranties is, as of the date hereof, and will be, on the Closing

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Date, unless a specific date is otherwise stated, true and correct and in full force and effect:

7.1.                            Organization and Powers. SELLER and Piracicaba are and on the Closing Date will be legal entities duly organized and validly existing and in good standing under the laws of the Federative Republic of Brazil.  Prior to the Corporate Reorganization, Piracicaba was not operational, performed no commercial and industrial activities, had no liabilities and had no employees or third parties working or providing services for it. On the Closing Date, Piracicaba will have all corporate powers and authority required to own, lease and operate its properties and the Business and to carry on the Business in the Ordinary Course.  The capital of Piracicaba is R$ 409,742,437.00, divided into 409,742,437 quotas, with the par value of R$1,00 (one Real) each.  As a result of the Corporate Reorganization, at the Closing, the capital of Piracicaba will have been increased by the net worth at book value of the Business and the Business will be owned by Piracicaba, free and clear of any Liens.

7.2.                            Authorization, Binding Effect. The execution, delivery and performance by the SELLER of this Agreement, the Ancillary Agreements and the consummation of the Transaction contemplated hereby are within the powers of the SELLER.  The SELLER is duly authorized by all necessary corporate action to enter into the Transaction and the Corporate Reorganization contemplated hereby on the part of the SELLER.  This Agreement constitutes, and when executed, each of the Ancillary Agreements will constitute, a valid and binding agreement upon the SELLER and is enforceable against the SELLER in accordance with its terms.

7.3.                            Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the SELLER and the consummation of the Corporate Reorganization and the Transaction contemplated herein do not and will not (i) violate the organizational documents or bylaws of the SELLER or of Piracicaba, (ii) assuming any filing required by the antitrust authorities are properly made, violate any applicable Law; (iii) except as set forth in Schedule 7.3., violate or conflict with any contract, agreement or obligation entered into by the SELLER or by Piracicaba on or prior to the date hereof or require any consent under, or give to others any rights of termination, acceleration or cancellation of, any agreement, commitment or other pertinent obligation to which any of the SELLER or Piracicaba may be a party or to which they may be bound; or (iv) result in the creation of any Lien relative to any Asset.

7.4.                            Consents and Approvals. Except as set forth in Schedule 7.4, no consent, approval, authorization, licenses, permits and other actions by, and filings with, any Governmental Authority or any third party will be required with respect to the actions of SELLER in connection with the execution and delivery by SELLER of this Agreement or the Ancillary Agreements or in order for SELLER to consummate the Transaction contemplated hereby.

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7.5.                             Litigation. Except as set forth in Schedule 7.5, there is no Litigation pending against, or to the Best Knowledge of the SELLER, anticipated or threatened against or affecting, the Business, the Assets, the Transferred Intellectual Property, the Assumed Contracts and/or Piracicaba before any Governmental Authority, or which in any manner challenges or seeks to prevent, alter, materially delay or adversely affect the Transaction contemplated by this Agreement.

7.6.                            Compliance with Laws and Court Orders; No defaults. The SELLER and Piracicaba: (i) are not in violation of, or have violated, any applicable Law relating to the Business; (ii) are not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under the terms of any Permit, rights or obligations of the Business which may adversely impact the Business; (iii) have not received any written notice or communication alleging any noncompliance with any Laws that has not been cured; or (iv) are not subject to any unpaid fine, obligation to pay damages or any continuing sanction for any such noncompliance, whether actual or contingent and whether or not covered by insurance.

7.7.                            Permits and Licenses. As described in Schedule 7.7(a), the SELLER holds all required permits, licenses, approvals, registrations and authorizations from all Governmental Authorities which are necessary to conduct the Business in a manner consistent with SELLER’s past practices (“Permits”).  All such Permits are in full force and effect.  All such Permits are owned or validly held by SELLERand, as of the Closing, except as set forth in Schedule 7.7(b), shall be validly assigned and transferred to Piracicaba.  Such Permits will not be adversely affected by the transfer of Piracicaba to PURCHASER.

7.8.                            Taxes.

7.8.1.                  All Tax Returns and other ancillary tax and social security obligations of Piracicaba and those of SELLER and its Affiliates required to be filed/performed, in regards to the Business, on and prior to the Closing Date have been (or will be) timely filed/performed by the Closing Date and were (or will be) true, complete and correct in all respects.  All Taxes of Piracicaba, SELLER and their Affiliates, in regards to the Business, due and payable prior to or on the Closing Date (whether or not shown on any Tax Return) have been or will be duly and fully paid by Piracicaba and SELLER prior to the Closing Date.

7.8.2.                  Except as set forth in Schedule 7.8.2, there is no action, audit, proceeding, or investigation for the assessment of Taxes related directly or indirectly to SELLER, in regards to the Business, or to Piracicaba or to the Business that is pending or that have been informed in writing that will be initiated by any Governmental Authorities against SELLER, in regards to the Business, or against Piracicaba or any of their Affiliates and none of SELLER, Piracicaba nor any of their Affiliates, in regards to the Business, have

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received from any Governmental Authority any notice indicating any intent to open an audit or investigation or any request for information.  No Tax, fine or penalty imposed by any Governmental Authority for delinquent or untimely payment of Taxes owed by Piracicaba, SELLER, in regards to the Business, or any Affiliates or resulting from any non-fulfillment or non-payment or untimely fulfillment for payment of Taxes or any ancillary Tax obligations, or resulting from any audit or any inspection by any Governmental Authority is unpaid or is in dispute and no issue raised in writing by any Governmental Authority in any completed audit or investigation can reasonably be expected to be raised in a later Tax period.

7.8.3.                  There are no Liens for Taxes upon any Assets or properties of Piracicaba or the Quotas, including any Liens arising as a result of the Corporate Reorganization or the Transaction.

7.8.4.                  Each of the SELLER, in regards to the Business, and Piracicaba have timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, Affiliate or third party.

7.8.5.                  Neither SELLER nor Piracicaba is a party to or bound by any Tax allocation, sharing or indemnity agreement and, as of the Corporate Reorganization, neither SELLER nor Piracicaba has filed any Tax Returns as a member of any combined, affiliated, unitary or consolidated group of companies in any jurisdiction and Piracicaba does not have and will not have any Liability for the Taxes of SELLER, in regards to the Business, or any of its Affiliates under any applicable Law, as a transferee or successor, by contract or otherwise.

7.8.6.                  Schedule 7.8.6 accurately sets forth the following information with respect to Piracicaba as of August 31st 2011: (i) the Tax basis of Piracicaba in each of its assets and properties (including any intangible assets); (ii) the amount of any net operating loss, net capital loss, unused Tax credits and foreign tax credits of Piracicaba and any limitations thereon; and (iii) the amount of any deferred gain or loss of Piracicaba arising out of any prior intercompany transaction (including the Corporate Reorganization).

7.8.7.                  None of SELLER (in regards to the Business), Piracicaba or any of their Affiliates has been, or will be, required to include in gross income any item of income or gain for any tax period or otherwise be liable for any Tax in connection with, relating to or arising as a result of, the formation of Piracicaba, the Corporate Reorganization, the transfer of the Business to Piracicaba or any transaction or document relating thereto.

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7.9.                            Properties Title. SELLER has, and Piracicaba will have as of the Closing, good and marketable legal title in and ownership of all the Assets (other than Real Estate Property), without any limitation on transferability and free and clear of any Liens. All Assets are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose they are used.

7.10.                     Real Estate Matters

7.10.1.           Except as set forth in Schedule 7.10.1., SELLER has, and Piracicaba will have at Closing, legitimate, peaceable and uncontested possession of the Real Estate Property, free and clear of any Liens, without any restriction to (i) assignment of possession rights, and (ii) any judicial claim affecting the Real Estate Property (including but not limited to ownership).The SELLER is, and Piracicaba will be at Closing, in peaceful and undisturbed possession of the space and/or estate of the Real Estate Properties and the SELLER has, and Piracicaba will have at Closing, good and valid rights of ingress and egress to and from all the Real Estate Property from and to the public street systems for all usual street, road and utility purposes. Neither the SELLER nor Piracicaba has received any notice of any appropriation, condemnation or like proceeding or of any violation of any applicable zoning Law relating to or affecting the Real Estate Property and no such proceeding has been threatened or commenced.

7.10.2.           Except as disclosed in Schedule 7.10.2, SELLER has, and Piracicaba will have at Closing, good marketable title (except to the extent such title is a post-closing obligation provided in Sections 5.3. and 5.3.1.) over all the Real Estate Property.

7.10.3.             SELLER has, and Piracicaba will have at Closing, complied with any and all obligations and liabilities related to the Real Estate Property, in any case including, but not limited to the payment of any and all Taxes.

7.10.4.             There are no, and at Closing there will not be any restrictions to occupation nor use of the Real Estate Properties according their current purpose.

7.10.5.             No Real Estate Property, nor their use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or any other applicable Law in any material respect.

7.10.6.           No Real Estate Property is located in any border zone area (faixa de fronteira).  No Real Estate Property is (i) located in a federal or state environmental reserve or permanent reservation area, (ii) located in a military safety area, (iii) subject to any drilling or mining rights, (iv) located in an area assigned for Indian occupation, whether as part of an existing reserve or as part of any area yet to be legally recognized as a reserve, (v) located in an area reserve for former slaves communities (quilombolas), whether already recognized or under analysis at the INCRA, and/or (vi) subject to expropriation. There will be no adverse impact to this

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condition due to the transfer of the Real Estate Property to PURCHASER.

7.10.7.           Except as set forth in Schedule 7.5., no Litigation is pending or, to the SELLER’s Knowledge, is threatened, which would affect the use of the Real Estate Property.

7.10.8.           The Real Estate Property is clear of any Liens.

7.10.9.           Except as described in Schedule 7.4, no other consent, permission, authorization from any third party (including any Governmental Authorities), nor any right of first refusal/preference is required for transfer of the Real Estate Property to Piracicaba, as the case may be, and to PURCHASER as a result of the conclusion of the Transaction contemplated herein.  At Closing, Piracicaba will have obtained any and all consents, permissions, authorizations and waivers, as applicable, to the conclusion of the Transaction contemplated herein (except if it is a post-closing obligation provided in Sections 5.3. and 5.3.1.).

7.10.10. There is no pending or, to the SELLER’s Knowledge, threatened Litigation, in relation to SELLER’s or Piracicaba’s compliance with the obligation to register any legal reserve for the Real Estate Property before the appropriate Real Estate Registry Office.  The Real Estate Property complies in all material respects with the Environmental Laws and obligations for the carrying out of the Business.

7.10.11. Except as set forth in Schedule 7.10.11, at Closing, the Real Estate Property will not be subject to any rights of way, building or use restrictions, licenses for use or zoning ordinances that limit or interfere with PURCHASER’s use of such real property in the manner in which it has been used by SELLER and Piracicaba.  The water, electric, gas, sewer utility services and all other public utilities currently available for the Real Estate Properties will be adequate for the present use of such property in the conduct of the Business.  Neither SELLER or Piracicaba have received any notice that any Governmental Authority having the power of expropriation, interdiction, or declaring as belonging to historical heritage or a similar power with respect to all or any part of the Real Estate Properties.  No notice from any Governmental Authority has been received by SELLER or Piracicaba requiring or calling attention to the need of any work, repair, construction, alteration or installation on or in connection therewith which has not been complied with in full prior to the date of this Agreement.

7.10.12. Neither SELLER nor Piracicaba has received (i) any written notice from any Governmental Authority having jurisdiction over all or any portion of the Real Estate Property regarding any Material Adverse Change in the specific application to such real property of any applicable Laws, which will, in the future, cause a change in the permitted use of all or any portion of such Real Estate Property or the Business conducted thereon, or (ii) any notice, written or oral, from adjacent landowners regarding unrecorded easements and/or agreements or

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encroachments in respect of all or any portion of such real property that would materially adversely affect the Real Estate Property and the use thereof by SELLER or Piracicaba as presently used.

7.10.13. There is no action, proceeding, or investigation for the assessment or collection of Taxes that is pending, or to the SELLER’s Knowledge, anticipated or threatened regarding to the Real Estate Properties.

7.10.14. No Real Estate Property is located in any seafront property (terreno de marinha), or is considered a fee farm property (foreiro), or is subject to enrollment with the Federal Heritage Service (Secretaria de Patrimônio da União — SPU).

7.10.15. Except as described in Schedule 7.10.15., all Real Estate Properties are held exclusively by SELLER and on Closing will be by Piracicaba, except to the extent it is related to a post-closing obligation provided in Sections 5.3. and 5.3.1.

7.10.16. The Real Estate Properties are duly enrolled with the Municipal, State and Federal authorities needed for its occupation by SELLER and the deeds, agreements and certificates that attest the title or the possession of the owned Real Estate Properties and the agreements related to the occupied Real Estate Properties are in proper order, duly updated and complete, except as set forth in Schedule 7.10.16.

7.10.17. Except as described in Schedule 7.10.17., the Real Estate Properties, as well as all buildings, improvements and constructions currently located therein are duly registered and regularized before all relevant authorities, including, but not limited to, the competent Real Estate Registry.

7.10.18. All operations of Piracicaba are conducted entirely on the Real Estate Properties.

7.11.                     Liens; Liabilities.  As of the Closing, Piracicaba:

(a)                               shall have no Liabilities other than the Assumed Liabilities;

(b)                               shall own no assets other than the Assets and other assets acquired by SELLER or by Piracicaba related to the Business in the Ordinary Course, all of which shall be (i) free and clear of any Liens, (ii) in good condition, fair wear and tear excepted, and have been regularly serviced and maintained, (iii) in strict compliance of any existing applicable zoning Law, restrictive covenant or any provision of Law, and (iv) sufficient for the conduct of the Business in the Ordinary Course; and

(c)                                shall have no employees except for the Piracicaba Employees.

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7.12.                     Ownership. Immediately prior to the Closing, SELLER shall be the lawful and beneficial owner of the Quotas, which shall represent all quotas of the capital of Piracicaba, free and clear of any Liens. On the Closing Date, there will be no existing options, warrants, calls, rights, convertible or exchangeable securities or other commitments and agreements of any character requiring, and there will be no securities of Piracicaba outstanding, which upon conversion or exchange would require the issuance, sale or transfer of any additional quotas of capital stock or other equity securities of Piracicaba or other securities convertible into, exchangeable for, or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Piracicaba other than to PURCHASER as contemplated by this Agreement and there are no voting trusts or other similar agreements to which the SELLER is a party with respect to the voting of the capital stock of Piracicaba. The SELLER is, and Piracicaba will be at Closing, the lawful owner and holder of the peaceable and uncontested possession of all of the Assets and own or possess and will own or possess all of the Assets necessary to conduct the Business.

7.13.                     Piracicaba Employees. Schedule 7.13 sets forth a complete and accurate list of all of the employees of SELLER transferred to Piracicaba and involved with the Business (“Piracicaba Employees”), with their respective enrollment numbers, hiring dates, compensation (including without limitation, salary, benefits in kind and bonus), current positions and date in such position and information regarding job stability (such as members of CIPA - Internal Committee for Accident Prevention, union officers and pregnancy stability). Prior to the Corporate Reorganization, Piracicaba had no employees working for it at any time since its formation.

7.13.1.           The Piracicaba Employees have been registered as required by labor and social security Law, and the SELLER has complied with applicable labor, social security and health and safety Laws in regards to the Piracicaba Employees.  The salaries and other amounts payable to the Piracicaba Employees under applicable Law have been regularly paid.

7.13.2.           SELLER (except as set forth in Schedule 7.13.2), and Piracicaba are not a party to or bound by or subject to any collective bargaining agreement or agreement of any kind with any union or labor organization relating to the Business.

7.13.3.           SELLER (except as set forth in Schedule 7.13.3.) and Piracicaba are not a party to any labor Litigation or dispute in regards to the Business and Piracicaba Employees.  No strikes, slowdowns, work stoppages or interruption of work have occurred in the Business in the last 2 (two) years and to the SELLER’s or Piracicaba’s Best Knowledge there are no threats thereof; and there are no illegal labor practice complaints or other material labor Litigation pending against Piracicaba in regards to the Business and/or Piracicaba Employees. There is no arbitration or claim pending or, to the SELLER’s Knowledge, threatened by or before a labor court

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in Brazil or other labor controversy involving the Business or Piracicaba. Piracicaba is and will be and the SELLER is and will be until Closing in connection with the Business, in compliance with all applicable Laws relating to the Unemployment Compensation Fund (Fundo de Garantia por Tempo de Serviço) (“FGTS”) and to the National Social Security Institute (Instituto Nacional de Seguridade Social) (“INSS”), and has and will have adequately funded and/or contributed to the FGTS and INSS of all its present and former employees, and there are no Liabilities and there will be no Liabilities with respect to FGTS, INSS or any other social security Laws regarding administrators or employees of Piracicaba. The SELLER does not owe, and Piracicaba will not owe at Closing, any remuneration (including deferred remuneration, if any) that has not been paid to the Piracicaba Employees. None of the SELLER’s directors or officers that will be transferred to Piracicaba or Piracicaba’s Employees is entitled to any severance or other payment related to the Transaction contemplated herein.

7.14.                     Benefit Plans. Schedule 7.14(a) contains a list of all benefit plans offered to the Piracicaba Employees, including without limitation, profit sharing plans.  There is not any stock option plan in place.  All the obligations with respect to the benefit plans granted to the Piracicaba Employees have been and will be accrued and timely paid until the Closing Date, and the SELLER is not in default on any obligations in relation to the Piracicaba Employees.  All benefits are being administered, in all material aspects, in accordance with their respective terms, and also comply, in all material aspects, with the provisions of applicable Law, as well as with Brazilian GAAP.  As a result of the Transaction, PURCHASER will not assume any obligations of the SELLER in regards to the medical assistance granted by the Sindicato da Indústria do Papel, Celulose e Pasta de Madeira para Papel, no Estado de São Paulo and the Sindicato dos Trabalhadores nas Indústrias do Papel, Celulose, Pastas de Madeira para Papel, Papelão e Cortiça de Limeira (having as intervening party the Serviço da Indústria do papel, Papelão e Cortiça do Estado de São Paulo — SEPACO), but PURCHASER will assume obligations of the SELLER in regards to the medical assistance granted by Unimed, ensuring medical assistance on a permanent basis to certain Piracicaba employees specified in Schedule 7.14.(b), and their spouses for life and their dependants until they come of age.

7.15.                     Piracicaba Pro Forma Financial Statements.

True and complete copies of (i) the balance sheet of the Business as of December 31, 2010 and the related statements of income, and cash flows for the fiscal year ended December 31, 2010; (ii) the quarterly balance sheets of the Business as of September 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011 and mid-quarter balance sheet of the Business as of August 31, 2011; (iii) the Piracicaba Pro Forma Balance Sheet (Items (i)-(iii) collectively, the “Piracicaba Pro Forma Financial Statements”) have been delivered by the SELLER to the PURCHASER and are attached hereto as Schedule 7.15. The Piracicaba Pro Forma Financial Statements and the SELLER’s financial statements that will be used as a basis to produce the

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Piracicaba Pro Forma Balance Sheet: (a) are and will be on the Closing Date complete, accurate and correct in all material respects, (b) are and will be on the Closing Date in accordance with the books and records of SELLER in regards to the Business, (c) have been prepared in accordance with Brazilian GAAP consistently applied on a basis consistent with past practices, (d) present truly and fairly the financial condition of the Business as of the dates indicated therein, and correctly reflect the results of operations and cash flows of the Business for the periods then ended, and (e) will not substantially change until Closing in a way that may cause any Material Adverse Change to the Business. Piracicaba and the SELLER do not have and have not entered into any off-balance sheet transactions with any Person.

7.16.                     Books and Records. At the Closing, the corporate, accounting and fiscal books and records of Piracicaba (“Books and Records”) will be complete and accurate in all relevant aspects and will reflect all items of income and expense and all Assets and Liabilities required to be reflected therein.

7.17.                     Insurance. The Business is adequately insured, in amounts and types of coverages, in accordance with prudent commercial practices.  All such insurance policies are currently in full force and effect and will continue to be in force or renewed through the Closing Date.  SELLER or Piracicaba has not failed to give timely notice or present any material claim under any insurance policy.  All premiums due and payable under the Business policies have been paid, and no notice of cancellation or termination has been received with respect to any such policies.  On the Closing Date, Piracicaba shall hold the applicable insurance policies as may be required for the Business to remain covered following the Corporate Reorganization.  The costs of such insurances related to the Business shall be borne by PURCHASER as of the Closing.

7.18.                     Environmental Matters.

7.18.1.           Except as set forth in Schedule 7.18.1., the Business is and has been in compliance with all Environmental Laws (including any obligation to remediate any Environmental condition whether caused by the Business or a third person) in effect as of the date hereof and as of the Closing Date will be in compliance with all Environmental Laws in effect, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation under any Environmental Law.

7.18.2.           SELLER and Piracicaba, excepted as provided in Schedule 7.7 (b), are, and on the Closing Date will be, in possession of or covered by all permits, licenses, approvals, consents or other authorizations required by or pursuant to any applicable Environmental Law (each, an “Environmental Permit”) required for the conduct or operation of the Business (or any part thereof), as they are currently conducted, and are in full compliance with all of the requirements and limitations included in such Environmental Permits; all such Environmental Permits are in full

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force and effect. All such Environmental Permits are owned or validly held by SELLER are listed in Schedule 7.7(a) and, as of the Closing, excepted as provided in Schedule 7.7 (b), shall be transferred to Piracicaba.

7.18.3.           Neither SELLER or Piracicaba has used, discharged, disposed of, dumped, deposited, spilled, leaked, emitted, released, buried or stored and neither SELLER or Piracicaba will use, discharge, dispose of, dump, deposit, spill, leak, emit, bury or store until the Closing Date, any Hazardous Substance in the atmosphere, water or land, or in any other way in, on, or at any of the properties or facilities of SELLER or Piracicaba or adjacent properties or otherwise except in accordance with all applicable Environmental Laws and Environmental Permits and consistent with past practices.

7.18.4.           The Real Estate Properties do not contain any Hazardous Substance that would constitute a violation of or give rise to any Lien or clean-up obligation under any Environmental Law.

7.18.5.           Neither the SELLER or Piracicaba has received any written notice from any Governmental Authority or citizen notice or from any other Person stating that any aspect of the Business is in violation of any Environmental Law or Environmental Permit, or that it is responsible for investigation, cleanup, treatment, personal injury, property damage or remediation relating to any substance released or disposed at any location (including, without limitation, any Liability for off-site disposal or contamination).

7.18.6.           Neither SELLER or Piracicaba is the subject of any Litigation or investigation with respect to alleged violations of any Environmental Law; to the SELLER’s Best Knowledge there are no circumstances involving SELLER or Piracicaba that could result in any Liability pursuant to any Environmental Law relating to the Business or any restrictions on the ownership, use or transfer of the Business.

7.18.7.           SELLER and Piracicaba have timely filed all reports and notifications required to be filed with respect to the Business and all of its properties and facilities and has generated and maintained all required records and data under all applicable Environmental Laws.

7.18.8              The SELLER or Piracicaba has provided to PURCHASER a copy of each assessment, report, data, result of investigations or audit, and other information that is in the possession of or reasonably available to SELLER or Piracicaba regarding Environmental matters pertaining to or the environmental condition of the Assets or the Real Estate Properties, or the compliance (or noncompliance) by the SELLER or Piracicaba with any Environmental Laws.

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7.19.                     Conduct of Business. Since June 30, 2011:

(a) SELLER has carried on the Business or Piracicaba, as the case may be, in the Ordinary Course and has not conducted or caused to conduct any act that may adversely affect the Business’ or Piracicaba’s capability, as the case may be, to perform its activities consistently with the Business past practices;

(b) the total compensation of the Piracicaba Employees has not been increased by the SELLER; and

(c) the existing agreements with suppliers have not suffered any change in connection with their terms and payment conditions.

7.20.                     Inventory. All Inventory of the Business set forth in the Piracicaba Pro Forma Balance Sheet is of a quality, quantity and condition useable or saleable in the Ordinary Course of the Business and consistent with past custom and practice and is free of any relevant defect, damages, shrinkage, deteriorations, obsolescence and slow moving (according to SELLER’s past practices), which would result in any significant write-down in Inventory.  None of such Inventory is obsolete and no write-down of such Inventory has been made or should have been made in accordance with Brazilian GAAP in the period since the date of the Piracicaba Pro Forma Balance Sheet.  All of such Inventory is located at the corresponding facilities of the Business.

7.21.                     Expenses.  No consideration was promised or warranted by SELLER or Piracicaba as commissions or brokerage fees, compensation and other amounts payable in any way to any third parties that have provided services in respect of the Transaction contemplated hereby.

7.22.                      Contracts and Commitments. Schedule 7.22(a) contains a true and complete list which identifies all material written and oral contracts, agreements, leases, rural leases, free leases, partnership agreements, guarantees or commitments, relating to or necessary for the Business as it is presently conducted (“Assumed Contracts”) to which SELLER or Piracicaba are a party.  Such Assumed Contracts constitute all contracts which are required for the conduct of the Business in the Ordinary Course.  All such Assumed Contracts have been entered into or executed in the Ordinary Course of Business and are valid, binding and in full force and effect and are enforceable by SELLER and, upon assignment of the Assumed Contracts by Piracicaba, in accordance with their terms, and, subject to the relevant third parties’ consent, when required, shall continue in full force and effect upon consummation of the Transaction contemplated herein.  SELLER and Piracicaba have performed all material obligations required to be performed by each of them to date under the Assumed Contracts, and is not in breach or default in any material respect thereof and, to the Best Knowledge of SELLER or Piracicaba, no other party to the Assumed Contracts is in breach or default in any material respect thereof.  The assignment and transfer of the Assumed Contracts to Piracicaba shall not create any breach or default under the Assumed Contracts, provided that the relevant third

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party, when required, consents to the assignment and executes the corresponding assignment agreement.  Schedule 7.22(b) lists all Assumed Contracts which require consents from third parties for their assignment and transfer to Piracicaba.  None of the Assumed Contracts contain change of control provisions.

7.23                        Certain Business Practices.  None of the SELLER, Piracicaba or the Business or any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the United States or any other country, which is in any manner illegal under any Law of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the SELLER or Piracicaba or any officer, director, partner, employee or agent of any such customer or supplier for an unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Business.

7.24.                     Accounts Receivables. Schedule 7.24. contains an aged list of the Accounts Receivables as of the date of the Piracicaba Pro Forma Balance Sheet, showing separately those Accounts Receivables that as of such date had been outstanding for (a) 29 days or less, (b) 30 to 59 days, (c) 60 to 89 days, (d) 90 to 119 days and (e) more than 119 days.  Except to the extent, if any, reserved for on the Piracicaba Pro Forma Balance Sheet, all Accounts Receivables reflected on the Piracicaba Pro Forma Balance Sheet arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to Persons not affiliated with the SELLER or Piracicaba and in the Ordinary Course of Business consistent with past practice and, except as reserved against on the Piracicaba Pro Forma Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Business not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business consistent with past practice.  All Accounts Receivables reflected on the Piracicaba Pro Forma Balance Sheet or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Piracicaba Pro Forma Balance Sheet) are or will be good and have been collected or are collectible and will be collected by PURCHASER, without resort to litigation or extraordinary collection activity, within 90 days after their respective maturity date.

7.25.                     Customers.  The SELLER has not received any written notice from and has not entered into any negotiations with any significant customer of the Business to cease the use of the products, equipment, goods or services of the Business, or to substantially reduce the use of such products, equipment, goods or services.

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7.26.                     Suppliers.  The SELLER has not received any written notice from and has not entered into any negotiations with any  such supplier of the Business to cease the sale of raw materials, supplies, merchandise and other goods to the Business.

7.27                         Transferred Intellectual Property. The list and description of all of the Intellectual Property related to the Business have been registered with a competent patent and trademark office, and the mentioned list and description are correct and each one of the registrations is held by the SELLER and will be held by Piracicaba. Neither SELLER or Piracicaba has granted any intellectual property rights to any third parties relative to any use related to the Business and the SELLER and Piracicaba do not require a license or other authority from a third party to use the Transferred Intellectual Property in order to conduct the Business, except for customary licenses to use software from the SELLER thereof. There is no action pending or, to the SELLER’s best Knowledge, threatened against the SELLER or Piracicaba alleging that they are infringing or misappropriating the intellectual property of any third party. No other Person materially infringes or, misappropriates or otherwise conflicts with the Transferred Intellectual Property owned or used by the SELLER or Piracicaba in the operation of the Business.

7.28.                     Full Disclosure.

(a)         The SELLER is not aware of any facts pertaining to the Business, the Assets, the Transferred Intellectual Property or the Assumed Contracts which could reasonably be expected to have a Material Adverse Change and which have not been disclosed in this Agreement, its Schedules, Exhibits or the Pro Forma Balance Sheet.

(b)         No representation or warranty of the SELLER in this Agreement, nor any statement or certificate furnished or to be furnished to the PURCHASER pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

8.                                      CONDITIONS TO CLOSING

8.1.                            The obligation of the PURCHASER to carry out its respective actions at Closing is subject to the fulfillment of the following conditions (unless waived in writing by the PURCHASER, to the extent possible):

(a)                             All representations and warranties made by SELLER, pursuant to this Agreement, shall be true and correct when made and as of the Closing as if made at the Closing (except for representations and warranties that are made as of a specific date, which shall be true and

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correct as of that date).

(b)                             All SELLER’s covenants contained in this Agreement will be in full compliance on or before the Closing.

(c)                              No preliminary or permanent injunction, or Law shall have been proposed, enacted, issued, promulgated, enforced or entered by any Governmental Authority which is in effect and has the effect of  or is proposed to have the effect of making the Transaction contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of the Transaction.

(d)                             Piracicaba shall be the legal owner of the Business together with all related contracts (including labor contracts), titles (except to the extent such title is a post-closing obligation provided in Sections 5.3. and 5.3.1.), material licenses, material permits, and material approvals (including but not limited to, special registry provided by Law No. 11,945/09 which grants tax immunity to paper manufacturers in connection with the commercialization of paper within the manufacturing process of books, newspaper and periodicals and enrollment of the related import/export declaration with the SISCOMEX) which shall be legal, valid and in full force and effect as required for the regular and uninterrupted operation of the Business under the standards currently and historically operated by SELLER.

(e)                              Piracicaba shall have its SAP System in place, live and fully operative and performs with the same standards as operated by SELLER in connection with the Business and Piracicaba.

(f)                               All Piracicaba’s Assets shall be free and clear from all Liens and obligations to any of SELLER’s shareholders, former shareholders, employees, former employees, third-party contractors or financial institutions, municipality or governmental entity, including tax authorities, except for the Assumed Liabilities.

(g)                              None of the events under Section 5.1. or 5.2. shall have occurred, and the Assets must all be substantially in the same condition as on June 30th, 2011, regular wear and tear excepted.

(h)                             No event or events shall have occurred, which, individually or in the aggregate, have, or could have, a Material Adverse Change with respect to the Business.

(i)                                 As of the Closing, Piracicaba will have a level of Working Capital sufficient to support the Business, including Inventory and Accounts Receivables consistent with historic levels.

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(j)                                The Transaction will not result in early termination or acceleration of any contracts, rights and obligations between SELLER, on the one side, and any third parties, on the other side, that would adversely affect the Piracicaba’s Business.

(k)                             The execution of the Transition Services Agreement between Piracicaba and SELLER, in the same form described in Schedule 12.1.

(l)                                     PURCHASER has been provided with SELLER’s request to INCRA for the cancellation of the rural area status of Real Estate Properties, along with all applicable documents.

(m)                         No action, suit or proceeding related, directly or indirectly, to PURCHASER or SELLER shall be underway which would be capable of affecting the consummation of the Transaction.

(n)                             The key Piracicaba Employees, described in Schedule 5.1.(a) (vii), shall be employed by Piracicaba, except in case they have been terminated by SELLER for just cause (justa causa) or if they voluntarily terminated their relationship with Piracicaba.

(o)                             The PURCHASER and the SELLER shall have received all material authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates necessary or desirable for the consummation of the Transaction contemplated by this Agreement and the Ancillary Agreements, including all third party consents required under any material contracts.

8.2.                             The obligation of the SELLER to carry out its respective actions at Closing is subject to the fulfillment of the following conditions (unless waived in writing by the SELLER, to the extent possible):

(a)                             All representations and warranties made by PURCHASER, pursuant to this Agreement shall be true and correct in all material respects when made and as of the Closing as if made at the Closing (except for representations and warranties that are made as of a specific date, which shall be true and correct as of that date).

(b)                             The covenants contained in this Agreement to be complied with by the PURCHASER on or before the Closing shall have been complied with in all material respects.

(c)                              No preliminary or permanent injunction, or Law shall be enacted,

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issued, promulgated, enforced or entered by any Governmental Authority which is in effect and has the effect of making the Transaction contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of the Transaction.

8.3.                             If the SELLER or the PURCHASER becomes aware of any event, fact, circumstance or matter that prevents or might prevent a condition contained in Sections 8.1. and 8.2. from being fulfilled, it shall immediately notify the other Party.

8.4.                             A waiver in whole or in part by either Party of compliance with any condition set out in Sections 8.1. and 8.2., whether for breach of the representations and warranties or otherwise, shall not prejudice any other right or remedy available to them.

8.5.                             If either Party terminates this Agreement pursuant to Sections 10.1. and 10.2.:

(a)                             all further rights and obligations of the PURCHASER and the SELLER under this Agreement shall cease immediately upon such termination, save for Sections 13.2.,16 and 17.1 which shall remain in full force and effect;

(b)                             unless the Parties agree otherwise, all actions already taken pursuant to this Agreement to achieve Closing shall be deemed not to have been taken and shall remain without effect or, as appropriate, shall be returned to the original situation, and the Parties shall provide their full cooperation in connection therewith; and

(c)                              all documents and records belonging to SELLER or Piracicaba and furnished to the PURCHASER or its advisers in anticipation of the Closing shall be returned to the relevant Person.

9.                                      INDEMNIFICATION

9.1.                            Indemnification by SELLER.  SELLER agrees to defend, indemnify, reimburse and hold the PURCHASER, Piracicaba and their Representatives (“PURCHASER’s Indemnified Parties”) harmless from any and all liability, loss, damage, claims, awards, demands, judgments, settlement, fines, penalties, obligations to third parties, pecuniary losses or losses convertible in pecuniary losses, expenditures, charges, costs and expenses (including interest, monetary correction, reasonable fees and expenses of attorneys) (“Losses”) incurred or suffered by any of the PURCHASER’s Indemnified Parties, or to which the PURCHASER’s Indemnified Parties could otherwise be subject, in connection with, relating to or as a result of:

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(i)                                     any breach of or inaccuracy in any representations and warranties given by SELLER or Piracicaba in Section 7 hereof (it being understood that for purposes of Section 9., such representations or warranties shall be interpreted without giving effect to any limitations or qualifications as to materiality or “Material Adverse Change” set forth therein); and/or

(ii)                                  any breach by SELLER of any covenant or agreement contained in this Agreement; and/or

(iii)                               any breach by SELLER of any obligation contained in Section 5.3. hereof; and/or;

(iv)                              any and all Taxes of the SELLER, Piracicaba and each of their Affiliates with respect to any Pre-Closing Tax Period,

(v)                                 any and all Liabilities for Taxes of SELLER, Piracicaba or any other Person which is or has ever been affiliated with SELLER or Piracicaba or with whom the SELLER otherwise joins, has ever joined, or is or has ever been required to join, in filing any consolidated, combined or unitary Tax Return prior to the Closing Date, or imposed on Piracicaba as a transferee, successor, by contract or pursuant to Law, which Taxes relate to an event or transaction occurring on or before the Closing Date,

(vi)                              any and all Liabilities for Taxes of the SELLER, Piracicaba or any Affiliate thereof in connection with, relating to, or arising (directly or indirectly) as a result of the formation of Piracicaba, the Corporate Reorganization, the transfer of the Business to Piracicaba or the sale of the Quotas or the other transactions contemplated hereby,

(vii)                           any and all Liabilities (except for the Assumed Liabilities with respect to events occurring after the Closing Date) related to the Business the cause of which occurred on or prior to the Closing Date, whether disclosed or not, contingent or actual, of any kind.

9.1.1.                  For the avoidance of doubt, SELLER is fully responsible and shall fully comply with its obligation to indemnify PURCHASER for any and all Losses, which cause started on or prior to the Closing Date, regardless of the moment when the effects of the Losses take place and for all Liabilities no matter when they occurred if such Liabilities are not Assumed Liabilities, subject to the terms and conditions provided in this Section 9.

9.2.                            Indemnification by PURCHASER.  PURCHASER agrees to defend, indemnify, reimburse and hold SELLER and its Representatives (the “SELLER’s

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Indemnified Parties”) harmless from any and all Losses incurred or suffered by any of the SELLER’s Indemnified Parties in connection with, relating to or as a result of:

(a)                                 any breach of or inaccuracy in any representations and warranties given by PURCHASER in Section 6 hereof; and/or

(b)                                 any breach by PURCHASER of its covenants or agreements contained in this Agreement; and/or

(c)                                   any and all Liabilities related to the Business the cause of which occurred after the Closing Date.

9.3.                            Survival of Indemnification Obligations. The right to claim for any indemnification due under this Agreement shall remain in full force and effect for the following terms:

(a)                                 with respect to any and all Losses resulting from Tax and social security related undisclosed Liabilities, for a maximum period of six (6) years as of the Closing Date;

(b)                                 with respect to any and all Losses resulting from labor related undisclosed Liabilities, for a maximum period of five (5) years as of the Closing Date;

(c)                                  with respect to any and all Losses resulting from environmental related undisclosed Liabilities, for a maximum period of twenty (20) years as of the Closing Date, provided the Liability is discovered in the normal course of business or in the course of a plant expansion; and

(d)                                 for all other cases, the applicable statute of limitation for any and all Losses resulting from Liabilities disclosed under this Agreement or in any Schedule hereto, and if there is no established statute of limitation, there will be no limitation term.

9.3.1.                  For the avoidance of doubt, the indemnification obligation set forth in this Section 9 shall encompass all Losses that are the subject matter of Claims filed within the time limits established in Section 9.3 above, notwithstanding the fact that the obligation to make payments or disbursements only becomes enforceable after such dates.

9.4.                            Basket. Indemnification limitation. The Parties agree that the Indemnifying Party’s indemnification obligation towards any of the Indemnified Parties for Losses under this Section 9 shall be triggered only if and each time the amount of such Losses exceeds five hundred thousand Reais (R$ 500,000.00), individually or in the aggregate, provided, however, that each time the aggregate amount of Losses reaches such figure, then the Indemnifying Party shall be liable for

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the total amount of Losses, therefore including the aforementioned amount of five hundred thousand Reais (R$ 500,000.00).  Notwithstanding anything to the contrary hereunder, SELLER indemnification obligation for Losses shall be limited to a total amount equal to the Purchase Price. The limitations (for the avoidance of doubt, both the basket and the cap) provided in this Section 9.4. do not apply: (i) if the SELLER has acted fraudulently or in gross negligence; (ii) to a claim for a breach of representations and warranties granted under Section 7.18. (Environmental Matters); and (iii) to any Tax claims, to which Piracicaba may be responsible in connection with any unpaid Taxes by SELLER unrelated to the Business.

9.5.                            Indemnification Procedure for Third Party Claims. In the event that any action, suit, proceeding, demand, assessment or other notice of claim (a “Claim”) is at any time instituted against or made upon any PURCHASER’s Indemnified Party or SELLER’s Indemnified Party, as the case may be (an “Indemnified Party”), for which indemnification or reimbursement may be due from either PURCHASER or SELLER, as the case may be (an “Indemnifying Party”), pursuant to Sections 9.1 and 9.2 above, as the case may be, then:

(a)                                 such Indemnified Party shall, within one third (1/3) of the term legally required for the presentation of the defense to the Claim, notify the Indemnifying Party in writing (if by e-mail with delivery confirmation) about the institution of the Claim, with a description of the Claim and a description of its subject matter in reasonable details;

(b)                                 the Indemnifying Party may either decide to present a defense or counterclaim or pay the amount sought under the Claim;

(c)                                  in the event that the Indemnifying Party elects to defend the Claim, the Indemnifying Party (i) shall inform the Indemnified Party, as the case may be, no later than two thirds (2/3) of the term for presenting defense or in 24 (twenty four) hours in case such term is less than 5 (five) days, in writing and delivered to the Indemnified Party in accordance with the requirements for notice of Section 15 of its election to defend the Claim; (ii) shall select and appoint legal counsel (to whom the Indemnified Party shall grant powers of attorney as may be required for the appropriate defense); (iii) support all costs and expenses in connection with the defense of the Claim and be responsible for the required guarantees and pledges, if any;  (iv) shall keep the Indemnifying Party informed on all of the occurrences and events related to the Claim; and (v) shall not take a defense strategy that may cause any damage or restriction to the Indemnified Party (including, without limitation, obstacle the issuance of debts clearance certificate);

(d)                                 in the event that the Indemnifying Party, within two thirds (2/3) of the

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period available for the presentation of the relevant defense, does not present a defense, counterclaim or pay the amount sought under the Claim or upon a request of the Indemnified Party to this effect or does not fulfill the procedures for notice of the option established in item (c) above (or if, after initially assuming the defense the Indemnifying Party fails to do so in a diligent manner), then the Indemnified Party shall assume the defense of the Claim, at the cost and responsibility of the Indemnifying Party, provided that the Indemnifying Party shall remain responsible for providing the collateral requested in connection with such Claim, if necessary; and the Indemnifying Party shall make available for the Indemnified Party all of the documents and materials that are in possession or under control of the Indemnifying Party that could be necessary for the defense in the Claim.

(e)                              neither the Indemnifying Party nor the Indemnified Party may settle a third party Claim without the prior approval of the other Party, which approval will not be unreasonably withheld nor delayed. Any Loss resulting from such settlement will be immediately indemnified by the Indemnifying Party to the Indemnified Party in the full value of such Loss. However, irrespective of the Party who is directly contesting the third party Claim, the Indemnified Party shall be entitled to settle (or request the Indemnifying Party to do so) any third party Claim that: (i) has resulted in a Lien with respect to an asset (or several assets) worth, individually or in the aggregate involving the same third party Claim, five hundred thousand Reais (R$ 500,000.00) or more, provided that such Lien has not been replaced by the Indemnifying Party within forty five (45) days of its creation or has caused the freezing of any asset of the Indemnified Party or any of its Affiliates, shareholders or managers worth five hundred thousand Reais (R$ 500,000.00) or more, provided that such freeze has not been removed and cancelled by the Indemnifying Party within forty five (45) days of its imposition; (ii) has resulted in an injunction or other similar court order that may materially adversely affect the ongoing business of the Indemnified Party or any of its Affiliates, shareholders or managers, or impose an obligation to omit or perform an action (obrigação de fazer ou obrigação de não fazer) which may cause an economic impact in amount higher than five hundred thousand Reais (R$ 500,000.00), (iii) has generated a material disturbance to the ongoing business of the Indemnified Party or any of its Affiliates, shareholders or managers, or (iv) causes (and is not cured within 24 hrs.) (a) the closing of the pulp and paper mill, (b) an interruption of the activities of the Indemnified Party or (c) a material interruption of the capacity of the Indemnified Party to operate the Business in the Ordinary Course;

(f)                                   in the event the Indemnified Party is ordered, by a final court decision,

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an injunction or any other administrative or judicial order with immediate disruption effect on the Business (for the purposes hereof, the events listed in Section 9.5(e)(i)-(iv) are considered immediate disruption effects), to pay any amount relating to any Claim for which the Indemnifying Party is liable, then the Indemnifying Party shall fund or reimburse such amount to the Indemnified Party within five (5) business days counted as of the receipt, by the Indemnifying Party of written notification with evidence of such fact.

(g)                              If there is a delay in any payment owed by an Indemnifying Party to an Indemnified Party hereunder, then the Party failing to timely pay the indemnification amount will incur a fine equal to five percent (5%) per day of the outstanding amount and arrears interest equivalent to the SELIC rate on the overdue amount, from the first day overdue until the date of effective payment.

9.5.1.                  The failure or delay by an Indemnified Party to notify a Claim to the Indemnifying Party within the period of time set forth in Section 9.5(a) above shall not release the Indemnifying Party from its indemnification obligation under this Section 9, except such failure or delay affects the outcome of the disputed Claim.

9.6                                Indemnification Procedure for Claims Not Involving Third Parties.  In the event that a Party receives a Claim from the other Party for the events subject to indemnification pursuant to Sections 9.1. and 9.2. above, the relevant Indemnifying Party shall inform the Indemnified Party, in writing, within a period of five (5) business days counted from the date of receipt of the relevant Claim notice if the Indemnifying Party’s: (a) agrees to pay the value indicated in the notice, in which case the applicable payment shall be made within five (5) business days after the Indemnifying Party receipt of the respective notice; or (b) reject the Claim as an event subject to indemnification, in which case such rejection notice shall contain in sufficient detail the reasons for the Indemnifying Party to have rejected the indemnification notice.

9.6.1.                   If the Indemnifying Party fails to timely notify the Indemnified Party, then it shall be considered as if the Indemnifying Party agrees to pay the amount claimed in the respective notice, and payment thereof shall be made by the Indemnifying Party to the Indemnified Party, as provided in Section 9.5. above.

9.6.2.                   If the Indemnifying Party rejects an indemnification notice, as provided in Section 9.6(b) above, the Parties shall in good faith promote discussions of the disputed matter trying to reach an agreement, within a period of up to thirty (30) days counted from the receipt of the notice by the Indemnifying Party.  If such an agreement is reached, the Indemnifying Party shall make the respective payment to the Indemnified Party within a period of up to five (5) days counted from the date such agreement is reached. If the Parties fail to reach an agreement, the Indemnified

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Party may, at its sole discretion, take any measures it deems necessary to defend its rights and seek to obtain the relevant indemnification, in accordance with the dispute resolution procedure set forth in Section 17.

9.7.                            All amounts payable by any Indemnifying Party under this Agreement shall be paid without any right of counterclaim or set-off, and without any deduction or withholding on any grounds whatsoever, save only as is required by Law. If any such deduction or withholding is required by Law, the Indemnifying Party shall pay the amount necessary to ensure that the Indemnified Party will, after any such deduction or withholding has been made, receive an amount that is equal to the amount that the Indemnified Party would have received in the absence of such deduction or withholding.

10.                               TERMINATION

10.1.                     If by December 31, 2011 one or more of the conditions set forth in Sections 8.1 and 8.2 (as the case may be) is not fulfilled nor waived, then either Party may terminate this Agreement by written notice, provided, however, that the right to terminate this Agreement under this Section 10.1. shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

10.2.                     This Agreement may also be terminated prior to the Closing:

(a)                                 by the mutual written consent of the Parties;

(b)                                 by either Party in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining or otherwise prohibiting the Transaction contemplated by this Agreement and such order, decree, ruling or other action shall have become final and unappealable; or

(c)                                  by any of the Parties if the other party is in material breach of any representation, warranty, covenant or obligation under this Agreement that has prevented or is reasonably likely to prevent the satisfaction of any condition to the obligations of the Party to consummate the Transaction and is not corrected within a period of 10 (ten) days counted from the date that such breach is identified and informed to the Party that is in breach.

(d)                                 by the Non Affected Party (as provided hereafter) in case of an Extended Force Majeure and/or Acts of God (as provided hereafter), when no penalties will be imposed in the Affected Party (as provided hereafter) pursuant to Section 11 below.

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10.3.                     If this Agreement is terminated as provided in Sections 10.1 or 10.2 hereunder, this Agreement shall immediately become void and there shall be no liability on the part of any Party to this Agreement, except that:

(a)                                 the obligations under Sections 13.2 and 13.3 will survive; and

(b)                                 nothing in this Section 10 shall relieve either Party from liability for any breach, failure to perform or comply with this Agreement which has given the right to the other Party to exercise the right of termination pursuant to Section 10.2 of this Agreement.

10.4.                     At any time prior to the Closing, either Party may:

(a)                                 extend the time for the performance of any of the obligations or other acts of the other Party;

(b)                                 waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or

(c)                                  waive compliance with any of the agreements or conditions contained in this Agreement.

10.5.                     This Agreement may only be terminated prior to Closing and in accordance with Section 10.1 and 10.2 of this Agreement.  After the Closing has taken place, the indemnification rights provided for in Section 9 of this Agreement shall be the sole and ultimate remedy available to the Parties with respect to any breach of the representations and warranties of the Parties in this Agreement, and/or any breach of any covenant or other term in this Agreement.

10.6.                      Specific Performance.  Notwithstanding anything in this Agreement to the contrary, each Party acknowledges that the remedies at law of the other Party for a breach or threatened breach of this Agreement may be inadequate and, in recognition of this fact, any Party, without posting any bond, shall be entitled to obtain, in addition to all other remedies that may be available, equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, subject to the provisions of Articles 461, 632 and 639 of the Brazilian Civil Procedure Code.

11.                               FORCE MAJEURE AND/OR ACTS OF GOD

11.1.                      For purposes of this Agreement, the defined terms “Force Majeure and/or Acts of God” shall, pursuant to Article 393 of the Brazilian Civil Code (Law

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No. 10406 of January 10, 2002) and applicable Law, comprise all and any human or natural event or a combination of human or natural events that neither of the Parties could control, foresee or prevent, and whose occurrence neither of them, or their respective employees, contracted and sub-contracted third parties, acting under their directions, have contributed to, which events prevent a Party subject to the event (the “Affected Party”) or the other Party (the “Unaffected Party”) from partially or completely performing their obligations under this Agreement.

11.2.                      If the Affected Party wishes to claim relief from the performance of its obligations on account of any event of Force Majeure and/or Acts of God then the Affected Party shall serve notice to the Unaffected Party of such event as soon as reasonably practicable after becoming aware of such event, always respecting the maximum term of five (5) days from the date in which the Affected Party became aware of such event to send the respective notice to the Unaffected Party.

11.3.                      Each notice served by an Affected Party to the Unaffected Party shall specify the nature of Force Majeure and/or Acts of God event, estimate term for its duration and impact on the ability of the Affected Party to comply with the obligations hereunder. The Affected Party shall, by reason of any event of Force Majeure and/or Acts of God, use its reasonable efforts to mitigate the effects of such Force Majeure and/or Act of God and to remedy any inability to perform its obligations hereunder due to such events as promptly and reasonably practicable.

11.4.                      During the term of the event of Force Majeure and/or Acts of God, duly proved, the Affected Party shall be released from any liability for the non-performance of its obligations under this Agreement where and to the extent that such non-performance is attributable directly to such event of Force Majeure and/or Acts of God.

11.5.                      Upon the occurrence of an Force Majeure and/or Act of God event that lasts three (3) months (the “Extended Force Majeure and/or Act of God”), the Affected Party shall use its reasonable efforts to mitigate the effects of such extended Force Majeure and/or Acts of God and to remedy any inability to perform its obligations under this Agreement due to such event as promptly and reasonably practicable.

11.6.                      If the rights and obligations hereunder are suspended or may no longer be complied with due to an Extended Force Majeure and/or Acts of God, with no possible mitigation or remediation of the respective event of Force Majeure and/or Acts of God by the Affected Party, the Unaffected Party may terminate this Agreement by serving prior written notice to the Affected Party under the terms of Section 10.2.(d).

12.                               ANCILLARY AGREEMENTS

12.1.                     Transition Services Agreement.  At the Closing, the Parties shall enter into a Transition Services Agreement (“Transition Services Agreement”) in the form

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of the draft attached hereto as Schedule 12.1.

12.2.                     Wet Lap Pulp Supply Agreement.  SELLER and Piracicaba shall execute a new Wet Lap Pulp Supply Agreement (“Wet Lap Pulp Supply Agreement”) for a term equal to the remaining period of the original Wet Lap Pulp Supply Agreement with the same terms and conditions thereof. PURCHASER agrees to cause Piracicaba to buy all the amount of wet pulp purchased by SELLER from International Paper under the original Wet Lap Pulp Supply Agreement and to sell, through the SELLER, any amounts of pulp supply not consumed by Piracicaba. SELLER shall sell all wet pulp not consumed by Piracicaba, up to 15,000 metric tons/year, with no charge for trading fees. For any volumes above 15,000 metric tons/year, PURCHASER agrees to cause Piracicaba to allow SELLER act as agent to represent to sell such excess and agrees to pay a trading fee of 2% over the sale price.  Notwithstanding the above, the Parties will try to negotiate a new Wet Lap Pulp Supply Agreement between International Paper and Piracicaba.

12.3.                     FSC Agreement. SELLER agrees to sell, up to 20,000 metric tons/year, of FSC dry pulp to Piracicaba, under the same price conditions established under the original Wet Lap Pulp Supply Agreement entered into between SELLER and International Paper, adjusted by the difference of moisture content between the dry and wet pulps, for as long as such agreement is in force. In case the original Wet Lap Pulp Supply Agreement is no longer valid, SELLER will still sell up to 20,000 metric tons/year of FSC dry pulp to Piracicaba, under new terms to be agreed by the Parties.

12.4.                     On August 23, 2011, Piracicaba and IPEF — Instituto de Pesquisas Florestais have entered into a Free Lease Agreement (the “Free Lease Agreement”) as attached hereto as Schedule 12.4.

13.                               ADDITIONAL COVENANTS

13.1.                     Subject to the terms and conditions of this Agreement, the Parties hereto shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws to consummate the Corporate Reorganization and the Transaction contemplated by this Agreement.  The Parties agree to execute and deliver all such documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Corporate Reorganization and the Transaction contemplated by this Agreement.

13.2.                     From and after the date hereof, the Parties agree jointly and severally to hold, and to cause their Representatives to hold, in confidence, all confidential documents and information concerning the Business and/or the Parties, including without limitation, certain non-public information about the proposed or potential business strategy, operations, financial matters and other matters relating to the Business and/or the Parties (the “Confidential Information”), except to the extent that

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such information can be shown to have been (i) in the public domain through no fault of any of the Parties or (ii) later lawfully acquired by any of the Parties from other sources without any breach of any Law or confidentiality obligation.  Confidential Information may only be disclosed in the event that any of the Parties is compelled to disclose such Confidential Information by Law enacted by a Governmental Authority to which such Party is subject or as a result of judicial or administrative process in connection with any action, suit, proceeding or investigation.  In any event Confidential Information is disclosed, the disclosing Party shall previously inform the other Party and agree upon the contents of such disclosure.

13.2.1.           From and after the date hereof, the Parties agree to hold, and to cause their Representatives to hold, in confidence, any and all information regarding the terms and conditions of this Agreement.  The terms and conditions of this Agreement may only be disclosed in the event that any of the Parties is compelled to disclose such information by Law enacted by a Governmental Authority to which the Party is subject or as a result of judicial or administrative process in connection with any action, suit, proceeding or investigation.  In any event the terms and conditions of this Agreement are disclosed, the disclosing Party shall previously inform the other Party and consult upon the contents of such disclosure.

13.3.                     The Parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transaction contemplated hereby and will not issue any such press release or make any such public statement without the other Party’s prior written approval on the content of such press release or public announcement.

13.4.                     The Transaction contemplated in this Agreement does not represent any change in the Parties’ commercial relationship or any change in any of the Parties business competitive strategy toward the other Party or the other competitors in the pulp and paper markets in Brazil.

13.5.                     Notwithstanding the Closing of the Transaction, SELLER shall remain liable for the transfer, at its own cost and expense, of the title of the Real Estate Property listed in Schedule 7.10.2 to Piracicaba, and PURCHASER agrees to cause Piracicaba to provide reasonable assistance to SELLER for that purpose, providing documents and information whenever necessary.

13.6.                     For a period of 5 years as of the Closing Date, the SELLER shall not do, whether alone or jointly with another person and whether directly or indirectly, any of the following:

(a)               carry on, be engaged in, be involved in or have any other interest (except as the holder of securities traded on a recognized stock exchange which do not exceed five per cent in nominal value of the securities of that class) any business which is carried on in the Brazilian territory and which is in the same field or in a similar field as the Business;

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(b)               in relation to any goods or services supplied by PURCHASER or Piracicaba in relation to the Business, solicit any Person with whom Business activities have been conducted or who was a customer of or in the habit of doing business with PURCHASER or Piracicaba in connection with the Business;

(c)                use its knowledge of or influence over any customer or potential customer of the Business or of Piracicaba to the detriment of Piracicaba or for its own benefit or for the benefit of any other person carrying on business in the same or a similar field as the Business;

(d)               solicit or endeavour to entice away, offer employment to or offer any contract for services to any person who was a Piracicaba Employee on the Closing Date; or

(e)                seek to contract with or engage any Person who has contracted with or engaged to supply or deliver products or goods, materials or services to the Business or Piracicaba at any time during a period of one year prior to the Closing Date.

13.7.                     SELLER shall not do, whether alone or jointly with another person and whether directly or indirectly, any of the following:

(a)         use or procure or permit the use of any name identical or similar to the trademarks listed in Exhibit VI;

(b)         do or say anything which may harm the goodwill or reputation of PURCHASER or of Piracicaba; or

(c)          in any way hold itself out or permit itself to be held out as having an interest in, or being in any way connected with, the PURCHASER, the Business or Piracicaba.

13.8.                     The Seller acknowledges that:

(a)         each restriction in Sections 13.6. and 13.7. constitutes an entirely separate and independent restriction;

(b)         the duration, extent and application of each of the restrictions shall be no greater than is necessary for the protection of the goodwill and Confidential Information of the Business and the value of the Quotas; and

(c)          the Purchase Price includes a compensation for the SELLERS’ obligations pursuant to the restrictive covenants contemplated in the Sections 13.6. and 13.7.

13.9.                     PURCHASER shall, or shall cause Piracicaba to, timely prepare and file with the relevant Governmental Authorities all Tax Returns of Piracicaba the due date for filing of which, determined taking into account extensions, is after the Closing Date.  SELLER shall, or shall cause Piracicaba to, timely prepare and file with the

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relevant Governmental Authorities all Tax Returns for any taxable periods of Piracicaba the due date for filing of which, determined taking into account extensions, is on or before the Closing Date.  Any Tax Returns described in the preceding sentence shall be prepared on a basis consistent with applicable Law and the past practices of the SELLER and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions).  All Tax Returns for a taxable period including the Closing Date shall be filed on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Governmental Authority will not accept such a Tax Return.

13.10.              SELLER, Piracicaba and PURCHASER shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including all Tax claims.  SELLER agrees to retain all books and records with respect to Tax matters and with respect to the Business relating to any Pre-Closing Tax Period until the expiration of the relevant statute of limitations and agree to give PURCHASER reasonable written notice prior to destroying or discarding such records, and if requested by PURCHASER to deliver such books and record to PURCHASER.

13.11.              Any refund or credit of Taxes of Piracicaba for any Pre-Closing Tax Period shall be for the account of SELLER except for any Tax refund or credit reflected in Target Net Working Capital.  Notwithstanding the foregoing, however, any such refund or credit shall be for the account of PURCHASER to the extent that such refunds or credits are attributable (determined on a marginal basis) to the carryback from a Post-Closing Tax Period of items of loss, deductions or other Tax items of Piracicaba (or any of its Affiliates, including PURCHASER). Any refund or credit of Taxes of Piracicaba for any Post-Closing Tax Period shall be for the account of PURCHASER.  Any refund or credit of Taxes of Piracicaba involving pre-closing and post-closing periods of time shall be equitably apportioned between SELLER and PURCHASER.  Each Party shall, or shall cause its Affiliates to, forward to any other Party entitled under this Section 13.11. to any refund or credit of Taxes any such refund within 30 days after such refund is received or reimburse such other Party for any such credit within 30 days after the credit is allowed or applied against other Tax liability; provided, however, that any such amounts shall be net of any Tax cost or benefit to the payor party attributable to the receipt of such refund and/or the payment of such amounts to the payee party.  The Parties shall treat any payments under this Section as an adjustment to the Purchase Price, unless, and then only to the extent, otherwise required by a final judicial or administrative determination.

13.12.              All Transfer Taxes and related amounts incurred in connection with the transactions contemplated herein will be borne by SELLER, and SELLER shall indemnify PURCHASER on an after-Tax basis for any such Taxes imposed on PURCHASER. The Transfer Taxes will be calculated assuming that no exemption from Transfer Taxes is available.  SELLER and PURCHASER will cooperate to

51

timely prepare any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Unless otherwise required by applicable Law, SELLER will file all Tax Returns or other filings with respect to Transfer Taxes, and promptly following the filing thereof, SELLER will furnish to PURCHASER a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax.  With respect to any such returns or filings required to be filed by PURCHASER, SELLER will pay to PURCHASER, not later than five (5) Business Days before the due date for payment of such Transfer Taxes, an amount equal to the Transfer Taxes shown on such return or other filing, and PURCHASER will furnish to SELLER a copy of such return or other filing and a copy of a receipt showing payment of any Transfer Tax.

13.13.              As represented by SELLER in Section 7.24 above, if, after Closing, PURCHASER is not able to collect any Account Receivable after 90 days counted as of its respective maturity date, SELLER has to indemnify PURCHASER according to this Agreement, including for those Accounts Receivables that have been transferred to financial institutions, but to which Piracicaba remains subsidiarly or jointly liable.  PURCHASER, on the other hand, will remain responsible for collecting these past due Accounts Receivables and, each time one of these past due Accounts Receivables is paid, PURCHASER will return the amount collected to SELLER, minus 10% (ten percent), as an incentive fee for the PURCHASER for collecting it.

14.                               ANTITRUST FILING

14.1.                      PURCHASER and SELLER agree to make appropriate filings pursuant to applicable antitrust Laws to obtain CADE’s approval of the Transaction contemplated by this Agreement within 15 (fifteen) Business Days following the execution of this Agreement.  PURCHASER and SELLER agree to respond, as promptly as practicable, to any inquiries received from the notified authorities and to supply any additional information and documentary material that may be requested by such notified authorities.

14.2.                     PURCHASER and SELLER shall cooperate in obtaining any information required for the CADE filing and to supply any information requested by any of the antitrust authorities during the entire review procedure of the Transaction .

14.3.                     PURCHASER and the SELLER agree to bear all risks arising from the CADE’s decision in relation to the Transaction contemplated in this Agreement, including the cost arising from administrative or legal proceedings against a CADE decision. In case CADE imposes any restriction or requirements to the Transaction, PURCHASER and SELLER shall, in good faith, endeavor all the efforts to meet such requirements in order to cause minimal damages to the Business.  In case CADE does not approve the Transaction, the Transaction will be unwound, the Quotas will be bought back by the SELLER and the Purchase Price shall be adjusted as mutually agreed by the Parties and returned to PURCHASER. In case CADE requires the

52

divestiture of all or any portion of the Business Assets, PURCHASER shall be restricted from selling the Business Assets or any portion thereof to a Competitor of SELLER without having first offered the Business Assets to SELLER under the same terms and conditions of a third party bona fide offer, provided such right of first refusal to SELLER is not prevented by law or by the CADE decision.

14.4.       The PURCHASER and the SELLER shall share on a 50%-50% basis the all the fees to be paid in connection with the CADE, including filing, administrative and legal fees.  The PURCHASER and the SELLER shall bear the costs of their respective lawyers and consultants. Any penalty imposed by CADE shall be jointly borne by the PURCHASER and the SELLER.

15.          NOTICES

15.1.       All notices, requests, claims, demands and/or other communications required or permitted to be made in accordance with this Agreement shall be in writing and shall be given or made by delivery in person, by a nationally recognized overnight courier service, by facsimile, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties hereto at the following addresses:

If to PURCHASER, to:

OJI PAPER CO., LTD.

4-7-5, Ginza, Chuo-ku, Tokyo 104-0061

Facsimile: +81-3-3563-4189

Attn.: Tomoo Edagawa

e-mail: tomoo-edagawa@ojipaper.co.jp

with copy, which shall not constitute a notice, to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Facsimile: 212-504-6666

Attn: Louis J. Bevilacqua

e-mail: louis.bevilacqua@cwt.com

and

Machado Meyer Sendacz e Opice Advogados

Avenida Brigadeiro Faria Lima, 3144

Facsimile: +55 11 3150-7071

Attn.: José Samurai Saiani

e-mail: jsaiani@machadomeyer.com.br

If to SELLER, to:

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FIBRIA CELULOSE S.A.

Alameda Santos, 1357, 6th floor

São Paulo, SP 014190-908

Facsimile: (55-11) [   ]

Attn.: Mr. Marcelo Strufaldi Castelli

e-mail: marcelo.castelli@fibria.com.br

with copy to:

Mr. Eduardo de A. P. Andretto

email: eduardo.andretto@fibria.com.br

with copy, which shall not constitute a notice, to:

Demarest e Almeida Advogados

Av. Pedroso de Moraes, 1.201, São Paulo, SP, Brazil

Facsimile: +55 11 3356-1700

Attn.: Paulo Frank Coelho da Rocha

e-mail: procha@demarest.com.br

or to such other address furnished in writing by such Party.

15.2.       All such notices, requests, claims, demands and/or other communications will be deemed to have been duly delivered: (i) at the time it is delivered by hand, if delivered in person; (ii) on the subsequent day it is delivered, if sent by a nationally recognized overnight courier service; and (iii) at the time it is received, if faxed or sent by registered or certified mail and/or e-mail.

16.          APPLICABLE LAW

The interpretation, construction and enforcement of this Agreement, and all matters relating hereto, shall be governed by the Laws of the Federative Republic of Brazil.

17.          ARBITRATION

17.1.       The Parties shall try to settle any disputes, controversies and claims arising out of and/or in connection with this Agreement (a “Dispute”), in an amicable way, by means of direct negotiations held in good faith.  In addition, any of the Parties may elect to have such discussions mediated for a period of up to sixty (60) days by a mediator appointed by the President of the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce (the “CCBC”), whose costs and expenses shall be equally divided by the Parties.

17.2.       If, however, a mutually satisfactory solution to the Dispute is not amicably reached by means of direct negotiation or mediation, then such Party may

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notify the other Party of its intent to submit the Dispute to arbitration (the “Dispute Notice”).

17.2.1.    Concurrently with the Dispute Notice, the interested Party shall also notify the CCBC of its intent to submit the Dispute to arbitration, declaring forthwith upon, the nature of the Dispute, the estimated amount involved and the name and relevant data of the other Party, and attach a copy of this Agreement.

17.2.2.    The arbitration shall take place in the city of São Paulo, where the arbitration award shall be rendered, on a confidential basis and be in the English language, in accordance with the arbitration rules of the CCBC, which provisions are deemed to be part of this Agreement.

17.2.3.    The arbitration panel shall be composed of three (3) arbitrators to be appointed in accordance with the arbitration rules of the CCBC.

17.2.4.    The arbitration award shall be final and binding on the Parties. To the fullest extent permitted by applicable Law, the Parties waive their right to seek any remedies against the arbitration award and any defenses against its enforcement. The decision of the arbitration panel may be enforced in any jurisdiction.

17.3.       Without prejudice to the arbitration, the Parties shall not be barred from resorting to the Brazilian courts to seek injunctive relief whether preventive, provisory or permanent, but shall not request such courts to take action on the merits of the Dispute other than as strictly necessary to grant injunctive relief or similar legal remedy. The provisions of this Section 17 shall not limit the rights of the Parties under Sections 32 and 33 of Law No. 9,307 of September 23, 1996.

17.3.1.    For the sole purpose of Section 17.3 above, the courts of the city of São Paulo, State of São Paulo, Brazil, are hereby elected by the Parties, with the exclusion of any other, no matter how privileged it may be, except for the arbitration panel authority to issue injunctive relief.

17.4.       The Parties shall equally share the responsibility for making the deposits and advances, if any, required by the CCBC in connection with the arbitration procedure, but all other fees, charges, compensation and expenses (including attorneys’ fees) incurred in connection therewith shall be borne by the Parties in the proportion of the difference between the amount claimed by the relevant Party under the Dispute and the actual amount established in the arbitration award. When the granted award does not represent an amount or value to be paid by one Party to the other, such as an obligation to (or not to) carry out an act all other fees, charges, compensation and expenses (including attorneys’ fees) incurred in connection therewith shall be borne by the defeated party in the arbitration process.

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18.          MISCELLANEOUS

18.1.       Binding Effect; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors.  No provision of this Agreement is intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

18.2.       Assignability.  No Party hereto may assign any of its rights or obligations under this Agreement unless the other Party hereto shall have consented in writing thereto in its sole and absolute discretion, exception made to PURCHASER, who may assign all or part of its rights and obligations arising under this Agreement to any other company that is for the time being a member of the same group as the PURCHASER, provided that PURCHASER remains jointly and severally liable with the assignee to comply with the obligations undertaken in this Agreement.

18.3.       Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any Party hereto will impair or affect the right of such Party thereafter to exercise the same. Any extension of time or other indulgence granted to any Party hereunder will not otherwise alter or affect any power, remedy or right of any other Party hereto, or the obligations of the Party to whom such extension or indulgence is granted.  This Agreement may not be amended without the express written consent of all of the Parties hereto or their respective successors.

18.4.       Severability. Should any of the provisions of this Agreement for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement which shall remain in full force and effect, but this Agreement shall be construed in any such jurisdiction as if such invalid or illegal or unenforceable provision thereof had been reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

18.5.       Headings. The headings of the Sections of this Agreement are included for convenience purposes and will not in any way affect the meaning or the interpretation of this Agreement.

18.6.       Further Assurances. Each of the Parties hereto shall use its best efforts, without further consideration, to take or cause to be taken all actions to do or cause to be done all things necessary, proper or advisable to consummate and make effective the Transaction contemplated by this Agreement and to assist and cooperate with the other Party hereto.

56

18.7.       Expenses. Except as otherwise specified in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transaction contemplated hereby shall be paid by the party incurring such costs and expenses.

18.8.       Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) constitutes the entire understanding of the Parties.

18.9.       Authorized Initials/Schedules and Exhibits. For purposes of this Agreements and its schedules and annexes, the Parties hereby authorize the persons indicated below to initial all Exhibits and Schedules of this Agreement:

Oji Paper Co. Ltd.	Tomoo Edagawa
Fibria Celulose S/A	Eduardo de Almeida Pinto Andretto
Piracicaba Indústria de Papeis Especiais e Participações Ltda.	Eduardo de Almeida Pinto Andretto

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year below, in the presence of the two witnesses named below.

Tokyo / São Paulo, September 22, 2011.

OJI PAPER CO., LTD.

By
Name: Kazuhisa Shinoda
Title: President and Chief Executive Officer

FIBRIA CELULOSE S.A.

By
Name:
Title:

[Signature page continues in the next page]

57

Exhibit I

Piracicaba Indústria de Papéis Especiais Ltda.

Exhibit I - Assets

List of assets as of August 31, 2011

August 31,
2011
Assets
Current
Trade accounts receivable	50.708.536,11
Inventories	87.474.631,23
Recoverable taxes	229.952,97
Other receivables	1.465.872,14
Antecipated expenses	717.639,45

140.596.631,90
Non current
Recoverable taxes	8.719.998,70
Deferred taxes	8.231.520,70
Property, plant and equipament	291.937.186,94
Intangible assets	847.900,55

309.736.606,89

Total assets	450.333.238,79

Exhibit II

Piracicaba Indústria de Papéis Especiais Ltda.

Exhibit II - Assumed Liabilities

List of assumed liabilities as of August 31, 2011

August 31,
2011
Liabilities
Current
Trade payables	10.174.410,51
Payroll provisions	8.444.092,28
Operating provisions	1.486.649,73
Other payables	434.335,60

20.539.488,12
Non current
Post-retirement obligations	20.499.647,00
Profit sharing	552.666,67

21.052.313,67

Total liabilities	41.591.801,79

Exhibit III

Piracicaba Indústria de Papéis Especiais Ltda.

Exhibit III - Fixtures and Equipament

Fixtures and Equipaments as of August 31, 2011

August 31,
2011
Cost
Land	7.281.684,24
Buildings	51.374.635,83
Machinery, equipament and facilities	478.251.268,81
IT equipments	4.651.866,29
Vehicles	289.728,54
Furnitures and fixtures	2.279.038,56
Software	21.671.536,53
Construction in progress	1.996.083,76

567.795.842,56
Accumulated depreciation and amortization
Buildings	(25.951.371,63)
Machinery, equipament and facilities	(222.514.256,49)
IT equipments	(4.128.947,74)
Vehicles	(81.691,81)
Furnitures and fixtures	(1.510.851,42)
Software	(20.823.635,98)

(275.010.755,07)

Net	292.785.087,49

Exhibit IV

PIRACICABA

PRO FORMA BALANCE SHEET

In R$ million

Ago-2011
ASSETS

Current
Receivables from Clients	50,7
Inventory	87,5
Other Accounts Receivable	2,4
140,6

Non Current
Recoverable ICMS Tax over PP&E	8,7
Deferred taxes	8,2
17,0

PP&E	292,8

292,8

Total Assets	450,3

LIABILITIES

Current
Suppliers	10,2
Salaries and Social Charges Payable	8,4
Taxes and Duties Payable	—
Other Accounts Payable	1,9
20,5

Non current
Post-retirement obligations	20,5
Profit sharing	0,6
21,1

Total Liabilities	41,6

Note:

Given that the pro-forma balance sheet reflects the operations of a plant, represented by the PP&E and working capital, all cash generated by the operations is transferred to Fibria’s corporate level. For this reason, the shareholders’ equity is not being presented as part of the pro-forma balance sheet.

Exhibit V

Piracicaba Plant Regularization Project Real Estate

Aerial View of the Unit

Current Status of the Map According to the Existing Registration Map of the Unit

Registrations which Currently Constitutes the Real Estate

Glossary Rio Piracicaba = Piracicaba River Rural = Rural Urbana = Urban Matr. = Registration Área = Area Gleba = Field IPTU = Urban Building and Land Tax VCP = Votorantim Celulose e Florestal (Votorantim Pulp and Paper) VCP Florestal = Votorantim Celulose e Papel Florestal (Votorantim Forest Pulp and Paper) Proprietário: Prefeitura Municipal de PIRACICABA = Owner: Municipal Government of PIRACICABA

Status of the Map Map of the Unit After Regularization

Reorganized Real Estate Property

Glossary Mantém: make blankets or irrigation IPTU = Urban Building and Land Tax Rio Piracicaba = Piracicaba River Rural = Rural Urbana = Urban Matr. = Registration Área = Area VCP = Votorantim Celulose e Florestal (Votorantim Pulp and Paper) Traçado da Rua Retificado = Layout of the street was corrected 2ª matrícula = Second Registration 3a matrícula = Third Registration 4ª matrícula = Fourth Registration Área Desmembrada com Aterro ~48.000,00m2 = Subdivided area with landfill ~48,000.00 m2 Permuta com a Prefeitura Municipal = Exchange with the Municipal Government

Exhibit VI

Working Capital analysis

BRL000	Ref.	Sep 10	Dec 10	Mar 11	Jun 11
Trade accounts receivable		75.193,991	79.098,006	69.972,772	81.027,970
Inventories		71.167,957	55.514,698	70.924,370	83.548,312
Trade accounts payable		(28.304,721)	(29.943,846)	(28.969,473)	(24.097,084)
Pro forma trade working capital		118.057,227	104.668,857	111.927,669	140.479,199
Recoverable taxes		541,347	427,074	337,023	218,330
Other accounts receivable		2.807,689	2.052,203	1.970,712	2.189,102
Salaries & social charges		(6.668,338)	(5.146,690)	(4.614,843)	(7.713,633)
Taxes payables		(5.091,192)	(5.891,453)	(5.605,900)	(5.755,322)
Other accounts payable		(3.808,591)	(2.611,226)	(3.329,527)	(4.578,770)
Pro forma working capital		105.838,141	93.498,766	100.685,134	124.838,906
Working capital potential adjustments
Overdue suppliers	[1]	1.908,000	2.617,000	951,000	1.042,000
Debt related other liabilities	[2]	896,065	—	551,305	552,293
Accounts receivable allowance	[3]	(19.618,000)	(22.047,000)	(19.190,000)	(19.558,000)
Vendor operations allowance	[4]	(15.870,000)	(15.222,000)	(15.274,000)	(16.487,000)
Inventories reserves	[5]	(212,942)	(259,331)	(292,521)	(442,479)
Inventory unreconciled fair value adjustments - NF	[6]	1.509,376	1.509,376	1.509,376	199,005
Advance to suppliers	[7]	(2.526,111)	(1.041,447)	(221,931)	(448,645)
Inventories with third parties unreconciled balance	[8]	1.418,368	429,720	(453,309)	82,947
PP&E balances within inventories	[9]	(7.390,411)	—	—	—
Unreconciled suppliers in transit	[10]	(52,295)	13,836	(46,744)	146,346
AR/AP from intergroup transactions	[11]	19.114,029	16.308,754	11.623,736	8.457,577
Potential non recoverable other AR	[12]	(740,012)	(740,012)	(1.326,797)	(739,055)
Standalone basis payroll addit. balances	[13]	(3.343,923)	(4.416,483)	(1.246,024)	(621,750)
Taxes payables adjustments	[14]	5.091,192	5.891,453	5.605,900	5.755,322
Invent. transf. within the group not yet sold	[15]	[? ]	[? ]	[? ]	[? ]
Unreconciled other liabilities	[16]	20,000	20,000	20,000	20,000
Gas payables	[17]	—	—	—	1.613,000
Adjusted working capital		86.041,478	76.562,631	82.895,126	104.410,466
Average working capital					87.477,425

Source: Management information

Exhibit VII

SCHEDULE VII

TRANSFERRED INTELLECTUAL PROPERTY

NATIONAL TRADEMARKS

Process	Trademarks	Presentation	Product	Filing	Extension
816797080	BANKMAX	Nominative	Thermal	14/08/1992	31/05/2014
810881950	CARBONLESS	Nominative	Carbonless paper	04/06/1982	13/12/2013
816089183	EASYCOPY	Nominative	Carbonless paper	17/05/1991	03/11/2012
827193734	EASYCOPY	Mixed	Carbonless paper	03/03/2005	02/01/2018
811112381	EXTRA COPY	Mixed	Carbonless paper	10/03/1983	23/10/2014
811933512	EXTRA COPY	Mixed	Carbonless paper	22/03/1985	19/07/2018
827193777	EXTRACOPY	Mixed	Carbonless paper	03/05/2005	02/01/2018
813979226	EXTRA COPY BANK	Mixed	Carbonless paper	15/12/1987	21/04/2012
813979200	EXTRA COPY LABEL	Mixed	Carbonless paper	15/12/1987	21/04/2012
816923132	EXTRA COPY LASER	Mixed	Carbonless paper	07/03/1985	07/03/2015
827193769	EXTRA COPY LASER	Mixed	Carbonless paper	03/03/2005	02/01/2018
818797746	EXTRA COPY SMALL OFFICE	Nominative	Carbonless paper	09/10/1995	23/06/2018
818797754	EXTRA COPY SMALL OFFICE	Nominative	Carbonless paper	09/10/1995	01/09/2018
827193785	EXTRACOPY JET	Mixed	Carbonless paper	03/03/2005	02/01/2018
827193750	EXTRACOPY SELF	Mixed	Carbonless paper	03/03/2005	02/01/2018
818717580	LABEL COPY	Nominative	Thermal	18/09/1995	31/10/2010
827246986	SLIPCOPY 4 VIAS	Mixed	Carbonless paper	22/03/2005	02/01/2018
819733903	STARMAX	Nominative	Couché On	06/03/1997	18/10/2015
821112295	STARMAX	Mixed	Couché On	22/12/1998	16/12/2013
901884464	TERMOBANK	Mixed	Thermal	21/08/2009	/ /
827193726	TERMOCLEAN	Mixed	Thermal	03/03/2005	02/01/2018
826168388	TERMOCONTROL	Nominative	Thermal	27/02/2004	11/09/2017
810935473	TERMOCOPY	Nominative	Thermal	16/08/1982	17/04/2014
810881896	TERMOCOPY	Nominative	Thermal	04/06/1982	11/09/2014
827193718	TERMOCOPY	Mixed	Thermal	03/03/2005	02/01/2018
819022225	TERMOCOPY HD HIGH DEFINITION	Mixed	Thermal	03/03/2005	03/11/2018
816083401	TERMOCOPY HIGH DEFINITION	Nominative	Thermal	10/05/1991	03/11/2012
815452160	TERMOCOPY LABEL	Nominative	Thermal	02/04/1990	05/05/2012
814356419	TERMOLABEL	Nominative	Thermal	03/08/1988	14/08/2010
827193700	TERMOLABEL	Mixed	Thermal	03/03/2005	02/01/2018
826168396	TERMOLABEL DRY 70	Nominative	Thermal	27/02/2004	07/08/2017
826226507	TERMOLOTO	Nominative	Thermal	23/03/2004	11/09/2017
819072800	TERMOLOTO	Nominative	Thermal	18/03/1996	03/11/2018
827193742	TERMOLOTO	Mixed	Thermal	03/03/2005	02/01/2018

NATIONAL TRADEMARKS

Process	Trademarks	Presentation	Product	Filing	Extension
816569495	TERMOPAPER	Nominative	Thermal	05/02/1992	05/10/2013
810881969	TERMOSCRIPT	Nominative	Thermal	04/06/1982	13/12/2013
810935465	TERMOSCRIPT	Nominative	Thermal	16/08/1982	11/09/2014
827193696	TERMOSCRIPT	Mixed	Thermal	03/03/2005	02/01/2018
819072850	TERMOTICKET	Nominative	Thermal	18/03/1996	06/12/2015
827193807	TERMOCLEAR	Mixed	Thermal	03/03/2005	02/01/2018
827193793	TERMOTICKET	Mixed	Thermal	03/03/2005	/ /
825152879	TERMOTICKET 167G	Nominative	Thermal	07/01/2003	/ /
816797099	PRINTMAX	Nominative	Off Set	14/08/1992	31/05/2014
825152887	TERMOTICKET 197G	Nominative	Thermal	07/01/2003	/ /
825152860	TERMOTICKET 75G	Nominative	Thermal	07/01/2003	/ /
819072818	TESTECOPY	Nominative	Thermal	18/03/1996	03/11/2018
819072869	THERMALPRINTER	Nominative	Thermal	18/03/1996	03/11/2018
821732196	CHECK-LASER-PLUS	Mixed	Carbonless paper	19/10/1999	21/12/2014
816578257	CHEK-LASER	Nominative	Carbonless paper	21/02/1992	31/10/2015
816854262	CHEKMAX	Nominative	Carbonless paper	15/09/1992	12/07/2014
819072834	CROMATOCOPY	Nominative	Thermal	18/03/1996	03/11/2018
819072826	THERMALTICKET	Nominative	Thermal	18/03/1996	06/12/2015
811980545	TOP PRINT	Mixed	Couché ON	03/05/1985	21/01/2017
816089175	FASTCOPY	Nominative	Carbonless paper	17/05/1991	03/11/2012
810881900	INSTANTCOPY	Nominative	Carbonless paper	04/06/1982	10/01/2014
813979161	EXTRA COPY SELF	Mixed	Carbonless paper	15/12/1987	21/04/2012
815603835	CARDIOCOPY	Nominative	Thermal	02/08/1990	16/06/2012
903200740	UNISIDE L1	Mixed		17/12/2010	/ /
903881764	VIVAX	Mixed		22/07/2011	/ /
824284135	DECOR EDGING	Nominative	Decorative	01/02/2002	29/05/2017
824284151	DECOR PAPER	Nominative	Decorative	01/02/2002	/ /
811490904	HI PRINT	Nominative		15/03/1984	13/08/2015
811471594	HI PRINTER	Nominative	Off Set	17/02/1984	24/09/2015
816084815	HIGH DEFINITION	Nominative	Couché	13/05/1991	03/11/2012
819204498	INNOVA	Mixed	Off Set	17/05/1996	22/12/2018
816996393	LASERMAX	Nominative	Off Set	04/01/1993	20/09/2014
814679633	MASTER ART	Nominative	Off Set	31/01/1989	08/03/2014
814679625	MASTER GRAFIC	Nominative	Off Set	31/01/1989	08/03/2014
814679617	MASTER PERSON	Nominative	Off Set	31/01/1989	08/03/2014
816518831	MASTER SET	Nominative	Off Set	20/01/1995	14/09/2013
816516502	MASTER SET EXTRA ALVURA	Nominative	Off Set	14/01/1992	19/09/2015
816576513	MASTER SET EXTRA ALVURA	Mixed	Off Set	20/02/1992	19/09/2015
828305250	NEOPAPER	Nominative		25/04/2006	27/05/2018
819530514	PERSON LINE	Nominative		29/10/1996	13/07/2009
816074690	PRINT PAPER	Nominative	Off Set	29/04/1991	29/09/2012

NATIONAL TRADEMARKS

Process	Trademarks	Presentation	Product	Filing	Extension
828904910	PRINTMAX FIBRAS NATURAIS	Nominative	Off Set	15/12/2006	13/10/2019
828305218	SUSTENTATO	Nominative	All papers	25/04/2006	27/05/2018
814537898	TOP LASER	Nominative	Off Set	27/10/1988	04/09/2010
811898261	ULTRACOPY	Nominative	Off Set	15/02/1985	26/08/2016
827494408	WHITE STAR	Nominative	Off Set	30/06/2005	/ /

INTERNATIONAL TRADEMARKS

Process	Trademark	Filing	Concession	Extension	Country
1.785.666	TERMOSCRIPT	29/01/1999	03/04/2000	03/04/2010	ARGENTINA
1.785.667	TERMOTICKET	28/01/1999	03/04/2000	03/04/2010	ARGENTINA
1.848.451	TERMOLABEL	18/01/1999	24/10/2001	24/10/2011	ARGENTINA
1.984.584	THERMOPAPER HD	04/01/1992	28/02/1994	28/02/2014	ARGENTINA
2.188.773	STARMAX	24/11/1998	/ /	/ /	ARGENTINA
2.562.080	STARMAX	17/12/2004	/ /	/ /	ARGENTINA
SM-0630-99	STARMAX	04/03/1999	/ /	/ /	BOLIVIA
164.681	EXTRACOPY	/ /	08/10/1993	08/10/1993	PARAGUAI
164.801	TERMOCOPY	/ /	12/10/1993	12/10/1993	PARAGUAI
222.539	TERMOSCRIPT	/ /	14/02/2000	14/02/2000	PARAGUAI
328.808	STARMAX	10/11/1998	18/08/1999	18/08/1999	PARAGUAI
328.840	TERMOLABEL	/ /	18/08/1999	18/08/1999	PARAGUAI
328.841	TERMOTICKET	/ /	28/10/1999	28/10/1999	PARAGUAI
336.635	STARMAX	22/04/1999	23/01/2001	23/01/2011	PORTUGAL
400.099	STARMAX	25/11/1998	11/08/1999	11/08/2019	URUGUAI
400.767	TERMOLABEL	19/01/1999	27/09/1999	27/09/2019	URUGUAI
400.773	TERMOTICKET	19/01/1999	27/09/1999	27/09/2019	URUGUAI
404.101	TERMOSCRIPT	19/01/1999	27/09/1999	27/09/2019	URUGUAI
1.984.582	EXTRACOPY	28/02/1994	28/02/1994	01/07/2014	ARGENTINA
878.671	TERMOSCRIPT	10/03/1999	26/10/1999	26/10/2019	CHILE
878.029	TERMOLABEL	10/03/1999	26/10/1999	26/10/2019	CHILE
680.313	TERMOCOPY	16/04/2003	04/12/2003	04/12/2013	CHILE

NATIONAL DOMAINS
autocopiativo.com.br
cardiocopy.com.br
ckeck-laser.com.br
easycopy.com.br
printmax.com.br
slipcopy.com.br
starmax.com.br
termico.com.br
termocopy.com.br
termolabel.com.br
termoscript.com.br
termoticket.com.br
piracicabapapeis.com.br

Exhibit VIII

[LOGO]

Exhibit 5.1

SCHEDULE 5.1.(a).(vii)

KEY PIRACICABA’S EMPLOYEES

Enrollment	Name	CPF
55082	GILBERTO JULIO PIATTO	738.263.678-04
55132	MARCELINO SACCHI	966.493.058-04
55306	FERNANDO ANTONIO E SIMIONE	114.452.268-47
58273	JOSE ERNESTO RASERA	062.873.418-23
68076	LUIZ CESAR MENDES GUIRELI FILHO	294.085.218-97
55056	RICHARDI FERNANDES	065.496.488-23
61665	SILNEY SZYSZKO	108.452.278-07
66608	THIAGO PEREZ DE MATOS	276.468.358-89
56574	AGOSTINHO MONSSERROCCO JUNIOR	054.297.108-90
65996	ROBINSON JOSE CATALINI	167.981.498-20
123397	FILIPE SANTAREM MORASSI	219.596.618-17
174527	GILSON ROBERTO BITTENCOURT O FLAHERTY	252.312.238-32
56652	MARCELO YUKIO DAIMARU	115.186.078-61
64128	RICARDO BLASCO MORENO	053.068.678-39
64496	SERGIO BORGES DE ALMEIDA	106.549.678-81
56331	SERGIO DELEGA BUDEIZ	079.944.208-93
53289	JOAO LUIS DUARTE	027.806.658-58
63865	ADREEDISON PERON	123.444.558-17
70010	CLAUDIANE TEIXEIRA BORGES ZILINSKAS	545.066.971-20

Schedule 5.3

Contracting	Supplier	Purpose	Execution Date	Valid Until	Assignment or New Contract
Fibria - CNPJ: 60.643.228/0001-21	GOOD CARD - EMPRESA BRASILEIRA DE TECNOLOGIA E ADMINISTRACAO DE CONVENIOS HOM LTDA	Fornecimento de abastecimento da frota (combustível)	Fibria: 08/09/2010	30/08/2013	Assignment
VID	CNU Central Nacional Unimed - CENTRAL NACIONAL UNIMED COOPERATIVA	Prestação de Serviços de atendimento médico-hospitalar	Fibria: 01/06/2004	31/12/2011	Assignment
Unidade Piracicaba Papeis	HONEYWELL DO BRASIL LTDA	Sistema de detecção de Quebras - PC3	13/07/2010	30/11/2011	Assignment
Fibria - CNPJ: 60.643.228/0001-21	LUBIANI TRANSPORTES LTDA

Transporte terrestre de mercadorias (celulose e papel em bobinas, resmas, caixas ou pacotes adquiridos por clientes, bem como transportará tais produtos para deósitos fechados, além de efetuar transferências de materiais entre as diversas unidades.

			01/08/2005	31/12/2007	New Contract
Fibria - CNPJ: 60.643.228/0001-21	AGAPRINT INDUSTRIAL COMERCIAL LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	PLURAL EDITORA E GRAFICA LTDA	Vendor com Cliente Piracicaba	Fibria: 29/08/2008	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	CIT	Leasing TRA (Computadores notebooks e Projetores)	Fibria: 04/05/2005	01/09/2014	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Embratel	Linhas de Voz (Billing/Telefonia)	(pendente regularização da Fibria com a Embratel)	01/09/2013	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Embratel	1. Link MPSL Ponta Piracicaba 3MB 2. Link MPLS Ponta TIVIT 4MB	(pendente regularização da Fibria com a Embratel)	01/09/2013	Assignment
Unidade Piracicaba Papeis	BRADESCO SAUDE	Prestação de Serviços de atendimento médico-hospitalar	Será negociado novo contrato a partir de Outubro/2011		New Contract
Fibria - CNPJ: 60.643.228/0001-21	International Paper	Fornecimento de Celulose	01/02/2007		Assignment
Fibria - CNPJ: 60.643.228/0001-21	Companhia de Gás de São Paulo - COMGÁS	Compra e venda de gás canalizado. (Cláusula 1.1)	Fibria: 25/05/2006		Assignment
Unidade Piracicaba Papeis	Agência Estado	Atualizações de taxas de câmbio	Será negociado novo contrato a partir de Outubro/2011		New Contract

[This is a trademark license agreement]

Contrato de Cessão e Transferência de Marcas

Pelo presente instrumento, de um lado:

> **FIBRIA CELULOSE S.A.** (nova denominação da Votorantim Celulose e Papel S.A.), com sede em São Paulo, Estado de São Paulo, na Alameda Santos, 1357, 6º andar, Cerqueira César, CEP 01419-908, inscrita no Cadastro Nacional de Pessoa Jurídica do Ministério da Fazenda ("CNPJ/MF") sob o nº 60.643.228/0001-21, neste ato representada na forma de seu Estatuto Social, por seus diretores, Srs. **Marcelo Strufaldi Castelli**, brasileiro, casado, engenheiro mecânico, portador de Carteira de Identidade RG nº 11.778.104-6 SSP/SP e inscrito no CPF/MF sob o nº 057.846.538-81; e **João Adalberto Elek Junior**, brasileiro, divorciado, engenheiro, portador da Cédula de Identidade RG nº 03524098-5, expedida pelo IFP-RJ, inscrito no CPF/MF sob o nº 550003047-72, ambos residentes e domiciliados na Cidade e Estado de São Paulo, com endereço comercial na Alameda Santos, nº 1357 – 6º andar, CEP 01419-908 (doravante designada simplesmente "**CEDENTE**"), de outro lado:

> **PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPACOES LTDA**, com sede em Piracicaba, Estado da São Paulo, na V. Comendador Pedro Morganti, 3393, Monte Alegre, CEP 13415-900, inscrita no CNPJ/MF sob o nº 11.547.756/0001-71, neste ato representado na forma de seu Contrato Social, Srs. **Francisco Fernandes Campos Valério**, brasileiro, casado, engenheiro, portador da Carteira de Identidade RG nº 634832 SSI/SC e inscrito no CPF/MF sob nº 065.280.319/91; e **João Felipe Carsalade**, brasileiro, casado, administrador de empresas, portador da Cédula de Identidade RG nº 3.154.651, expedida pelo IFP-RJ, inscrito no CPF/MF sob o n.º 468.913.667-04, ambos residentes e domiciliados na Cidade e Estado de São Paulo, com endereço comercial na Alameda Santos, nº 1357 – 6º andar, CEP 01419-908 (doravante designada "**CESSIONÁRIA**", sendo a CEDENTE e CESSIONÁRIA, conjuntamente designadas como "Partes" e individualmente como "Parte");

CONSIDERANDO que a CEDENTE é legitima titular das marcas descritas no Anexo I deste Contrato e doravante denominadas simples e coletivamente MARCAS;

CONSIDERANDO que a CEDENTE e CESSIONÁRIA celebraram, nesta data, Contrato de Trespasse e que as MARCAS fazem parte do estabelecimento;

CONSIDERANTDO que a CEDENTE deseja ceder e transferir todas as referidas MARCAS para a cessionária, e esta deseja receber tais MARCAS da CEDENTE

RESOLVEM as Partes celebrar o presente Contrato de Cessão e Transferência de Marcas ("Contrato"), o que fazem mediante as seguintes cláusulas e condições que mutuamente outorgam e aceitam.

1. A CEDENTE, pelo presente, cede e transfere, a título gratuito, à CESSIONÁRIA, em caráter irrevogável e irretratável, todos os direitos, títulos e interesses que a CEDENTE possui sobre os pedidos de registro e registros de MARCAS depositados e concedidos pelo Instituto Nacional da Propriedade Industrial ("INPI") e/ou por outros Órgãos Estrangeiros, conforme descrição constante do Anexo I ao presente, o qual, rubricado pelas Partes, passa a fazer parte integrante deste Contrato.

2. Em vista da cessão e transferência ora pactuada, a CEDENTE obriga-se a cessar, nesta data, o uso das MARCAS.

Fibria JURÍDICO

 3. A CEDENTE declara haver recebido da CESSIONÁRIA, nesta data, a contraprestação à cessão dos direitos previstos neste Contrato, pelo que a CEDENTE dá à CESSIONÁRIA a mais ampla, geral, irrevogável e irretratável quitação, para nada mais reclamar a esse título. 4. Caso o INPI ou outros órgãos estrangeiros nos quais as MARCAS tenham sido depositadas e registradas venha a fazer exigência ou solicitar a assinatura de outro termo de cessão específico para formalizar a anotação ou averbação da cessão e transferência das MARCAS, a CEDENTE compromete-se a cooperar com a CESSIONÁRIA para o cumprimento de referidas exigências, bem como a assinar os documentos necessários para a consecução deste fim, até que a anotação da cessão das Marcas seja publicada e desde que tal cooperação não acarrete qualquer custo ou despesa para a CEDENTE. 5. A CEDENTE expressamente declara que cede e transfere as Marcas objeto do presente Contrato com todos os direitos a elas inerentes, podendo a CESSIONÁRIA exercer toda e qualquer exploração das MARCAS. 6. A CEDENTE deverá promover o pedido de anotação da presente cessão e transferência das MARCAS para o nome da CESSIONÁRIA perante o INPI e/ou outros órgãos estrangeiros nos quais as MARCAS tenham sido depositadas, podendo a CESSIONÁRIA constituir procurador para esse fim, bem como atuar no pólo ativo dos eventuais processos administrativos existentes, de forma ampla e sem restrições. 7. Este acordo é irrevogável e irretratável e comprometerá e terá efeito em benefício das Partes e seus respectivos herdeiros, executores, administradores, representantes legais, sucessores e cessionários. 8. Fica expressamente convencionado que não constituirá novação a abstenção por qualquer das partes do exercício de qualquer direito, poder, recurso ou faculdade assegurados por lei ou por este instrumento nem a eventual tolerância de atrasos no cumprimento de quaisquer obrigações por qualquer das partes, que não impedirão que a outra parte, a seu exclusivo critério, venha a exercer em qualquer momento esses direitos, poderes, recursos ou faculdades, os quais são acumulativos e não excludentes em relação aos previstos por lei. 9. Qualquer renúncia, modificação, alteração ou adição a este Contrato, ou a qualquer de suas cláusulas, e todas as notificações ou avisos, feitos em decorrência deste Contrato somente vinculará as partes se tiverem sido feitas por escrito, e assinados por seus representantes, devidamente qualificados ou autorizados pelas Partes. 10. Caso qualquer das disposições deste contrato seja ou venha se tornar ineficaz ou inválida, a validade e/ou efeitos das disposições restantes não deverão ser afetados. Sem prejuízo do direito de rescisão, uma disposição que tenha sido declarada inválida, deve ser, até onde legalmente possível, substituída por outra em conformidade com as intenções das partes signatárias. 11. Este contrato não poderá ser cedido ou transferido por qualquer das partes, nem podem os direitos dele decorrentes servir de garantia de obrigações, de qualquer das partes, sem a prévia anuência escrita da outra parte.

12. As partes se comprometem a envidar todos os reforços para solucionarem, de comum acordo e de boa fé, os problemas e duvidas que possam surgir durante a execução deste contrato.

13. As Partes reconhecem e concordam em resolver quaisquer disputas ou controvérsias relacionadas a este ou resultantes deste contrato preferencialmente por meio de Arbitragem.

14. Fica eleito o foro da comarca de São Paulo para dirimir quaisquer dúvidas referentes ao presente contrato, com a expressa renúncia de qualquer outro, por mais privilegiado que seja. Fica, ademais, eleita a lei brasileira para reger os direitos e obrigações concernentes ao mesmo.

E, por estarem assim justas e contratadas, as Partes firmam o presente Instrumento em 3 (três) vias de igual teor e para um só efeito, na presença das 2 (duas) testemunhas abaixo qualificadas.

São Paulo, 1 de setembro de 2011.

Por **FIBRIA CELULOSE S.A.**

Nome: Marcelo Strufaldi Castelli
Cargo: Presidente & CEO

Nome: João Adalberto Elek Jr
Cargo: Diretor Financeiro e de Relações com Investidores

Por **PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPAÇOES LTDA.**

Nome: Francisco Fernandes Campos Valerio
Cargo: Diretor Industrial, Engenharia e Suprimentos

Nome: João Felipe Carsalade
Cargo: Diretor Comercial

TESTEMUNHAS:

1\.
Nome: Arminda Borges Alcantara
CPF/MF: CPF: 134.100.578-03
RG: 19.144.117-X

2\.
Nome: Ana Carolina Mombelli Strefezza
CPF/MF: RG: 35.102.039-1
CPF: 363.682.628-00

Fibria JURÍDICO

ANEXO I
AO CONTRATO DE CESSÃO E TRANSFERÊNCIA DE MARCAS

Marcas no Brasil

Processo	Marca	Classe	Apresentação	Depósito	Prorrogação
816797080	BANKMAX	16/10	Nominativa	14/08/1992	31/05/2014
810881950	CARBONLESS	16/10.20	Nominativa	04/06/1982	13/12/2013
815603835	CARDIOCOPY	NCL(8) 16	Nominativa	02/08/1990	16/06/2012
821732196	CHECK-LASER-PLUS	NCL(8) 16	Mista	19/10/1999	21/12/2014
816578257	CHEK-LASER	16/10.20	Nominativa	21/02/1992	31/10/2015
816854262	CHEKMAX	16/10.20	Nominativa	15/09/1992	12/07/2014
819072834	CROMATOCOPY	16/10.20.30	Nominativa	18/03/1996	03/11/2018
824284135	DECOR EDGING	NCL(8) 16	Nominativa	01/02/2002	29/05/2017
824284151	DECOR PAPER	NCL(8) 16	Nominativa	01/02/2002	/ /
816089183	EASYCOPY	16/10.20.30	Nominativa	17/05/1991	03/11/2012
827193734	EASYCOPY	NCL(8) 16	Mista	03/03/2005	02/01/2018
811112381	EXTRA - COPY	16/10.20	Mista	10/03/1983	23/10/2014
811933512	EXTRA COPY	16/10.20.30	Mista	22/03/1985	19/07/2018
813979226	EXTRA COPY BANK	16/10.20.30	Mista	15/12/1987	21/04/2012
813979200	EXTRA COPY LABEL	16/10.20.30	Mista	15/12/1987	21/04/2012
816923132	EXTRA COPY LASER	16/10.20.30	Mista	07/03/1985	07/03/2015
813979161	EXTRA COPY SELF	16/10.20.30	Mista	15/12/1987	21/04/2012
818797746	EXTRA COPY SMALL OFFICE	01.60	Nominativa	09/10/1995	23/06/2018
818797754	EXTRA COPY SMALL OFFICE	16/10.20	Nominativa	09/10/1995	01/09/2018
827193777	EXTRACOPY	NCL(8) 16	Mista	03/05/2005	02/01/2018
827193785	EXTRACOPY JET	NCL(8) 16	Mista	03/03/2005	02/01/2018
827193769	EXTRACOPY LASER	NCL(8) 16	Mista	03/03/2005	02/01/2018
827193750	EXTRACOPY SELF	NCL(8) 16	Mista	03/03/2005	02/01/2018
816089175	FASTCOPY	16/10.20.30	Nominativa	17/05/1991	03/11/2012
811490904	HI PRINT	16/10.20.30	Nominativa	15/03/1984	13/08/2015
811471594	HI PRINTER	16/10.20.30	Nominativa	17/02/1984	24/09/2015
816084815	HIGH DEFINITION	16/10.20.30	Nominativa	13/05/1991	03/11/2012
819204498	INNOVA	16/20.30.50	Mista	17/05/1996	22/12/2018
810881900	INSTANTCOPY	16/10.20	Nominativa	04/06/1982	10/01/2014
818717580	LABEL COPY	NCL(7) 16	Nominativa	18/09/1995	31/10/2010
816996393	LASERMAX	16/10	Nominativa	04/01/1993	20/09/2014
814679633	MASTER ART	16/10.20	Nominativa	31/01/1989	08/03/2014
814679625	MASTER GRAFIC	16/10.20	Nominativa	31/01/1989	08/03/2014
814679617	MASTER PERSON	16/10.20	Nominativa	31/01/1989	08/03/2014
816518831	MASTER SET	16/10.20	Nominativa	20/01/1995	14/09/2013
816516502	MASTER SET EXTRA ALVURA	16/10.20	Nominativa	14/01/1992	19/09/2015
816576513	MASTER SET EXTRA ALVURA	16/10.20	Mista	20/02/1992	19/09/2015
828305250	NEOPAPER	NCL(8) 16	Nominativa	25/04/2006	27/05/2018
819530514	PERSON LINE	16/10.20.30	Nominativa	29/10/1996	13/07/2019

Processo	Marca	Classe	Apresentação	Depósito	Prorrogação
816074690	PRINT PAPER	16/10.20	Nominativa	29/04/1991	29/09/2012
816797099	PRINTMAX	16/10	Nominativa	14/08/1992	31/05/2014
828904910	PRINTMAX FIBRAS NATURAIS	NCL(8) 16	Nominativa	15/12/2006	13/10/2019
827246986	SLIPCOPY 4 VIAS	NCL(8) 16	Mista	22/03/2005	02/01/2018
819733903	STARMAX	NCL(8) 16	Nominativa	06/03/1997	18/10/2015
821112295	STARMAX	NCL(8) 16	Mista	22/12/1998	16/12/2013
828305218	SUSTENTATO	NCL(8) 16	Nominativa	25/04/2006	27/05/2018
901884464	TERMOBANK	NCL(9) 16	Mista	21/08/2009	/ /
827193726	TERMOCLEAN	NCL(8) 16	Mista	03/03/2005	02/01/2018
827193807	TERMOCLEAR	NCL(8) 16	Nominativa	03/03/2005	02/01/2018
826168388	TERMOCONTROL	NCL(8) 16	Nominativa	27/02/2004	11/09/2017
810881896	TERMOCOPY	09/45	Nominativa	04/06/1982	11/09/2014
810935473	TERMOCOPY	16/10.20	Nominativa	16/08/1982	17/04/2014
827193718	TERMOCOPY	NCL(8) 16	Mista	03/03/2005	02/01/2018
819022225	TERMOCOPY HD HIGH DEFINITION	16/10.20	Mista	03/03/2005	03/11/2018
816083401	TERMOCOPY HIGH DEFINITION	16/10.20.30	Nominativa	10/05/1991	03/11/2012
815452160	TERMOCOPY LABEL	16/10.20.30	Nominativa	02/04/1990	05/05/2012
814356419	TERMOLABEL	NCL(8) 16	Nominativa	03/08/1988	14/08/2010
827193700	TERMOLABEL	NCL(8) 16	Mista	03/03/2005	02/01/2018
826168396	TERMOLABEL DRY 70	NCL(8) 16	Nominativa	27/02/2004	07/08/2017
819072800	TERMOLOTO	16/10.20.30	Nominativa	18/03/1996	03/11/2018
826226507	TERMOLOTO	NCL(8) 16	Nominativa	23/03/2004	11/09/2017
827193742	TERMOLOTO	NCL(8) 16	Mista	03/03/2005	02/01/2018
816569495	TERMOPAPER	16/10.20.30	Nominativa	05/02/1992	05/10/2013
810881969	TERMOSCRIPT	16/10.20	Nominativa	04/06/1982	13/12/2013
810935465	TERMOSCRIPT	09/45	Nominativa	16/08/1982	11/09/2014
827193696	TERMOSCRIPT	NCL(8) 16	Mista	03/03/2005	02/01/2018
819072850	TERMOTICKET	NCL(8) 16	Nominativa	18/03/1996	06/12/2015
827193793	TERMOTICKET	NCL(8) 16	Mista	03/03/2005	04/05/2020
825152879	TERMOTICKET 167 G	NCL(8) 16	Nominativa	07/01/2003	/ /
825152887	TERMOTICKET 197 G	NCL(8) 16	Nominativa	07/01/2003	/ /
825152860	TERMOTICKET 75 G	NCL(8) 16	Nominativa	07/01/2003	/ /
819072818	TESTECOPY	16/10.20.30	Nominativa	18/03/1996	03/11/2018
819072869	THERMALPRINTER	16/10.20.30	Nominativa	18/03/1996	03/11/2018
819072826	THERMALTICKET	NCL(8) 16	Nominativa	18/03/1996	06/12/2015
814537898	TOP LASER	NCL(7) 16	Nominativa	27/10/1988	04/09/2010
811980545	TOP PRINT	16/10.20.30	Mista	03/05/1985	21/01/2017
811898261	ULTRACOPY	09/45	Nominativa	15/02/1985	26/08/2016
903200740	UNISIDE L1	NCL(9) 16	Mista	07/12/2010	/ /
903881764	VIVAX	NCL(9) 16	Mista	22/07/2011	/ /
827494408	WHITE STAR	NCL(8) 16	Nominativa	30/06/2005	/ /

Marcas no Exterior

Processo	Marca	Depósito	Concessão	Prorrogação	País
1.785.666	TERMOSCRIPT	29/01/1999	03/04/2000	03/04/2010	ARGENTINA
1.785.667	TERMOTICKET	28/01/1999	03/04/2000	03/04/2010	ARGENTINA
1.848.451	TERMOLABEL	18/01/1999	24/10/2001	24/10/2011	ARGENTINA
1.984.584	THERMOPAPER HD	04/01/1992	28/02/1994	28/02/2014	ARGENTINA
2.188.773	STARMAX	24/11/1998	/ /	/ /	ARGENTINA
2.562.080	STARMAX	17/12/2004	/ /	/ /	ARGENTINA
SM-0630-99	STARMAX	04/03/1999	/ /	/ /	BOLIVIA
164.681	EXTRACOPY	/ /	08/10/1993	08/10/1993	PARAGUAI
164.801	TERMOCOPY	/ /	12/10/1993	12/10/1993	PARAGUAI
222.539	TERMOSCRIPT	/ /	14/02/2000	14/02/2000	PARAGUAI
328.808	STARMAX	10/11/1998	18/08/1999	18/08/1999	PARAGUAI
328.840	TERMOLABEL	/ /	18/08/1999	18/08/1999	PARAGUAI
328.841	TERMOTICKET	/ /	28/10/1999	28/10/1999	PARAGUAI
336.635	STARMAX	22/04/1999	23/01/2001	23/01/2011	PORTUGAL
400.099	STARMAX	25/11/1998	11/08/1999	11/08/2019	URUGUAI
400.767	TERMOLABEL	19/01/1999	27/09/1999	27/09/2019	URUGUAI
400.773	TERMOTICKET	19/01/1999	27/09/1999	27/09/2019	URUGUAI
404.101	TERMOSCRIPT	19/01/1999	27/09/1999	27/09/2019	URUGUAI
1.984.582	EXTRACOPY	28/02/1994	28/02/1994	01/07/2014	ARGENTINA
878.671	TERMOSCRIPT	10/03/1999	26/10/1999	26/10/2019	CHILE
878.029	TERMOLABEL	10/03/1999	26/10/1999	26/10/2019	CHILE
680.313	TERMOCOPY	16/04/2003	04/12/2003	04/12/2013	CHILE

Formulário Eletrônico de Petição Page 1 of 3

Versão 1.5

INPI INSTITUTO NACIONAL DA PROPRIEDADE INDUSTRIAL

Recibo de Envio do Formulário Eletrônico de Petição

Sua petição foi enviada com sucesso.

Número do Protocolo:	**810110465239**
Data:	**20/09/2011**
Horário:	**15:49**

Nosso Número (Número da GRU): 00.000.2.3.11.0873083.5
Objeto de Petição: ANOTAÇÃO DE TRANSFERÊNCIA DE TITULAR POR CESSÃO

Dados do Requerente

Nome ou Razão Social:	FIBRIA CELULOSE S/A.	
CPF/CNPJ/Número INPI:	60643228000121	E-Mail:
Endereço:	ALAMEDA SANTOS, 1357 6º ANDAR São Paulo SP	
Situação Jurídica:	PESSOA JURÍDICA	

Dados do Procurador

Nome:	Luis Felipe Balieiro Lima	E-Mail: lflima@bbladv.com
CPF:	16999921857	
Nº API:		
Nº OAB:	142981SP	

Processo(s) a transferir:
Quantidade: 80

901884464	903200740	903881764	827193793
816996393	827193785	816516502	816083401
819072834	827193696	825152860	816084815
810881950	827193734	819072869	811490904
819072850	810935465	814679633	813979161
819072800	819733903	828904910	811933512
819072818	816089183	810881900	814356419
827193769	816797080	810881969	827246986
825152879	827193700	827494408	810935473
826168388	827193750	824284135	816518831
824284151	814537898	821732196	828305250
815452160	813979200	816578257	827193807
816797099	828305218	827193777	827193742
819530514	811980545	814679617	819204498
819072826	810881896	811898261	819022225
826168396	827193718	816569495	818797746
814679625	815603835	816854262	821112295
816074690	825152887	818717580	816923132
816089175	813979226	811471594	827193726
826226507	811112381	816576513	818797754

Texto da Petição

Descreva neste campo: 1) Tipo de operação que deu origem à transferência; 2) Justificativa referente à legitimidade do representante do cedente para alienação da(s)marca(s) em questão; 3) Explicação quanto à compatibilidade da atividade do cessionário com a marca pretendida; 4) Justificativa sobre o envio de cada um dos anexos enviados e, 5) Histórico de eventuais transferências anteriormente ocorridas para a marca em questão.

ILMO. SR. DIRETOR DO DEPARTAMENTO DE MARCAS DO INSTITUTO NACIONAL DA PROPRIEDADE INDUSTRIAL – INPI.

 FIBRIA CELULOSE S/A, nova denominação social de VOTORANTIM CELULOSE E PAPEL S/A, vem, respeitosamente, a presença de V. Sra., requerer a anotação de cessão das marcas anexas consubstanciada no Contrato de Cessão e Transferência de Marcas, datado de 1° de setembro de 2011. Os representantes legais da empresa Cedente, Srs. Marcelo Strufaldi Castelli e João Adalberto Elek Junior, foram eleitos na Reunião Ordinária do Conselho de Administração, realizada em 23 de Agosto de 2011, conforme anexo e possuem plenos poderes para proceder com a alienação das marcas anexas. As partes possuem compatibilidade da atividade, posto que ambas no ramo de indústria e comércio, no atacado e no varejo de celulose, papel, papelão e quaisquer outros produtos derivados desses materiais. Em suma, ambas as empresas possuem o mesmo objeto social e atuam no mesmo ramo de atividade não havendo, desta forma, infração ao disposto no Art. 128 da Lei 9279/96, exercendo a Cessionária efetiva e licitamente atividade compatível com os produtos/serviços assinalados nos pedidos/registros, objeto desta cessão. Para comprovação da operação acima citada, enviamos anexos os seguintes documentos: (i) Contrato de Cessão e Transferência de Marcas firmado entre Fibria e Piracicaba; (ii) Procuração outorgada pela Fibria Celulose S/A; (iii) Consolidação do Estatuto Social da Cedente para comprovação de suas atividades e verificação de compatibilidade das atividades exercidas pela Cessionária; (iv) Consolidação do Contrato Social da Cessionária para comprovação de suas atividades e verificação de compatibilidade das atividades exercidas pela Cedente; (v) Lista completa das marcas cedidas; (vi) Ata da Reunião Ordinária do Conselho de Administração, realizada em 23 de Agosto de 2011 para comprovação dos poderes de alienação dos representantes legais da Cedente. Por fim, informa que dentre os processos ora transferidos os seguintes requerimentos foram solicitados: Protocolo 810110459862 de 01/09/2011, transferência das marcas da empresa Ripasa S/A Celulose e Papel para Votorantim Celulose e Papel S/A; Protocolo 810110459889 de 01/09/2011, transferência das marcas da empresa Celpav Celulose e Papel S/A para Votorantim Celulose e Papel S/A; Protocolo 810110459905 de 01/09/2011, requerimento de alteração de nome empresarial de Votorantim Celulose e Papel S/A para Fibria Celulose S/A.  Declaração de Atividades do Cessionário Em cumprimento ao disposto no Art. 128 da Lei 9279/96, declaro, sob as penas da Lei, que exerço efetiva e licitamente, atividade compatível com os produtos/serviços assinalados nos pedidos/registros, objeto deste documento de cessão. CESSÃO (*) Nome do Arquivo: C:\fakepath\Contrato_Cessão _Transferencia_Marcas_PIRACICABA_2.pdf (1342634 bytes) Nome do Arquivo: C:\fakepath\Contrato_Cessão _Transferencia_Marcas_PIRACICABA_1.pdf (1203003 bytes) PROCURAÇÃO Nome do Arquivo: C:\fakepath\Procuração_S_Fibria.pdf (1800187 bytes) DECLARAÇÃO DE ATIVIDADES DO CEDENTE Nome do Arquivo: C:\fakepath\AGOE 28.04.2011_registrada junta_consolida Estatuto - 2.pdf (1629523 bytes) Nome do Arquivo: C:\fakepath\AGOE 28.04.2011_registrada junta_consolida Estatuto - 1.pdf (1592437 bytes) Nome do Arquivo: C:\fakepath\AGOE 28.04.2011_registrada junta_consolida Estatuto - 3.pdf (1623938 bytes) Nome do Arquivo: C:\fakepath\AGOE 28.04.2011_registrada junta_consolida Estatuto - 4.pdf (1580009 bytes) OUTROS Nome do Arquivo: C:\fakepath\3a ACS_Piracicaba Ind. Papéis Especiais_1.pdf (1561283 bytes) Descrição: Contrato Social Cessionária Nome do Arquivo: C:\fakepath\Lista Cessão e Transferência de Marcas Fibria - Piracicaba.pdf (18906 bytes) Descrição: Lista Cessão de Marcas Fibria - Piracicaba

Nome do Arquivo: C:\fakepath\3a ACS_Piracicaba Ind. Papéis Especiais_2.pdf (1462437 bytes) Descrição: Contrato Social Cessionária PODERES PARA ALIENAÇÃO DA MARCA Nome do Arquivo: C:\fakepath\ARCA Ordinária-Eleição-Diretoria- 23.08.2011_assinada.pdf (1256149 bytes)  (*) Tipo de anexo obrigatório. Declaro, sob as penas da lei, que todas as informações prestadas neste formulário são verdadeiras. Obrigado por acessar o e-MARCAS. A partir de agora, o número acima identificará o seu protocolo junto ao INPI Portanto, guarde-o a fim de que você possa acompanhar, na Revista Eletrônica da Propriedade Industrial - RP (disponível em formato .pdf no portal www.inpi.gov.br), o andamento da sua petição. Contudo, tratando-se de serviço pago, a aceitação da petição está condicionada à confirmação do pagamento d respectiva GRU (Guia de Recolhimento da União), que deverá ter sido efetuado previamente ao envio dest formulário eletrônico, sob pena da presente petição vir a ser considerada não conhecida.

Schedule 7.3

SCHEDULE 7.3

CONFLICTS

•                  Please refer to Schedule 7.22.(b).

SCHEDULE 7.4

CONSENTS AND APPROVALS

•      Please refer to Schedule 7.7.(b).

•      Please refer to Schedule 7.22.(b).

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1488-2004-051-15-00-5	Samuel de Almeida Gomes Pereira	Labor Claim	2	Piracicaba	SP	Salary Differences, Vacation, Overtime, Pertinent Fine, Effects
331-1995-051-15-00-0	Paper Industry Workers’ Union	Labor Claim	2	Piracicaba	SP	Risk Premium, Effects
1158-2005-093-15-00-2	Iranildo Ferreira da Silva	Labor Claim	6	Campinas	SP	Overtime Differences, Severance Pay Differences, Overtime, Severance Pay Concerning Unemployment Insurance, Effects
1161-2005-093-15-00-6	José Roberto de Souza Silva	Labor Claim	6	Campinas	SP	Overtime Differences, Severance Pay Differences, Remunerated Weekly Day Off, Deliver of Forms for Release of the Unemployment Insurance, Overtime, Effects
01542-1999-012-15-00-3	Ivanil Cosme Gomes do Nascimento	Labor Claim	1	Piracicaba	SP	Attorneys’ Fees, Overtime, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay
00444-1999-012-15-00-9	José Paulo Pecorari	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay, Fine Related to Convention of 98/99

00846-2003-012-15-00-9	Isabel Miguel	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Health Hazard Allowance, Prior Notice, Remunerated Weekly Day Off, Provisional Tenure, Vacation, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Reimbursement of Undue Deductions

00859-2006-051-15-00-3	Agenor Moisés dos Santos	Labor Claim	2	Piracicaba	SP	Risk Premium, Allowance for Night Work, Risk Premium Differences, Remunerated Weekly Day Off, Attorneys’ Fees, Overtime, Effects
00804-2006-012-15-00-0	Mário Valdir Fioravante	Labor Claim	1	Piracicaba	SP

Health Hazard Allowance, Overtime Differences, Severance Pay Differences, Salary Differences, Wage Parity, Attorneys’ Fees, Overtime, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects

01361-2006-137-15-00-0	Mário Valdir Fioravante	Indemnification	3	Piracicaba	SP	Attorneys’ Fees, Property Damage, Pain and Suffering Damages, Pension Related to Salary and Effects
00088-2007-137-15-00-7	Hélio Aroldo dos Santos	Labor Claim	3	Piracicaba	SP	Wage Parity, Effects
00229-2007-012-15-00-7	Fernando Aparecido dos Santos	Labor Claim	0	Piracicaba	SP	Severance Pay

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00650-2007-137-15-00-2	Claudenir de Paula	Labor Claim	3	Piracicaba	SP

Unemployment Compensation Fund (FGTS), Overtime While in Commuter Transportation, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

00698-2007-137-15-00-0	Valter Aparecido Ferreira Santos	Labor Claim	3	Piracicaba	SP	Severance Pay
00672-2007-051-15-00-0	Delio Aparecido Marinho	Labor Claim	2	Piracicaba	RS	Severance Pay
01182-2007-012-15-00-9	Vagner Ferreira dos Santos	Labor Claim	1	Piracicaba	SP	Severance Pay
01349-2007-012-15-00-1	Gerson Soquetti	Labor Claim	1	Piracicaba	SP	Risk Premium, Allowance for Night Work, Overtime, Effects
01173-2007-051-15-00-0	Reginaldo Antonio Aparecido Ambrosio	Labor Claim	2	Piracicaba	SP	Severance Pay
01108-2007-137-15-00-7	Sivalte Brandão dos Santos	Labor Claim	3	Piracicaba	SP	Severance Pay
01974-2007-051-15-00-6	Antonio Donizeti Morales	Labor Claim	2	Piracicaba	SP

Salary Differences; Prior Notice; 13th Salaries; Vacation Plus the One-Third Bonus; Holidays; Paid Rests; Unemployment Compensation Fund (FGTS) and compensation of 40% over the Unemployment Compensation Fund (FGTS) between what was paid and what should have been paid. Payment of Social Security and Profit Sharing, Premium, Retirement, Differences, Basic Consumer Products, Overtime plus 60%, Payment of 1 daily hour for not granting a break for the meals, plus 60%. Prior Notice Differences; 13th Salaries; Vacation Plus the One-Third Bonus; Holidays; Paid Rests; Unemployment Compensation Fund (FGTS) and compensation of 40% over the Unemployment Compensation Fund (FGTS) arising from the integration of EXTRA HOURS normally worked by plaintiff; on Sundays and Holidays worked by them; ONE daily HOUR for the granting of a break for the meals under the terms of Article 71 of the Consolidated Labor Laws (CLT), plus the respective additions: Unemployment Compensation Fund (FGTS) and compensation of 40% over the Unemployment Compensation Fund (FGTS). Fine Related to Article 477 of the Consolidated Labor Laws (CLT).

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00334-2008-051-15-00-0	Sergio Luiz de Souza	Labor Claim	2	Piracicaba	SP

Prior Notice, 13th Salary, Vacation, Compensation on Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT)

00340-2008-051-15-00-7	Ademar dos Santos Vivaldo	Labor Claim	2	Piracicaba	SP

13th Salary, Prior Notice, Remunerated Weekly Day Off, Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Overtime, Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Salary Balance

00024-2009-012-15-00	Wildson Marcos de Lemos Boralli	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Health Hazard Allowance, Prior Notice, Unemployment Compensation Fund (FGTS) Differences (Economic Plans), Overtime Differences, Salary Differences, Remunerated Weekly Day Off, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Inclusion of the Salary-In-Kind to the Compensation, Fine of 40% over the Unemployment Compensation Fund (FGTS)

1440-2009-137-15-00-3	William José Seguin	Labor Claim	3	Piracicaba	SP	Overtime Differences, Pain and Suffering Damages, Compensation in Between Hours of Working, Effects, Monthly pension up to date 75 years are completed.
0213-2010	Edson de Jesus Gabini	Labor Claim	2	Piracicaba	SP	Nullity until the waiver of readmittance, fine and salaries until the readmittance date, relief for the reestablishment of health insurance, Pain and Suffering Damages, Effects and Attorneys’ Fees.
2241-2009	Antonio Souza Silva	Labor Claim	2	Cotia	SP	Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees
1862-2009	Elizeu Viana de Carvalho	Labor Claim	2	Piracicaba	SP	Constructive Termination, Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees
1882-2009	João Ailson Correia	Labor Claim	1	Piracicaba	SP	Constructive Termination, Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1867-2009	Sergio Luiz de Oliveira	Labor Claim	3	Piracicaba	SP	Acknowledgment of Constructive Termination, Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees
7075420105150130	Manoel Paixão Pereira da Silva	Labor Claim	3	Piracicaba	SP	Medical Expenses, Loss of Profits for Life, Life Annuity, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS)
7013420105150010	Paper Industry Workers’ Union	Enforcement Action	1	Piracicaba	SP	Enforcement of the Collective Convention
6954220115020240	Antônio Souza Silva	Labor Claim	2	Cotia	SP	Health Hazard Allowance, Risk Premium, Attorneys’ Fees, Joint Liability, Secondary Liability
1554220115150010	Edvaldo Alves dos Santos	Labor Claim	1	Piracicaba	SP

Allowance for Night Work, Basic Consumer Products, Overtime Differences, Allowance for Night Work Differences, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Joint Liability, Employment Relationship

952-2003-051-15-00-5	Francisco N. Gomes	Labor Claim	2	Piracicaba	SP	Effects, Annulment of Termination
2351-2001-012-15-00-7	Guillermo Patrício L. Guzman	Labor Claim	1	Piracicaba	SP

13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Pain and Suffering Damages, Dismissal Compensation, Severance Pay Concerning Unemployment Insurance, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Profit Sharing, Effects, Balance of Private Pension Fund, Severance Pay

462-1993-051-15-00-5	Antônio Quellis	Labor Claim	2	Piracicaba	SP	Differences
00858-2005-137-15-00-0	Glauber José Vaz Pinto	Labor Claim	3	Piracicaba	SP

Prior Notice, Remunerated Weekly Day Off, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Severance Pay Concerning Unemployment Insurance, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

1092-2005-137-15-00-0	Orman Fortuna da Silva	Labor Claim	3	Piracicaba	SP	Health Hazard Allowance, Severance Pay Differences, Attorneys’ Fees, Pain and Suffering Damages, Effects, Readmittance

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00445-1999-012-15-00-1	Acelino Alves Bezerra	Labor Claim	1	Piracicaba	SP

Attorneys’ Fees, Overtime, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, 1/3 Vacation Bonus, 13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine 50% - Agreement

01932-2006-137-15-00-6	Amarildo Mendes Santiago	Labor Claim	3	Piracicaba	SP

Risk Premium, Attorneys’ Fees, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, 1/3 Vacation Bonus, 13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Fine of 40% over the Unemployment Compensation Fund (FGTS), Remunerated Weekly Day Off

02869-1998-051-15-00-8	Antonio Rodrigues Alves	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Allowance for Night Work, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Severance Pay, Fine 50% of the Termination

00114-1999-012-15-00-4	Geraldo Cromoco	Labor Claim	1	Piracicaba	SP	Attorneys’ Fees, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Severance Pay
02989-1998-012-15-00-0	João Oliveira Carneiro	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS), Release Month, Termination Not Computed

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00036-1999-012-15-00-2	Manoel da Silva Gomes	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Salary Balance, Severance Pay

00431-1999-012-15-00-7	Milton da Silva Rocha	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Allowance for Night Work, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Fine 50% - Agreement,

02421-1998-051-15-00-3	Rubens Barbosa	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 50% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay

02877-1998-012-15-00-6	Tarcísio Apolinário de Moura	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Fine 50% - Severance Pay

02837-1998-051-15-00-0	Valdemar Luis de Souza	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Fine 50% - Agreement

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
01064-2000-051-15-00-7	Emelson Monteiro de Andrade	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS), Release Month, Extrajudicial Fine

01066-2000-012-15-00-3	Erivan Francisco de Carvalho	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Extrajudicial Fine, Unemployment Compensation Fund (FGTS), Release Month

01082-2000-051-15-00-2	Gilvaltim Prates Mota	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS) Release Month, Extrajudicial Fine

01066-2000-051-15-00-4	Rograciano Francisco de Souza	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Extrajudicial Fine, Unemployment Compensation Fund (FGTS), Release Month

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
02894-1998-012-15-00-8	Emerson Alvares de Lima	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay

01952-2003-051-15-00-2	Geraldo Inácio de Almeida	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Fine of 40% over the Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salaries Due and Coming Due, Salary Balance, Severance Pay

02313-2003-053-15-00-7	Jairo Luiz Weber	Labor Claim	4	Piracicaba	SP	Lack of the Objects together with the respective amounts and probabilities of loss.
01047-2005-051-15-00-4	Carlos Aparecido Pereira	Labor Claim	2	Piracicaba	SP	Lack of the Objects together with the respective amounts and probabilities of loss.
01065-2000-012-15-00-1	Antonio Luis Alcântara Santana	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS), Release Month

01156-2006-012-15-00-0	Wagner Pereira Jardim	Labor Claim	1	Piracicaba	SP

Allowance for Night Work, Prior Notice, Overtime Differences, Deliver of Forms for Release of the Unemployment Insurance, Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
02179-2006-137-15-00-6	Ananias Brandi de Souza	Labor Claim	3	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Subsidiary Conviction, Statement for Annulment of Dismissal, Overtime Differences, Deliver of Forms for Release of the Unemployment Insurance, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

00461-2007-012-15-00-5	Silvio Aristides Simões	Labor Claim	1	Piracicaba	SE	Risk Premium, Unemployment Compensation Fund (FGTS)
00494-2007-099-15-00-8	Valdir Ferreira Bonfim	Labor Claim	2	Americana	SP	Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Severance Pay
00657-2007-012-15-00-0	José Maria Coelho de Oliveira	Labor Claim	1	Piracicaba	SP

Unemployment Compensation Fund (FGTS), Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Severance Pay

00726-2007-012-15-00-5	Antonio Carlos Bachega	Labor Claim	1	Piracicaba	SP	Risk Premium, Severance Pay
00756-2007-137-15-00-6	Geraldo de Oliveira	Labor Claim	3	Piracicaba	SP	Severance Pay
00784-2007-051-15-00-1	Josemário Olegário dos Santos	Labor Claim	2	Piracicaba	SP	Severance Pay
00820-2007-051-15-00-7	Fábio Ferreira de Freitas	Labor Claim	2	Piracicaba	RS	Severance Pay
01165-2007-051-15-00-4	Edinilson Alexandre Bandeira de Moura	Labor Claim	2	Piracicaba	SP	Overtime, Salary Balance
01180-2007-051-15-00-02	José Marcelo Santana	Labor Claim	2	Piracicaba	SP	Severance Pay
01160-2007-051-15-00-1	Reginaldo Marques Davi	Labor Claim	2	Piracicaba	SP	Severance Pay
01150-2007-012-15-00-3	Antonio Carlos Caíres Rocha	Labor Claim	1	Piracicaba	SP	Severance Pay
01161-2007-137-15-00-8	Valmir Rocha Mendes da Silva	Labor Claim	3	Piracicaba	SP	Severance Pay
01330-2007-051-15-00-8	Fábio Alexandre Galdino	Labor Claim	2	Piracicaba	SP	Severance Pay
01296-2007-137-15-00-3	Luciano Paulo de Oliveira Freitas	Labor Claim	3	Piracicaba	SP	Severance Pay
01605-2007-012-15-00-0	Itamar Cavalcante do Amaral	Labor Claim	0	Piracicaba	SP	Acknowledgment of Secondary Liability, Vacation, Prior Notice, Unemployment Compensation Fund (FGTS), 13th Salary.
01867-2007-051-15-00-8	Antonio Aparecido Elias	Labor Claim	2	Piracicaba	SP	Severance Pay, Prior Notice, Overtime.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
01589-2008-137-15-00-1	Fernando Coelho Barbosa	Labor Claim	3	Piracicaba	SP	13th Salary, Prior Notice, Remunerated Weekly Day Off, Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS)
533-2009-13715-00-0	Geraldo de Oliveira	Labor Claim	3	Piracicaba	SP	Overtime, 13th Salary, Vacation, Severance Pay and Unemployment Compensation Fund (FGTS).
01519-2009-014-15-00-2	Wagner Alexandre Scapolon	Labor Claim	1	Limeira	SP	Risk Premium, Overtime, Overtime While in Commuter Transportation, Effects
0191500-48.2009.5.15.0051	Cleber Junior Sebastião dos Anjos	Labor Claim	2	Piracicaba	SP

Allowance for Night Work, Write Off of the Work and Social Security Card (CTPS), Severance Pay Differences, Deliver of Forms for Release of the Unemployment Insurance, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Effects, Readmittance

0134-2010	Manoel Paixão Pereira da Silva	Labor Claim	3	Piracicaba	SP	Overtime, Risk Premium/ Health Hazard, Refund of Discounts, Differences, Attorneys’ Fees and Effects.
0835-2009	Ademeu Ferreira	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1431-2009	Agostinho Leopoldino	Labor Claim	1	Piracicaba	SP	Risk Premium, Effects and Attorneys’ Fees.
0788-2009	Alcides Pereira Júnior	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0860-2009	Antônio Angelo Nardelli	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1814-2009	Antônio Carlos de Proença	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0787-2009	Antonio Carlos Lucas Mariano	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0898-2009	Antonio Celso Soares	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0774-2009	Antonio Donizete Alves de Oliveira		3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0773-2009	Antonio Reinaldo Stoco	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2057-2009	Arnaldo Menghini	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1809.0065.2009.5.150000	Benedito Orlando Oriani	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0883-2009	Claudemir Aparecido Camargo	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0906-2009	Daniel de Oliveira	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

92300.68.2009.5.150000	Daniel Ferreira da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0964-2009	Davi Corrêa	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1813-2009	Edenir Oswaldo Tararam	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0837-2009	Edson Aparecido Mariano	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0779-2009	Elias Maia da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1860-2009	Enrique Lourenço Dorta	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0917-2009	Gilberto Donizete Gomes	Labor Claim	1	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0141-2010	Herbim Cardoso Rodrigues	Labor Claim	1	Piracicaba	SP	Differences, Overtime, Health Hazard Allowance, Pain and Suffering Damages and Effects
1368-2009	Jefferson Willian Gonçalves de Oliveira	Labor Claim	3	Piracicaba	SP	Risk Premium, Differences, Overtime, Effects and Attorneys’ Fees
0776-2009	João Adão Pães Alves	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0813-2009	João Antonio da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2060-2009	João Augusto Muller	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0770-2009	João Batista Gaudêncio	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0815-2009	João José Consolmagno		2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0764-2009	João Nunes	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0958-2009	José Anderson da Cruz	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0921-2009	José Carlos Aparecido dos Santos	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0808-2009	José Carlos Mendes de Campos	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1863-2009	José Cláudio Pereira da Silva	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1807-2009	José dos Santos Garcia	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0961-2009	José Gomes da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0842-2009	José Luiz Sabino	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0779-2009	José Mário Alborghetti	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0809-2009	José Moacir Darros	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0814-2009	José Odair Pereira Granja	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0864-2009	José Renato Andrade	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2059-2009	Luis Carlos João	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0865-2009	Luiz Aparecido Moncitoni	Labor Claim	1	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0919-2009	Luiz Fernando Gomes da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2063-2009	Marcos Abílio Ferreira	Labor Claim	2	Piracicaba	SP	Health Hazard Allowance, Differences, Effects and Attorneys’ Fees.
1861-2007	Martiniano Pereira dos Santos	Labor Claim	3	Piracicaba	SP

Differences, Prior Notice, Vacation, Overtime, Severance Pay, Differences, Fine Related to Article 477 and 467 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Unemployment Compensation Fund (FGTS) + Fine of 40%, Attorneys’ Fees and Effects.

1769-2009	Mauricio Donizete da Silva	Labor Claim	1	Piracicaba	SP	Differences, Pain and Suffering Damages and Property Damage, Fine Related to Article 477 and 467 of the Consolidated Labor Laws (CLT), Risk Premium, Effects and Attorneys’ Fees
1858-2009	Nelson Lopes Amâncio	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0780-2009	Nicodemo Morgado	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0836-2009	Odivan Adalberto da Costa	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0040-2010	Osmar Silvério da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0843-2009	Paulo Henrique Xavier	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0904-2009	Walter Fernando Viva	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1808-2009	Reinaldo Antonio dos Santos	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0896-2009	Reinaldo de Andrade Alecrin	Labor Claim	1	Piracicaba	SP	Overtime, Differences, Health Hazard Allowance, Pertinent Fines, Attorneys’ Fees and Effects
0840-2009	Ricardo José de Siqueira	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1982-2009	Roberto Sidnei Grin	Labor Claim	1	Piracicaba	SP	Acknowledgment of Occupational Accident, Severance Pay, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + 40%, Effects and Attorneys’ Fees.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0780-2009	Ronaldo de Souza	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0843-2009	Silvio Carlos Alves de Souza	Labor Claim	1	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1859-2009	Valdemir Pires	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

4936320105150130	Marinalva Conceição dos Santos	Labor Claim	3	Piracicaba	SP

Allowance for Night Work, Salary Differences, Overtime, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Fine Related to Article 479 of the Consolidated Labor Laws (CLT), Effects

7722000920095150000	Reginaldo Lopes	Labor Claim	3	Piracicaba	SP	Salary Differences, Overtime, Pain and Suffering Damages, Profit Sharing, Effects
12087220105150000	Amarildo José Delfim	Labor Claim	2	Piracicaba	SP	Health Hazard Allowance, Health Hazard Allowance Differences, Risk Premium Salary Differences, Vacation, Compensation in Between Hours of Working
11852920105150000	Marcos Roberto Pedro Antônio	Labor Claim	2	Piracicaba	SP

Risk Premium, Commissions, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects

11861420105150000	Benedito Fidelis Correa Neto	Labor Claim	2	Piracicaba	SP

Risk Premium, Commissions, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1155.27.2010.5.15.0100	Edson José Pires de Abreu	Labor Claim	2	Piracicaba	SP

Risk Premium, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects, Correction of the Work and Social Security Card (CTPS), Severance Pay

900006920095150000	João Camargo	Labor Claim	3	Piracicaba	SP	Risk Premium, Commissions, Salary Differences, Overtime, Additional Compensation, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects
914002120095150000	João Roberto Melenchon	Labor Claim	3	Piracicaba	SP	Risk Premium, Commissions, Salary Differences, Overtime, Additional Compensation, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects
16971220105150000	Carlos Roberto Moraes de Oliveira	Labor Claim	2	Piracicaba	SP	13th Salary, Risk Premium, Commissions, Salary Differences, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Compensation in Between Hours of Working
18030720105150100	Edson Batista dos Santos	Labor Claim	3	Piracicaba	SP	Health Hazard Allowance, Risk Premium, Salary Differences, Overtime, Severance Pay of the Tenure, Pain and Suffering Damages, Severance Pay
81009	Manoel Marizza	Labor Claim	3	Piracicaba	SP

Risk Premium, Severance Pay Differences, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance

78109	Percy Gomes dos Santos	Labor Claim	2	Piracicaba	SP

Severance Pay Differences, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
11828.2011.51.50.130	Pedro Donizete Pereira da Silva	Labor Claim	3	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Risk Premium, Allowance for Night Work, Commissions, Remunerated Weekly Day Off, Salary Differences, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects, Joint Liability, Secondary Liability, Correction of the Work and Social Security Card (CTPS), Severance Pay

383.2009.054.15.002	Euripa Marcelino Gomes	Labor Claim	1	Sertãozinho	SP

1/3 Vacation Bonus, 13th Salary, Remunerated Weekly Day Off, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Overtime While in Commuter Transportation, Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Joint Liability, Secondary Liability, Salary Balance, Unemployment Insurance, Severance Pay, Employment Relationship

0001001-39.2011.5.15.0051	Edgard Godoy	Labor Claim	2	Piracicaba	SP	Pain and Suffering Damages, Health Care
931-2006-012	Jorge Pereira de Oliveira	Indemnification	3	Piracicaba	SP	Pain and Suffering Damages and Property Damage
0062500-96.2007.5.15.0137	Lindomar Reginaldo de Lima	Indemnification	1	Piracicaba	SP	Indemnification
000072.2010.15.000/1-12	CEREST Piracicaba	Procedure Preparation	0	Piracicaba	SP	Notice of Fine Assessment.
Notice of Fine Assessment	Municipal Government of Piracicaba - Health And Sanitation Office CEREST Piracicaba	Notice of Fine Assessment	0	Piracicaba	SP	Notice of Fine Assessment.
46259007166201000	Labor Prosecution Office in the City of Piracicaba	Infraction Notice	0	Piracicaba	SP	Employees working in rotating shifts, but they did not realize the non-existence of a collective instrument which authorizes them to receive Overtime and the pertinent additions thereto.
46259007168201000	Labor Prosecution Office in the City of Piracicaba	Infraction Notice	0	Piracicaba	SP	Employer used the rotating shift of eight hours without the existence of a collective instrument authorizing such practice in the year of 2010.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
46259007167201000	Labor Prosecution Office in the City of Piracicaba	Infraction Notice	0	Piracicaba	SP

It is an infraction notice drawn up due to the following infraction: Failure to pay, until the 5th business day subsequent to the month of maturity, the payment in full of the monthly salary due to the employee. The employer used the rotating shift of eight hours without the existence of a collective instrument authorizing such practice in the year of 2010.

46259-0006511/2011-75	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP

Infraction notice — Failure to grant a break for rest and meal of at least 1 and maximum of 2 hours without the prior authorization of Ministry of Labor and Employment (MTE) in affront to the provision in Article 71 of the Consolidated Labor Laws (CLT). Infraction Notice No. 21648573.

46259-006510/2011-21	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP

Failure to pay, until the 5th business day subsequent to the month of maturity, the payment in full of the monthly salary due to the employee (...) The remaining thirty minutes shall be paid, with the additional of 50%. According to the jurisdictional understanding already consolidated in the Case Law Guidance 307 of the Superior Labor Court, the failure to grant a break in full implies in the total payment of the period plus additional. Therefore, employer has paid only half of the amount due in the period of May/2010 to May/2011. Infraction Notice No. 021648565.

46259-006509/2011-04	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP

Failure to calculate for the purposes of calculating deposits of the Unemployment Compensation Fund (FGTS) an integral installment of remuneration. Tax Notice for the Collection of the Unemployment Compensation Fund and Social Security No. 506.517.110 in the total amount of R$ 69,270.21 to be collected until July, 14th. Infraction Notice No. 021648557.

989-45.2011.5.15.0012	Vanderlei Martinho Ebuliani	Labor Claim	1	Piracicaba	SP	Labor Claim with Indemnification for occupational accident with pain and suffering damages and property damage.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0001066-34.2011.5.15.0051	Rogério Pinheiro Rezende	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Risk Premium, Prior Notice, Basic Consumer Products, Severance Pay Differences, Salary Differences, Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Hours on Call, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Secondary Liability, Salary Balance, Severance Pay; Annulment of the Resignation with Acknowledgment of Constructive Termination.

46259-002672/2010-17	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP	Failure to hold monthly ordinary meeting of Joint Occupational Health and Safety Commission (CIPA). Infraction Notice No. 21889120.
0001131-62.2011.5.15.0137	Fabio Luis Alves Marcos	Labor Claim	3	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Allowance for Night Work, Remunerated Weekly Day Off, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Overtime While in Commuter Transportation, Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Profit Sharing, Severance Pay

II - TAX

	OBJECT	Proceeding number	ADVERSE PARTY

1

Excise Tax (IPI) - ensure ascertainment in control account related to credit arising from the acquisition of inputs taxed at zero rate, calculated based on the rate of output of industrialized product.

		Writ of mandamus 2002.61.09.006954-5, 1st VF/Piracicaba - AG2002.03.00.053632 0	Union

2	Tax on distribution of goods and services (ICMS) -maintenance of credit of ICMS in the acquisition of inputs for the production of tax-exempt paper	Writ of mandamus 3951/02, 7th VC/Campinas - appeal 369682-5 - AG/RE 369.682.5/5-02 AG/RESP 369.682.5/5-03	Treasury Office of the State of São Paulo (SEFAZ/SP)

3	IPI - Credit-Premium IPI - non-compliance with the formal obligation in the transfer of credit from KSR to Celpav	Infraction notice 13808.006175/2001-76 (MPF 0813200.2001.01318-7) - PF Piracicaba	Federal Revenue Service

4	II and IPI related to the divergence in the tax classification of the product “Termocopy Paper”. - period: January/1992	Tax Execution 97.1100154-3, 2nd VF/Piracicaba, PA 10314.003964/94-74, CDA 80496.000516-56, of October 25, 1996 - EMB. EXEC. 97.1107278-5- REEX 2004.03.99.028037-0 (VCP.41)	National Treasury

5		ANNULMENT 97.1102882-4, Federal Court/Piracicaba -2004.03.99.031063-5 (VCP.42) - CDA 80496.000516-56	Union

6	II related to the divergence in the tax classification of the product “Termocopy Paper”. - period: January/1992	TAX EXECUTION 97.1100151-9, 1st VF/Piracicaba - PA10314.003963/94-10 - CDA 80496.000515-75, of October 25, 1996	National Treasury

7		ANNULMENT 97.1102883-2, Federal Court/Piracicaba - CDA 80496.000515-75 -	Union

8	II and IPI related to the divergence in the tax classification of the product “Termocopy Paper”. - period: January/1992	Tax execution 97.1100267-1, Federal Court/Piracicaba PA10314.003963/94-10 - CDA 80396.002060-32, of August 20, 1996 / EMB.EXEC. 97.1107277-7 / 2004.03.99.019974-8	National Treasury

	OBJECT	Proceeding number	ADVERSE PARTY

9	II and IPI related to the divergence in the tax classification of the product “Termocopy Paper”. -period: January/1992 September 04, 2011 8:26 p.m.	ANNULMENT 97.1102881-6, Federal Court/Piracicaba (portfolio TRI.0459.01) - 2004.03.99.019974-8 - CDA 80396.002060-32	Union

10	IPI - customs fines - divergence in the tax classification of goods NOPCO 1407-K / NCM 34.13.00 (AIIM NCM 3824.90.89)	infraction notice 11128.009315/2007-87 - Interbank deposit (DI) No. 03/0681065-9 in the amount of R$ 18,681.08 - PF Santos 0817800/41958/07 -	Federal Revenue Service

11	Fine of import, fine of tax of import, fine due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Annulment 97.1101038-0, Federal Court/Piracicaba - Appeal 2004.03.99.022426-3 - CDA 80696.053572-19, CDA 80496.000612-95, CDA 80396.002628-89	Union

12	Fines of import, fines of tax of import, fines due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Tax Execution 97.1100511-5, PA 10814.008298/96-73 - CDA 80696.053572-19, EMB.EXEC. 97.1105705-0, APPEAL. 2004.03.99.023789-0	National Treasury

13	Fines of import, fines of tax of import, fines due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Tax Execution 97.1100837-8, Federal Execution/Piracicaba - CDA 80496.000612-95	National Treasury

14	Fines of import, fines of tax of import, fines due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Tax execution 97.1100838-6, Federal Court/Piracicaba - CDA 80396.002628-89	National Treasury

	OBJECT	Proceeding number	ADVERSE PARTY

15	IPI - Tax Classification - product NCM BR-054	infraction notice, PF Santos - DI 01/0306809-5, of March 27, 2001 - PA 11128.006467/04-85 - deposit identif. N.11128.008143/2005-62	Federal Revenue Service

16	Product tax classification MCD 045	Infraction notice, PF Santos - PA 11128.004959/2007-89	Federal Revenue Service

17	IPI - Tax classification - customs fines - NOPCO 1407 -K - NCM 34.13.00 (AIIM NCM 3824.90.89)	infraction notice - PF Santos - DI 03/0922935-3, of October 24, 2003 - MPF 0817800/25742/08 - PA 11128.006601/08-71	Federal Revenue Service

18	IPI /II - Tax classification - customs fines 1% - D8, RAPISOL B07, PDS 150	Infraction notice, PF Santos — DI 04/0105737-7, Feb. 03, 2004 - MPF 0817800/35354/08 — PA 11128.008764/08-99

19	IPI - Tax classification - customs fines 1% - BR-054	Infraction notice, PF Santos - DI No. 04/0338014-0 and 04/0340224-1, Apr. 12, 2004 - MPF 0817800/38475/08 - PA 11128.009270/2008-21	Federal Revenue Service

20	IPI/II - Tax classification - customs fines - HISOL-SAS 310	Infraction notice, PF Santos - DI 04/0268168-6, of March 23, 2004 - MPF 0817800/37298/08 - PA 11128.009274/2008-18	Federal Revenue Service

21	IPI/II - Tax Classification - customs fines - HSOL - SAS 310	Infraction notice, PF Santos - DI 04/0406274-6, of April 29, 2004; MPF 0817800/00314/09 -PA 11128.000300/2009-15	Federal Revenue Service

22	IPI/II - Tax Classification - customs fines - HYDRAN AP 30F - PA 801 -NOPCO 1407-K	Infraction notice, PF Santos - PA 11128.003006/2009-65 - DI 04/0623951-1/005, of June 29, 2004	Federal Revenue Service

	OBJECT	Proceeding number	ADVERSE PARTY

23	Excise tax (IPI)/Social Participation Program (PIS)/Social Security Financing Contribution (COFINS)- Tax classification - customs fines - NOPCO 1407-K : NCM 3402.13.00 (AIIM 3824.90.89)	Infraction notice, PF Santos - PA 11128.004172/2009-89 - DI 04/0855608-5/0001, of August 26, 2004	Federal Revenue Service

24	IPI, regulatory fine, PIS/COFINS - Tax classification - customs fines 1% -BR-054	Infraction notice, PF Santos - 11128.004396/2009-91 - DI 04/0972661-8, of September 28, 2004	Federal Revenue Service

25	regulatory fine, PIS/COFINS - Tax classification - product ODB-II leuco dye for carbonless paper - classif. Adopted by the company 2932.29.90 - classif. SRF 2932.99.99	Infraction notice, PF Santos - PA 11128.009632/2009-65, DI 05/1144569-0, of October 21, 2005	Federal Revenue Service

26

IPI/II, regulatory fine, PIS/COFINS - Tax classification - product Chemipearl W-400 (classif. adopted by the company 3901.20.29 - classif. SRF 3405.90.00) - prod. Aron T-50 (classif. adopted by the company 3906.90.19 - classif. SRF 3906.90.11)

		Infraction notice, PF Santos - PA 11128.000873/2010-82 - MPF 0817800/03207/10 - DI 05/1126839-9, and October 18, 2005	Federal Revenue Service

27	IPI - Tax Classification - fine of administration control, proportional fine to the customs amount - product BR-054 import - lacking import form	Infraction notice, PF Santos - DI 03/0851251-5/001 - MPF 0817800/045616/08 - PA 11128.001483/2008-13, Santos	Federal Revenue Service

28	IPI - customs fines - divergence of tax classification of good NOPCO 1407 - K - NCM 34.13.00 (AIIM NCM 3824.90.89)	Infraction notice, PF Santos - DI 03/0493388-5/002 - MPF 0817800/20885/07 - PA 11128.001068/2008-51, Santos	Federal Revenue Service

29	ICMS - sale of tax-exempt paper to distributor (ABC Distribuidora) duly registered at SRFB - ADE: executive declaration act which authorizes it to distribute tax-exempt paper.	Infraction notice 2008.04811-7, of April 21, 2008, Ceará - NF 373892, of April 16, 2008	Treasury Office of the State of Ceará (SEFAZ/CE)

TOTAL

III - CIVIL

Court No.	Judicial District	Company	Branch	Position of the Company	Adverse	Status of the Adverse	Proceeding	Type of Action	Object

5	Piracicaba	Fibria Celulose S/A	Piracicaba	Execution creditor	A Tribuna Piracicabana Ltda Newspaper	Executed debtor	Execution	Execution	Execution: credit arising from the supply of goods

5	Piracicaba	Fibria Celulose S/A	Piracicaba	Respondent	Wilson Duarte Cardoso	Claimant	Ordinary	Indemnification	Suit for damages

3	Piracicaba	Fibria Celulose S/A	Piracicaba	Plaintiff	Majo Cristofer Equip de Movimentação de Carga	Defendant	Provisional remedy	Stay of protest	Protest cancellation

6	Piracicaba	Fibria Celulose S/A	Piracicaba	Plaintiff	Colina Logística Ltda	Defendant	Special	Consignment in payment	Action proposed aiming at the consignment in payment and the protest cancellation made against Fibria (Trade note No. 348)

6	Piracicaba	Fibria Celulose S/A	Piracicaba	Plaintiff	Majo Cristofer Equip de Movimentação de Carga	Defendant	Special	Consignment in payment	Action proposed with the aim of cancelling the improper protest made against Fibria, whose note had already been paid (Trade note No. 5460-1)

Process No. 451.01.2009.9.030.747-6 (waiting for distribution in the 2nd jurisdiction)	Piracicaba	Fibria is not a Party	Fibria is not a Party	Fibria is not a Party	Parties: Wilson Guidotti and COSAN (Current name of Usina da Barra)	N/A	Ordinary	Affirmative Covenant	Delivery of documents necessary to register the Real Estate Property enrolled in the 2nd Register of Real Estate of Piracicaba under No. 81.679.

Schedule 7.7(a)

Fibria     Licenças Unidade Piracicaba

Agency	Document	Document number	Process number	Document Date	Subject	Expiration Date
Environmental
DAEE	Grant	Portaria DAEE n.º 283, de 12 de Fevereiro de 2008	9802327 - Vol 2	12/02/2008	Grant of use of water resources for water abstraction and effluent discharge treated in Piracicaba River and	12/02/2012
IBAMA	Federal Technical Registry	Numero do cadastro:5317296	—	22/03/2011	Federal Technical Registry	—
IBAMA	CERTIFICATE OF REGULARLY	—	—	06/09/2011	Certificate of regularly of poluted activities	06/12/2011
P. M. PIRACICABA	certificate of use and occupation of land	—	107640/2011	01/09/2011	certificate of use and occupation of land	—
CETESB	Operation license	21004396	21/00897/08	17/08/2011	Operation license reform of Substation	17/08/2013
CETESB	Operation license	21004395	21/00193/10	17/08/2011	Operation license of air compressor	17/08/2013
CETESB	Operation license	21004402	21/00322/10	17/08/2011	Operation Licence of Coater PC3, and Raw materials tanks (05 tanks and 10 pumps)	17/08/2013
CETESB	Operation license	21004398	21/00642/11	17/08/2011	Operation license of Piracicaba Mill. Válid for 145.300 t/year of specilaty papers	17/08/2013
CETESB	Operation license	21003269	21/01256/08	17/03/2009	Operation License for ETE Power generator	24/06/2011
CETESB	Operation license	21003270	21/00966/08	24/06/2009	Operation License- Usina warehouse, Water Contention tank and fire water tank.	24/06/2011
CETESB	Operation license	21002471	21/00833/10	20/01/2011	Licença de Instalação para sistema de ar refrigerante para Subestação	20/01/2013
Human Resources
Conselho regional de medicina	ART	—	—	—	ART — CERTIFICADO DE ANOTAÇÃO DE RESPONSABILIDADE TECNICA para PRODUTOS QUPIMICOS	31/03/2012
Ministério do trabalho e Sindicato	Registro para atividades na fábrica			26/08/2011

Registro para atividades na fábrica - Acordo Coletivo de trabalho - turno revezamento, Acordo Coletivo de trabalho - Sistema de Compensação de Horas (banco de horas), Acordo coletivo de trabalho - Periculosidade, Acordo Coletivo de Trabalho - Assistência Médica.

I.T.
ANATEL		143918/00			Links de dados externo comunicação - Unidade Piracicaba e TIVIT	21/07/2013
Security and Health
Fire Department	AVCB	653774	PPCI-018/401/01	12/01/2009	Auto Inspection of Fire Department	12/01/2012
P. M. PIRACICABA	LF - SIVISA	N.ºCEVS 353870901-863-000883-1-5	993/2002	11/10/2010	Operation license of Medical ambulatory - SIVISA (Sistema de Informação em Vigilancia Sanitária)	11/10/2011
CETESB	Operation license	21100208	21/00429/97	04/03/2011	Licença para realização de treinamento de combate a incêndios	15/12/2011
ANATEL	Operation license	Nº16064/2005/ER01OT/ANATEL	21/00429/98	05/03/2011	4 frequências analógicas de rádio e 149 rádios para comunicação interna na Fábrica de Piracicaba
Controller/Fiscal
P.M. Piracicaba	SIL - Alvará funcionamento	1068602011	29540.2011.74	14/09/2011	Licença de funcionamneto da fábrica, no âmbito municipal	14/09/2013
RECEITA FEDERAL - ADUANA	RADAR - Ordinário	S/Nº	13888.722964/2011-87/ Termo de Ciência 157/2009	01/09/2011	Habilitação para a empresa importar e exportar na Modalidade Ordinária	provisório - sem prazo determinado
RECEITA FEDERAL	ADE Papel Imune	ADE 53/2011	13888.005596/2010-28	03/08/2011	Registro Especial para a empresa realizar operação com papel imune	s/prazo
SECRETARIA DA FAZENDA DE SÃO PAULO	RECOPI	S/Nº	0071362603351961484 8	29/08/2011	Credenciamento no RECOPI para a empresa realizar operaçõe com papel imune, no âmbito Estadual - São Paulo.	s/prazo

Agency	Document	Document number	Process number	Document Date	Subject	Expiration Date
Paper Production
FEDERAL POLICE	Operation License	00026933-6	—	17/01/2011	Certificate of license to operate - Chemical products	07/12/2011
CIVIL POLICE	Operation License	013/2011	—	31/01/2011	Certificate of license to operate - Chemical products	31/12/2011
CIVIL POLICE	Operation License for chemical transportation	012/2011	—	31/01/2011	Certificate of license to trasnport - Chemical products	31/12/2011
CNEN	Approval to operate	Ofício nº. 6172/2011	Sisdoc 5946/2007	07/07/2011	Operating authority of radioactive sources	30/01/2014
Supply
ANP	Cadastro		—		Cadastro para autorização de importação de solvente
Logistics
SEFAZ			—		Credenciamento da Nota Fiscal eletronica

SCHEDULE 7.7(b)

Piracicaba will not hold the following permits, as of the Closing Date:

• CETESB - Operating License - Unit VCP-PL:

•                 Fibria has explained the transaction of sale of the plant of Piracicaba to CETESB and it has accepted the use of the current license held by Fibria by Piracicaba. However, it has requested that after the sale and the definition of the definitive corporate name, OJI Paper shall request the transfer of the current license, regarding the change of the corporate name and CNPJ.

• DAEE — Captivation of water:

•                  Fibria has explained the transaction of sale of the plant of Piracicaba to the agency and it has accepted the use of the current license held by Fibria by Piracicaba. However, it has requested that after the sale and the definition of the definitive corporate name, OJI Paper shall request the transfer of the current license, regarding the change of the corporate name and CNPJ.

• License issued by the Federal Police.

• License issued by the Civil Police.

Schedule 7.8.2

II - TAX

	OBJECT	Proceeding number	ADVERSE PARTY
1

Excise Tax (IPI) - ensure ascertainment in control account related to credit arising from the acquisition of inputs taxed at zero rate, calculated based on the rate of output of industrialized product.

		Writ of mandamus 2002.61.09.006954-5, 1st VF/Piracicaba - AG 2002.03.00.053632 0	Union
2	Tax on distribution of goods and services (ICMS) - maintenance of credit of ICMS in the acquisition of inputs for the production of tax-exempt paper	Writ of mandamus 3951/02, 7th VC/Campinas - appeal 369682-5 - AG/RE 369.682.5/5-02 AG/RESP 369.682.5/5-03	Treasury Office of the State of São Paulo (SEFAZ/SP)
3	IPI - Credit-Premium IPI - non-compliance with the formal obligation in the transfer of credit from KSR to Celpav	Infraction notice 13808.006175/2001-76 (MPF 0813200.2001.01318-7) - PF Piracicaba	Federal Revenue Service
4	II and IPI related to the divergence in the tax classification of the product “Termocopy Paper”. - period: January/1992	Tax Execution 97.1100154-3, 2nd VF/Piracicaba, PA 10314.003964/94-74, CDA 80496.000516-56, of October 25, 1996 - EMB. EXEC. 97.1107278-5- REEX 2004.03.99.028037-0 (VCP.41)	National Treasury
5		ANNULMENT 97.1102882-4, Federal Court/Piracicaba -2004.03.99.031063-5 (VCP.42) - CDA 80496.000516-56	Union
6	II related to the divergence in the tax classification of the product “Termocopy Paper”. - period: January/1992	TAX EXECUTION 97.1100151-9, 1st VF/Piracicaba - PA 10314.003963/94-10 - CDA 80496.000515-75, of October 25, 1996	National Treasury
7		ANNULMENT 97.1102883-2, Federal Court/Piracicaba - CDA 80496.000515-75 -	Union
8	II and IPI related to the divergence in the tax classification of the product “Termocopy Paper”. - period: January/1992	Tax execution 97.1100267-1, Federal Court/Piracicaba PA 10314.003963/94-10 - CDA 80396.002060-32, of August 20, 1996 / EMB.EXEC. 97.1107277-7 / 2004.03.99.019974-8	National Treasury

	OBJECT	Proceeding number	ADVERSE PARTY
9	II and IPI related to the divergence in the tax classification of the product “Termocopy Paper”. - period: January/1992 September 04, 2011 8:26 p.m.	ANNULMENT 97.1102881-6, Federal Court/Piracicaba (portfolio TRI.0459.01) - 2004.03.99.019974-8 - CDA 80396.002060-32	Union
10	IPI - customs fines - divergence in the tax classification of goods NOPCO 1407-K / NCM 34.13.00 (AIIM NCM 3824.90.89)	infraction notice 11128.009315/2007-87 - Interbank deposit (DI) No. 03/0681065-9 in the amount of R$ 18,681.08 - PF Santos 0817800/41958/07 -	Federal Revenue Service
11	Fine of import, fine of tax of import, fine due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Annulment 97.1101038-0, Federal Court/Piracicaba - Appeal 2004.03.99.022426-3 - CDA 80696.053572-19, CDA 80496.000612-95, CDA 80396.002628-89	Union
12	Fines of import, fines of tax of import, fines due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Tax Execution 97.1100511-5, PA 10814.008298/96-73 -CDA 80696.053572-19, EMB.EXEC. 97.1105705-0, APPEAL. 2004.03.99.023789-0	National Treasury
13	Fines of import, fines of tax of import, fines due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Tax Execution 97.1100837-8, Federal Execution/Piracicaba - CDA 80496.000612-95	National Treasury
14	Fines of import, fines of tax of import, fines due to the lack of Federal VAT (IPI) Information Return - error in the tax classification of emulsion of paraffin wax (Hidorim)	Tax execution 97.1100838-6, Federal Court/Piracicaba - CDA 80396.002628-89	National Treasury

	OBJECT	Proceeding number	ADVERSE PARTY
15	IPI - Tax Classification - product NCM BR-054	infraction notice, PF Santos - DI 01/0306809-5, of March 27, 2001 - PA 11128.006467/04-85 - deposit identif. N.11128.008143/2005-62	Federal Revenue Service
16	Product tax classification MCD 045	Infraction notice, PF Santos - PA 11128.004959/2007-89	Federal Revenue Service
17	IPI - Tax classification - customs fines - NOPCO 1407 -K - NCM 34.13.00 (AIIM NCM 3824.90.89)	infraction notice - PF Santos - DI 03/0922935-3, of October 24, 2003 - MPF 0817800/25742/08 - PA 11128.006601/08-71	Federal Revenue Service
18	IPI /II - Tax classification - customs fines 1% - D8, RAPISOL B07, PDS 150	Infraction notice, PF Santos — DI 04/0105737-7, Feb. 03, 2004 - MPF 0817800/35354/08 — PA 11128.008764/08-99
19	IPI - Tax classification - customs fines 1% - BR-054	Infraction notice, PF Santos - DI No. 04/0338014-0 and 04/0340224-1, Apr. 12, 2004 - MPF 0817800/38475/08 - PA 11128.009270/2008-21	Federal Revenue Service
20	IPI/II - Tax classification - customs fines - HISOL-SAS 310	Infraction notice, PF Santos - DI 04/0268168-6, of March 23, 2004 - MPF 0817800/37298/08 - PA 11128.009274/2008-18	Federal Revenue Service
21	IPI/II - Tax Classification - customs fines - HSOL - SAS 310	Infraction notice, PF Santos - DI 04/0406274-6, of April 29, 2004; MPF 0817800/00314/09 - PA 11128.000300/2009-15	Federal Revenue Service
22	IPI/II - Tax Classification - customs fines - HYDRAN AP 30F - PA 801 - NOPCO 1407-K	Infraction notice, PF Santos - PA 11128.003006/2009-65 - DI 04/0623951-1/005, of June 29, 2004	Federal Revenue Service

	OBJECT	Proceeding number	ADVERSE PARTY
23	Excise tax (IPI)/Social Participation Program (PIS)/Social Security Financing Contribution (COFINS)- Tax classification - customs fines - NOPCO 1407-K : NCM 3402.13.00 (AIIM 3824.90.89)	Infraction notice, PF Santos - PA 11128.004172/2009-89 - DI 04/0855608-5/0001, of August 26, 2004	Federal Revenue Service
24	IPI, regulatory fine, PIS/COFINS - Tax classification - customs fines 1% - BR-054	Infraction notice, PF Santos - 11128.004396/2009-91 - DI 04/0972661-8, of September 28, 2004	Federal Revenue Service
25	regulatory fine, PIS/COFINS - Tax classification - product ODB-II leuco dye for carbonless paper - classif. Adopted by the company 2932.29.90 - classif. SRF 2932.99.99	Infraction notice, PF Santos - PA 11128.009632/2009-65, DI 05/1144569-0, of October 21, 2005	Federal Revenue Service
26

IPI/II, regulatory fine, PIS/COFINS - Tax classification - product Chemipearl W-400 (classif. adopted by the company 3901.20.29 - classif. SRF 3405.90.00) - prod. Aron T-50 (classif. adopted by the company 3906.90.19 - classif. SRF 3906.90.11)

		Infraction notice, PF Santos - PA 11128.000873/2010-82 - MPF 0817800/03207/10 - DI 05/1126839-9, and October 18, 2005	Federal Revenue Service
27	IPI - Tax Classification - fine of administration control, proportional fine to the customs amount - product BR-054 - import lacking import form	Infraction notice, PF Santos - DI 03/0851251-5/001 - MPF 0817800/045616/08 - PA 11128.001483/2008-13, Santos	Federal Revenue Service
28	IPI - customs fines - divergence of tax classification of good NOPCO 1407 - K - NCM 34.13.00 (AIIM NCM 3824.90.89)	Infraction notice, PF Santos - DI 03/0493388-5/002 - MPF 0817800/20885/07 - PA 11128.001068/2008-51, Santos	Federal Revenue Service
29	ICMS - sale of tax-exempt paper to distributor (ABC Distribuidora) duly registered at SRFB - ADE: executive declaration act which authorizes it to distribute tax-exempt paper.	Infraction notice 2008.04811-7, of April 21, 2008, Ceará - NF 373892, of April 16, 2008	Treasury Office of the State of Ceará (SEFAZ/CE)

TOTAL

Piracicaba Indústria de Papéis Especiais Ltda.

Schedule 7.8.6 - Recoverable taxes as of August 31, 2011

		Balance
Account	Description	as of August 31
Current
11306120	ICMS a recuperar s/ativo imobilizado	229.952,97
Non current
12105120	ICMS a recuperar s/ativo imobilizado	595.113,64
12105420	PIS a apropriar - imobilizado	2.821.357,46
12105421	COFINS a apropriar - imobilizado	12.995.280,53
12105422	PIS a apropriar - imobilizado em curso	19.311,42
12105423	COFINS a apropriar - imobilizado em curso	88.949,36
12105430	PIS a recuperar - AVP CPC 12	(1.391.353,80)
12105440	COFINS a recuperar - AVP CPC 12	(6.408.659,91)

		8.719.998,70

	Total recoverable taxes	8.949.951,67

SCHEDULE 7.10.1

REAL ESTATE WITH RESTRICTIONS ON THE POSSESSION

•                 Please refer to Schedule 7.10.11.

•                 Please refer to Schedule 7.10.2.

•                 Judicial Claim affecting the Real Estate Property mentioned in Schedule 7.10.2:

Process No.: 451.01.2009.9.030.747-6

Judicial District: Piracicaba

Parties: Wilson Guidotti and COSAN (Current name of Usina da Barra)

Position of the Company: Fibria is not a Party in the claim, but depends on the decision in order to register the Real Estate Property.

Object: Delivery of documents necessary to register the Real Estate Property.

                                        [LOGO]

                                        [LOGO]

[This is a disclosure item, comprising a purchase and sale agreement]

INSTRUMENTO PARTICULAR DE PROMESSA DE CESSÃO DE DIREITOS DE CONTRATO DE COMPROMISSO DE COMPRA E VENDA E OUTRAS AVENÇAS

Pelo presente instrumento particular, de um lado, como **PROMITENTES CEDENTES, WILSON GUIDOTTI JÚNIOR**, brasileiro, comerciante, portador do RG nº 9.196.270 SSP/SP e inscrito no CPF/MF nº 002.130.488-25, casado sob o regime da comunhão parcial de bens, posteriormente à Lei nº 6.515/77, com a Sra. **LUCIENE NASCIMENTO GUIDOTTI**, brasileira, professora, portadora do R.G. nº 16.108.717-6 SSP/SP e inscrita no CPF/MF sob o nº 027.820.948-31, ambos residentes e domiciliados na Rua Governador Pedro de Toledo, nº 543, apto. 53, município de Piracicaba – S.P., doravante designados como **PROMITENTES CEDENTES** e de outro lado, como **PROMISSÁRIA CESSIONÁRIA, VOTORANTIM CELULOSE E PAPEL S/A**, com sede na cidade de São Paulo - S.P., na Alameda Santos, nº 1.357, 6º andar, Bairro Cerqueira César, inscrita no CNPJ sob nº 60.643.228/0001-21 e com inscrição estadual nº 100.550.127.115, e filial na cidade de Piracicaba, na Rua Comendador Pedro Morgante, nº 3393, bairro Monte Alegre, inscrita no CNPJ nº 60.643.228/0184-11, doravante designada como **PROMISSÁRIA CESSIONÁRIA**, tem entre si, justo e avençado o presente **INSTRUMENTO PARTICULAR DE COMPROMISSO DE CESSÃO DE DIREITOS DE CONTRATO DE COMPROMISSO DE COMPRA E VENDA E OUTRAS AVENÇAS**, mediante as seguintes cláusulas e condições:

Considerando que os **PROMITENTES CEDENTES** celebraram em 20.06.2002 com a **MONTE BELO S/A AÇÚCAR E ÁLCOOL**, pessoa jurídica sediada no município de Piracicaba – S.P., no Bairro Monte Alegre, inscrita no CNPJ/MF sob nº **45.733.631/0001-58** uma **Escritura Pública de Compromisso de Compra e Venda**, em caráter irrevogável e irretratável, do imóvel denominado Fazenda Monte Alegre, localizado na Cidade, Comarca e 2ª Circunscrição Imobiliária de Piracicaba – S.P, compreendendo parte da Gleba nº 01, denominada Fazenda Santa Izabel, com área de **19,5515** alqueires paulistas, contendo edificações industriais e moradias, possuindo estas edificações um total de 28.882,35 m2, imóvel este que representa o remanescente da matrícula nº 31.039, do 2º Cartório de Registro de Imóveis de Piracicaba – S.P., pela qual adquirirão o imóvel em definitivo da empresa Monte Belo após a obtenção de uma matrícula com descrição atual da totalidade do imóvel, tendo já obtido a posse sobre o mesmo;

Considerando a intenção da **PROMISSÁRIA CESSIONÁRIA** na aquisição, em caráter definitivo, de uma área de aproximados 2

JURÍDICO

alqueires localizada no imóvel, área essa cuja descrição atual é representada pelo Memorial Descritivo constante do Anexo I deste contrato, importando a medida atual em 45.238,27 m2 (quarenta e cinco mil, duzentos e trinta e oito metros e vinte e sete centímetros quadrados); as partes resolvem celebrar o presente contrato, nos termos das cláusulas seguintes: CLAUSULA PRIMEIRA - ÁREA OBJETO DO CONTRATO 1. Os PROMITENTES CEDENTES, na qualidade de Compromissários Compradores do imóvel denominado Fazenda Monte Alegre, localizado na Cidade, Comarca e 2a Circunscrição Imobiliária de Piracicaba - S.P., compreendendo parte da Gleba n° 01, denominada Fazenda Santa Izabel, com área de 19,5515 alqueires paulistas, contendo edificações industriais e moradias, possuindo estas edificações um total de 28.882,35 m2, imóvel esse que representa o remanescente da matrícula n° 31.039, do 2° Cartório de Registro de Imóveis de Piracicaba - S.P., prometem ceder e transferir à PROMISSÁRIA CESSIONÁRIA os direitos do referido compromisso, bem como outorgar a escritura definitiva de compra e venda, em relação à uma área de aproximados 2 alqueires localizada no imóvel, área essa cuja descrição atual é representada pelo Memorial Descritivo constante do Anexo I deste contrato, importando a medida atual em 45.238,27 m2 (quarenta e cinco mil, duzentos e trinta e oito metros e vinte e sete decímetros quadrados), contendo edificações industriais e moradias, possuindo estas edificações um total de 7.244,57 m2 (sete mil duzentos e quarenta e quatro metros e cinqüenta e sete centímetros quadrados) observado o disposto no item 1.1. 1.1. Para possibilitar a cessão definitiva do compromisso de compra e venda, bem como a lavratura da escritura definitiva de compra e venda da parte ideal dos 2 alqueires, os PROMITENTES CEDENTES deverão cumprir as obrigações citadas no item 2 deste contrato. 1.2. As partes declaram que a área de 2 alqueires objeto deste contrato é representada pelo Memorial Descritivo constante do Anexo I, documento sobre o qual nenhuma das partes poderá alegar erro ou ignorância, nada podendo reclamar uma da outra.

CLAUSULA SEGUNDA - OBRIGAÇÕES DOS PROMITENTES CEDENTES 2. Os PROMITENTES CEDENTES deverão cumprir com as seguintes obrigações: a) Quando obtiverem a escritura definitiva da Monte Belo S/A Açúcar e Álcool, providenciar a outorga da Escritura Definitiva de Compra e Venda da área objeto deste contrato à PROMISSÁRIA CESSIONÁRIA. b) Providenciar o efetivo Distrato, para todos os efeitos legais, do contrato de locação dos barracões celebrado em 06.10.1993 entre a Monte Belo S/A Açúcar e Álcool e as empresas Usina Costa Pinto S/A Açúcar e Álcool e Usina Santa Helena S/A Açúcar e Álcool, sucedidas pela Cosan S/A Indústria e Comércio, bem como a retirada da mesma, de forma a entregar a área desse contrato completamente livre e desembaraçada de pessoas e coisas à PROMISSÁRIA CESSIONÁRIA, na ocasião da assinatura deste contrato de compromisso de compra e venda, recebendo a PROMISSÁRIA CESSIONÁRIA os barracões sobreditos no estado em que se encontram. 2.1. Apresentar à PROMISSÁRIA CESSIONÁRIA, na ocasião em que obtiver a matrícula com descrição atual do imóvel que lhes permita outorgar a escritura definitiva, a seguinte documentação (originais ou cópias autenticadas): A) Certidões Judiciais: i. Certidões Judiciais em nome da Monte Belo S/A Açúcar e Álcool, da cidade de Piracicaba: a) certidão negativa de ações cíveis e execuções fiscais - Justiça Estadual b) certidão negativa de protestos c) certidão negativa de ações cíveis e execuções fiscais - Justiça Federal d) certidão negativa da Justiça do Trabalho e) caso haja processos judiciais apontados nas certidões, deverão ser enviadas as respectivas certidões de objeto e pé dos processos ou cópia das principais ocorrências do processo, com informações do advogado f) caso haja débitos pendentes nas ações judiciais, deverão ser apresentados os comprovantes de quitação desses débitos. ii. Certidões Judiciais do Sr. Wilson Guidotti Júnior e Sra. Luciene Nascimento Guidotti, da cidade de Piracicaba

a) certidão negativa de ações cíveis e execuções fiscais - Justiça Estadual b) certidão negativa de protestos c) certidão negativa de ações cíveis e execuções fiscais - Justiça Federal d) certidão negativa da Justiça do Trabalho e) caso haja processos judiciais apontados nas certidões, deverão ser enviadas as respectivas certidões de objeto e pé dos processos ou cópia das principais ocorrências do processo, com informações do advogado f) caso haja débitos pendentes nas ações judiciais, deverão ser apresentados os comprovantes de quitação desses débitos. B) Documentos do Imóvel e Necessários para Lavratura da Escritura I. Matrícula do imóvel atualizada (a validade é de 30 dias p/efeitos de lavratura da escritura e deve ser enviada no original). II. Certificado de Regularidade Fiscal do Imóvel, expedido pela Receita Federal. III. Último DIAT - Declaração e Informação de ITR (ano 2003 ou 2004). IV. Último CCIR - cadastro de imóvel rural expedido pelo INCRA, dos anos 2000/2002 ou posterior se emitido pelo Incra. V. Caso os proprietários (Srs. Wilson Guidotti Júnior e Sra. Luciene Nascimento Guidotti) sejam empregadores ou produtores rurais, devem ser enviadas as certidões abaixo. a) Certidão Negativa em nome dos proprietários, expedida pela Receita Federal b) Certidão Negativa de Débito em nome dos proprietários, expedida pelo INSS Se os proprietários não forem empregadores ou produtores rurais, basta declarar essa condição na lavratura da escritura. VI. RG, CIC e comprovantes de residência dos proprietários. 2.2. Fica desde já estipulado que a documentação acima mencionada será avaliada pela PROMISSÁRIA CESSIONÁRIA e, caso se verifique haver algum débito judicial que cause algum risco para a aquisição, os PROMITENTES CEDENTES deverão quitar os referidos débitos, sem nenhum ônus para a PROMISSÁRIA CESSIONÁRIA.

CLAUSULA TERCEIRA - OBRIGAÇÕES DA PROMISSÁRIA CESSIONÁRIA 3. A PROMISSÁRIA CESSIONÁRIA deverá pagar o preço fixado na cláusula quarta, observadas as condições do item 4.1 abaixo, que os PROMITENTES CEDENTES se obrigam a cumprir. CLAUSULA QUARTA - PREÇO 4. O preço total do imóvel objeto deste contrato, é de R$ 632.262,54 (seiscentos e trinta e dois mil, duzentos e sessenta e dois reais e cinqüenta e quatro centavos), correspondendo R$ 550.000,00 (quinhentos e cinqüenta mil reais) em relação aos barracões e R$ 82.262,54 (oitenta e dois mil, duzentos e sessenta e dois reais e cinquenta e quatro centavos) em relação à área remanescente. 4.1. Os pagamentos serão feitos pela PROMISSÁRIA CESSIONÁRIA da seguinte maneira: a) R$ 348.000,00 (trezentos e quarenta e oito mil reais), a título de sinal e princípio de pagamento, que já foram pagos anteriormente. b) 90% (noventa por cento) do saldo, será pago quando da resilição do contrato de locação dos barracões e total desocupação dos mesmos pela locatária; 5% (cinco por cento), quando ocorrer a abertura de matricula do imóvel pelo Cartório de Registro de Imóveis; e os restantes 5% (cinco por cento), quando da outorga da escritura definitiva em favor da Promissária Cessionária. Todos os valores desse item serão corrigidos, a contar da assinatura desse contrato, pelo INDICE DO IGPM, editado pela Fundação Getulio Vargas. C) Durante o período de pagamento das parcelas pela PROMISSÁRIA CESSIONÁRIA, o valor correspondente ao período de locação de galpões industriais recebidos pelos PROMITENTES CEDENTES, deverá ser deduzido do saldo a pagar na clausula b, e em caso de não pagamento das parcelas pertinentes pela PROMISSÁRIA CESSIONÁRIA o valor da locação não será deduzido proporcionalmente ao montante pago, ficando o valor da locação destinado aos PROMITENTES CEDENTES. CLAUSULA QUINTA - DISPOSIÇÕES GERAIS 5. A venda será feita em caráter “ad corpus”.

5.1. A posse da área objeto da transação, inclusive da área locada onde se encontram os barracões, será transferida na assinatura desse contrato. 5.2. A partir da transferência da posse da área objeto deste contrato, a PROMISSÁRIA CESSIONÁRIA passará a responder pelos tributos incidentes sobre o bem, proporcionalmente à área que ocupar em relação ao todo do imóvel. 5.3. Os PROMITENTES CEDENTES serão os responsáveis por todos os débitos em atraso que recaiam sobre o imóvel, até a assinatura da escritura definitiva. 5.4. A CESSIONÁRIA terá o direito de requerer a adjudicação compulsória ou o depósito do preço por ela pago, corrigido nos mesmos termos de correção dos pagamentos, na hipótese de haver recusa dos CEDENTES na outorga da Escritura Definitiva de Compra e Venda, após a outorga da escritura definitiva pelo Monte Belo S/A Açúcar e Álcool aos cedentes. 5.5. Os CEDENTES responderão pela evicção, na forma da lei. 5.6. Em garantia ao cumprimento do disposto neste instrumento, os PROMITENTES CEDENTES dão à PROMISSÁRIA CESSIONÁRIA uma nota promissória, emitida não à ordem, vinculada a este contrato, a ser devolvida ao emitente quando da outorga da escritura definitiva. A presente garantia poderá ser executada pela PROMISSÁRIA CESSIONÁRIA caso o disposto nos itens 2 a e b não seja cumprido até a data de 15/08/2004. CLAUSULA SEXTA 6. O presente contrato é celebrado em caráter irrevogável e irretratável, obrigando as partes e sucessores a qualquer título, estando autorizado o Cartório de Registro de Imóveis de Piracicaba a promover quaisquer atos necessários ao registro do mesmo. 6.1. Caso os PROMITENTES CEDENTES não cumpram, por qualquer motivo, com a transferência efetiva da propriedade da área para a PROMISSÁRIA CESSIONÁRIA, esta poderá pleitear a restituição de todo o valor por ela pago, devidamente corrigido pelos índices de poupança, em relação a este contrato, executando a caução representada pela nota promissória acima mencionada.

CLAUSULA SETIMA 7. Fica eleito do Foro da Comarca de Piracicaba para dirimir ou resolver quaisquer duvidas, litigios e questoes oriundas deste contrato. E, por estarem assim, justas e contratadas, assinam o presente instrumento em 02 (duas) vias de igual teor e forma, para os fins e efeitos legais, na presenca de duas testemunhas. Piracicaba, 18 de marco de 2004. WILSON GUIDOTTI JÚNIOR LUCIENE NASCIMENTO GUIDOTTI PROMITENTES CEDENTES VOTORANTIM CELULOSE E PAPEL S/A PROMISSÁRIA CESSIONÁRIA Testemunhas: 1. Nome: RG: 2. Nome: RG:

Anexo 1 MEMORIAL DESCRITIVO PROPRIETÁRIO: MONTE BELO S.A - Açúcar e Álcool. Local: Avenida Com. PEDRO MORGANTI - Bairro MONTE ALEGRE -PIRACICABA/SP GLEBA “A”: 45.238.27 m2 - Matrícula de origem: No. 31.039, Livro no. 2, do 2o CRI de Piracicaba DESCRIÇÃO: Inicia-se no marco “56”, de Cordenadas Geográficas: E(X) = 233.323,236 e N(Y) = 7.486.912,853, situado, no vértice de uma cerca de alambrado, à margem esquerda, sentido Centro - Bairro da Avenida Com. PEDRO MORGANTI, na divisa da VOTORANTIM Celulose e Papel S/A. Deste ponto, segue em linha reta, com azimute verdadeiro de 174°10’00” e distância de 13.40 metros, até o “ponto 1”; daí, deflete à esquerda e segue em linha reta, margeando referida avenida, com azimute de 84°29’16” e distância de 293,56 metros, até o “ponto 2”; daí, deflete à esquerda e segue em curva, de raio 60,083 metros e desenvolvimento de 25,53 metros, confrontando do ponto “1 ao 3”, com o logradouro publico, denominado Avenida Com. PEDRO MORGANTI. até o “ponto 3”; daí, deflete à esquerda e segue em linha reta, pelo baldrame do prédio existente, com azimute de 328°50’33” e distância de 37,47 metros, confrontando em 13,85 metros, com área de propriedade da Imobiliária Monte Alegre Ltda e em 23,62 metros com área remanescente da MONTE BELO - Açúcar e Álcool S.A.. até o “ponto 4”; daí, deflete à direita e segue em linha reta, com azimute de 58°58’01” e distância de 15,94 metros, confrontando com área remanescente da MONTE BELO - Açúcar e Álcool S.A., até o “ponto 5”; daí, à esquerda e segue em linha reta, acompanhando a face externa do galpão industrial denominado I - 10, com azimute de 328°58’01” e distância de 198,68 metros, confrontando ainda, com área remanescente da MONTE BELO - Açúcar e Álcool S.A.; até o “ponto 6”, no barranco, lado esquerdo, sentido montante - jusante, do RIO PIRACICABA; daí, deflete à esquerda e desce, acompanhando a sinuosidade do referido Rio, com seguintes rumos e distancias: do ponto”6 ao 7”, azimute de 220°42’43” e distância de 40,99 metros; do ponto”7 ao 8”, azimute de 230°21’42” e distância de 100,01 metros; do ponto”8 ao 9”, azimute de 236°25’32” e distância de 61,35 metros; do ponto”9 ao marco 55”, azimute de 251°52’34” e distância de 66,45 metros confrontando do ponto “6 ao 55”, com o RIO PIRACICABA, até o “marco 55”, daí, deflete finalmente à esquerda e segue em linha reta, por cerca de alambrado, com azimute de 174°10’00” e distância de 84,34 metros, confrontando com área de propriedade da VOTORANTIM Celulose e Papel S/A., até o “marco 56”; ponto de início deste perímetro, perfazendo uma área superficial de 45.238,27 m2 (Quarenta e cinco mil, duzentos e trinta e oito metros e vinte e sete centímetros quadrados). Referida área contém, como benfeitorias edificações industriais e moradias que totalizam 7.244,57 (Sete mil, duzentos e quarenta e quatro metros e cinquenta e sete centímetros quadrados) de área construída. Americana, 08 de março de 2004. EDISON BUENO Agrimensor - CREA 064.081230.3 Autor e responsável pelo levantamento

ANEXO II

NOTA PROMISSÓRIA

Vencimento: 18/03/2004

Nº. 01 R$ 632.262,54

O Sr. **WILSON GUIDOTTI JÚNIOR**, brasileiro, casado, comerciante, portador do RG nº 9.196.270 SSP/SP e inscrito no CPF/MF sob nº 002.130.488-25, residente na Rua Governador Pedro de Toledo, nº 543, apto 53, município de Piracicaba - S.P., *pagará na data de dezoito de março de 2004, por esta única via de* ***NOTA PROMISSÓRIA****, à* ***VOTORANTIM CELULOSE E PAPEL S/A****, com* filial na cidade de Piracicaba, na Rua Comendador Pedro Morgante, nº 3393, bairro Monte Alegre, inscrita no CNPJ sob nº 60.643.228/0184-11, não a ordem *a quantia de seiscentos e trinta e dois mil, duzentos e sessenta e dois reais e cinqüenta e quatro centavos, em moeda corrente deste país, na praça de Piracicaba - S.P.*

Piracicaba, 18 de março de 2004.

1º TABELIÃO DE NOTAS

Emitente: WILSON GUIDOTTI JÚNIOR
Endereço: Rua Governador Pedro de Toledo, nº 543, apto 53
Cidade: Piracicaba - S.P.
CPF: 002.130.488-25

1º TABELIÃO DE NOTAS DE PIRACICABA
RUA BOA MORTE, 1220 - CENTRO - FONE: (19) 3422-2026
BEL. BENNUR GALVÃO DO AMARAL JR. - TAB. DESIGNADO
RECONHECO por semelhanca sem valor economico a firma de:
WILSON GUIDOTTI JUNIOR...................
Piracicaba-SP, 23 de Marco de 2004
Pago R$\$\$\$\$2,25 EM TEST. VERDADE
MARIA AP. CORREIA DE SOUZA ESCREVENTE
\#\#\# CARIMBO SEM DATA NAO E VALIDO \#\#\#
VALIDO SOMENTE C/ SELO AUTENTICIDADE

MARIA AP. CORREIA DE SOUZA
ESCRIV. HABILITADA
Piracicaba SP
Colégio Notarial do Brasil - SP
Firmas:
FIRMA VALOR ECONOMICO
1
24º Tab. S. Paulo - Capital
27º Tab. S. Paulo - Capital
28º Tab. S. Paulo - Capital
Bragança - RJ
0750AA020480

Piracicaba, 27 de Agosto de 2002. ILMOS. SRS. COSAN S/A IND. E COM. NESTA Piracicaba SP Bairro: Costa Pinto Senhores: Caixa Postal: 1205 ou 1206 Cep:13 411 900 Ref. - NOTIFICAÇÃO EXTRAJUDICIAL Wilson Guidotti Junior, RG. número. 9.196.270/SSP-SP, CPF número. 002.130.488-25, brasileiro, casado empresário, residente e domiciliado em Piracicaba, SP, na Rua Governador Pedro de Toledo 543 apto. 53, na qualidade de compromissário adquirente do imóvel constituído pela gleba 01, denominada Fazenda Santa Izabel, com área de 19,55-15 alqueires onde se localizam os barracões I e II, com área respectivamente de 1.694,60 metros quadrados e 3.198,72 metros quadrados, locados a esta empresa, vem NOTIFICAR V. Sas., consoante dispõe a legislação pertinente, que pretende dispor dos dois barracões, pelo preço de R$ 550.000,00 (Quinhentos e Cinquenta Mil Reais), a vista, cabendo á locatária exercer seu direito de preferência, em o prazo de 30 (trinta) dias, a partir do recebimento desta notificação. Atenciosamente, WILSON GUÍDOTTI JÚNIOR O silêncio de V. Sas., em o prazo sobredito, comprovará o desinteresse pela aquisição, liberados os barracões para venda a terceiros, nos termos da Lei número, 8.245/91

SCHEDULE 7.10.15

REAL ESTATE PROPERTIES NOT HELD EXCLUSIVELY BY SELLER

•      Please refer to Schedule 7.10.2.

SCHEDULE 7.10.16

DOCUMENTS RELATED TO REAL ESTATE NOT IN PROPER ORDER OR DULY UPDATED

AND COMPLETE

The Real Estate Municipal Enrollment (IPTU) is still to be issued.

The documents of the Real Estate Properties registered before the 2nd Registry of Real Estate of Piracicaba under No. 78.128 and 18.227 are not duly updated in order to reflect Fibria’s current corporate name.

Please refer to Schedule 7.10.2.

SCHEDULE 7.10.17

REAL ESTATE NOT REGULARIZED BEFORE THE AUTHORITIES

The following constructions are not duly regularized before the authorities:

•              Buildings No.43 to 47, with area of 1.110,75 m², located in the Real Estate registered before the 2nd Registry of Real Estate of Piracicaba under No. 78.126;

•              Mill with area of 49.845,23 m² located in the Real Estate registered before the 2nd Registry of Real Estate of Piracicaba under No. 18.226;

•              Building No.41, with area of 49,32m², located in the Real Estate registered before the 2nd Registry of Real Estate of Piracicaba under No. 35.286; and

•              Building No.42, with area of 1.920,00 m², located in the Real Estate registered before the 2nd Registry of Real Estate of Piracicaba under No. 35.288.

Please refer to Schedule 7.10.2.

SCHEDULE 7.13

PIRACICABA’S EMPLOYEES

Enrollment	Name	CPF
104837	RAFAEL DONIZETI DOS SANTOS	328.621.048-09
173147	CARLOS RENATO MANCINI	225.777.518-00
167389	DAVID COPPEDE	225.278.398-27
56376	ROSANA ALVES DE OLIVEIRA	147.714.688-18
70185	MARCIA APARECIDA LOMBARDI MAIA	044.052.948-44
70183	CAROLINA LUVISOTTO GALLO COSTA	217.870.108-64
66993	VIVIAN PALMIERI	042.965.367-02
53647	LUIS ANTONIO MACARIO	049.625.108-27
62940	MAURIVANIA DA CONCEICAO PEREIRA	228.563.742-04
123143	KLEBER SOARES PERON	315.790.618-69
70140	ROSANGELA APARECIDA RUIZ MARTINS	085.978.828-83
56574	AGOSTINHO MONSSERROCCO JUNIOR	054.297.108-90
63412	RENATA BELBER DE SOUZA	187.192.848-61
68696	FABIO FERREIRA DE ALMEIDA	248.469.448-24
68836	FABIANO YUKIO SOLDA	274.166.328-97
64710	VINICIUS STUCCHI	258.030.838-52
66608	THIAGO PEREZ DE MATOS	276.468.358-89
61665	SILNEY SZYSZKO	108.452.278-07
55082	GILBERTO JULIO PIATTO	738.263.678-04
54403	ADELMO DOS SANTOS FEITOR	077.996.628-75
54483	DEVAIL CUSTODIO	067.299.608-17
55531	FLAVIO AUGUSTO DA SILVA	095.952.208-50
57845	MARCOS EVANDRO GODOI	154.886.988-09
57914	MANOEL BARBOSA DE SOUZA JUNIOR	075.153.588-58
57988	PAULO SERGIO DE MOURA	160.808.888-07
58575	ADAILTON JOSE ROMANO	139.673.458-90
61004	ARNALDO BARBOSA AMARAL	948.028.408-10
61108	MESSIAS CORREA LEITE	115.260.348-59
61601	WAGNER DE OLIVEIRA	167.929.798-80
62105	ROBERTO JOSE FRANHANI JUNIOR	191.603.118-86
63431	AGNALDO JOSE GIOVANETTI	168.001.238-03
63496	MARCOS AURELIO CARDOSO	260.797.788-66
66740	RIOLANDO THEODORO SADERIO	257.287.308-76
68166	ANTONIO CARLOS MEDINA	139.682.568-16
68919	ADRIANO CORDEIRO JEREMIAS	294.788.308-05
54445	JOSE WILSON DE MORAES	095.843.918-44
54470	FRANCISCO APARECIDO CAMARGO	115.278.398-00
54616	CICERO SOUZA BORGES NETO	042.735.658-03
61155	MARCOS VALERIO MACHADO	139.601.678-30
64031	PAULO CESAR NUNES DE SOUZA	190.293.098-30

Enrollment	Name	CPF
64471	MULLER ANTONIO DE GODOI	249.233.298-58
64984	AUBER STRAUCH BATISTA	606.181.165-91
66409	CLOVIS JOSE DA COSTA	171.663.548-95
57991	RONALDO FAGANELLO	095.996.868-70
54055	JOSE ARIOVALDO HENRIQUE COSTA	033.396.788-71
54094	EDIVALDO CORREA	027.798.718-06
54585	AIRTON GRIGOLI	049.388.868-39
55011	MARCOS CESAR GOBETH MENEZES	075.310.438-58
59859	WALTER GARCIA	160.767.548-00
61059	JOSE ALEXANDRE SOARES	191.993.998-90
61440	ALEXANDRE GARCIA	250.926.678-00
62084	ANTONIO MARCOS COSTA MORAIS	190.256.528-24
64590	ANDRE ALEXANDRE TREVISAN	259.936.048-08
66111	ISAIAS GUIMARAES DA CRUZ	896.058.889-04
69550	JEAN CARLOS JUVENASO	304.493.628-41
54618	CLAUDIO ANTONIO DELIBERALLI	095.840.978-14
55545	JONAS PEREIRA DE SOUZA	115.288.338-05
58227	JOSE LUIS MACEDO RODRIGUES	067.654.068-67
62851	JOSE CARLOS FERREIRA DE ASSIS	911.137.844-15
63799	JOSE DE OLIVEIRA COSTA	109.938.918-61
64026	AMARILDO JOSE VIEIRA	096.018.188-12
66619	ISRAEL MUTTE PENTEADO	196.924.078-45
66620	HELTON SILVA PAIVA	214.050.028-83
67675	EDNILSON FERNANDO VITTI	139.604.568-67
68733	JULIANO AUGUSTO GROPPO	292.577.888-73
68738	MARCOS ANTONIO NEVES	288.657.988-23
68957	SIDNEY CARNEIRO DE OLIVEIRA	294.760.338-94
69769	DIEGO CARIOLATTO RIGHI	317.840.138-54
69980	CHRISTIAN JESUS FERRAZ DE CAMARGO	283.758.398-76
110071	MAYCON WILLIAN CUSTODIO	363.806.028-44
59857	JOSE MARIA DOS SANTOS	049.389.198-69
60802	JOSE AUGUSTO DA SILVA FELIPE	252.836.048-70
54216	ADILSON GOMES	033.042.108-57
54530	EDMUNDO FRANCISCO SCHIMIDT FERREIRA	048.832.458-02
57909	CLAUDEMIR APARECIDO VIEIRA	067.644.158-03
57912	EDVALDO ZAMBON	123.607.668-05
61838	ALEXANDRE ADALTO TREVISAN	255.916.278-46
62093	JOSE DE MELLO COSTA FILHO	771.649.979-34
63805	MARCOS ROBERTO FERREIRA ASSIS	271.225.568-24
64034	JULIO CESAR MENNUCCELLI	139.461.788-71
64986	ROBSON ROBERTO CAMUCI	190.358.598-80
66048	ANDERSON RITTOZZI	260.746.968-61
68735	LUIS HENRIQUE DOS SANTOS	291.822.598-36

Enrollment	Name	CPF
68866	GILBERTO PEREIRA DE MORAES	215.581.978-18
53791	ANTONIO FRANCISCO ZERIO	867.470.378-04
60654	PAULO CESAR DIAS DE OLIVEIRA	123.393.668-95
61840	FABIO ROBERTO SOARES	260.592.278-21
62103	RUDNEI PEREIRA DOS SANTOS	110.048.078-13
63701	ADILSON EDER QUILES	190.260.388-52
64305	MAURICIO HENRIQUE DA COSTA	281.591.308-99
64473	FERNANDO CHIARINELLI KLEFENZ	268.286.808-80
66657	EDSON LUIS DE SOUZA	123.607.548-07
67998	EUGENIO FAZENARO NETO	270.030.048-36
68003	MARCELO A DE ALMEIDA REMPEL	192.076.518-23
68841	ALLAN FOGACA BEZERRA	262.538.318-60
63500	PAULO SERGIO DA CONCEICAO	110.162.948-75
53077	JOSE ALVES ROSA	038.323.924-91
55473	VILSON RIBEIRO	062.846.918-74
63498	PAULO ROGERIO JULIAO	254.080.778-02
64307	EDSON DA COSTA	252.289.748-90
126108	OTONIEL VICENTE DA SILVA	302.481.118-41
127888	MARCOS EDUARDO LAVAGNOLI	363.349.758-70
136293	FELIPE MORATO DOS SANTOS CARDOSO	370.710.058-85
68004	JEFFERSON FELIPE FELICIANO	287.396.368-95
67082	GLEISON LUIS BAPTISTA DE LIMA	272.496.688-03
64992	SIDNEI DO ESPIRITO SANTOS	115.466.538-05
61153	DEVAIR BATISTA LEANDRO	015.615.519-29
68167	MAX ROGERIO DE OLIVEIRA	219.625.638-20
69770	PAULO MESSIAS GONCALVES	308.145.738-60
124189	OSIEL VICENTE DA SILVA	117.292.408-28
169562	MAYARA FERNANDA BANOW	369.030.018-59
132835	MARCIO APARECIDO RAMOS	251.838.608-40
66095	ALEXANDRO CARLOS PRADO	260.527.668-67
53866	SILVANA APARECIDA BERTO	031.879.038-60
64078	LOURDES CHIERANDA	030.108.868-37
53115	ADERBAL ANTONIO PINEGONE	033.819.998-50
53706	LUIS OSMAR TOBALDINI	115.436.538-71
54362	VITORIO ALBERTINI FILHO	112.924.988-38
54907	NIVALDO APARECIDO TOBALDINI	050.174.178-00
56416	RENATO AJUDARTE ZAIA	118.250.588-06
62268	MARCOS FRUTUOSO ANTUNES	027.797.168-35
64223	WAGNER VITTI	123.612.378-65
64298	MARCIEL TOQUINI	062.884.078-01
67080	ALLAN DE ALMEIDA FABRETTI	221.718.248-08
67460	IURI GAGARIM MENCONI	110.057.148-51
107190	NELSON POSSEBON NETO	270.828.428-21
135347	MATEUS DE OLIVEIRA	347.514.098-59

Enrollment	Name	CPF
139367	RODOLFO AUGUSTO LEAL DE SOUZA	317.286.308-51
17043	OSWALDO GILBERTO KUHN	062.848.358-92
139345	KARINA JUNQUEIRA CURIACOS	216.148.008-12
66267	MICHELLE APARECIDA GIACOMINI RIZZO	215.434.398-88
135344	ANA GRAZIELA STENICO LAVORENTE	304.356.778-10
62370	ANDREIA FABIANE GALVANI BUENO	175.667.018-86
53160	EDSON FURLAN	049.625.098-10
173871	EDILSON LUIZ MUNHOZ	065.784.028-96
60857	FABIO LUIZ ZURK	171.521.748-90
178612	LUDMILA FERNANDA DE OLIVEIRA RODRIGUES	220.503.228-36
61276	IMACULADA DE OLIVEIRA WERNECK	006.284.648-51
69952	DANILO SACCHI	213.883.278-30
60383	DIMAS CASTELUCCHI	029.680.508-42
167919	GUILHERME GONCALVES	413.606.698-84
167921	GUSTAVO ZAMBON	421.299.278-74
173973	ROBSON RODRIGUES BISCAIA	388.791.848-73
173975	VINICIUS FERREIRA DA SILVA	392.681.498-50
53280	FRANCISCO PINTO FILHO	015.955.948-09
116884	IVANA JOANA GOMES DA SILVA	267.775.138-09
130377	PATRICIA LUCIANA FORMAGGIO DA SILVA	338.109.758-00
136387	LUCIO FABIO PANDOLFO	329.812.558-00
54738	LUCIMARA APARECIDA DIDONE	110.139.508-79
53309	JOSE LUIS MARTINS GIMENEZ	027.789.788-28
53674	PAULO RETAMERO	017.218.228-01
55052	ANTONIO TADEU BOMBO	115.265.358-07
63067	EDNEI RONALDO AISSA	057.467.748-80
125797	PAULO CESAR BATISTA	926.522.129-15
56780	ALEXANDRE SANTOS RICOBELLO	115.046.188-82
55725	FABIO LOMBARDI FARIAS	139.678.958-82
54190	CLODOALDO SANTOS LIMA	115.278.238-06
53182	OLIVEIRO MAJOLLO	067.722.558-01
53258	ANDRE MAURICIO COLOMBERA	033.834.388-13
53655	MARCOS ANTONIO DE SOUZA	043.697.298-07
53769	SERGIO BERTOLINO RODRIGUES	035.741.348-27
54718	FRANDER JOSE BASSA	115.252.188-83
57904	ADANO JOSE VENDRAME	110.072.338-26
53814	PAULO CESAR AMARAL SOUZA	028.077.258-05
55894	MARCOS ANTONIO PINAZZA	087.059.378-17
57645	SERGIO DONIZETE CASSIATORE	110.052.058-92
62513	VALQUIRIA DECHEN	062.913.368-98
70259	RAPHAEL GARCIA DOMINGUES	295.248.058-39
121276	JOICE DOS SANTOS NASCIMENTO	324.038.918-51
190576	GEAN CARLOS DE FREITAS	402.771.208-02

Enrollment	Name	CPF
180539	ESDRAS DRI JANUARIO	085.175.248-96
68737	MARCIO ANTONIO DE GODOI	160.720.928-45
68940	ANDRE LUIS JUVENASO	222.945.718-78
69703	ALEXSANDER NOLASCO	221.128.708-58
104001	MARCOS PAULO DOS SANTOS GOMES	192.079.038-14
171795	MATHEUS GONCALVES SANTINI	380.382.208-46
173974	ROGER BARBOSA RIBEIRO	408.889.158-96
190376	BRUNO GOMES DOS SANTOS	351.967.298-79
53291	JOAO ODAIR SOARES MARTINS	017.124.258-03
62737	MARCIO ALEXANDRE BRIGATTI	105.848.838-46
124165	ABILIO BARRETO DOS SANTOS NETO	262.529.728-00
162391	PAULO ROBERTO PEDROSO DA SILVA	321.806.778-20
178219	IVO MARIANO	306.170.698-40
60015	JUAREZ FELICIANO DA PENHA	039.026.998-09
60928	DONIZETE AP PULPA MESCOLOTE	819.590.108-59
62962	LEANDRO SOARES	110.003.548-65
64314	ROBERTO AVELINO GODOY	171.583.918-84
68001	FLAVIO JOSE ZERIO	227.253.408-29
69438	FABRICIO BRANDI DOS SANTOS	214.322.868-62
69509	GLAUBER JOSE VAZ PINTO	313.510.928-39
69998	CARLOS ALBERTO ARAUJO ZARRATIM	226.885.748-41
70000	ANDRE LUIS FURLAN	297.647.228-90
107188	UILLIAN SILVA BIGOTTO	355.784.938-40
118968	JULIO CESAR RAMALHO	160.681.878-37
124003	FERNANDO RETAMERO JUNIOR	294.899.408-01
124007	THIAGO FERNANDO DA SILVA	373.990.568-97
124012	JOSE APARECIDO DE ARAUJO	063.287.986-60
124015	DAVID MELO DA SILVA	280.898.248-89
124030	RONALDO JOSE DE MELO	321.332.428-05
124037	JOSEVALTON DA CRUZ ASSIS	017.478.445-78
124039	MARCELO ALVES DOS SANTOS	222.376.958-65
124161	VINICIOS GIANOTTO FERREIRA	371.391.868-63
124166	CARLOS EDUARDO DE OLIVEIRA	223.540.138-41
124169	GUILHERME DOS SANTOS NOVELLO	339.422.878-54
124173	ANDERSON SARTINI	267.729.958-56
124178	JEAN WILLIAM PEREIRA	321.181.328-40
124179	RAFAEL BRIEDA	332.331.238-41
124183	ROGERIO RAINER MARTINS	139.675.158-00
124186	DJALMA MARQUES DIAS	160.744.238-81
125300	ERIC FERNANDO SAMPAIO	378.504.398-80
127813	SIDNEI APARECIDO DOS SANTOS	078.706.498-05
132123	WAGNER SERRANO	317.800.268-54
132146	CARLOS REINALDO DE ALMEIDA	356.304.958-01
132820	LEONARDO APARECIDO DOS SANTOS	389.367.498-54

Enrollment	Name	CPF
135890	OSVALDO ALVES SAMPAIO	136.779.178-24
153905	RODRIGO MARTINS LUCAS	351.521.968-40
153906	RAFAEL VIEIRA	370.507.068-17
167611	MARCOS LEANDRO DA PENHA	362.972.438-83
168903	VALTER FERRAZ JUNIOR	333.617.768-56
171758	ROBSON EDUARDO RUIZ ROCHA	371.372.998-06
171760	FLAVIO INOCENCIO BATISTA	036.588.069-82
171763	BRUNO CESAR ZERIO	363.259.348-57
171767	ANTONIO CARLOS DO AMARAL	152.098.088-40
171792	IVAM DE AMORIM COSTA	268.121.178-62
171793	HUDSON MANOEL EVANGELISTA	139.682.328-01
171798	THIAGO FRANCO DO NASCIMENTO	419.024.848-78
171801	ODAIR JOSE DE OLIVEIRA	329.334.088-13
172144	THIAGO ZANCHETTA DE GODOY	218.378.478-43
172158	GABRIEL CORDEIRO TEIXEIRA	372.032.338-20
172958	EVERTON PEREIRA DE MORAES	367.012.498-50
172974	PAULO RICARDO VIEIRA	387.646.688-19
172982	WESLEY FRANCISCO LOPES	349.700.688-28
177725	RENAN STURION DIAS	357.979.868-50
177735	AUGENIO NERES DA SILVA	263.378.248-57
177737	TIAGO SEBASTIAO DOS SANTOS	381.493.438-57
177739	SAMUEL OLAIA TITONELI	310.030.198-62
177742	GILBERTO CARDOSO FRANCO	216.338.848-48
177744	MURILO JOSE ROCCIA	382.376.128-50
177745	VAGNER FERREIRA DOS SANTOS	965.714.115-04
182242	JEAN CARLOS ALVES	406.599.168-43
182243	THIAGO LUIS DE CAMPOS	228.365.308-80
182244	DAVI CORDEIRO TEIXEIRA	400.548.388-78
182245	EDUARDO DOS SANTOS GALELI	402.146.968-04
190328	RAFAEL NEGRI	313.993.088-74
190329	MARCOS ANTONIO DA MATA	277.571.248-75
190330	RIVAS COSTA E SILVA	359.088.958-65
190331	UBALDO FRANCISCO EVANGELISTA	109.941.468-76
190333	GIOVANNI BENEDITO PATREZE	263.512.208-31
190334	PAULO CESAR DE FREITAS	376.367.338-54
69997	JOSE ROBERTO RODRIGUES	039.282.546-50
167616	DANIEL ANDRE DA SILVA	313.192.078-55
118948	LEANDRO ATILIO DOS SANTOS	375.043.088-89
172963	ANDRE MARCEL DE SOUZA BARBOSA	367.516.618-00
172969	PAULO JOSE DOS SANTOS	310.100.978-22
62984	CLAUDIO RACCA JUNIOR	239.633.106-00
63865	ADREEDISON PERON	123.444.558-17
67943	ANDERSON RODRIGO MECA	263.696.288-32
53162	CELSO DE JESUS DE SOUZA	040.218.148-41

Enrollment	Name	CPF
70010	CLAUDIANE TEIXEIRA BORGES ZILINSKAS	545.066.971-20
59862	TETSUNOSUKE OGATA	968.901.188-04
64217	ALESSANDRO RODRIGUES FRIAS	246.353.608-06
65918	BENEDITO DE OLIVEIRA JUNIOR	085.431.228-56
123397	FILIPE SANTAREM MORASSI	219.596.618-17
69600	TERESA CRISTINA DIP ROSSI DE BLASCO	053.068.718-60
53275	CELSO DEFACIO	722.976.388-68
53868	FABIO CASAGRANDE MODOLO	067.302.108-42
174527	GILSON ROBERTO BITTENCOURT O FLAHERTY	252.312.238-32
68076	LUIZ CESAR MENDES GUIRELI FILHO	294.085.218-97
56652	MARCELO YUKIO DAIMARU	115.186.078-61
64128	RICARDO BLASCO MORENO	053.068.678-39
64496	SERGIO BORGES DE ALMEIDA	106.549.678-81
56331	SERGIO DELEGA BUDEIZ	079.944.208-93
65996	ROBINSON JOSE CATALINI	167.981.498-20
53289	JOAO LUIS DUARTE	027.806.658-58
53381	CESAR AUGUSTO DA SILVA	040.128.758-09
67912	MESSIAS MOREIRA RODRIGUES	078.708.838-24
169705	FELIPE DE OLIVEIRA FORRONI	230.825.928-05
187420	JOSE LUIZ CORDEIRO NETO	225.417.558-05
190327	JOSE RODRIGO DE GODOY	376.058.788-77
55892	SIDNEY APARECIDO DA SILVA	115.255.888-93
56917	DIOVANI MENGARELLI	115.249.358-24
64264	ELIAS ANTONIO DE ALMEIDA JUNIOR	272.716.698-25
123076	CLEBER PASSOS SENE	295.134.148-25
124312	PAULO VICENTINI RIBEIRO	301.328.248-76
132842	REGIS DA SILVA MAIA	160.639.638-20
169713	LUCILENE APARECIDA DE CARVALHO SILVA	312.044.258-50
57843	RODRIGO SIQUEIRA	110.076.838-64
58454	FERNANDO A POLISEL GRAMATICO	057.265.858-36
63752	LUDMAR FERNANDO STABELIN	160.764.988-89
66395	ANDRE PORRELLI RIZZO	282.579.268-33
66946	MARCOS JOSE DA SILVA BUENO	115.252.778-98
53909	JOAO SERGIO BELTRAME	027.920.948-77
66708	PAULO ELIAS DE SOUZA	274.119.098-40
67609	VALMIR HEDLUND	499.881.236-04
58273	JOSE ERNESTO RASERA	062.873.418-23
59590	ANDRE LUIS PEDRO DA ROCHA	115.273.518-74
55132	MARCELINO SACCHI	966.493.058-04
55056	RICHARDI FERNANDES	065.496.488-23
55306	FERNANDO ANTONIO E SIMIONE	114.452.268-47
66027	ADRIANO GUINDO	249.332.858-29
53143	CESAR ROBERTO FORTARELL	031.699.548-73

Enrollment	Name	CPF
186473	VALMIR PAIAO	156.159.548-92
53067	JOSE CARLOS GONCALVES PEREIRA	046.565.778-80
53191	ANTONIO DELBAJE GONZALES	480.810.008-87
53945	PAULO CESAR BARION	049.389.148-08
55250	SERGIO AUGUSTO GONCALVES	053.908.298-83
55522	GERALDO SEVERINO	016.409.358-35
60969	MARCOS BARBOSA DE ASSIS	044.228.778-01
66241	ANDRE LUIS SILVEIRA	190.396.178-56
67332	ADEMILSON CAETANO DA SILVA	213.949.168-84
69326	THIAGO TORREZAN	226.491.508-07
121147	VALDIR OLIVEIRA DA SILVA	257.829.368-60
132149	ALEX PEROTO	252.248.258-06
166757	RODRIGO CRISTIANO DA CRUZ COTRIM	293.922.708-01
53645	JOSE DOMINGOS RODRIGUES	616.229.828-00
61599	OSVALDO DE JESUS BOLANI	115.243.528-02
116401	BRUNO PERECIN GRIGOLI	359.042.438-98
121152	VALMIR ANTONIO TREVISAN	027.809.878-98
132156	SERGIO LUIS GONCALVES	123.315.398-63
153902	ALAN DIEGO DA SILVA	226.011.688-46
179818	SILVIO RENOFIO	170.659.798-30
179875	EDIVALDO APARECIDO RIZIGO	175.691.748-52
186476	FABIO JUNIOR REIS PADOVAN	223.433.318-04
54171	PAULO ROBERTO LARA COELHO	015.957.278-92
53095	MARCOS AURELIO DE OLIVEIRA	004.835.888-65
60772	MAURICIO ALONSO MARTINS FILHO	171.669.558-99
69595	CAIO VIEIRA	263.379.488-23
54128	JOSE NIVALDO CARLETTI	067.680.128-51
54451	ENOC FRANCISCO DA SILVA	067.605.718-78
54502	JOSE ANTONIO FRAY	078.704.708-21
54583	FRANCISCO CEZARINO CORREA	057.304.588-78
55625	VALDINEI JOSE DE ALMEIDA	067.684.058-29
57993	SIDNEY CARLOS DA CRUZ	056.512.498-69
60347	DANIEL GOMES	175.633.548-67
61281	REGINALDO ANTONIO LASSA	154.886.058-19
62025	CELSO FAUSTO DO NASCIMENTO	138.200.118-54
62091	JAIR MARQUES DA SILVA JUNIOR	110.084.148-24
62107	RUDNEI DE MATOS RUIZ BELLO	254.880.558-19
62482	EMERSON MACHADO CAVALHEIRO	190.258.888-60
62663	ANTONIO MARCOS PELLEGRINI	160.681.938-02
62888	EDINALDO DONIZETE DE MOURA	139.602.988-54
62890	CARLOS ROGERIO LOUREIRO	175.757.098-51
63696	ADILSON FRANCISCO PRUDENTE	261.764.648-38
63810	CELSO LUIS BERALDO	109.942.858-09
64268	FABIO MANOEL ROCHA	154.803.208-58

Enrollment	Name	CPF
64309	EDSON DIAS DE OLIVEIRA	248.013.178-55
64730	ROGERIO APARECIDO SAMPAIO	253.272.828-05
64732	MARCIO GANHOL	167.976.628-77
66037	ANDRE EVERARDO MODOLO	191.700.458-36
66211	ALEXANDRE MINETTO VICENTE	251.947.698-22
66245	ERNESTO ODAIR SOARES JUNIOR	191.737.168-39
66656	RICARDO CESAR ROVINA	139.596.498-00
66804	EDSON MATHIAS	067.678.578-66
67115	WILSON FERRAZ CASTANHO	283.425.868-63
67116	ERIK ANTONIO ALVES	254.604.158-45
68165	CLAUDENILSON CAMARGO	190.286.738-65
68433	MARIO VALMIR ESTEVAM FERREIRA	221.427.648-35
68921	DANILSON PAULO ALVES	139.460.908-69
68922	JOSE ALESSANDER JOOS	190.288.278-46
68953	RODRIGO ROBERTO RODI	225.435.298-96
69767	REINALDO PEREIRA DE MORAES	283.391.228-51
69773	CARLOS APARECIDO PEREIRA	096.017.908-96
70001	FABIO BEZERRA DA SILVA	222.991.628-95
70257	EMERSON GILBERTO PINTO	284.144.248-99
70258	MARCELO JOSE DOS SANTOS	311.439.278-42
104686	THIAGO LOURENCO FRANCISCO	316.426.938-20
107185	SERGIO LUIZ RODRIGUES	177.733.738-09
107186	WILLI ANDERSON DA SILVA	333.299.038-13
110064	HEBER HENRIQUE VALERIO LIMA DOS SANTOS	359.869.048-77
110073	MAYCON BEN HUR DE OLIVEIRA	316.453.538-42
116374	CLODOALDO BISPO DE OLIVEIRA	337.543.808-77
116383	EMERSON PIRES DE ARRUDA	190.405.198-70
118196	ALAN ADIVINO BUTGNOL	252.245.848-50
118956	JEFFERSON HENRIQUE DA COSTA	296.836.668-84
118962	FABIANO RODRIGO DE OLIVEIRA	264.105.458-27
124019	BRUNO CARIOLATTO RIGHI	348.856.608-07
124034	JOSE PEREIRA DE SOUZA	282.244.128-65
124038	MAYCON BATISTA DA SILVA	316.343.018-03
126179	HENRIQUE BASAGLIA	330.703.768-43
132137	ALEX MENDES GOMES	831.138.869-53
135883	AGNALDO RIBEIRO SOARES	259.393.408-57
62109	EMERSON DOMINGUES GABRIEL DE SOUZA	192.161.798-56
68936	CHRISTIAN STEFAN CAMOLESI RE	220.190.408-16
69768	DIEGO JOSE CAMOLESI	352.899.868-71
118161	IVANILDO DE SOUZA SANTOS	064.725.286-40
118170	ARIOVALDO LUIS SOARES	190.399.088-26
118954	PAULO RENATO VITTI	369.677.088-48
53554	JOAO FERREIRA LIMA FILHO	037.505.098-16

Enrollment	Name	CPF
56915	CARLOS MAZARO PAIXAO	095.995.528-30
53264	JOAO BATISTA CORREA MENDES	015.908.928-01
53407	AILTON QUILLES	016.386.688-09
54149	PEDRO MARCOS SANTINI	100.699.308-80
54472	DORIVAL DONIZETE GONSALES	057.306.068-18
54475	JOAO DOMINGOS BONATO	067.545.048-97
54477	ANTONIO CARLOS CAMPIONI	067.647.498-50
54479	ISMAEL LOPES	028.284.338-89
54620	DOMINGOS MARCOS CHIBIM	051.709.088-06
55013	EZEQUIEL TIBURCIO	028.142.218-41
55462	GILMAR DE LARA	044.430.628-58
55535	SERGIO PASPARDELLI	067.681.028-42
55898	PLINIO BARBOSA JUNIOR	039.526.958-07
56162	ELVIS ANGELO MASCARIN	015.966.648-19
56164	JOAO BALERO BIGOTTO	067.597.378-30
56167	VALDEMAR JOSE CAZON	115.276.048-37
56621	GERALDO DE ASSIS AMARAL	095.837.228-47
58458	ODAIR DE ALMEIDA BARROS	092.625.028-00
60851	APARECIDO CABRAL	146.351.271-68
61061	ROGERIO APARECIDO ALBINO	067.529.618-83
62112	SILVIO ROBERTO CAZON DA SILVA	196.982.348-88
63436	PAULO CLAUDIO RODRIGUES	196.984.978-97
63686	EDSON DE JESUS BERTO	139.603.028-00
63705	WAGNER JOSE DE CAMARGO NICOLETTI	067.544.078-59
63708	EGUINALDO MOREIRA	192.075.878-07
63801	MARCIO ALONSO MARTINS	192.076.088-12
63965	LUIS ALYSON CARLETTI	275.250.848-40
64259	ROGERIO CORRER	078.675.698-55
64311	MARCIO FERNANDO SORIA	278.828.408-07
64460	ELEANDRO RODRIGO MARTINS	261.210.518-25
64728	MARCIO ROBERTO OLIVEIRA	254.744.668-54
64734	VANDO DOS SANTOS SILVA	123.392.828-70
66917	CHRISTIANO CESAR VITTI	271.654.378-00
67982	JEAN CARLOS GRACIANO	280.112.898-88
68551	MARCOS ROBERTO BORTOLOZZO	123.394.088-06
68935	EDSON CARLOS N DOS SANTOS	268.087.588-59
69507	PAULO HENRIQUE GRACIANO	313.263.108-60
69996	FERNANDO ALECRIM DAMASCENO	308.373.338-06
107187	AUREO VITALINO DE OLIVEIRA	218.842.808-03
110066	ALEXANDRE AUGUSTO FORTI	328.769.838-93
54433	JOSE ANTONIO DESIDERIO	078.675.098-79
53599	REGINALDO SOARES CUNHA	042.608.148-00
68937	MARCELL ALVES MACIEL	310.927.178-89
60351	JOSE CARLOS MINETTO	078.745.188-61

Enrollment	Name	CPF
54101	PEDRO EUGENIO FURLAN	039.417.808-40
54440	LUIS CARLOS ALVES	078.849.188-11
55457	IVONALDO PEREIRA LIMA	115.251.548-93
55524	ANTONIO CARLOS DE BARROS	095.843.868-40
55622	LUCIO APARECIDO DE CAMPOS	040.136.558-10
60569	CILSO DOS ANJOS GARCIA	101.320.558-80
62848	FABIO ALEXANDRE BARBOSA	260.770.208-93
64302	GIORGIO FABRICIO DA ROCHA BALTIERI	250.376.548-31
54435	PAULO ROBERTO FERREIRA	044.255.198-33
54210	MARCO ANTONIO CAPELETTI	048.685.918-51
56625	JOSE TADEU DEFAVARI	160.715.458-70
64029	PAULO JOSE NEVES	267.537.118-13
64468	PAULO RENATO CARDOSO	191.766.268-81
53746	JOSE ALTAIR RODRIGUES	051.899.738-32
53800	OSEAS CORREA	049.389.498-57
54037	JOSE GERALDO BENATO	027.806.298-94
54534	LUIS CARLOS MILANEZ SILVA	115.457.658-20
55464	VLADEMIR APARECIDO AZZI	115.247.968-75
55467	ARMANDO ELISEU FURONI	139.461.348-23
56623	JOSE EDSON CORREA LEITE	105.876.978-22
57980	CARLOS ALBERTO PELEGRINOTTI	056.941.458-01
58461	OTACILIO DANTAS DE SOUZA	115.456.468-13
60375	JEFFERSON RICARDO BONETTI	190.256.488-00
60650	EVIVALDO JOSE BEINOTTE	131.919.548-21
62097	REGINALDO TEOFILO DA SILVA	924.824.494-72
63710	FABIO LUIS VIEIRA RUIVO	154.739.358-00
64256	MARCOS LOURENCO	257.335.618-31
64360	PAULO SERGIO ALVES BORBA	129.615.498-09
67114	FERNANDO RODRIGUES PIRES	218.641.268-33
68840	JEAN LUIS NEVES DE CAMARGO	260.616.118-11
68865	RONALDO DA SILVA MATOS	261.479.978-58
69704	CAIO JULIANO FERREIRA	292.732.538-30
53527	JOSE HENRIQUE VIEIRA	051.784.438-96
54167	PAULO ROBERTO VIEIRA	027.790.088-30
54214	ANTONIO ADEMIR FEOLA	041.847.658-66
54454	GERALDO ESTEVAM	078.705.368-65
55009	ELDER SANTIN	027.788.458-60
55058	JOAO BENEDITO GEREVIN	050.199.518-89
55064	RONILSON BUENO CAMARGO	095.776.698-08
57841	GILBERTO DE JESUS LICERRE	157.526.148-05
60345	CASSIANO JOSE SABOIA	115.461.288-08
53750	ARMANDO DELIBERALI	821.021.048-34
53266	ARVELINO CARDOSO DA SILVA	849.510.368-00
53353	ALDO JORGE DE MORAIS	041.845.388-86

Enrollment	Name	CPF
53362	MARIO PINHEIRO ANDRE	279.854.669-91
54103	ANTONIO MESSIAS R PEREIRA	030.947.858-83
54532	GERALDO ANTONIO TREVIZAM	065.377.378-18
56913	OSEIAS DA SILVA	110.046.198-12
58456	MOISES MACHADO DA FONSECA	053.910.728-08
60341	ALBERTO TADEU MOREIRA	051.658.248-88
61063	ROBERTO APARECIDO AMBROSIO LARIO	191.735.318-98
62667	RICARDO LUIS SCHIAVINATO	126.417.878-65
63803	VALENTINO HELIO SOARES DOS SANTOS	110.048.138-99
65208	RICARDO ALEXANDRELI HELLMEISTER	265.628.518-66
104687	GUSTAVO FISCHER	218.732.648-95
53610	JOAO CARLOS GUINDO	601.194.038-20
62478	ADILSON ALVES CARDOSO	118.163.608-64
57643	FABIO DE BARROS	123.310.108-03
54159	SALVADOR TADEU PEREIRA ALVES	027.804.248-18
54757	JOSE APARECIDO DIAS DOS SANTOS	059.292.358-48
55247	RANDAL JULIANO BARBOSA	100.699.608-79
55517	JULIO CESAR VIEIRA	095.892.338-80
55529	VILSON VANDERLEI SPOLIDORIO	067.611.178-52
60770	EMERSON ROBERTO TREVISAN	246.725.478-09
53812	JOSE CARLOS PANAIA	925.488.068-04
54724	LUIS ANTONIO SOARES	115.256.428-55
53880	GERSIO APARECIDO AMARAL	791.147.768-04
56775	HILTON RICHARD MEDEIROS	123.695.388-64
64225	RODRIGO CESAR GIMENEZ	265.166.858-35
65051	LUCIANO MAGIOLI	250.731.748-52
65053	RENATO JOSE CIRQUEIRA	266.001.138-98
65700	RENATO GOMES CASTILHO	251.495.788-51
68923	LEANDRO CORREA PAULO	218.168.108-27
68939	MARCELO FERNANDES TOGNIN	123.761.958-02
53500	JOAO CLAUDIO JESUS ABDALA	015.946.178-21
54485	CLAUDIO EMIDIO	067.602.348-71
55060	ARMANDO JOSE ALMEIDA LEITE	123.765.638-95
56619	DONIZETI FORTI	110.141.898-29
57982	EDILBERTO DERLY ALVES	115.285.768-10
63815	PAULO CESAR DE OLIVEIRA MELLO	248.939.168-23
63863	ANDRE RICARDO CHIARINELLI KLEFENZ	245.745.168-01
53795	CARLOS ROBERTO LOURENCO	056.941.138-61
53251	URIAS CORREA	015.951.158-54
53748	FLAVIO ROB FERRAZ CAMARGO	039.799.938-09
53774	JOAO BATISTA RODRIGUES	044.008.688-42
54053	ADILSON JOSE BALLESTERO	095.839.108-48
54320	CLAUDEMIR RODRIGUES PEREIRA	055.844.518-78
54438	JOAO ALBERTO RETAMERO	046.675.208-33

Enrollment	Name	CPF
54613	MARCELO FRANCO NASCIMENTO	115.496.908-84
55629	SOLIVAL ANTONIO MARTINS DAS NEVES	067.541.438-51
56668	LEONIDAS FRANCISCO GONZALES	154.893.188-80
61279	OSIEL JOSE FILHO	175.690.008-62
61688	ELIEZER NAGODE GALELI	092.215.008-70
61824	EDGAR ALEXANDRE N DE CAMARGO	248.554.458-19
62734	DANILO RODRIGUES FERRAZ	171.633.438-17
62894	ELIAS CESAR MATOZINHOS	171.644.028-92
53797	MARCILIO EDMILSON CAMPACCI	017.122.308-08
53883	JOSE LUIS BERTO	917.437.028-68
53074	JOSE VALDIR AGOSTINHO	033.369.938-65
54381	BENEDITO SPADOTTO	051.441.658-00
54905	DIMAS AGNALDO B TOTTA	076.567.878-01
57986	LUIZ AGNALDO M CASTILHO	116.189.108-09
58825	CLAUDINEI ANTONIO GIACOMELLI	106.618.778-92
59586	AGENOR GASPARUTTI JUNIOR	191.998.888-23
63386	MARCIO EDUARDO DENISOVAS	191.788.018-93
65033	JOSE APARECIDO RAMOS	123.391.538-08
69039	EDUARDO FERRAZ DE TOLEDO	105.851.498-95
120145	FABIO RUIZ SEGHESE	277.651.548-00
153893	IVAN FIDELES SILONE	297.043.698-16
153898	THIAGO FERNANDO DA SILVA	333.967.378-06
169707	PEDRO RODRIGO MARQUES SARCO	223.659.178-01
182241	VAGNO NUNES DA SILVA	327.906.838-08
53128	ANTONIO CARLOS CHIARANDA	823.458.058-20
54909	WILSON FERREIRA SANTOS	105.849.698-05
54922	NELCY ANTONIO DA SILVA	067.718.988-57
55727	NELSON AUGUSTO CLAUS FILHO	035.237.868-94
55729	EDSON CARLOS VOLPONI	093.100.648-11
55983	ROBERTO MARQUES	149.571.228-14
63016	MICHEL ALEXANDRE BIZERRA	177.671.368-09
129580	ADEMIR DE JESUS MORETTI	964.263.818-53
130563	ADRIANO DE JESUS MALACHIAS FERREIRA	095.798.138-41
126598	RAMON SCHIAVINATTO	352.549.618-48
66031	FELLIPE TEIXEIRA NUEVO	269.830.808-74
69955	RONALDO BERRETTA	221.524.378-37
69957	RODRIGO TONIN DINIS	225.158.098-04
66642	LUCIANO MACIEL	270.337.338-44
67610	JOSE ANTONIO BOTTENE	039.419.218-43
70355	TATIANE ALESSANDRA SUDARIO	335.641.378-31
177695	RODRIGO COVOLAM PINEGONE	229.959.018-82
67981	PAULO ROBERTO LARA	284.301.758-06
54143	ELEAZER BARBOSA DE CAMPOS	044.394.118-19
57847	ADELIO PEDRO CAMPOS	730.448.306-72

Enrollment	Name	CPF
58229	LUCIO ALBERTO DE SOUSA	175.760.178-30
66044	MOISES MUTTE PENTEADO	263.453.218-00
67081	ANDERSON JOSE DOS SANTOS FERRAZ	219.827.778-69
67333	MARCOS STENICO	095.896.928-00
182240	MARCOS RODRIGO DA SILVA	225.587.778-31
188678	PABLO PEREIRA DOS SANTOS	348.581.908-54
139360	LEONARDO COSTA E SILVA	346.983.198-03
167934	ANA PAULA FIERI	334.000.958-93
168910	PAULO ROGERIO RODRIGUES	364.658.418-19
66586	GLEIDSON FREITAS ERCOLIN	272.188.448-47
116890	MIRIAM FERNANDA SILVA TABAI	110.083.658-66
131106	CESAR AUGUSTO ROMANIN	268.744.538-07
53911	JOSE SERGIO DE FAVARI	066.306.158-08
56657	DIOGENES JOSE SAIPP	087.415.088-40
56773	SIDNEY AUGUSTO BERTO	100.699.638-94
61604	JOSE MILTON DOS SANTOS	115.252.688-05
66207	IVANIR BRAS CARDOSO	191.701.038-95
131113	CARLOS HENRIQUE CHIAPARIN	311.378.218-09
55627	EDSON WAGNER ACERBI	110.067.668-63

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1488-2004-051-15-00-5	Samuel de Almeida Gomes Pereira	Labor Claim	2	Piracicaba	SP	Salary Differences, Vacation, Overtime, Pertinent Fine, Effects
331-1995-051-15-00-0	Paper Industry Workers’ Union	Labor Claim	2	Piracicaba	SP	Risk Premium, Effects
1158-2005-093-15-00-2	Iranildo Ferreira da Silva	Labor Claim	6	Campinas	SP	Overtime Differences, Severance Pay Differences, Overtime, Severance Pay Concerning Unemployment Insurance, Effects
1161-2005-093-15-00-6	José Roberto de Souza Silva	Labor Claim	6	Campinas	SP	Overtime Differences, Severance Pay Differences, Remunerated Weekly Day Off, Deliver of Forms for Release of the Unemployment Insurance, Overtime, Effects
01542-1999-012-15-00-3	Ivanil Cosme Gomes do Nascimento	Labor Claim	1	Piracicaba	SP	Attorneys’ Fees, Overtime, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay
00444-1999-012-15-00-9	José Paulo Pecorari	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay, Fine Related to Convention of 98/99

00846-2003-012-15-00-9	Isabel Miguel	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Health Hazard Allowance, Prior Notice, Remunerated Weekly Day Off, Provisional Tenure, Vacation, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Reimbursement of Undue Deductions

00859-2006-051-15-00-3	Agenor Moisés dos Santos	Labor Claim	2	Piracicaba	SP	Risk Premium, Allowance for Night Work, Risk Premium Differences, Remunerated Weekly Day Off, Attorneys’ Fees, Overtime, Effects
00804-2006-012-15-00-0	Mário Valdir Fioravante	Labor Claim	1	Piracicaba	SP

Health Hazard Allowance, Overtime Differences, Severance Pay Differences, Salary Differences, Wage Parity, Attorneys’ Fees, Overtime, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects

01361-2006-137-15-00-0	Mário Valdir Fioravante	Indemnification	3	Piracicaba	SP	Attorneys’ Fees, Property Damage, Pain and Suffering Damages, Pension Related to Salary and Effects
00088-2007-137-15-00-7	Hélio Aroldo dos Santos	Labor Claim	3	Piracicaba	SP	Wage Parity, Effects
00229-2007-012-15-00-7	Fernando Aparecido dos Santos	Labor Claim	0	Piracicaba	SP	Severance Pay

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00650-2007-137-15-00-2	Claudenir de Paula	Labor Claim	3	Piracicaba	SP

Unemployment Compensation Fund (FGTS), Overtime While in Commuter Transportation, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

00698-2007-137-15-00-0	Valter Aparecido Ferreira Santos	Labor Claim	3	Piracicaba	SP	Severance Pay
00672-2007-051-15-00-0	Delio Aparecido Marinho	Labor Claim	2	Piracicaba	RS	Severance Pay
01182-2007-012-15-00-9	Vagner Ferreira dos Santos	Labor Claim	1	Piracicaba	SP	Severance Pay
01349-2007-012-15-00-1	Gerson Soquetti	Labor Claim	1	Piracicaba	SP	Risk Premium, Allowance for Night Work, Overtime, Effects
01173-2007-051-15-00-0	Reginaldo Antonio Aparecido Ambrosio	Labor Claim	2	Piracicaba	SP	Severance Pay
01108-2007-137-15-00-7	Sivalte Brandão dos Santos	Labor Claim	3	Piracicaba	SP	Severance Pay
01974-2007-051-15-00-6	Antonio Donizeti Morales	Labor Claim	2	Piracicaba	SP

Salary Differences; Prior Notice; 13th Salaries; Vacation Plus the One-Third Bonus; Holidays; Paid Rests; Unemployment Compensation Fund (FGTS) and compensation of 40% over the Unemployment Compensation Fund (FGTS) between what was paid and what should have been paid. Payment of Social Security and Profit Sharing, Premium, Retirement, Differences, Basic Consumer Products, Overtime plus 60%, Payment of 1 daily hour for not granting a break for the meals, plus 60%. Prior Notice Differences; 13th Salaries; Vacation Plus the One-Third Bonus; Holidays; Paid Rests; Unemployment Compensation Fund (FGTS) and compensation of 40% over the Unemployment Compensation Fund (FGTS) arising from the integration of EXTRA HOURS normally worked by plaintiff; on Sundays and Holidays worked by them; ONE daily HOUR for the granting of a break for the meals under the terms of Article 71 of the Consolidated Labor Laws (CLT), plus the respective additions: Unemployment Compensation Fund (FGTS) and compensation of 40% over the Unemployment Compensation Fund (FGTS). Fine Related to Article 477 of the Consolidated Labor Laws (CLT).

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00334-2008-051-15-00-0	Sergio Luiz de Souza	Labor Claim	2	Piracicaba	SP

Prior Notice, 13th Salary, Vacation, Compensation on Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT)

00340-2008-051-15-00-7	Ademar dos Santos Vivaldo	Labor Claim	2	Piracicaba	SP

13th Salary, Prior Notice, Remunerated Weekly Day Off, Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Overtime, Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Salary Balance

00024-2009-012-15-00	Wildson Marcos de Lemos Boralli	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Health Hazard Allowance, Prior Notice, Unemployment Compensation Fund (FGTS) Differences (Economic Plans), Overtime Differences, Salary Differences, Remunerated Weekly Day Off, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Inclusion of the Salary-In-Kind to the Compensation, Fine of 40% over the Unemployment Compensation Fund (FGTS)

1440-2009-137-15-00-3	William José Seguin	Labor Claim	3	Piracicaba	SP	Overtime Differences, Pain and Suffering Damages, Compensation in Between Hours of Working, Effects, Monthly pension up to date 75 years are completed.
0213-2010	Edson de Jesus Gabini	Labor Claim	2	Piracicaba	SP	Nullity until the waiver of readmittance, fine and salaries until the readmittance date, relief for the reestablishment of health insurance, Pain and Suffering Damages, Effects and Attorneys’ Fees.
2241-2009	Antonio Souza Silva	Labor Claim	2	Cotia	SP	Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees
1862-2009	Elizeu Viana de Carvalho	Labor Claim	2	Piracicaba	SP	Constructive Termination, Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees
1882-2009	João Ailson Correia	Labor Claim	1	Piracicaba	SP	Constructive Termination, Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1867-2009	Sergio Luiz de Oliveira	Labor Claim	3	Piracicaba	SP	Acknowledgment of Constructive Termination, Differences, Overtime, Pertinent Fines, Relocation Allowance, Risk Premium, Effects and Attorneys’ Fees
7075420105150130	Manoel Paixão Pereira da Silva	Labor Claim	3	Piracicaba	SP	Medical Expenses, Loss of Profits for Life, Life Annuity, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS)
7013420105150010	Paper Industry Workers’ Union	Enforcement Action	1	Piracicaba	SP	Enforcement of the Collective Convention
6954220115020240	Antônio Souza Silva	Labor Claim	2	Cotia	SP	Health Hazard Allowance, Risk Premium, Attorneys’ Fees, Joint Liability, Secondary Liability
1554220115150010	Edvaldo Alves dos Santos	Labor Claim	1	Piracicaba	SP

Allowance for Night Work, Basic Consumer Products, Overtime Differences, Allowance for Night Work Differences, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Joint Liability, Employment Relationship

952-2003-051-15-00-5	Francisco N. Gomes	Labor Claim	2	Piracicaba	SP	Effects, Annulment of Termination
2351-2001-012-15-00-7	Guillermo Patrício L. Guzman	Labor Claim	1	Piracicaba	SP

13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Pain and Suffering Damages, Dismissal Compensation, Severance Pay Concerning Unemployment Insurance, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Profit Sharing, Effects, Balance of Private Pension Fund, Severance Pay

462-1993-051-15-00-5	Antônio Quellis	Labor Claim	2	Piracicaba	SP	Differences
00858-2005-137-15-00-0	Glauber José Vaz Pinto	Labor Claim	3	Piracicaba	SP

Prior Notice, Remunerated Weekly Day Off, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Severance Pay Concerning Unemployment Insurance, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

1092-2005-137-15-00-0	Orman Fortuna da Silva	Labor Claim	3	Piracicaba	SP	Health Hazard Allowance, Severance Pay Differences, Attorneys’ Fees, Pain and Suffering Damages, Effects, Readmittance

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00445-1999-012-15-00-1	Acelino Alves Bezerra	Labor Claim	1	Piracicaba	SP

Attorneys’ Fees, Overtime, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, 1/3 Vacation Bonus, 13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine 50% - Agreement

01932-2006-137-15-00-6	Amarildo Mendes Santiago	Labor Claim	3	Piracicaba	SP

Risk Premium, Attorneys’ Fees, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, 1/3 Vacation Bonus, 13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Fine of 40% over the Unemployment Compensation Fund (FGTS), Remunerated Weekly Day Off

02869-1998-051-15-00-8	Antonio Rodrigues Alves	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Allowance for Night Work, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Severance Pay, Fine 50% of the Termination

00114-1999-012-15-00-4	Geraldo Cromoco	Labor Claim	1	Piracicaba	SP	Attorneys’ Fees, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Severance Pay
02989-1998-012-15-00-0	João Oliveira Carneiro	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS), Release Month, Termination Not Computed

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
00036-1999-012-15-00-2	Manoel da Silva Gomes	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Salary Balance, Severance Pay

00431-1999-012-15-00-7	Milton da Silva Rocha	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Allowance for Night Work, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Fine 50% - Agreement,

02421-1998-051-15-00-3	Rubens Barbosa	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 50% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay

02877-1998-012-15-00-6	Tarcísio Apolinário de Moura	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Fine 50% - Severance Pay

02837-1998-051-15-00-0	Valdemar Luis de Souza	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Fine 50% - Agreement

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
01064-2000-051-15-00-7	Emelson Monteiro de Andrade	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS), Release Month, Extrajudicial Fine

01066-2000-012-15-00-3	Erivan Francisco de Carvalho	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Extrajudicial Fine, Unemployment Compensation Fund (FGTS), Release Month

01082-2000-051-15-00-2	Gilvaltim Prates Mota	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS) Release Month, Extrajudicial Fine

01066-2000-051-15-00-4	Rograciano Francisco de Souza	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Extrajudicial Fine, Unemployment Compensation Fund (FGTS), Release Month

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
02894-1998-012-15-00-8	Emerson Alvares de Lima	Labor Claim	1	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Salary Differences, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay

01952-2003-051-15-00-2	Geraldo Inácio de Almeida	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Fine of 40% over the Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salaries Due and Coming Due, Salary Balance, Severance Pay

02313-2003-053-15-00-7	Jairo Luiz Weber	Labor Claim	4	Piracicaba	SP	Lack of the Objects together with the respective amounts and probabilities of loss.
01047-2005-051-15-00-4	Carlos Aparecido Pereira	Labor Claim	2	Piracicaba	SP	Lack of the Objects together with the respective amounts and probabilities of loss.
01065-2000-012-15-00-1	Antonio Luis Alcântara Santana	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Remunerated Weekly Day Off, Compensation on Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Salary Balance, Severance Pay, Unemployment Compensation Fund (FGTS), Release Month

01156-2006-012-15-00-0	Wagner Pereira Jardim	Labor Claim	1	Piracicaba	SP

Allowance for Night Work, Prior Notice, Overtime Differences, Deliver of Forms for Release of the Unemployment Insurance, Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
02179-2006-137-15-00-6	Ananias Brandi de Souza	Labor Claim	3	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Prior Notice, Subsidiary Conviction, Statement for Annulment of Dismissal, Overtime Differences, Deliver of Forms for Release of the Unemployment Insurance, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Effects, Severance Pay

00461-2007-012-15-00-5	Silvio Aristides Simões	Labor Claim	1	Piracicaba	SE	Risk Premium, Unemployment Compensation Fund (FGTS)
00494-2007-099-15-00-8	Valdir Ferreira Bonfim	Labor Claim	2	Americana	SP	Salary Differences, Unemployment Compensation Fund (FGTS), Overtime Severance Pay
00657-2007-012-15-00-0	José Maria Coelho de Oliveira	Labor Claim	1	Piracicaba	SP

Unemployment Compensation Fund (FGTS), Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Severance Pay

00726-2007-012-15-00-5	Antonio Carlos Bachega	Labor Claim	1	Piracicaba	SP	Risk Premium, Severance Pay
00756-2007-137-15-00-6	Geraldo de Oliveira	Labor Claim	3	Piracicaba	SP	Severance Pay
00784-2007-051-15-00-1	Josemário Olegário dos Santos	Labor Claim	2	Piracicaba	SP	Severance Pay
00820-2007-051-15-00-7	Fábio Ferreira de Freitas	Labor Claim	2	Piracicaba	RS	Severance Pay
01165-2007-051-15-00-4	Edinilson Alexandre Bandeira de Moura	Labor Claim	2	Piracicaba	SP	Overtime, Salary Balance
01180-2007-051-15-00-02	José Marcelo Santana	Labor Claim	2	Piracicaba	SP	Severance Pay
01160-2007-051-15-00-1	Reginaldo Marques Davi	Labor Claim	2	Piracicaba	SP	Severance Pay
01150-2007-012-15-00-3	Antonio Carlos Caíres Rocha	Labor Claim	1	Piracicaba	SP	Severance Pay
01161-2007-137-15-00-8	Valmir Rocha Mendes da Silva	Labor Claim	3	Piracicaba	SP	Severance Pay
01330-2007-051-15-00-8	Fábio Alexandre Galdino	Labor Claim	2	Piracicaba	SP	Severance Pay
01296-2007-137-15-00-3	Luciano Paulo de Oliveira Freitas	Labor Claim	3	Piracicaba	SP	Severance Pay
01605-2007-012-15-00-0	Itamar Cavalcante do Amaral	Labor Claim	0	Piracicaba	SP	Acknowledgment of Secondary Liability, Vacation, Prior Notice, Unemployment Compensation Fund (FGTS), 13th Salary.
01867-2007-051-15-00-8	Antonio Aparecido Elias	Labor Claim	2	Piracicaba	SP	Severance Pay, Prior Notice, Overtime.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
01589-2008-137-15-00-1	Fernando Coelho Barbosa	Labor Claim	3	Piracicaba	SP	13th Salary, Prior Notice, Remunerated Weekly Day Off, Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS)
533-2009-13715-00-0	Geraldo de Oliveira	Labor Claim	3	Piracicaba	SP	Overtime, 13th Salary, Vacation, Severance Pay and Unemployment Compensation Fund (FGTS).
01519-2009-014-15-00-2	Wagner Alexandre Scapolon	Labor Claim	1	Limeira	SP	Risk Premium, Overtime, Overtime While in Commuter Transportation, Effects
0191500-48.2009.5.15.0051	Cleber Junior Sebastião dos Anjos	Labor Claim	2	Piracicaba	SP

Allowance for Night Work, Write Off of the Work and Social Security Card (CTPS), Severance Pay Differences, Deliver of Forms for Release of the Unemployment Insurance, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Effects, Readmittance

0134-2010	Manoel Paixão Pereira da Silva	Labor Claim	3	Piracicaba	SP	Overtime, Risk Premium/ Health Hazard, Refund of Discounts, Differences, Attorneys’ Fees and Effects.
0835-2009	Ademeu Ferreira	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1431-2009	Agostinho Leopoldino	Labor Claim	1	Piracicaba	SP	Risk Premium, Effects and Attorneys’ Fees.
0788-2009	Alcides Pereira Júnior	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0860-2009	Antônio Angelo Nardelli	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1814-2009	Antônio Carlos de Proença	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0787-2009	Antonio Carlos Lucas Mariano	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0898-2009	Antonio Celso Soares	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0774-2009	Antonio Donizete Alves de Oliveira		3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0773-2009	Antonio Reinaldo Stoco	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2057-2009	Arnaldo Menghini	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1809.0065.2009.5.150000	Benedito Orlando Oriani	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0883-2009	Claudemir Aparecido Camargo	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0906-2009	Daniel de Oliveira	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

92300.68.2009.5.150000	Daniel Ferreira da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0964-2009	Davi Corrêa	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1813-2009	Edenir Oswaldo Tararam	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0837-2009	Edson Aparecido Mariano	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0779-2009	Elias Maia da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1860-2009	Enrique Lourenço Dorta	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0917-2009	Gilberto Donizete Gomes	Labor Claim	1	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0141-2010	Herbim Cardoso Rodrigues	Labor Claim	1	Piracicaba	SP	Differences, Overtime, Health Hazard Allowance, Pain and Suffering Damages and Effects
1368-2009	Jefferson Willian Gonçalves de Oliveira	Labor Claim	3	Piracicaba	SP	Risk Premium, Differences, Overtime, Effects and Attorneys’ Fees
0776-2009	João Adão Pães Alves	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0813-2009	João Antonio da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2060-2009	João Augusto Muller	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0770-2009	João Batista Gaudêncio	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0815-2009	João José Consolmagno		2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0764-2009	João Nunes	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0958-2009	José Anderson da Cruz	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0921-2009	José Carlos Aparecido dos Santos	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0808-2009	José Carlos Mendes de Campos	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1863-2009	José Cláudio Pereira da Silva	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1807-2009	José dos Santos Garcia	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0961-2009	José Gomes da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0842-2009	José Luiz Sabino	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0779-2009	José Mário Alborghetti	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0809-2009	José Moacir Darros	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0814-2009	José Odair Pereira Granja	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0864-2009	José Renato Andrade	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2059-2009	Luis Carlos João	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0865-2009	Luiz Aparecido Moncitoni	Labor Claim	1	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0919-2009	Luiz Fernando Gomes da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

2063-2009	Marcos Abílio Ferreira	Labor Claim	2	Piracicaba	SP	Health Hazard Allowance, Differences, Effects and Attorneys’ Fees.
1861-2007	Martiniano Pereira dos Santos	Labor Claim	3	Piracicaba	SP

Differences, Prior Notice, Vacation, Overtime, Severance Pay, Differences, Fine Related to Article 477 and 467 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Unemployment Compensation Fund (FGTS) + Fine of 40%, Attorneys’ Fees and Effects.

1769-2009	Mauricio Donizete da Silva	Labor Claim	1	Piracicaba	SP	Differences, Pain and Suffering Damages and Property Damage, Fine Related to Article 477 and 467 of the Consolidated Labor Laws (CLT), Risk Premium, Effects and Attorneys’ Fees
1858-2009	Nelson Lopes Amâncio	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0780-2009	Nicodemo Morgado	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0836-2009	Odivan Adalberto da Costa	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0040-2010	Osmar Silvério da Silva	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0843-2009	Paulo Henrique Xavier	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0904-2009	Walter Fernando Viva	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1808-2009	Reinaldo Antonio dos Santos	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

0896-2009	Reinaldo de Andrade Alecrin	Labor Claim	1	Piracicaba	SP	Overtime, Differences, Health Hazard Allowance, Pertinent Fines, Attorneys’ Fees and Effects
0840-2009	Ricardo José de Siqueira	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1982-2009	Roberto Sidnei Grin	Labor Claim	1	Piracicaba	SP	Acknowledgment of Occupational Accident, Severance Pay, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + 40%, Effects and Attorneys’ Fees.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0780-2009	Ronaldo de Souza	Labor Claim	3	Piracicaba	SP

Overtime, Severance Pay, Differences, Risk Premium, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects.

0843-2009	Silvio Carlos Alves de Souza	Labor Claim	1	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

1859-2009	Valdemir Pires	Labor Claim	2	Piracicaba	SP

Overtime, Severance Pay, Differences, Pain and Suffering Damages, Unemployment Compensation Fund (FGTS) + Fine of 40%, Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance, Fine Related to Article 467 of the Consolidated Labor Laws (CLT) and Effects

4936320105150130	Marinalva Conceição dos Santos	Labor Claim	3	Piracicaba	SP

Allowance for Night Work, Salary Differences, Overtime, Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Fine Related to Article 479 of the Consolidated Labor Laws (CLT), Effects

7722000920095150000	Reginaldo Lopes	Labor Claim	3	Piracicaba	SP	Salary Differences, Overtime, Pain and Suffering Damages, Profit Sharing, Effects
12087220105150000	Amarildo José Delfim	Labor Claim	2	Piracicaba	SP	Health Hazard Allowance, Health Hazard Allowance Differences, Risk Premium Salary Differences, Vacation, Compensation in Between Hours of Working
11852920105150000	Marcos Roberto Pedro Antônio	Labor Claim	2	Piracicaba	SP

Risk Premium, Commissions, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects

11861420105150000	Benedito Fidelis Correa Neto	Labor Claim	2	Piracicaba	SP

Risk Premium, Commissions, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
1155.27.2010.5.15.0100	Edson José Pires de Abreu	Labor Claim	2	Piracicaba	SP

Risk Premium, Salary Differences, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects, Correction of the Work and Social Security Card (CTPS), Severance Pay

900006920095150000	João Camargo	Labor Claim	3	Piracicaba	SP	Risk Premium, Commissions, Salary Differences, Overtime, Additional Compensation, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects
914002120095150000	João Roberto Melenchon	Labor Claim	3	Piracicaba	SP	Risk Premium, Commissions, Salary Differences, Overtime, Additional Compensation, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects
16971220105150000	Carlos Roberto Moraes de Oliveira	Labor Claim	2	Piracicaba	SP	13th Salary, Risk Premium, Commissions, Salary Differences, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Compensation in Between Hours of Working
18030720105150100	Edson Batista dos Santos	Labor Claim	3	Piracicaba	SP	Health Hazard Allowance, Risk Premium, Salary Differences, Overtime, Severance Pay of the Tenure, Pain and Suffering Damages, Severance Pay
81009	Manoel Marizza	Labor Claim	3	Piracicaba	SP

Risk Premium, Severance Pay Differences, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance

78109	Percy Gomes dos Santos	Labor Claim	2	Piracicaba	SP

Severance Pay Differences, Unemployment Compensation Fund (FGTS), Overtime, Pain and Suffering Damages, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Unemployment Insurance

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
11828.2011.51.50.130	Pedro Donizete Pereira da Silva	Labor Claim	3	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Risk Premium, Allowance for Night Work, Commissions, Remunerated Weekly Day Off, Salary Differences, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Property Damage, Pain and Suffering Damages, Compensation in Between Hours of Working, Profit Sharing, Effects, Joint Liability, Secondary Liability, Correction of the Work and Social Security Card (CTPS), Severance Pay

383.2009.054.15.002	Euripa Marcelino Gomes	Labor Claim	1	Sertãozinho	SP

1/3 Vacation Bonus, 13th Salary, Remunerated Weekly Day Off, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Overtime While in Commuter Transportation, Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Joint Liability, Secondary Liability, Salary Balance, Unemployment Insurance, Severance Pay, Employment Relationship

0001001-39.2011.5.15.0051	Edgard Godoy	Labor Claim	2	Piracicaba	SP	Pain and Suffering Damages, Health Care
931-2006-012	Jorge Pereira de Oliveira	Indemnification	3	Piracicaba	SP	Pain and Suffering Damages and Property Damage
0062500-96.2007.5.15.0137	Lindomar Reginaldo de Lima	Indemnification	1	Piracicaba	SP	Indemnification
000072.2010.15.000/1-12	CEREST Piracicaba	Procedure Preparation	0	Piracicaba	SP	Notice of Fine Assessment.
Notice of Fine Assessment	Municipal Government of Piracicaba -Health And Sanitation Office CEREST Piracicaba	Notice of Fine Assessment	0	Piracicaba	SP	Notice of Fine Assessment.
46259007166201000	Labor Prosecution Office in the City of Piracicaba	Infraction Notice	0	Piracicaba	SP	Employees working in rotating shifts, but they did not realize the non-existence of a collective instrument which authorizes them to receive Overtime and the pertinent additions thereto.
46259007168201000	Labor Prosecution Office in the City of Piracicaba	Infraction Notice	0	Piracicaba	SP	Employer used the rotating shift of eight hours without the existence of a collective instrument authorizing such practice in the year of 2010.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
46259007167201000	Labor Prosecution Office in the City of Piracicaba	Infraction Notice	0	Piracicaba	SP

It is an infraction notice drawn up due to the following infraction: Failure to pay, until the 5th business day subsequent to the month of maturity, the payment in full of the monthly salary due to the employee. The employer used the rotating shift of eight hours without the existence of a collective instrument authorizing such practice in the year of 2010.

46259-0006511/2011-75	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP

Infraction notice — Failure to grant a break for rest and meal of at least 1 and maximum of 2 hours without the prior authorization of Ministry of Labor and Employment (MTE) in affront to the provision in Article 71 of the Consolidated Labor Laws (CLT). Infraction Notice No. 21648573.

46259-006510/2011-21	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP

Failure to pay, until the 5th business day subsequent to the month of maturity, the payment in full of the monthly salary due to the employee (...) The remaining thirty minutes shall be paid, with the additional of 50%. According to the jurisdictional understanding already consolidated in the Case Law Guidance 307 of the Superior Labor Court, the failure to grant a break in full implies in the total payment of the period plus additional. Therefore, employer has paid only half of the amount due in the period of May/2010 to May/2011. Infraction Notice No. 021648565.

46259-006509/2011-04	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP

Failure to calculate for the purposes of calculating deposits of the Unemployment Compensation Fund (FGTS) an integral installment of remuneration. Tax Notice for the Collection of the Unemployment Compensation Fund and Social Security No. 506.517.110 in the total amount of R$ 69,270.21 to be collected until July, 14th. Infraction Notice No. 021648557.

989-45.2011.5.15.0012	Vanderlei Martinho Ebuliani	Labor Claim	1	Piracicaba	SP	Labor Claim with Indemnification for occupational accident with pain and suffering damages and property damage.

Process No.	Adverse Party	Type of Action	Court No.	Judicial District	State	Object
0001066-34.2011.5.15.0051	Rogério Pinheiro Rezende	Labor Claim	2	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Risk Premium, Prior Notice, Basic Consumer Products, Severance Pay Differences, Salary Differences, Vacation, Proportional Vacation, Unemployment Compensation Fund (FGTS), Attorneys’ Fees, Hours on Call, Overtime, Fine of 40% over the Unemployment Compensation Fund (FGTS), Fine Related to Article 467 of the Consolidated Labor Laws (CLT), Fine Related to Article 477 of the Consolidated Labor Laws (CLT), Secondary Liability, Salary Balance, Severance Pay; Annulment of the Resignation with Acknowledgment of Constructive Termination.

46259-002672/2010-17	Ministry of Labor and Employment	Infraction Notice	0	Piracicaba	SP	Failure to hold monthly ordinary meeting of Joint Occupational Health and Safety Commission (CIPA). Infraction Notice No. 21889120.
0001131-62.2011.5.15.0137	Fabio Luis Alves Marcos	Labor Claim	3	Piracicaba	SP

1/3 Vacation Bonus, 13th Salary, Allowance for Night Work, Remunerated Weekly Day Off, Vacation, Unemployment Compensation Fund (FGTS), Overtime, Overtime While in Commuter Transportation, Compensation in Between Hours of Working, Fine of 40% over the Unemployment Compensation Fund (FGTS), Profit Sharing, Severance Pay

Benefits	Conditions	Source

Meals (lunch room)	All employees located in the unit	Collective Convention (Union)

Meals (meal voucher)	All employees working outside the unit	Collective Convention (Union)

Medical assistance	Up to Analyst level (GS-31) - Infirmary Specialists/Coordination/Management (GS32 and higher) - Room	Collective Convention (Union)

Day-care assistance	Only to women with children up to 72 months old. Amount of up to R$ 321.00/month, upon submission of adequate proof	Law and Collective Convention (Union)

Pharmaceutical aid	50% coverage of expenses related to prescription medication	Collective Convention (Union)

Children with special needs assistance	Children with special needs. Reimbursements of expenses of up to R$ 730.00/month, upon submission of adequate proof	Collective Convention (Union)

Funeral aid	Coverage of expenses related to employee’s and/or family’s funeral in the amount of up to R$3,300.00/event	Collective Convention (Union)

Visual aid	50% coverage of expenses related to eyeglasses and prescription lenses	Collective Convention (Union)

BlackBerry	Management level and higher. Used and work instrument	Indulgence (market practice)

Christmas toy	All employees with children up to 12 years and 11 months old	Indulgence

Mobile phone	Coordination level and higher. Used as work instrument	Indulgence (market practice)

Christmas baskets	All employees located in the unit	Indulgence

Checkup	Used as work instrument	Indulgence (market practice)

Social Loan	Only in natural disaster situations and expenses not covered by medical	Indulgence

Benefits	Conditions	Source

assistance, in the amount of up of one (01) nominal wage

School supplies	Primary school (1st to 9th grades)	Collective Convention (Union)

Profit Share Program (“PPR”)	Administrative and operational area employees	Law and Collective Convention (Union)

Private Pension Fund	All employees.	Indulgence (market price)

Employees with wages of up to R$ 4,522.80: company’s contribution up to 1.5% of the wage.

Employees with wages exceeding R$ 4,522.80: company’s contribution up to 6,0% of the wage.

Variable Income Program (“PRV”)	Executive level employees	Indulgence (market price)

Life Insurance	Up to 30 wages for natural death	Collective Convention (Union)

Up to 60 wages for accidental death

Meal voucher	Equivalent to staple basket concession. R$ 115.00/month	Collective Convention (Union)

Transportation voucher / chartered bus	All employees	Law

Vehicle	General managers	Indulgence (market price)

Gym reimbursement	All employees	Indulgence

Employees Beneficiaries of the Medical Assistance - CNU

1	ABILIO BARRETO DOS SANTOS NETO
1	ADAILTON JOSE ROMANO
1	ADANO JOSE VENDRAME
1	ADELIO PEDRO CAMPOS
1	ADELMO DOS SANTOS FEITOR
1	ADEMILSON CAETANO DA SILVA
1	ADEMIR DE JESUS MORETTI
1	ADERBAL ANTONIO PINEGONE
1	ADILSON ALVES CARDOSO
1	ADILSON EDER QUILES
1	ADILSON FRANCISCO PRUDENTE
1	ADILSON GOMES
1	ADILSON JOSE BALLESTERO
1	ADREEDISON PERON
1	ADRIANO CORDEIRO JEREMIAS
1	ADRIANO DE JESUS MALACHIAS FERREIRA
1	ADRIANO GUINDO
1	AGENOR GASPARUTTI JUNIOR
1	AGNALDO JOSE GIOVANETTI
1	AGNALDO RIBEIRO SOARES
1	AILTON QUILLES
1	AIRTON GRIGOLI
1	ALAN ADIVINO BUTGNOL
1	ALAN DIEGO DA SILVA
1	ALBERTO TADEU MOREIRA
1	ALDO JORGE DE MORAIS
1	ALESSANDRO RODRIGUES FRIAS
1	ALEX MENDES GOMES
1	ALEX PEROTO
1	ALEXANDRE ADALTO TREVISAN
1	ALEXANDRE AUGUSTO FORTI
1	ALEXANDRE GARCIA
1	ALEXANDRE MINETTO VICENTE
1	ALEXANDRE SANTOS RICOBELLO
1	ALEXANDRE SERNA DE LIMA
1	ALEXANDRO CARLOS PRADO
1	ALEXSANDER NOLASCO
1	ALLAN DE ALMEIDA FABRETTI
1	ALLAN FOGACA BEZERRA
1	ANA GRAZIELA STENICO LAVORENTE
1	ANA PAULA FIERI
1	ANDERSON JOSE DOS SANTOS FERRAZ
1	ANDERSON RITTOZZI
1	ANDERSON RODRIGO MECA
1	ANDERSON SARTINI
1	ANDRE ALEXANDRE TREVISAN
1	ANDRE EVERARDO MODOLO
1	ANDRE LUIS FURLAN
1	ANDRE LUIS JUVENASO
1	ANDRE LUIS SILVEIRA
1	ANDRE MARCEL DE SOUZA BARBOSA
1	ANDRE MAURICIO COLOMBERA
1	ANDRE PORRELLI RIZZO
1	ANDRE RICARDO CHIARINELLI KLEFENZ
1	ANDREIA FABIANE GALVANI BUENO
1	ANTONIO ADEMIR FEOLA
1	ANTONIO CARLOS CAMPIONI
1	ANTONIO CARLOS CHIARANDA
1	ANTONIO CARLOS DE BARROS
1	ANTONIO CARLOS DO AMARAL
1	ANTONIO CARLOS MEDINA
1	ANTONIO DELBAJE GONZALES
1	ANTONIO MARCOS COSTA MORAIS
1	ANTONIO MARCOS PELLEGRINI
1	ANTONIO MESSIAS R PEREIRA
1	ANTONIO TADEU BOMBO
1	APARECIDO CABRAL
1	ARIOVALDO LUIS SOARES
1	ARMANDO ELISEU FURONI
1	ARMANDO JOSE ALMEIDA LEITE
1	ARNALDO BARBOSA AMARAL
1	ARVELINO CARDOSO DA SILVA
1	AUBER STRAUCH BATISTA

Interns
CARLOS ALBERTO DOS SANTOS	ESTAGIARIO
GIOVANA CARDOSO MACHADO BOER	ESTAGIARIO
ANA CAROLINA DE OLIVEIRA PLENS	ESTAGIARIO

Permanent Disabled

JOAO ODAIR SOARES MARTINS	APOSENTADOS POR INVALIDEZ
JOSE ALVES ROSA	APOSENTADOS POR INVALIDEZ
JOSE DOMINGOS RODRIGUES	APOSENTADOS POR INVALIDEZ
MARCIO ALEXANDRE BRIGATTI	APOSENTADOS POR INVALIDEZ
PEDRO EUGENIO FURLAN	APOSENTADOS POR INVALIDEZ

1	AUGENIO NERES DA SILVA
1	AUREO VITALINO DE OLIVEIRA
1	BENEDITO DE OLIVEIRA JUNIOR
1	BENEDITO SPADOTTO
1	BRUNO CARIOLATTO RIGHI
1	BRUNO CESAR ZERIO
1	BRUNO GOMES DOS SANTOS
1	BRUNO PERECIN GRIGOLI
1	CAIO JULIANO FERREIRA
1	CAIO VIEIRA
1	CARLOS ALBERTO ARAUJO ZARRATIM
1	CARLOS ALBERTO PELEGRINOTTI
1	CARLOS APARECIDO PEREIRA
1	CARLOS EDUARDO DE OLIVEIRA
1	CARLOS HENRIQUE CHIAPARIN
1	CARLOS MAZARO PAIXAO
1	CARLOS REINALDO DE ALMEIDA
1	CARLOS ROBERTO LOURENCO
1	CARLOS ROGERIO LOUREIRO
1	CASSIANO JOSE SABOIA
1	CELSO DEFACIO
1	CELSO FAUSTO DO NASCIMENTO
1	CELSO LUIS BERALDO
1	CESAR AUGUSTO DA SILVA
1	CESAR AUGUSTO ROMANIN
1	CESAR ROBERTO FORTARELL
1	CHRISTIAN JESUS FERRAZ DE CAMARGO
1	CHRISTIAN STEFAN CAMOLESI RE
1	CHRISTIANO CESAR VITTI
1	CICERO SOUZA BORGES NETO
1	CILSO DOS ANJOS GARCIA
1	CLAUDEMIR APARECIDO VIEIRA
1	CLAUDEMIR RODRIGUES PEREIRA
1	CLAUDENILSON CAMARGO
1	CLAUDIANE TEIXEIRA BORGES ZILINSKAS
1	CLAUDINEI ANTONIO GIACOMELLI
1	CLAUDIO ANTONIO DELIBERALLI
1	CLAUDIO EMIDIO
1	CLAUDIO RACCA JUNIOR
1	CLEBER PASSOS SENE
1	CLODOALDO BISPO DE OLIVEIRA
1	CLODOALDO SANTOS LIMA
1	CLOVIS JOSE DA COSTA
1	DANIEL ANDRE DA SILVA
1	DANIEL GOMES
1	DANILO SACCHI
1	DANILSON PAULO ALVES
1	DAVI CORDEIRO TEIXEIRA
1	DAVID MELO DA SILVA
1	DEVAIL CUSTODIO
1	DEVAIR BATISTA LEANDRO
1	DIEGO CARIOLATTO RIGHI
1	DIEGO JOSE CAMOLESI
1	DIMAS AGNALDO B TOTTA
1	DIMAS CASTELUCCHI
1	DIOGENES JOSE SAIPP
1	DIOVANI MENGARELLI
1	DJALMA MARQUES DIAS
1	DOMINGOS MARCOS CHIBIM
1	DONIZETE AP PULPA MESCOLOTE
1	DONIZETI FORTI
1	DORIVAL DONIZETE GONSALES
1	EDGAR ALEXANDRE N DE CAMARGO
1	EDILBERTO DERLY ALVES
1	EDINALDO DONIZETE DE MOURA
1	EDIVALDO APARECIDO RIZIGO
1	EDIVALDO CORREA
1	EDMUNDO FRANCISCO SCHIMIDT FERREIRA
1	EDNEI RONALDO AISSA
1	EDNILSON FERNANDO VITTI
1	EDSON CARLOS N DOS SANTOS
1	EDSON CARLOS VOLPONI
1	EDSON DA COSTA
1	EDSON DE JESUS BERTO
1	EDSON DIAS DE OLIVEIRA
1	EDSON FURLAN
1	EDSON LUIS DE SOUZA
1	EDSON MATHIAS
1	EDSON WAGNER ACERBI

1	EDUARDO DOS SANTOS GALELI
1	EDUARDO FERRAZ DE TOLEDO
1	EDVALDO ZAMBON
1	EGUINALDO MOREIRA
1	ELDER SANTIN
1	ELEANDRO RODRIGO MARTINS
1	ELEAZER BARBOSA DE CAMPOS
1	ELIAS ANTONIO DE ALMEIDA JUNIOR
1	ELIAS CESAR MATOZINHOS
1	ELIEZER NAGODE GALELI
1	ELVIS ANGELO MASCARIN
1	EMERSON DOMINGUES GABRIEL DE SOUZA
1	EMERSON GILBERTO PINTO
1	EMERSON MACHADO CAVALHEIRO
1	EMERSON PIRES DE ARRUDA
1	EMERSON ROBERTO TREVISAN
1	ENOC FRANCISCO DA SILVA
1	ERIC FERNANDO SAMPAIO
1	ERIK ANTONIO ALVES
1	ERNESTO ODAIR SOARES JUNIOR
1	ESDRAS DRI JANUARIO
1	EUGENIO FAZENARO NETO
1	EVERTON PEREIRA DE MORAES
1	EVIVALDO JOSE BEINOTTE
1	EZEQUIEL TIBURCIO
1	FABIANO RODRIGO DE OLIVEIRA
1	FABIO ALEXANDRE BARBOSA
1	FABIO BEZERRA DA SILVA
1	FABIO DE BARROS
1	FABIO JUNIOR REIS PADOVAN
1	FABIO LOMBARDI FARIAS
1	FABIO LUIS VIEIRA RUIVO
1	FABIO LUIZ ZURK
1	FABIO MANOEL ROCHA
1	FABIO ROBERTO SOARES
1	FABIO RUIZ SEGHESE
1	FABRICIO BRANDI DOS SANTOS
1	FELIPE DE OLIVEIRA FORRONI
1	FELIPE MORATO DOS SANTOS CARDOSO
1	FELLIPE TEIXEIRA NUEVO
1	FERNANDO A POLISEL GRAMATICO
1	FERNANDO ALECRIM DAMASCENO
1	FERNANDO ANTONIO E SIMIONE
1	FERNANDO CHIARINELLI KLEFENZ
1	FERNANDO RETAMERO JUNIOR
1	FERNANDO RODRIGUES PIRES
1	FLAVIO AUGUSTO DA SILVA
1	FLAVIO INOCENCIO BATISTA
1	FLAVIO JOSE ZERIO
1	FLAVIO ROB FERRAZ CAMARGO
1	FRANCISCO APARECIDO CAMARGO
1	FRANCISCO CEZARINO CORREA
1	FRANCISCO PINTO FILHO
1	FRANDER JOSE BASSA
1	GABRIEL CORDEIRO TEIXEIRA
1	GEAN CARLOS DE FREITAS
1	GERALDO ANTONIO TREVIZAM
1	GERALDO DE ASSIS AMARAL
1	GERALDO ESTEVAM
1	GERALDO SEVERINO
1	GERSIO APARECIDO AMARAL
1	GILBERTO CARDOSO FRANCO
1	GILBERTO DE JESUS LICERRE
1	GILBERTO PEREIRA DE MORAES
1	GILMAR DE LARA
1	GILSON ROBERTO BITTENCOURT O FLAHERTY
1	GIORGIO FABRICIO DA ROCHA BALTIERI
1	GIOVANNI BENEDITO PATREZE
1	GLAUBER JOSE VAZ PINTO
1	GLEIDSON FREITAS ERCOLIN
1	GLEISON LUIS BAPTISTA DE LIMA
1	GUILHERME DOS SANTOS NOVELLO
1	GUILHERME GONCALVES
1	GUSTAVO FISCHER
1	GUSTAVO ZAMBON
1	HEBER HENRIQUE VALERIO LIMA DOS SANTOS
1	HELTON SILVA PAIVA
1	HENRIQUE BASAGLIA
1	HILTON RICHARD MEDEIROS

1	HUDSON MANOEL EVANGELISTA
1	IMACULADA DE OLIVEIRA WERNECK
1	ISAIAS GUIMARAES DA CRUZ
1	ISMAEL LOPES
1	ISRAEL MUTTE PENTEADO
1	IURI GAGARIM MENCONI
1	IVAM DE AMORIM COSTA
1	IVAN FIDELES SILONE
1	IVANA JOANA GOMES DA SILVA
1	IVANILDO DE SOUZA SANTOS
1	IVANIR BRAS CARDOSO
1	IVO MARIANO
1	IVONALDO PEREIRA LIMA
1	JAIR MARQUES DA SILVA JUNIOR
1	JEAN CARLOS ALVES
1	JEAN CARLOS GRACIANO
1	JEAN CARLOS JUVENASO
1	JEAN LUIS NEVES DE CAMARGO
1	JEAN WILLIAM PEREIRA
1	JEFFERSON FELIPE FELICIANO
1	JEFFERSON HENRIQUE DA COSTA
1	JEFFERSON RICARDO BONETTI
1	JOAO ALBERTO RETAMERO
1	JOAO BALERO BIGOTTO
1	JOAO BATISTA CORREA MENDES
1	JOAO BENEDITO GEREVIN
1	JOAO CARLOS GUINDO
1	JOAO CLAUDIO JESUS ABDALA
1	JOAO DOMINGOS BONATO
1	JOAO LUIS DUARTE
1	JOAO SERGIO BELTRAME
1	JOICE DOS SANTOS NASCIMENTO
1	JONAS PEREIRA DE SOUZA
1	JOSE ALESSANDER JOOS
1	JOSE ALEXANDRE SOARES
1	JOSE ALTAIR RODRIGUES
1	JOSE ANTONIO BOTTENE
1	JOSE ANTONIO DESIDERIO
1	JOSE ANTONIO FRAY
1	JOSE APARECIDO DE ARAUJO
1	JOSE APARECIDO DIAS DOS SANTOS
1	JOSE APARECIDO RAMOS
1	JOSE ARIOVALDO HENRIQUE COSTA
1	JOSE AUGUSTO DA SILVA FELIPE
1	JOSE CARLOS FERREIRA DE ASSIS
1	JOSE CARLOS GONCALVES PEREIRA
1	JOSE CARLOS MINETTO
1	JOSE CARLOS PANAIA
1	JOSE DE MELLO COSTA FILHO
1	JOSE DE OLIVEIRA COSTA
1	JOSE EDSON CORREA LEITE
1	JOSE ERNESTO RASERA
1	JOSE GERALDO BENATO
1	JOSE HENRIQUE VIEIRA
1	JOSE LUIS BERTO
1	JOSE LUIS MACEDO RODRIGUES
1	JOSE LUIS MARTINS GIMENEZ
1	JOSE LUIZ CORDEIRO NETO
1	JOSE MARIA DOS SANTOS
1	JOSE MILTON DOS SANTOS
1	JOSE NIVALDO CARLETTI
1	JOSE PEREIRA DE SOUZA
1	JOSE ROBERTO RODRIGUES
1	JOSE RODRIGO DE GODOY
1	JOSE SERGIO DE FAVARI
1	JOSE TADEU DEFAVARI
1	JOSE VALDIR AGOSTINHO
1	JOSE WILSON DE MORAES
1	JOSEVALTON DA CRUZ ASSIS
1	JUAREZ FELICIANO DA PENHA
1	JULIANO AUGUSTO GROPPO
1	JULIO CESAR MENNUCCELLI
1	JULIO CESAR RAMALHO
1	JULIO CESAR VIEIRA
1	KARINA JUNQUEIRA CURIACOS
1	LEANDRO ATILIO DOS SANTOS
1	LEANDRO CORREA PAULO
1	LEANDRO SOARES
1	LEONARDO APARECIDO DOS SANTOS

1	LEONARDO COSTA E SILVA
1	LEONIDAS FRANCISCO GONZALES
1	LOURDES CHIERANDA
1	LUCIANO MACIEL
1	LUCIANO MAGIOLI
1	LUCILENE APARECIDA DE CARVALHO SILVA
1	LUCIMARA APARECIDA DIDONE
1	LUCIO ALBERTO DE SOUSA
1	LUCIO APARECIDO DE CAMPOS
1	LUCIO FABIO PANDOLFO
1	LUDMAR FERNANDO STABELIN
1	LUDMILA FERNANDA DE OLIVEIRA RODRIGUES
1	LUIS ALYSON CARLETTI
1	LUIS ANTONIO MACARIO
1	LUIS ANTONIO SOARES
1	LUIS CARLOS ALVES
1	LUIS CARLOS MILANEZ SILVA
1	LUIS HENRIQUE DOS SANTOS
1	LUIS OSMAR TOBALDINI
1	LUIZ AGNALDO M CASTILHO
1	LUIZ CESAR MENDES GUIRELI FILHO
1	MANOEL BARBOSA DE SOUZA JUNIOR
1	MARCELL ALVES MACIEL
1	MARCELO A DE ALMEIDA REMPEL
1	MARCELO ALVES DOS SANTOS
1	MARCELO FERNANDES TOGNIN
1	MARCELO FRANCO NASCIMENTO
1	MARCELO JOSE DOS SANTOS
1	MARCELO YUKIO DAIMARU
1	MARCIEL TOQUINI
1	MARCIO ALONSO MARTINS
1	MARCIO ANTONIO DE GODOI
1	MARCIO APARECIDO RAMOS
1	MARCIO EDUARDO DENISOVAS
1	MARCIO FERNANDO SORIA
1	MARCIO GANHOL
1	MARCIO ROBERTO OLIVEIRA
1	MARCO ANTONIO CAPELETTI
1	MARCOS ANTONIO DA MATA
1	MARCOS ANTONIO DE SOUZA
1	MARCOS ANTONIO NEVES
1	MARCOS ANTONIO PINAZZA
1	MARCOS AURELIO CARDOSO
1	MARCOS AURELIO DE OLIVEIRA
1	MARCOS BARBOSA DE ASSIS
1	MARCOS CESAR GOBETH MENEZES
1	MARCOS EDUARDO LAVAGNOLI
1	MARCOS EVANDRO GODOI
1	MARCOS FRUTUOSO ANTUNES
1	MARCOS JOSE DA SILVA BUENO
1	MARCOS LEANDRO DA PENHA
1	MARCOS LOURENCO
1	MARCOS PAULO DOS SANTOS GOMES
1	MARCOS ROBERTO BORTOLOZZO
1	MARCOS ROBERTO FERREIRA ASSIS
1	MARCOS RODRIGO DA SILVA
1	MARCOS STENICO
1	MARCOS VALERIO MACHADO
1	MARIO PINHEIRO ANDRE
1	MARIO VALMIR ESTEVAM FERREIRA
1	MATEUS DE OLIVEIRA
1	MATHEUS GONCALVES SANTINI
1	MAURICIO HENRIQUE DA COSTA
1	MAX ROGERIO DE OLIVEIRA
1	MAYARA FERNANDA BANOW
1	MAYCON BATISTA DA SILVA
1	MAYCON BEN HUR DE OLIVEIRA
1	MAYCON WILLIAN CUSTODIO
1	MESSIAS CORREA LEITE
1	MESSIAS MOREIRA RODRIGUES
1	MICHEL ALEXANDRE BIZERRA
1	MICHELLE APARECIDA GIACOMINI
1	MIRIAM FERNANDA SILVA TABAI
1	MOISES MACHADO DA FONSECA
1	MOISES MUTTE PENTEADO
1	MULLER ANTONIO DE GODOI
1	MURILO JOSE ROCCIA
1	NELCY ANTONIO DA SILVA
1	NELSON AUGUSTO CLAUS FILHO

1	NELSON POSSEBON NETO
1	NIVALDO APARECIDO TOBALDINI
1	ODAIR DE ALMEIDA BARROS
1	ODAIR JOSE DE OLIVEIRA
1	OLIVEIRO MAJOLLO
1	OSEAS CORREA
1	OSEIAS DA SILVA
1	OSIEL JOSE FILHO
1	OSIEL VICENTE DA SILVA
1	OSVALDO ALVES SAMPAIO
1	OSVALDO DE JESUS BOLANI
1	OSWALDO GILBERTO KUHN
1	OTACILIO DANTAS DE SOUZA
1	OTONIEL VICENTE DA SILVA
1	PABLO PEREIRA DOS SANTOS
1	PATRICIA LUCIANA FORMAGGIO DA SILVA
1	PAULO CESAR AMARAL SOUZA
1	PAULO CESAR BARION
1	PAULO CESAR BATISTA
1	PAULO CESAR DE FREITAS
1	PAULO CESAR DE OLIVEIRA MELLO
1	PAULO CESAR DIAS DE OLIVEIRA
1	PAULO CESAR NUNES DE SOUZA
1	PAULO CLAUDIO RODRIGUES
1	PAULO ELIAS DE SOUZA
1	PAULO HENRIQUE GRACIANO
1	PAULO JOSE DOS SANTOS
1	PAULO JOSE NEVES
1	PAULO MESSIAS GONCALVES
1	PAULO RENATO CARDOSO
1	PAULO RENATO VITTI
1	PAULO RETAMERO
1	PAULO RICARDO VIEIRA
1	PAULO ROBERTO FERREIRA
1	PAULO ROBERTO LARA
1	PAULO ROBERTO LARA COELHO
1	PAULO ROBERTO PEDROSO DA SILVA
1	PAULO ROBERTO VIEIRA
1	PAULO ROGERIO JULIAO
1	PAULO ROGERIO RODRIGUES
1	PAULO SERGIO ALVES BORBA
1	PAULO SERGIO DA CONCEICAO
1	PAULO SERGIO DE MOURA
1	PAULO VICENTINI RIBEIRO
1	PEDRO MARCOS SANTINI
1	PEDRO RODRIGO MARQUES SARCO
1	PLINIO BARBOSA JUNIOR
1	RAFAEL BRIEDA
1	RAFAEL NEGRI
1	RAFAEL VIEIRA
1	RAMON SCHIAVINATTO
1	RANDAL JULIANO BARBOSA
1	RAPHAEL GARCIA DOMINGUES
1	REGINALDO ANTONIO LASSA
1	REGINALDO SOARES CUNHA
1	REGINALDO TEOFILO DA SILVA
1	REGIS DA SILVA MAIA
1	REINALDO PEREIRA DE MORAES
1	RENAN STURION DIAS
1	RENATO AJUDARTE ZAIA
1	RENATO GOMES CASTILHO
1	RENATO JOSE CIRQUEIRA
1	RICARDO ALEXANDRELI HELLMEISTER
1	RICARDO BLASCO MORENO
1	RICARDO CESAR ROVINA
1	RICARDO LUIS SCHIAVINATO
1	RICHARDI FERNANDES
1	RIOLANDO THEODORO SADERIO
1	RIVAS COSTA E SILVA
1	ROBERTO APARECIDO AMBROSIO LARIO
1	ROBERTO AVELINO GODOY
1	ROBERTO JOSE FRANHANI JUNIOR
1	ROBERTO MARQUES
1	ROBINSON JOSE CATALINI
1	ROBSON EDUARDO RUIZ ROCHA
1	ROBSON ROBERTO CAMUCI
1	ROBSON RODRIGUES BISCAIA
1	RODOLFO AUGUSTO LEAL DE SOUZA
1	RODRIGO CESAR GIMENEZ

1	RODRIGO COVOLAM PINEGONE
1	RODRIGO CRISTIANO DA CRUZ COTRIM
1	RODRIGO MARTINS LUCAS
1	RODRIGO ROBERTO RODI
1	RODRIGO SIQUEIRA
1	RODRIGO TONIN DINIS
1	ROGER BARBOSA RIBEIRO
1	ROGERIO APARECIDO ALBINO
1	ROGERIO APARECIDO SAMPAIO
1	ROGERIO CORRER
1	ROGERIO RAINER MARTINS
1	RONALDO BERRETTA
1	RONALDO DA SILVA MATOS
1	RONALDO FAGANELLO
1	RONALDO JOSE DE MELO
1	RONILSON BUENO CAMARGO
1	RUDNEI DE MATOS RUIZ BELLO
1	RUDNEI PEREIRA DOS SANTOS
1	SALVADOR TADEU PEREIRA ALVES
1	SAMUEL OLAIA TITONELI
1	SERGIO AUGUSTO GONCALVES
1	SERGIO BERTOLINO RODRIGUES
1	SERGIO BORGES DE ALMEIDA
1	SERGIO DELEGA BUDEIZ
1	SERGIO DONIZETE CASSIATORE
1	SERGIO LUIS GONCALVES
1	SERGIO LUIZ RODRIGUES
1	SERGIO PASPARDELLI
1	SIDNEI APARECIDO DOS SANTOS
1	SIDNEY APARECIDO DA SILVA
1	SIDNEY AUGUSTO BERTO
1	SIDNEY CARLOS DA CRUZ
1	SIDNEY CARNEIRO DE OLIVEIRA
1	SILVANA APARECIDA BERTO
1	SILVIO RENOFIO
1	SILVIO ROBERTO CAZON DA SILVA
1	SOLIVAL ANTONIO MARTINS DAS NEVES
1	TATIANE ALESSANDRA SUDARIO
1	TETSUNOSUKE OGATA
1	THIAGO FERNANDO DA SILVA
1	THIAGO FERNANDO DA SILVA
1	THIAGO FRANCO DO NASCIMENTO
1	THIAGO LOURENCO FRANCISCO
1	THIAGO LUIS DE CAMPOS
1	THIAGO TORREZAN
1	THIAGO ZANCHETTA DE GODOY
1	TIAGO SEBASTIAO DOS SANTOS
1	UBALDO FRANCISCO EVANGELISTA
1	UILLIAN SILVA BIGOTTO
1	VAGNER FERREIRA DOS SANTOS
1	VAGNO NUNES DA SILVA
1	VALDEMAR JOSE CAZON
1	VALDINEI JOSE DE ALMEIDA
1	VALDIR OLIVEIRA DA SILVA
1	VALENTINO HELIO SOARES DOS SANTOS
1	VALMIR ANTONIO TREVISAN
1	VALMIR HEDLUND
1	VALMIR PAIAO
1	VALQUIRIA DECHEN
1	VALTER FERRAZ JUNIOR
1	VANDO DOS SANTOS SILVA
1	VILSON RIBEIRO
1	VILSON VANDERLEI SPOLIDORIO
1	VINICIOS GIANOTTO FERREIRA
1	VINICIUS FERREIRA DA SILVA
1	VITORIO ALBERTINI FILHO
1	VIVIAN PALMIERI
1	VLADEMIR APARECIDO AZZI
1	WAGNER DE OLIVEIRA
1	WAGNER JOSE DE CAMARGO NICOLETTI
1	WAGNER SERRANO
1	WAGNER VITTI
1	WALTER GARCIA
1	WESLEY FRANCISCO LOPES
1	WILLI ANDERSON DA SILVA
1	WILSON FERRAZ CASTANHO
1	WILSON FERREIRA SANTOS

Employees Beneficiaries of the

Medical Assistance -BRADESCO SAUDE

1	AGOSTINHO MONSSERROCCO JUNIOR
1	CARLOS RENATO MANCINI
1	CAROLINA LUVISOTTO GALLO COSTA
1	DAVID COPPEDE
1	DILSON BASTOS JUNIOR
1	EDILSON LUIZ MUNHOZ
1	FABIANO YUKIO SOLDA
1	FABIO FERREIRA DE ALMEIDA
1	FILIPE SANTAREM MORASSI
1	GILBERTO JULIO PIATTO
1	IARA TAQUECCHI
1	KLEBER SOARES PERON
1	MARCIA APARECIDA LOMBARDI MAIA
1	MAURIVANIA DA CONCEICAO PEREIRA
1	MARCELINO SACCHI
1	RAFAEL DONIZETI DOS SANTOS
1	RENATA BELBER DE SOUZA
1	ROSANA ALVES DE OLIVEIRA
1	ROSANGELA APARECIDA RUIZ MARTINS
1	SILNEY SZYSZKO
1	THIAGO PEREZ DE MATOS
1	VINICIUS STUCCHI

Retired Employees Beneficiaries of the
Medical Assistance - CNU

1 VALDEMAR MACARIO

1 VALDEMAR BRITO

1 ANTONIO DE SOUZA

1 ORLANDO RIBEIRO LEITE

1 JOSE JESUINO FERMINO

1 JAIR MIGUEL

1 EURICO JERONIMO

1 MARIO MELETTI

1 JOSE ROBERTO PANIGUELI

1 JOSE DE OLIVEIRA

1 JOAO PELLEGRINI

1 ANTONIO LUIZ RODRIGUES

1 MARIA MARTA D MEDEIROS

1 ANTONIO JOSE PINHEIRO

1 MARCOS ROBERTO FERMINO

1 DOMINGOS JOSE DA SILVA

1 JOSE HILARIO FRANCO BUENO

1 REINALDO CAVALIERI

1 MARIA HELENA CAMOLESI FER

1 MARIA INES RODRIGUES COLL

1 MARIA PANAIA HIJAZI

1 MARIA SEBASTIANA D DE CAM

1 NEUSA MARIA CLEMENTE LUCC

1 JOAO CARLOS BORGHESI

1 ANTONIO WILSON SOUZA SANT

1 WALDEMAR MARTINS

1 ECI DOS SANTOS GONCALVES

1 MARINA DE J G GUERREIRO

1 LUIZA MENEGHEL C DE MELLO

1 NAIR DEMETRIO DELABIO

1 PLINIO VENERI

1 JONAS CANDIDO DE MORAES

1 ADMIR ANTONIO TONIN

1 JANDIRO GUIDI

1 LUIZ ALONSO CASTILHO

1 BENEDITO DA CRUZ

1 JOSE UMBERTO CONSOLMAGNO

1 SCAR ANTONIO BRESSAN

1 DORIVAL DELLA VALLE

1 ORDIVAL FURLAN

1 JOSE LEPRE

1 JOAQUIM GOMES

1 HELIO ANTONIO FURLAN

1 ANTONIO MUNHOZ

1 ANTONIO AJUDARTE LOPES FI

1 JUAREZ JOSE RODRIGUES

1 LOURENCO BERTAZZONI

1 ARMANDO DE ALMEIDA

1 ARMANDO DE MORAES SANTOS

1 LAZARA CARDIA LAVORENTE

1 NANCY H PECORARI DI PIER

1 ALTAIR H PIACENTINI BANZ

1 AGENOR BENITTES DA CRUZ

1 MARIA JOSE DOS SANTOS

1 FRANCISCA DE CAMPOS SEVER

1 ARNALDO JOSE MACARI

1 FLORIVALDO COVOLAN

1 ANTONIO QUELLIS

1 ANTONIO JOSE PERCHES MART

1 MARIO ANELIO COLLETTI

1 JOSE VIEIRA

1 MARIA HELENA CUNHA

1 HERMINIO JORGE DE MORAES

1 JOSE BRAGION

1 LUIZ OSMAIR TORIN

1 AUGUSTO VALVERDE

1 OSVALDO MICHELON

1 HERCULANO PEREIRA DA SILV

1 DIONISIO DOS SANTOS SILVA

1 TERESINHA LEITE DE S CRUZ

1 EVERALDO FAUSTINO FERREIR

1 ALCIDES AGOSTINHO

1 JOSE BASSETTI

1 DURVALINO VITTI

1 ORLANDO FAVARETTO

1 OSEAS PERCHES MARTINS

1 WILSON AMERICO

1 JOSE DIAS

1 CARLINO CAMARGO DE PAULA

1 GUMERCINDO SOARES DE BARR

1 ANA CLEIDE COLLI

1 JOSE ROBERTO COLLI

1 HELIO NADIR MICHELON

1 ARISTIDES CORREA LEITE

1 FLORINDO ZANGIROLAMI

1 MARIA APARECIDA GRACIANO

1 MARIA APARECIDA PERESSIN

1 NELSON POLLI

1 JOSE DE CAMPOS POLLI

1 MANSUETO FAVA

1 ANTONIO CARLOS HARDER

1 JOSE ANTONIO ALEXANDRE

1 RAUL LEITE

1 ANTONIO LINO DE OLIVEIRA

1 JOSE MARIA CRISTOFOLETTI

1 ANTONIO VITTI

1 LUIZ VASQUEZ TOBALDINI

1 JOSE CARLOS ALVES

1 SIDNEI MENOCHELLI

1 JOSE FRANCO BUENO

1 OSWALDIR ANTONIO PELLEGRI

1 WALDEVINO PROVAZZI

1 MANOEL NONATO DE SOUZA

1 NELSON PIVETA

1 EURIDES ZARRATIM

1 ADERSON VALDIR CAETANO

1 WAGNER ACERBI

1 TIRSON REI CARDOSO

1 LAZARO ANTONIO DE JAYME

1 ANTONIO MENDES VIEIRA

1 DURVAL DIAMANTINO REIS

1 IDORICO ROSA DAS CHAGAS

1 LUIZ VIDAL CASTEL

1 DIONISIO ANTONIO TREVISAN

1 JOAO FIRMINO

1 ANTONIO CORREIA LEITE

1 PEDRO MARIANO

1 ANTONIO ANTONIOLLI

1 JOSE GONCALVES PEREIRA

1 IBRAIM FURLAN

1 BENEDICTO JOSE MARCIENTE

1 MARIA AP J DE ALMEIDA R

1 ROBERTO DE TOLEDO

1 IRINEU ANTONIO BEZUTTE

1 PAULO JOSE CARNEIRO

1 NELSON BRAJAO

1 NILO ROSA VILLALOBOS

1 HAIRTON PILAO

1 ARISTIDES MORGADO CAMPION

1 JOSE CARLOS RODRIGUES PER

1 GILBERTO LUIZ GERAGE

1 LUCIDIO CARREIRO

1 BENEDITO ANTONIO CAMPOS

1 ANTONIO CARLOS DIDONE

1 ALVARO CORREA ALVES JUNIO

1 CARLOS ALBERTO FABRICIO

1 IVAN MAGGIAN

1 AVETE PETTAN FABIAN

1 NELSON PIRES DE ARAUJO

1 JOSE MARIA SOARES

1 ANTONIO PAULO TEIXEIRA

1 RUBENS DA COSTA

1 ANTONIO LUIZ BETTIOL

1 ORLANDO AVANZZI

1 MARIA ZENI ZATARIN ERNEST

1 JOSE ANTONIO DELLAVALLE

1 ISAIAS ALVES DA SILVA

1 FRANCISCO PINTO DE OLIVEI

1 TERESINHA DO CARMO R FERR

1 MOACIR MARTINS DE ANDRADE

1 MARILDA A DE LUCCAS SAMP

1 GERALDO AGUIAR MARTINS

1 JEREMIAS DI MICHELLE

1 JOSMAR PICCOLO

1 ENOC DOS SANTOS

1 SALVADOR GERAGE SOBRINHO

1 ARLINDO BENTO DA ROCHA

1 FRANCISCO CERES BICUDO

1 MARIA MARTA FERRAZ DE CAM

1 DALVA DELLA VALLE RAMALLI

1 JOSE AILTON MACIEL

1 MARIA DE FATIMA L COLOGNE

1 JOSE CARLOS ANDRADE

1 GERALDO RODRIGUES DE SOUZ

1 LUIS ROBERTO DELLA VALLE

1 DIONISIO DO CARMO BARREIR

1 MARIA HELENA DAS G MARTIN

1 ANTONIO REDIGULO

1 CARLOS ANTUNES

1 SIMPLICIO CARDOSO DE JESU

1 ANTONIO GUIMARAES DE SOUZ

1 CLACIDE BISPO DA SILVA

1 NILTON JESUS DE CASTRO

1 JOAO CHAGAS

1 HELIO DARAGONE

1 LUIS CLAUDIO COLLI

1 LAERTE MIRANDA FERNANDES

1 VERA LUCIA GONCALVES BRIO

1 JOSE VICENTE DOS SANTOS

1 JOAQUIM DE OLIVEIRA FILHO

1 VENCESLAU FROIS

1 VALTER PETRINI PINCKE

1 JARBAS ANACLETO

1 PAULO PONTIN

1 JOAO ISMAEL GANEO

1 APARECIDA FAVARETO DIDONE

1 MARIA APPARECIDA B GODOY

1 IRACEMA DE MORAES RACCA

1 TEREZINHA CALHARDO DE OLI

1 MARIA FELICIANO B DA SIL

1 GERALDA NUNES C RODRIGUE

1 ERCILIA LEITE MOYSES

1 JUFERSINA M NERY MACIEL

1 ONDINA CSARIN DE P COSTA

1 ADAMIR M GRIZOTTO FELICI

1 DIRCE BARROS MOTTA

1 MARIA ELI MACARI SIQUEIRA

1 NILZA MAIAN GAIAD

1 DURINTA DELLABIO TRANCOLI

1 TERESINHA DA CONCEICAO DI

1 ANNA NERIS COLLETI CEZARI

1 MARIA JOSE GOMES RAIMUNDO

1 MARIA ELISA MILANEZ TONIN

1 MARIA DE LOURDES F PETTA

1 ELINIER PASSINI MASCIAREL

1 JOSE PEREIRA DA SILVA

1 HILDA P DOS SANTOS CARDO

1 JOSE MARCHETTE

1 FLAVIO HUMBERTO PERINA

1 FRANCISCO JAIR DE CAMPOS

1 LUIZ EITATU SONODA

1 SIDNEY PERUCH

1 CLEUSA MARIA T P DUARTE

1 MARIA DE FATIMA ARAUJO

1 OSMAR DE SOUZA

1 JULIA RAMOS FERRAZ

1 BENEDICTO COSTA

1 NAIRA GLORIA BORTOLAM

1 ANTONIO GERALDO CAMARGO

1 JOAO ANTONIO DA SILVA

1 HELENA RODRIGUES SEVERINO

1 MARIA DE LOURDES BUENO GA

1 ELPIDIO STENICO

1 LAURA TONIN PINEGONE

1 PAULO ROBERTO S ALVES

1 JOAO FELICIANO NT

1 SEBASTIAO RODRIGUES SOUZA

1 CARLOS HENRIQUE MARQUES

1 ALFREDO CARNEIRO

1 LUIS ANTONIO FORRONI

1 JOSE MOACIR TREVISAN

1 ANTONIO CARLOS MAJOLLO

1 IVANICE AMORIM CERQUEIRA

1 JULIA CONCEICAO CLASER

1 IZABEL CANO ZANARDO

1 DINAURA APARECIDA CAMARGO

1 VALDIR RODRIGUES

1 DARIA CARRASCOZA CORREIA

1 DINORAH SAMPRONHA KELLER

1 SHINJI SATO

1 EDUARDO SUDARIO SANTOS

1 LEONOR AVEJANELLA QUILLES

1 MARIA JOSE FLORENCIO LIMA

1 EUNICE SILVESTRE OLIVEIRA

1 CLEIDE EVANGELISTA

1 VERA HELENA FAVARETO DIAS

1 LUCINDA ACERBI SIQUEIRA

1 ALAIDE MACKEY LUCAS

1 MARIA G HETSHEIMEIR

1 IRACI BATAGELLO DA COSTA

1 JOANA FERRI FAIS

1 JULIO CESAR ROQUE

1 JOSE EDUARDO ERLO

1 JOSE PERCHES MARTINS

[This is a disclosure item, comprising the registration of a collective bargaining agreement]

Requerimento-Registro Page 1 of 1

AO MINISTÉRIO DO TRABALHO E EMPREGO

REQUERIMENTO DE REGISTRO DE ACORDO COLETIVO DE TRABALHO

Nº DA SOLICITAÇÃO: MR017940/2011

SINDICATO TRAB IND PAPEL PAPELAO CORTICA PIRACICABA, CNPJ n. 54.407.242/0001-23, localizado (a) à Rua Santo Antônio, 480, Centro, Piracicaba/SP, CEP 13.400-160, representado(a), neste ato, por seu Presidente, Sr(a). FRANCISCO PINTO FILHO, CPF n. 015.955.948-09, conforme deliberação da (s) Assembléia (s) da Categoria, realizada (s) em 15/04/2011 no município de Piracicaba/SP;

E

FIBRIA CELULOSE S/A, CNPJ n. **60.643.228/0184-11**, localizado (a) à Votorantim Celulose e Papel S.A., s/c, Monte Alegre, Piracicaba/SP, CEP 13.415-900, representado(a), neste ato, por seu Diretor, Sr(a). MARCELO STRUFALDI CASTELLI, CPF n. 057.846.538-81 e por seu Diretor, Sr(a). FRANCISCO FERNANDES CAMPOS VALERIO, CPF n. 065.280.319-91;

nos termos do disposto na Consolidação das Leis do Trabalho e na Instrução Normativa nº 11, de 2009, da Secretaria de Relações do Trabalho, reconhecem como válido e requerem o REGISTRO DO ACORDO COLETIVO DE TRABALHO transmitido ao Ministério do Trabalho e Emprego, por meio do sistema MEDIADOR, sob o número MR017940/2011, na data de 26/04/2011, às 09:08:37.

GRTE/PIRACICABA 002461 05/MAI/2011 11:00

Piracicaba, 27 de abril de 2011.

FRANCISCO PINTO FILHO
Presidente
SINDICATO TRAB IND PAPEL PAPELAO CORTICA PIRACICABA

MARCELO STRUFALDI CASTELLI
Diretor
FIBRIA CELULOSE S/A

SDT/PIRACICABA
46259.003806/2011-90
/ /2011

FRANCISCO FERNANDES CAMPOS VALERIO
Diretor
FIBRIA CELULOSE S/A

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Instrumento Coletivo ainda não transmitido, passível de alteração.

ACORDO COLETIVO DE TRABALHO 2010/2012

NÚMERO DA SOLICITAÇÃO: MR017940/2011

SINDICATO TRAB IND PAPEL PAPELAO CORTICA PIRACICABA, CNPJ n. 54.407.242/0001-23, neste ato representado(a) por seu Presidente, Sr(a). FRANCISCO PINTO FILHO;

E

FIBRIA CELULOSE S/A, CNPJ n. 60.643.228/0184-11, neste ato representado(a) por seu Diretor, Sr (a). MARCELO STRUFALDI CASTELLI e por seu Diretor, Sr(a). FRANCISCO FERNANDES CAMPOS VALERIO;

celebram o presente ACORDO COLETIVO DE TRABALHO, estipulando as condições de trabalho previstas nas cláusulas seguintes:

CLÁUSULA PRIMEIRA - VIGÊNCIA E DATA-BASE

As partes fixam a vigência do presente Acordo Coletivo de Trabalho no período de 1° de março de 2010 a 28 de fevereiro de 2012 e a data-base da categoria em 1° de março.

CLÁUSULA SEGUNDA - ABRANGÊNCIA

O presente Acordo Coletivo de Trabalho, aplicável no âmbito da(s) empresa(s) acordante(s), abrangerá a(s) categoria(s) **CLÁUSULA PRIMEIRA – SISTEMA DE COMPENSAÇÃO DE HORAS A partir de 1° de Março de 2010, fica renovado o Sistema de Compensação de Horas abrangendo todos os empregados da unidade Piracicaba da FIBRIA.** , com abrangência territorial em **Piracicaba/SP**.

DISPOSIÇÕES GERAIS

OUTRAS DISPOSIÇÕES

CLÁUSULA TERCEIRA - SISTEMA DE COMPENSAÇÃO DE HORAS

A partir de 1° de Março de 2010, fica renovado o Sistema de Compensação de Horas abrangendo todos os empregados da unidade Piracicaba da **FIBRIA**.

CLÁUSULA QUARTA - LIMITAÇÃO A PRESTAÇÃO DE HORAS EXTRAORDINARIAS

Nos termos do artigo 59, da CLT, os empregados representados pelo **SINDICATO**, poderão prestar horas extraordinárias, a critério da **FIBRIA**, observado o limite de 02 (duas) horas diárias.

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PARÁGRAFO PRIMEIRO - FORÇA MAIOR E SERVIÇOS INADIÁVEIS

Na hipótese da prestação de horas extraordinárias em função de motivos de "força maior" ou para conclusão de serviços considerados tecnicamente inadiáveis, o limite previsto no "caput" fica elevado para 4 (quatro) horas diárias, cabendo à **FIBRIA** justificar tais ocorrências ao **SINDICATO**. Ainda nesta hipótese, apenas as 2 (duas) primeiras horas extraordinárias serão aproveitadas para fins de compensação de jornada de trabalho. O que exceder diariamente a esse limite, será remunerado pela FIBRIA, acrescido dos adicionais legais e normativos aplicáveis.

PARÁGRAFO SEGUNDO - ENCAMINHAMENTO DA RELAÇÃO DE HORAS EXTRAORDINÁRIAS

Até o 5º dia útil de cada mês, a **FIBRIA** encaminhará ao **SINDICATO** relação das horas extraordinárias prestadas nos termos da presente cláusula, as quais serão apuradas dentro do intervalo compreendido entre o dia 21 (vinte e um) de um mês e 20 (vinte) do subsequente, ficando expressamente dispensada a confecção do instrumento individual de Acordo de que cogita o artigo 59, da CLT, que pela aludida relação fica expressamente substituído.

PARÁGRAFO TERCEIRO - INTERVALO DE APURAÇÃO

Para efeito de apuração mensal das horas extraordinárias prestadas em conformidade com o presente Acordo, a **FIBRIA** utilizará o interregno compreendido entre o dia 21 (vinte e um) de um mês e o dia 20 (vinte) do subsequente.

CLÁUSULA QUINTA - REGIME DE COMPENSAÇÃO DE HORAS DE TRABALHO

As prorrogações a que se refere o presente Acordo, desde que previamente negociadas entre o superior imediato e o empregado, poderão ser objeto de compensação, na proporção de 1 (uma) hora trabalhada por 1:45h (uma hora e quarenta e cinco minutos) de ausência, dentro do período de 120 dias, independente da confecção dos acordos individuais de compensação a que alude o parágrafo 2º, do artigo 59, da CLT .

PARÁGRAFO PRIMEIRO - COMPENSAÇÃO

A compensação poderá ocorrer dentro do intervalo de 120 (cento e vinte) dias, nos termos do presente Acordo, desde que tal fato seja negociado entre chefia e empregado, com antecedência mínima de 24 (vinte e quatro horas), em data preferencialmente de interesse do empregado e desde que não cause nenhum impacto à produção.

PARÁGRAFO SEGUNDO - APURAÇÃO

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A contabilização das horas extraordinárias utilizadas para fins de compensação será feita a cada ciclo de 120 (cento e vinte) dias. Na vigência desse "ciclo", as horas creditadas ao sistema no decorrer dos seus primeiros 90 (noventa) dias deverão ser compensadas em, no máximo, 120 (cento e vinte dias). Excepcionalmente, as horas extraordinárias creditadas ao sistema no decorrer dos 30 (trinta) últimos dias de cada ciclo, poderão, se necessário for, serem compensadas em até 30 (trinta) dias após o encerramento desse mesmo ciclo.

PARÁGRAFO TERCEIRO - PAGAMENTO

As horas extraordinárias creditadas ao sistema de compensação que não forem compensadas dentro dos critérios constantes nos parágrafos anteriores, serão remuneradas pela **FIBRIA** acrescidas dos respectivos adicionais previstos em Acordo ou Convenção Coletiva, por intermédio de crédito realizado diretamente em folha de pagamento, obedecendo-se para isso os critérios previstos no parágrafo primeiro da cláusula sexta.

PARÁGRAFO QUARTO - LIMITE

As horas extraordinárias até o limite de 02 (duas) horas por dia, nos termos do presente Acordo, poderão ser objeto de compensação, desde que respeitado o intervalo mínimo de 11 horas entre uma jornada e outra.

CLÁUSULA SEXTA - SUSPENSÃO TEMPORARIA DE ATIVIDADES

Havendo a necessidade de paralisação da Produção, por motivos técnicos ou mercadológicos, a **FIBRIA** poderá determinar a seus empregados que não compareçam ao trabalho, mediante comunicação por escrito a cada um com cópia para o **SINDICATO**, sem prejuízo da percepção da remuneração ou da contagem do tempo de serviço dos respectivos períodos.

PARÁGRAFO PRIMEIRO - REMUNERAÇÃO ASSEGURADA

Para os empregados que cumprem regime de trabalho em turno de revezamento, compreende-se no conceito de remuneração não só o salário nominal como também os adicionais devidos, inclusive o noturno, como se trabalhando estivessem, de acordo com a respectiva escala de turno.

PARÁGRAFO SEGUNDO - MOTIVOS TÉCNICOS OU MERCADOLÓGICOS

As horas não trabalhadas por conta da dispensa do empregado em decorrência de motivos técnicos e/ou mercadológicos, serão repostas pelo empregado durante a vigência do presente Acordo, na proporção de 2 X 1 (duas horas não trabalhadas por uma hora trabalhada), dentro do respectivo ciclo de 120 dias. Excepcionalmente, as horas não trabalhadas debitadas ao sistema no decorrer dos

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30 (trinta) últimos dias de cada ciclo, poderão, se necessário for, serem compensadas em até 30 (trinta) dias após o encerramento desse mesmo ciclo.

PARÁGRAFO TERCEIRO - REPOSIÇÃO

De acordo com o parágrafo 2º do artigo 59, da CLT, a prestação de serviços para reposição de horas não trabalhadas nos termos do *caput*, está dispensada de qualquer remuneração. Caso a **FIBRIA** programe a reposição de horas acumuladas por empregados para os finais de semana, ficará obrigada a pré-avisá-los com antecedência mínima de 48 (quarenta e oito) horas da data programada, assegurando, em ambos os casos, o transporte e a alimentação.

PARÁGRAFO QUARTO - TREINAMENTO

Para a reposição de horas que trata esta cláusula, fica terminantemente vedado o exercício de atividades distintas daquelas habitual e normalmente exercidas pelo empregado, exceto se destinadas a treinamento e desenvolvimento profissional, realizadas através de iniciativas da **FIBRIA** ou do **SINDICATO**, desde que negociado com o empregado.

CLÁUSULA SÉTIMA - COMPENSAÇÃO DE AUSENCIA E FALTA POR MOTIVOS PARTICULARES

As ausências e faltas para atender a motivos particulares, de interesse exclusivo do empregado, poderão ser computadas para efeito de compensação de horário, mesmo se o empregado não tiver crédito de horas, na proporção de 0:30 (trinta) minutos trabalhados para 1 (uma) hora não trabalhada, bastando que o interessado pré avise sua chefia imediata com antecedência mínima de 72 (setenta e duas) horas e dela obtenha autorização.

CLÁUSULA OITAVA - CONTABILIZAÇÃO DE HORAS

As horas extraordinárias que não forem compensadas dentro das condições previstas no presente Acordo ou que não tiverem merecido tratamento específico, serão creditadas em folha de pagamento, acrescidas dos adicionais aplicáveis previstos em Acordo ou Convenção Coletiva.

PARÁGRAFO PRIMEIRO - CICLOS DE APURAÇÃO

Para fins de contabilização, a apuração de horas para crédito ou débito lançadas no sistema de compensação de horas disposto nas cláusulas anteriores, será realizada durante toda vigência do presente Acordo por intermédio de "ciclos" quadrimestrais, fixados nos meses de outubro, fevereiro e junho.

PARÁGRAFO SEGUNDO – SALDO DE HORAS À CRÉDITO DO EMPREGADO

Os saldos de horas à crédito do empregado inferiores a 8 (oito) horas, não poderão ser objeto de compensação pela Empresa, devendo ser automaticamente creditadas em folha de pagamento correspondente ao respectivo período de

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ponto , acrescidas dos adicionais aplicáveis previstos em Acordo ou Convenção Coletiva.

PARÁGRAFO SEGUNDO - SALDO DE HORAS À DÉBITO DO EMPREGADO

As horas não trabalhadas por força da aplicação das cláusulas 4ª e 5ª do presente acordo e que não tiverem sido objeto de reposição dentro dos prazos estabelecidos no presente Acordo, serão perdoadas, inclusive na ocorrência de rescisão de contrato de trabalho.

CLÁUSULA NONA - SITUAÇÕES ESPECIFICAS

As partes acordam expressamente excluir da abrangência do sistema de compensação:

a) as horas intituladas "45 minutos refeição" a que se refere a Cláusula Segunda do Acordo Coletivo de Trabalho para fixação de Turnos de Revezamento, assinado entre as partes em 31/12/2007:

b) as horas extraordinárias prestadas em feriados oficiais;

c) as horas extraordinárias prestadas aos domingos, no caso de empregados que cumprem jornada de trabalho em regime de horário administrativo e as prestadas nas segundas folgas, no caso de empregados que cumprem jornada de trabalho em regime de Turno de Revezamento;

d) as horas extras prestadas para o atendimento a situações emergenciais e imprevistas, quando o empregado estiver em descanso e tenha que retornar à **FIBRIA**;

e) as horas extras prestadas para substituição de ausências e afastamentos de outros empregados, independentemente do motivo da ausência e período de afastamento do substituído.

f) as horas trabalhadas das 5:00 às 6:00 horas; e

g) as horas extraordinárias prestadas durante os períodos de parada geral programada.

PARÁGRAFO PRIMEIRO – TRAJETO DECORRENTE DE TREINAMENTOS EXTERNOS

O tempo de trajeto gasto até os locais onde serão ministrados treinamentos externos, desde que organizados ou autorizados pela FIBRIA, serão consideradas como integrantes da jornada de trabalho do empregado para efeito de aproveitamento no sistema de compensação de horas de trabalho.

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PARÁGRAFO SEGUNDO – DIVULGAÇÃO

A **FIBRIA** compromete-se a realizar uma ampla divulgação do presente Acordo, para todos gestores ocupantes de cargos de liderança e supervisão, visando assegurar o uniforme e integral cumprimento das condições estabelecidas, corrigindo eventuais desvios de interpretação identificados e reportados pelo **SINDICATO.**

CLÁUSULA DÉCIMA - MULTA NORMATIVA

Fica estabelecido a multa de meio piso salarial da categoria, vigente à época da infração por empregado atingido pelo não cumprimento de qualquer cláusula do presente Acordo Coletivo, a qual receberá a parte inocente.

CLÁUSULA DÉCIMA PRIMEIRA - INFORMAÇÕES COMPLEMENTARES DE VIGENCIA

O presente Acordo terá vigência certa e determinada de 24 meses, com inicio em 01/03/2010 e término em 28/02/2012.

PARÁGRAFO ÚNICO – PRORROGAÇÃO ADICIONAL PROVISÓRIA

Na hipótese do instrumento ora celebrado não ser renovado após o prazo de 120 (cento e vinte) dias a contar da data de término estabelecido na Cláusula anterior, se mantido o Sistema para Compensação de Horas estabelecido, fica avençado pelas partes que será o mesmo automaticamente prorrogado pelo prazo em que durarem as negociações para sua renovação.

PARÁGRAFO PRIMEIRO: O conteúdo deste documento representa manifestação de vontade das partes e materializa o desejo dos trabalhadores, representados pelo SINDICATO, de renovar o sistema de compensação de horas instituído pelo Acordo Coletivo.

PARÁGRAFO SEGUNDO: Nesse sentido, as partes aprovam o sistema de compensação praticado durante o período enquanto foram mantidas as negociações que resultaram na assinatura deste Acordo, entre os dias 01/03/2010 e 21/05/2010, reconhecendo-a como medida destinada a satisfazer os interesses dos empregados a ela sujeitos.

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Mediador - Extrato Instrumento Coletivo Page 7 of 7 Clausula decima segunda - abrangencia do acordo O presente Acordo Coletivo de Trabalho, aplicavel no ambito da(s) empresa(s) acordante(s). abrangera a(s) categoria(s) calusula primera - sistema de compensacao de horas A partir de 1o de Marco de 2010, fica renovado o Sistema de Compensacao de Horas abrangendo todos os empregados da unidade Piracicaba da FIBRIA.com abrangencia territorial em Piracicaba/SP. Francisco pinto filho Presidente Sindicato trab ind papelAO cortica piracicaba MARCELO STRUFALDI CASTELLI DIRETOR FIBRIA CELULOSE S/A FRANCISCO FERNANDES CAMPOS VALERIO DIRETOR FIBRIA CELULOSE S/A

ACORDO COLETIVO DE TRABALHO ASSISTÊNCIA MÉDICA Pelo presente instrumento particular, de um lado o SINDICATO DOS TRABALHADORES NA INDUSTRIA DO PAPEL, PAPELÃO E CORTIÇA DE PIRACICABA, doravante denominado SINDICATO, inscrito no CNPJ sob o n 54.407.242/0001-23, por seu Diretor Presidente, devidamente autorizado por Assembléia Extraordinária dos Associados especialmente convocada para esse fim em 22/02/2011, nos termos do artigo 612, da CLT e o estatuto do sindicato; e, de outro lado, a empresa FIBRIA CELULOSE S/A, sediada na Capital do Estado, e com estabelecimento fabril neste município, na Via Comendador Pedro Morgante, n 3393, município de Piracicaba, SP, inscrita junto ao CNPJ: 60.643.228/0184-11, representada por seus Diretores ao final assinados, doravante denominada simplesmente FIBRIA, têm entre si certo e ajustado o presente ACORDO COLETIVO DE TRABALHO — ASSISTÊNCIA MÉDICA, conforme as seguintes cláusulas e condições: CLAUSULA PRIMEIRA A FIBRIA proporcionará à todos os seus empregados lotados na unidade fabril de Piracicaba, Assistência Médico-Hospitalar regulamentada pela Lei 9.656/98, observadas as condições constantes do presente instrumento. PARÁGRAFO ÚNICO: Aplicar-se-ãc às condições e cláusulas também aos empregados admitidos ou transferidos de outras unidades fabris do grupo empresarial da FIBRIA, para substituição ou aumento efetivo de pessoal que venham a ocorrer após a data constante na cláusula primeira. CLAUSULA SEGUNDA Para os fins objeto do presente acordo, a FIBRIA celebrará convênio com a CENTRAL NACIONAL UNIMED — CNU, entidade que se responsabilizará pela prestação de serviços de Assistência Médico-Hospitalar. PARÁGRAFO ÚNICO: Mediante prévio ajuste e negociação entre as partes acordantes, poderá haver a permuta da entidade mencionada no “caput” desta cláusula, observadas o mesmo padrão, e similares qualidade e amplitude dos serviços prestados.

CLAUSULA TERCEIRA O custeio dos serviços Médico-Hospitalares será integralmente quitado pela FIBRIA perante a entidade para essa finalidade conveniada, prevista na cláusula anterior, sem qualquer onus para os empregados beneficiados, exceto o previsto na clausula quarta. CLAUSULA QUARTA A título de fator moderador os empregados participarão com valores atualizados do custeio nas consultas médicas em R$ 16,28 (dezesseis reais e vinte oito centavos), equivalente a 37% (trinta e sete por cento) do valor total da consulta, e 30% (trinta por cento) dos valores atualizados do custeio nos exames de diagnostico, para exames com custo até R$ 44,00 (quarenta e quatro), para exames com custo superior a R$ 44,00, ou seja, 100 ch’s, não haverá participação do empregado, dos atendimentos que a este títulos (consultas médicas — exames de diagnostico) que vierem a ser prestados ao próprio empregado e aos seus dependentes. CLAUSULA QUINTA Os ex-empregados beneficiários de aposentadoria, em qualquer de suas modalidades, outrora pertencentes à assistência médica nos moldes dos estatutos do SEPACO, e, que já pertenciam ao plano de Assistência Médica até então mantido com a Unimed de Piracicaba, na data de celebração do presente Acordo, que já tenham rescindido seu contrato de trabalho, continuarão a usufruir da assistência médico-hospitalar ajustada na presente norma coletiva, mediante a contribuição mensal de R$ 48,00 ( quarenta e oito reais) por vida, que será recolhida diretamente pelo Sindicato e repassada para a FIBRIA. PARÁGRAFO PRIMEIRO: Aos funcionários aposentados até a data de 01 de abril de 2000, que ainda mantêm vínculo com a FIBRIA, até a data de celebração do presente acordo, e que tiverem seus contratos de trabalho rescindidos com a FIBRIA por qualquer que seja o motivo, fica igualmente assegurado o usufruto da Assistência Médico-Hospitalar nas mesmas condições previstas no “caput” desta cláusula. PARÁGRAFO SEGUNDA: O valor da contribuição mensal prevista nesta cláusula sofrerá os repasses diretos de todos os reajustes e/ou aumentos de custo aplicados pela entidade conveniada na Cláusula Segunda, ou pôr aquela eventualmente a venha substituir, na mesma época e proporção. CLAUSULA SEXTA Aos empregados que se desligarem voluntariamente da FIBRIA, ou obtiverem o benefício previdenciário da aposentadoria, em qualquer de suas modalidades, após a data da celebração do presente Acordo Coletivo, fica assegurado o exercício de opção pela manutenção dos Serviços de Assistência Médico-Hospitalar previstos neste instrumento, participando de uma tabela especial, anexa, a este acordo, que sofrerá os reajustes constantes no PARÁGRAFO SEGUNDO da CLÁUSULA QUINTA, assumindo o seu integral custeio, ficando a FIBRIA desonerada de quaisquer contribuições ou pagamento por conta dos serviços prestados à esses empregados. CLÁUSULA SÉTIMA Na hipótese da cláusula anterior, e para gerir a Assistência Médico-Hospitalar previstas nas cláusulas QUINTA e SEXTA, incumbirá ao SINDICATO gerir a estrutura organizacional necessária para a prestação dos serviços médicos ajustados na forma do presente Acordo. PARÁGRAFO PRIMEIRO: Para que o SINDICATO possa manter a estrutura organizacional prevista nesta cláusula, receberá da FIBRIA o repasse de 20% (vinte por cento) do valor da contribuição prevista na CLÁUSULA QUINTA. CLÁUSULA OITAVA Fica estabelecida multa de 1/3 (um terço) do piso salarial da categoria, vigente na época da inflação, por empregado, em razão do descumprimento de quaisquer cláusula do presente Acordo, a qual reverterá a favor da parte inocente. PARÁGRAFO ÚNICO: No caso de multa prevista nesta cláusula reverter em favor do SINDICATO os referidos valores, sendo rateados pela metade em favor dos seus filiados. CLÁUSULA NONA

O presente Acordo tem prazo certo e determinado de 2 (dois) anos, com início em: 01/02/2011 e término em 31/01/2013.

CLÁUSULA DÉCIMA

Fica avençado ainda, que pelo prazo que perdurarem as negociações futuras para celebração de novo acordo coletivo, este ficará valendo em todos os seus termos.

E por estarem justas e contratadas, as partes firmam o presente instrumento em 3 vias de igual teor e forma, para que, nos termos do artigo 614 da CLT, será depositada junto a dependência local do Ministério do Trabalho, para que produza os seus efeitos de direito.

Piracicaba, 01 de FEVEREIRO de 2011.

SINDICATO DOS TRAB. NA IND. PAPEL,
PAPELÃO E CORTIÇA DE PIRACICABA
Francisco Pinto Filho, Presidente
CPF/MF sob o nº 015.955.948-09

FIBRIA CELULOSE S/A
João Edes Steinle
CPF/MF sob o nº 286.497.701-00

Testemunhas:

Luiz Alberto Banci
Gerente Geral de DHO
Fibria Celulose S/A

SINTIPEL

4

ACORDO COLETIVO DE TRABALHO PARA PAGAMENTO DE ADICIONAL DE PERICULOSIDADE Pelo presente instrumento particular, de um lado, o SINDICATO DOS TRABALHADORES NA INDÚSTRIA DO PAPEL, PAPELÃO E CORTIÇA DE PIRACICABA, doravante denominado SINDICATO, por seu Diretor Presidente Francisco Pinto Filho, inscrito junto ao CPF/MF n° 015.955.948-09, devidamente autorizado por Assembléia Geral dos trabalhadores especialmente convocada para esse fim, nos termos do artigo 612, da CLT e de suas disposições estatuárias, e de outro FIBRIA CELULOSE S/A, pessoa jurídica de direito privado com estabelecimento industrial na Rua Com. Pedro Morgante, n° 3393, município de Piracicaba, SP, inscrita no CNPJ/MF sob no. 60.643.228/0184-11, representada por seus Diretores, Sr. Marcelo Strufaldi Castelli e Sr. Francisco Fernandes Campos Valério, inscritos no CPF/MF sob no. 057.846.538-81 e 065.280.319-91, têm entre si certo e ajustado celebrar o presente Acordo Coletivo de Trabalho, consubstanciado nas cláusulas e condições a seguir aduzidas: TÍTULO I - DO OBJETO CLAUSULA PRIMEIRA - Este Acordo Coletivo de Trabalho tem finalidade de estabelecer critérios para o pagamento de adicional de periculosidade aos empregados que exercem as funções indicadas no presente instrumento, expostos às situações de risco elétrico, de forma intermitente, consideradas estas situações aquelas reconhecidas pelas partes por ocasião da realização de levantamento técnico específico para tal fim. TÍTULO II - DO ADICIONAL DE PERICULOSIDADE CLÁUSULA SEGUNDA - Para os efeitos deste Acordo, considerar-se-ão detentores do direito ao adicional de periculosidade os empregados identificados no Anexo I do presente Acordo, integrantes do mesmo para todos os fins de Direito.

CLÁUSULA TERCEIRA — A apuração do período médio de exposição dos empregados abrangidos por este Acordo, ao risco elétrico que enseja a percepção da periculosidade, foi obtida por intermédio de levantamento de campo realizado nas dependências da Fábrica, sendo que as partes consideraram as atividades efetivamente desenvolvidas nas áreas de risco identificadas na Unidade Fabril da FIBRIA de Piracicaba. PARÁGRAFO PRIMEIRO - Para os efeitos desta cláusula, foram consideradas áreas de risco: a Cabina Primária de Distribuição de Energia em 13.800 volts, Subestações de distribuição 01, 02, 03, em 13.800 volts, e os painéis elétricos distribuídos pela Unidade, em 220 e 440 volts. PARÁGRAFO SEGUNDO - Para os efeitos desta cláusula, foram consideradas atividades de risco: ligação e corte de energia, manutenção/testes em equipamentos elétricos (motores, disjuntores, cabos elétricos, seccionadoras, bases de fusíveis), aferição, leitura, verificação, inspeção, levantamento de dados e troca de fusíveis e disjuntores realizados nas Cabinas Primárias de Distribuição e demais operações realizadas em painéis elétricos. CLÁUSULA QUARTA - De acordo com os parâmetros de medição estabelecidos por ocasião da realização do levantamento de campo referido na cláusula anterior, ficou constatado que o período médio de exposição ao risco elétrico alcança média de 36 (trinta e seis) horas mensais, independente da atividade e área de lotação do empregado abrangido pelo presente Acordo. CLÁUSULA QUINTA - Nos termos do Enunciado 364, do Colendo TST, as partes definem que a alíquota de 30% a que alude o § 1 , do artigo 193, da CLT, devida ao empregado ininterruptamente exposto ao risco elétrico, será calculada de forma proporcional à fração de tempo de exposição média indicada na cláusula anterior, observado o seguinte: I - Adicional de periculosidade, a partir da competência/mês de abril/2010, sucessivamente, mês a mês, mediante aplicação da alíquota de 30% (trinta por cento), proporcional ao tempo de exposição, que, por convenção entre as partes, resulta no equivalente a 12% (doze por cento) do salário nominal de cada empreqado, porcentual este que será considerado para cálculo de depósitos fundiários, verbas rescisórias indenizatórias, média adicional de férias, inclusive terço constitucional, e média de décimo terceiro salário. CLÁUSULA SEXTA - Durante a vigência deste Acordo, aplicar-se-ão as disposições estabelecidas no inciso I da cláusula quinta aos empregados que forem admitidos ou transferidos de outros setores para substituírem os exercentes das funções, indicadas no Anexo I, ou igualmente na hipótese de aumento de Quadro de Pessoal nas atividades descritas no parágrafo segundo da cláusula terceira. CLÁUSULA SÉTIMA - Cessará o pagamento do adicional de periculosidade a que alude este título quando o empregado deixar de exercer atividade ou de atuar em área considerada perigosa. TÍTULO IV - DISPOSIÇÕES FINAIS CLÁUSULA OITAVA - As disposições contidas neste Acordo, relativas às obrigações mutuamente assumidas a partir da competência abril/2010, terão duração inicial de 24 (vinte e quatro) meses, com início em 05/04/2010 e término em 04/04/2012, podendo ser prorrogado por mais 24 (vinte e quatro meses) mediante aprovação da Assembléia Geral, de acordo com o que dispõe o artigo 615 da CLT. CLÁUSULA NONA - Pelas partes fica ajustado que decorrido o prazo previsto na cláusula anterior o presente Acordo continuará vigente enquanto perdurar as negociações para sua renovação. CLAUSULA DÉCIMA — Em caso de descumprimento do ora avençado, fica estipulada multa correspondente a 1/3 do piso salarial da categoria profissional, por empregado abrangido pelo presente Acordo, a ser suportada pela parte inadimplente, revertendo os respectivos valores â parte inocente. CLÁUSULA DÉCIMA PRIMEIRA - Na hipótese de controvérsia na aplicação das cláusulas e condições do presente Acordo, as partes, de comum acordo, comporão uma Comissão Paritária a quem competirá dirimir as divergências verificadas.

E POR ASSIM ESTAREM JUSTEAS E CONTRATADAS, AS PARTES FIRMAM O PRESENTE INSTRUMENTO, EM 5 (CINCO) VIAS, DE IGUAL TEOR E FORMA, DAS QUAIS UMA SERA DEPOSITADA JUNTO A DEPENDENCIA LOCAL DO MINISTERIO DO TRABALHO, PARA QUE PRODUZA OS SEUS EFEITOS DE DIREITO. Piracicaba, 12 de julho de 2010. SINDICATO DOS TRAB. NA IND. PAPEL PAPELAO E CORTICA DE PIRACICABA Francisco Pinto Filho, Presidente CPF/MF SOb n° 015.955.948-09 FIBRIA CELULOSE S/A. Marcelo Strufaldi Castelli , Diretor CPF/MF sob no. 057.846.538-81 Francisco Fernandes Campos Valério, Diretor CPF/MF SOb n°. 065.280.319-91

ANEXO I NOME ADEMIR DE JESUS MORETTI ADRIANO DE JESUS MALACHIAS FERREIRA ADRIANO GUINDO AGENOR GASPARUTTI JUNIOR ALESSANDRO RODRIGUES FRIAS ANTONIO CARLOS CHIARANDA BENEDITO SPADOTTO CESAR AUGUSTO DA SILVA CESAR ROBERTO FORTARELL CLAUDINEI ANTONIO GIACOMELLI DIMAS AGNALDO B TOTTA EDSON CARLOS VOLPONI EDUARDO FERRAZ DE TOLEDO EDUARDO STOCKLER TOGNETTI FABIO RUIZ SEGHESE FELIPE DE OLIVEIRA FORRONI IVAN FIDELES SILONE JOAO SERGIO BELTRAME JOSE APARECIDO RAMOS JOSE LUIS BERTO JOSE LUIS MARTINS GIMENEZ JOSE VALDIR AGOSTINHO JULIO CESAR ROQUE LUIZ AGNALDO M CASTILHO MARCIO EDUARDO DENISOVAS MATEUS DE OLIVEIRA MICHEL ALEXANDRE BIZERRA NELCY ANTONIO DA SILVA PAULO CESAR BATISTA PEDRO RODRIGO MARQUES SARCO ROBERTO DE OLIVEIRA ROBERTO MARQUES THIAGO FERNANDO DA SILVA WILSON FERREIRA SANTOS

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ACORDO COLETIVO DE TRABALHO
PARA DISTRIBUIÇÃO DOS RESULTADOS 2011

Por este instrumento particular, a **COMISSÃO DOS TRABALHADORES DA FIBRIA CELULOSE S/A – PIRACICABA**, por intermédio dos seus representantes, doravante denominada simplesmente **COMISSÃO**; a **FIBRIA CELULOSE S/A,** pessoa jurídica de direito privado com estabelecimento industrial na Rua Com. Pedro Morgante, nº 3393, município de Piracicaba, SP, inscrita no CNPJ/MF sob no. 60.643.228/0184-11, por seus representantes ao final assinados, doravante denominada simplesmente **FIBRIA** e **SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL PAPELÃO E CORTIÇA DE PIRACICABA**, inscrito no CNPJ sob o nº 54.407.242/0001-23, doravante denominado simplesmente **SINDICATO**, neste ato representado pelo Dirigente infra-assinado, considerando o disposto no inciso II, artigo 2º da Lei 10.101, de 19/12/2000, têm entre si certo e ajustado celebrar o presente **ACORDO COLETIVO DE TRABALHO PARA DISTRIBUIÇÃO DE RESULTADOS,** conforme as seguintes cláusulas e condições:

CLÁUSULA PRIMEIRA - OBJETIVO
O presente Acordo tem por objetivo estabelecer as regras do Programa de Participação nos Resultados para o exercício de 2011, conforme previsto no **artigo 1º da Lei 10.101 de 19/12/00**, a qual terá como parâmetro o cumprimento de metas para a Unidade de Piracicaba, Estado de São Paulo, metas estabelecidas em comum acordo entre os membros da **COMISSÃO**, os representantes da **FIBRIA** e o representante do **SINDICATO**, cujos indicadores constam da cláusula seguinte.

CLÁUSULA SEGUNDA - INDICADORES
A apuração dos valores a distribuir se dará em função da média ponderada resultante da aplicação dos seguintes fatores:

- **RESULTADO OPERACIONAL FIBRIA (R$ MILHÕES), na proporção de 15% (quinze por cento);**
- **EFICIÊNCIA GLOBAL (%), na proporção de 20% (vinte por cento);**
- **CUSTO VARIÁVEL DOS PRODUTOS (%), na proporção de 20% (vinte por cento);**
- **SEGURANÇA (%),na proporção de 5% (cinco por cento);**
- **MEIO AMBIENTE (%), na proporção de 5% (cinco por cento);**
- **MARGEM DE CONTRIBUIÇÃO (R$ MILHÕES), na proporção de 25% (vinte e cinco por cento)**
- **CAPITAL DE GIRO: 1) Matéria-prima exceto celulose (R$ MILHÔES) na proporção de 5% (cinco por cento) e 2) Estoque Papel Piracicaba (tonelada) na proporção de 5% (cinco por cento)**

Estes indicadores perfazem a **Meta Global** estabelecida para a **FIBRIA** em conformidade com o seguinte quadro de indicadores:

SINTIPEL

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 PROGRAMA DE PARTICIPAÇÃO NOS RESULTADOS - 2011 -  % PESO RÉGUA DE PERFORMANCE RESULTADO OBTIDO ATÉ ESCALA PONTOS INDICADORES 1 2 3 4 5 STATUS Regua de solarius 1- Resultado Operacional 0 0,6 1,2 1,5 1,8 ( R$ Milhões) 1 S,0 109,5 297,4 485,3 673,2 861,1 2 — Eficiencle Global P 1 4,0 89,1% 82.9% 89,5% 89,9% 90,3% 90,7% P 2 7,0 83,30% 83,7% 84,1% 84,5% PC 2 4,0 86,6% 87,00% 87,4% 87,8% 88,2% PC 3 5,0 34,0% 84,40% 84,8% 85,2% 85,60% Couché 6,0 -1,50% -1,75% -2,00% -2,25% -2,50% 3- Custo Variável (dos produtos %) Autocopiativo 5,0 -1,50% -2,50% -1,75% -2,00% -2,25% -2,50% Térmico 9,0 -2,90% -3,30% -3,60% -4,00% Taxa de frequenccia índice de Desempenho de Segurança 2,5 1,31% 1,23% 1,15% 1,07% 0,99% 4 — Segurança 2,5 91,0% 91,5% 92,0% 92,50% 93,00% 5 — Meio Ambiente Índice de Desempenho Ambiental 5,0 92,0% 92,5% 93,0% 93,5% 94,00% 6 - Margem de Contribuição (volume, mix, preço comercial e DVV) Milhões de reais 25,0 143,243 145,392 147,541 149,754 151,967 7 - Capitel de Giro Maleria Prima sem celulose R$ MM em dez 2011 (com média ano 2011 de R$ 11 MM) 5,0 9,9000 9,7500 9,6000 9,4500 9,3000 Estoque Papel Piracicaba (tonelada) 5,0 11,749 11,451 11,153 10,856 10,558 TOTAL 100,0 TOTAL N° SALÁRIO  PARÁGRAFO PRIMEIRO: Observada a proporcionalidade prevista na coluna “peso” constante no quadro acima, para efeito de obtenção dos valores a serem distribuídos por força do presente acordo, considerar-se-á “meta global” a média ponderada resultante da aplicação dos resultados divulgados para cada um dos indicadores apontados pelas partes sobre a meta mínima e máxima, originalmente fixadas. PARÁGRAFO SEGUNDO: Os indicadores serão apurados individualmente e o somatório dos mesmos comporá o percentual total a ser aplicado sobre o salário nominal de cada empregado. PARÁGRAFO TERCEIRO: O indicador de Segurança será apurado e pago aos empregados abrangidos por este instrumento mediante a observância dos seguintes critérios: a) Fica assegurado aos empregados o pagamento da premiação correspondente aos resultados alcançados pela Unidade, mesmo que os resultados atribuídos a outras unidades da FIBRIA não sejam atingidas; b) Caso a Unidade não alcance os resultados, seus empregados perderão o direito ao pagamento da premiação correspondente, mesmo que os resultados atribuídos às outras unidades da FIBRIA sejam alcançadas; c) A pontuação do indicador segurança será zerada caso ocorra acidente fatal no âmbito da Unidade. d) No caso de acidente de trajeto, o resultado não será afetado; e) O indicador de segurança contempla empregados próprios e provedores da unidade.

 CLAÚSULA TERCEIRA - PERÍODO DE APURAÇÃO O período de apuração e cumprimento das metas a que se refere à cláusula anterior será de 1 (o) de janeiro até 31 de dezembro de 2011, ficando assegurado o acesso dos membros da COMISSÃO aos relatórios mensais de resultados. CLÁUSULA QUARTA - VALORES A DISTRIBUIR O cumprimento integral da meta global estabelecida na cláusula segunda, aqui coincidente com os percentuais fixados para a “Meta Máxima”, importará no pagamento de 1,8 (um inteiro e oito décimos) do salário nominal a título de participação nos resultados a cada um dos empregados que tenham prestado serviços no período de 01/01/2011 a 31/12/2011, enquanto que o cumprimento parcial das metas consignadas importará no pagamento de uma premiação proporcional, segundo as regras e condições abaixo estabelecidas: PARÁGRAFO PRIMEIRO: Farão jus ao pagamento integral dos valores constantes no caput desta cláusula, os empregados que tiverem trabalhado os 12 (doze) meses de 2011, sendo considerado como mês a fração igual ou superior a 15 (quinze) dias trabalhados no mês. PARÁGRAFO SEGUNDO: Farão jus ao pagamento proporcional dos valores constantes no caput desta cláusula, os empregados admitidos entre janeiro e dezembro de 2011, na base de 1/12 (um doze avos) para cada mês trabalhado em 2011, considerado como tal a fração igual ou superior a 15 (quinze) dias trabalhados no mês. PARÁGRAFO TERCEIRO: Os empregados afastados por motivo de acidente do trabalho, doença profissional, auxílio-doença e auxílio-maternidade, com início do afastamento durante o ano de 2011, qualquer que seja o período de afastamento, durante a vigência do presente Acordo, farão jus ao pagamento integral dos valores constantes no caput da presente cláusula. PARÁGRAFO QUARTO: Os empregados afastados por motivo de acidente do trabalho, doença profissional e auxílio-doença, cujo início do afastamento foi anterior a 01/01/2011 e que tenham retornado ao trabalho no ano de 2011, farão jus ao pagamento proporcional dos valores constantes no caput desta cláusula, na base de 1/12 avos (um doze avos) para cada mês trabalhado após o retorno do afastamento, considerados como tais as frações iguais ou superiores a 15 (quinze) dias trabalhados no mês. PARÁGRAFO QUINTO: Os empregados afastados por motivo de acidente do trabalho, doença profissional e auxílio-doença, cujo início do afastamento foi anteriormente a 01/01/2011 e que não tenham retornado ao trabalho no ano de 2011, não farão jus ao pagamento do PPR.

 PARÁGRAFO SEXTO: Farão jus ao pagamento proporcional dos valores calculados sobre o resultado do PPR apurado em dezembro de 2011 os empregados desligados sem justa causa no período de 01/01/2011 a 31/12/2011, na base de 1/12 (um doze avos) por cada mês trabalhado em 2011, considerado como tal a fração igual ou superior a 15 (quinze) dias trabalhados no mês, descontadas eventuais antecipações a título de participação. PARÁGRAFO SÉTIMO: Os empregados demitidos por justa causa não terão direito ao recebimento de qualquer valor do PPR. PARÁGRAFO OITAVO: Os empregados desligados por motivo de aposentadoria, durante a vigência deste Acordo farão jus ao pagamento proporcional dos valores constantes do caput desta cláusula, na base de 1/12 (um doze avos) por cada mês trabalhado em 2011 considerados como tais as frações iguais ou superiores a 15 (quinze) dias trabalhados no mês. CLÁUSULA QUINTA - PREMIAÇÃO “META MÍNIMA” Caso apenas a meta mínima seja atingida em todos os indicadores, nada será pago a título de Programa de Participação nos Resultados aos empregados da FIBRIA. CLÁUSULA SEXTA - ANTECIPAÇÃO SEMESTRAL A FIBRIA concederá uma antecipação de parte da premiação, desde que atendidas as seguintes condições: I — O valor da antecipação máxima corresponderá a 25% de 1,8 do Salário Nominal do empregado (45% de um salário nominal), caso os resultados apurados em 30 de junho de 2011 indiquem alcance ou superação das Metas Máximas negociadas para esse período, em cada indicador. II- Na hipótese da meta máxima atribuída aos indicadores ser parcialmente atingida em algum dos indicadores, a FIBRIA efetuará o pagamento da antecipação de forma proporcional, definido o valor de forma idêntica à estabelecida no inciso anterior e considerando o prêmio “base” potencial de 25% de 1,8 salário nominal. PARÁGRAFO PRIMEIRO: As metas, cujos resultados só poderão ser verificados no segundo semestre de 2011, devem, em junho, ser consideradas como se o orçado (meta 300) tiver sido alcançado. PARÁGRAFO SEGUNDO: Os empregados admitidos no período de janeiro a junho/2011 farão jus ao eventual pagamento da antecipação, proporcionalmente ao período trabalhado até junho/2011. CLÁUSULA SÉTIMA - APURAÇÃO FINAL DO RESULTADO A premiação final será calculada considerando o período de janeiro a dezembro de 2011, independente dos resultados alcançados quando do pagamento da antecipação.

 PARAGRAFO ÚNICO: A dedução da antecipação eventualmente paga será realizada em termos monetários (R$) e não em termos percentuais (%). CLÁUSULA OITAVA - PREMIAÇÃO EXTRA Haverá premiação extra, caso o indicador de Resultado Operacional atinja pontuação acima da Meta 500 (posição 5 na Régua de Performance), com pagamento de percentual sobre o salário nominal dos empregados elegíveis, conforme tabela abaixo: - De 0,01% a 5% acima da Meta 500 -> 10% sobre salário - De 5,01% a 10% acima da Meta 500 -> 20% sobre salário nominal - De 10,01% a 15% da Meta 500 -> 30% sobre salário nominal - De 15,01% a 20% da Meta 500 -> 40% sobre salário nominal - Acima de 20% da Meta 500 -> 50% sobre salário nominal  CLÁUSULA NONA - ÉPOCA DO PAGAMENTO Os valores fixados em conformidade com os critérios estabelecidos neste Acordo serão pagos pela FIBRIA, mediante crédito bancário na conta dos empregados, utilizando-se os seguintes critérios: I- O pagamento da antecipação será realizado até o dia 05/08/2011, utilizando-se para cálculo os salários nominais vigentes em 01/06/2011. II- O pagamento do resultado final, deduzida a antecipação já concedida, será realizado até 17/02/2012, utilizando-se para cálculo os salários nominais vigentes em 01/12/2011. III - O pagamento do múltiplo proporcional aos demitidos sem justa causa será realizado durante o mês de março/2012, utilizando-se para cálculo o último salário nominal recebido pelo demitido. CLASÚLA DEZ - OUTROS PROGRAMAS Pelas partes fica avençada a possibilidade de a FIBRIA estabelecer outros programas diferenciados de participação nos resultados, destinados ao estabelecimento de “bônus” ou “gratificações” a empregados, cujos valores serão acrescidos aos estabelecidos em função do presente Acordo, compondo a totalidade da Participação nos Resultados dos empregados beneficiados. CLÁUSULA ONZE - DIVERGÊNCIAS Na hipótese de controvérsia na aplicação das cláusulas e condições do presente acordo, as partes, de comum acordo, elegerão um árbitro, a quem competirá dirimir as divergências verificadas, tendo as suas decisões o caráter de decisão irrecorrível, nos termos do artigo 31 da Lei n. 9.307 de 23/09/96.

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CLÁUSULA DOZE - DA NATUREZA JURÍDICA
Nos termos do inciso XI, do artigo 6º da Constituição Federal e do artigo 7º, da Lei 10.101 de 19/12/00, todos os valores pagos aos empregados por conta ou em complemento da participação nos resultados não integrarão a remuneração para quaisquer efeitos previdenciários ou trabalhistas.

CLÁUSULA TREZE - PRAZO
O presente Acordo terá vigência certa e determinada de 1 (um) ano, com início em 01/01/2011 e término em 31/12/2011.

CLÁUSULA QUATORZE – TRANSFERÊNCIAS ENTRE UNIDADES
Fica avençado pelas partes que os empregados que venham a ser transferidos entre Unidades **FIBRIA** na vigência do presente Acordo farão jus ao pagamento **proporcional** dos valores referentes a este Programa, cujo cálculo será realizado com base no número de meses trabalhados na Unidade durante a vigência do presente Acordo, na proporção de 1/12 (um doze avos) para cada mês trabalhado em 2011, considerado como tais às frações iguais ou superiores a 15 (quinze) dias.

E, POR ASSIM ESTAREM JUSTAS E CONTRATADAS, AS PARTES FIRMAM O PRESENTE INSTRUMENTO EM TRÊS (3) VIAS DE IGUAL TEOR E FORMA, SENDO QUE UMA DELAS SERÁ DEPOSITADA NAS DEPENDÊNCIAS DO SINDICATO ACORDANTE, NOS TERMOS DO PARÁGRAFO SEGUNDO, DO ARTIGO SEGUNDO, DA LEI 10.101, DE 19/12/00, PARA QUE PRODUZA SEUS EFEITOS JURÍDICOS.

Piracicaba, 01 de janeiro de 2011.

SIDNEY APARECIDO DA SILVA
COORDENADOR COMISSÃO DOS EMPREGADOS

LUIZ ALBERTO BANCI
GERENTE GERAL DE DHO
FIBRIA CELULOSE S/A

FRANCISCO PINTO FILHO
SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL PAPELÃO E CORTIÇA DE PIRACICABA

SINTIPEL

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TERMO DE ADITAMENTO À CONVENÇÃO COLETIVA DE TRABALHO Pelo presente instrumento, de um lado, o SINDICATO DA INDÚSTRIA DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, NO ESTADO DE SÃO PAULO - SIP, com sede na Capital do Estado de São Paulo, à Rua Olimpíadas, 66, 9o andar, Vila Olímpia, representado por seu Presidente, Sr. Marco Fábio Ramenzoni e pelo advogado Ricardo Ammirati Wasth Rodrigues, e, de outro lado, a FEDERAÇÃO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DO ESTADO DE SÃO PAULO, situada na Avenida Rangel Pestana, 1.292, 1 o andar, Brás, São Paulo - SP, representanada por seu Presidente, Sr. Ozano Pereira da Silva; os Sindicatos de Trabalhadores a ela filiados, representados pelo advogado Dr. Renato Antônio Villa Custódio, abaixo identificado firma-se o presente Termo de Aditamento à Convenção Coletiva de Trabalho, datada de 12.11.2009, com a seguinte cláusula: CLAUSULA 1 a. - ABRANGÊNCIA Fica facultada às empresas interessadas a não aplicação das cláusulas 2 a, 3 a e 5 a da Convenção Coletiva de Trabalho, firmada nesta data, aos empregados responsáveis pela gestão da empresa, ocupantes de cargos de supervisão, direção e gerência. CLÁUSULA 2 a. - CONTRIBUIÇÃO DAS EMPRESAS Excepcionalmente neste ano de 2009, o valor estipulado na cláusula 61 da Convenção Coletiva de Trabalho, firmada em 12.11.2009, será acrescido da importância de R$ 10,00 (dez reais) por empregado. Parágrafo Único: Os recolhimentos das contribuições relativas aos Sindicatos de Trabalhadores identificados no intróito deverão ser efetuados até o dia 31.12.2009. CLÁUSULA 3 a - COMISSÃO PARITÁRIA - SISTEMA SEPACO Visando à compreensão da formação do custo da assistência médica prestada aos trabalhadores ativos e aposentados pelo Sistema SEPACO, as partes decidem constituir uma Comissão Paritária, composta por, no máximo, 06 (seis) dirigentes das entidades de trabalhadores do setor de papel e celulose, 06 (seis) representantes das empresas do setor de papel e celulose e 02 (dois) do SEPACO. Caberá à Comissão ora criada, no prazo de 120 (cento e vinte) dias, apresentar suas conclusões ao conjunto de entidades que firmam o presente acordo, bem como ao Conselho de Administração do SEPACO. Por estarem justas e acordadas, as partes firmam o presente TERMO DE ADITAMENTO À CONVENÇÃO COLETIVA DE TRABALHO, em 05 (cinco) vias de igual

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São Paulo, 12 de novembro de 2009.

SINDICATO DA INDÚSTRIA DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL NO ESTADO DE SÃO PAULO.

Marco Fábio Ramenzoni – Presidente

Jeronimo José Garcia Ruiz – Coordenador da Comissão de Negociação Patronal

Ricardo Ammirati Wasth Rodrigues – Adv. - OAB/SP – 72.051

FEDERAÇÃO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DO ESTADO DE SÃO PAULO.

Ozano Pereira da Silva - Presidente

Renato Antônio Villa Custódio – Adv. OAB/ nº 162.813.

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 ACORDO COLETIVO DE TRABALHO PARA ADOÇÃO DE TURNOS ININTERRUPTOS DE REVEZAMENTO Pelo presente instrumento particular, de um lado, o SINDICATO DOS TRABALHADORES NA INDÚSTRIA DO PAPEL, PEPELÃO E CORTIÇA DE PIRACICABA, doravante denominado SINDICATO, por seu Diretor Presidente Francisco Pinto Filho, inscrito junto ao CPF/MF nº 015.955.948-09, devidamente autorizado por Assembléia Geral dos trabalhadores especialmente convocada para esse fim, nos termos do artigo 612, da CLT e de suas disposições estatuárias, e de outro FIBRIA CELULOSE S/A, pessoa jurídica de direito privado com estabelecimento industrial na Rua Com. Pedro Morgante, nº 3393, município de Piracicaba, SP, inscrita no CNPJ/MF sob no. 60.643.228/0184-11, representada por seus Diretores, Sr. Marcelo Strufaldi Castelli e Sr. Francisco Fernandes Campos Valério, inscritos no CPF/MF sob no. 057.846.538-81 e 065.280.319-91, respectivamente, considerando o disposto na parte final do inciso XIV, do artigo 7?, da Constituição Federal, têm entre si, certo e ajustado, firmar o presente ACORDO COLETIVO DE TRABALHO destinado a disciplinar o sistema de TURNOS ININTERRUPTOS DE REVEZAMENTO em operação na unidade industrial da FIBRIA instalada no Município de Piracicaba, nos termos e condições a seguir aduzidos: CLÁUSULA PRIMEIRA- Este Acordo Coletivo de Trabalho terá duração certa e determinada de 24 (vinte e quatro) meses, com início em 01/05/2010 e término em 30/04/2012. PARÁGRAFO PRIMEIRO: O conteúdo deste documento representa manifestação de vontade das partes e materializa o desejo dos trabalhadores, representados pelo SINDICATO, de continuar operando por intermédio do sistema de trabalho organizado em turnos ininterruptos de revezamento. PARÁGRAFO SEGUNDO: As partes ratificam os atos praticados enquanto foram entabuladas as negociações que resultaram na assinatura deste Acordo, entre os dias 01/01/2010 e 30/04/2010. Nesse sentido, o adicional de turno, que desde 01/01/2010 foi excepcionalmente corrigido para 8,5% (oito vírgula cinco por cento), para compensar economicamente os empregados pela manutenção inalterada do regime aludido no parágrafo anterior durante as negociações, enquanto novo acordo disciplinando o assunto não fosse firmado, volta, a partir de 01/05/2010, a ser pago no importe de 5% (cinco por cento) do salário nominal. PARÁGRAFO TERCEIRO: Como forma de valorizar o modelo de transição fixado no Acordo expirado, as partes estabelecem que a negociação para renovar o presente Acordo terá início em 01/03/2012. Caso esta negociação ultrapasse 60 (sessenta) dias, as condições de trabalho instituídas por intermédio dele permanecerão inalteradas em relação à escala de trabalho. Ocorrendo esta hipótese, as partes decidem que a manutenção do regime de trabalho ora instituído será compensada por intermédio da elevação do adicional de turno de que trata a cláusula quinta, de 5% (cinco por cento) para 8,5% (oito inteiros e cinco décimos), até a celebração de novo Acordo Coletivo. CLÁUSULA SEGUNDA: Este acordo abrange os empregados sujeitos ao sistema de turnos ininterruptos de revezamento lotados nos Times de Produção, ou seja: Tecnologia de Formulações, Utilidades, P 1/ P 2, PC 1/ PC 2, PC 3, Acabamento e alocados na equipe de plantão de manutenção, as quais continuarão a cumprir jornada de 7 h 30’ (sete horas e trintas minutos) diários, conforme escala de revezamento 6 X 2 (seis dias consecutivos de trabalho seguidos de dois dias consecutivos de descanso), nos termos do calendário anexo, parte integrante deste instrumento para todos os efeitos. PARÁGRAFO ÚNICO: A referida escala foi previamente aprovada pelos empregados interessados, por intermédio de Assembleia Geral dos Trabalhadores convocada pelo SINDICATO, na forma de seu Estatuto e poderá ser modificada pelas partes, desde que atendido o sistema de 4 (quatro) turmas, em regime de turnos ininterruptos de revezamento. CLÁUSULA TERCEIRA: Nos termos do parágrafo 3° do artigo 71, da CLT, o intervalo para refeição dos empregados abrangidos por este Acordo continua a ser de 30’ (trinta) minutos diários, ficando a FIBRIA obrigada a remunerar os 30’ (trinta minutos) de redução do intervalo mínimo legal por intermédio do pagamento de verba intitulada *45 minutos refeição*, cuja base de cálculo corresponde ao valor de3/4 (três quartos) do salário hora avençado na cláusula seguinte, multiplicado pela quantidade de dias efetivamente trabalhados durante o mês, o qual, pela-média, integrará o cálculo do descanso semanal remunerado, férias, gratificação natalina e depósitos do FGTS.

 PARÁGRAFO PRIMEIRO: Com o pagamento da verba prevista no “caput” e o usufruto do intervalo de 30’ (trinta minutos) para refeição e descanso, os empregados representados pelo SINDICATO declaram plenamente atendido o disposto no parágrafo 4°, do artigo 71, da CLT. PARÁGRAFO SEGUNDO: Fica estabelecido que a lh 30’ (uma hora e trinta minutos) de trabalho diário, excedente da 6ª (sexta) diária, decorrente da adoção do regime de compensação estabelecido no presente Acordo, nos termos do parágrafo segundo, do artigo 59, da CTL, está dispensada do pagamento de qualquer acréscimo. CLÁUSULA QUARTA: O valor do salário nominal pago aos empregados abrangidos pelo presente Acordo não sofrerá alteração, aplicando-se o divisor de 180 (cento e oitenta) horas para cálculo do salário hora. CLÁUSULA QUINTA: Como compensação pelo excedimento da jornada diária prevista no inciso XIV, do artigo 7°, da Constituição Federal, a FIBRIA pagará aos empregados que atuam sujeitos às condições estabelecidas neste Acordo um adicional de turno equivalente a 5% (cinco por cento) do salário nominal, o qual integrará o cálculo dos descansos semanais remunerados, férias, gratificação natalina e depósitos no FGTS. CLÁUSULA SEXTA: Excepcionalmente, e adicionalmente às compensações mencionadas nas cláusulas anteriores, aos empregados abrangidos pelo presente Acordo e que estiverem em atividade na data de sua assinatura, será pago pela FIBRIA, em parcela única, no dia 15/05/10, um abono extraordinário intitulado “abono indenizatório”, no importe de R$ 3.000,00 (três mil reais). PARÁGRAFO PRIMEIRO: O empregado poderá solicitar à FIBRIA a realização do pagamento da indenização de que trata o caput em tantas parcelas quantas desejar, dentro do exercício de 2010, comunicando essa opção até o dia 04/05/10. PARÁGRAFO SEGUNDO: Os empregados que em 01/05/10 estiverem afastados por motivo de doença ou acidente, e que retornarem ao trabalho durante a vigência deste Acordo, perceberão o abono de que trata o caput de forma proporcional, na razão de 1/24 (um vinte e quatro avos) do valor apurado (R$ 3.000,00) por mês de perspectiva de atuação futura dentro das condições instituídas por intermédio deste Acordo. PARÁGRAFO TERCEIRO: O presente abono é concedido em caráter transitório e excepcional, sendo totalmente desvinculado da remuneração, não se constituindo em base para qualquer outra verba remuneratória ou salarial, a ele aplicando-se a regra prevista no item XXVI, do artigo 7° da Constituição Federal, que reconhece a validade legal das normas coletivas, assim como o disposto no item 7, da letra “e”, do parágrafo 9º do artigo 28, da Lei 8.212/91, do art. 15, da Lei 8.036/90 que desvincula os abonos da incidência previdenciária, e ainda do Decreto nº 3.048 de 07/05/99, art. 214 § 9? “j”. CLÁUSULA SETIMA: As faltas verificadas dentro de cada semana nos períodos de vigência das escalas de revezamento acarretarão o desconto de 1/30 (um trinta avos) do Salário Mensal, além das próprias horas não trabalhadas. CLÁUSULA OITAVA: Durante a vigência do presente Acordo, a FIBRIA subsidiará o custo das refeições fornecidas aos empregados por ele abrangidos em 98% (noventa e oito por cento) dos seus valores. CLÁUSULA NONA: Os empregados abrangidos pelo presente Acordo, que pela escala normal de trabalho tiverem que trabalhar nos dias de feriados nacionais ou municipais, além das horas normais (DSR), farão jus a percepção das horas efetivamente trabalhadas naquele dia, acrescidas do adicional normativo vigente para horas extraordinárias. CLÁUSULA DÉCIMA: A FIBRIA se compromete a suspender as atividades dos trabalhadores abrangidos pelo presente Acordo, nos dias de Natal e Ano Novo, sem prejuízo da remuneração devida aos empregados que trabalhando estiverem, na hipótese de a demanda da produção permitir, para o que será exibida ao SINDICATO as planilhas de produção das maquinas, no prazo de 15 (quinze) dias imediatamente anteriores aos mencionados eventos. CLÁUSULA DÉCIMA PRIMEIRA: As horas extraordinárias serão remuneradas com adicional de 80% (oitenta por cento) em relação ao valor da hora normal, exceto aos domingos e feriados, tendo como base o referente na cláusula 4ª (quarta).

 CLÁUSULA DÉCIMA SEGUNDA: Fica assegurado aos empregados abrangidos pelo presente Acordo no caso de substituição, o direito à percepção do mesmo salário pago ao empregado substituído, pelo tempo que durar a substituição, observadas as condições previstas na convenção coletiva vigente de trabalho da categoria. PARÁGRAFO ÚNICO: Fica acordado que a substituição de Supervisores de Turno, definidos como tais os profissionais que detenham atribuições de líder, confere ao substituto o direito à percepção do salário substituição, limitado a 40% (quarenta por cento) do salário do substituído. CLÁUSULA DÉCIMA TERCEIRA: As possíveis divergências resultantes do não cumprimento de qualquer cláusula do presente Acordo serão solucionadas por Comissão paritária composta por 03 (três) membros indicados pelo SINDICATO e três pela FIBRIA. CLÁUSULA DÉCIMA QUARTA: Fica estipulada multa de 1/3 (um terço) do piso salarial da categoria, vigente à época da infração, por empregado, em razão do descumprimento de quaisquer cláusulas do presente Acordo, a qual reverterá a favor da parte inocente. E por assim estarem justas e contratadas, as partes firmam o presente instrumento em 3 (três) vias de igual teor, sendo que uma delas será depositada junto à dependência da Gerência regional do Trabalho de Piracicaba, nos termos do artigo 614, da CLT, para que produza seus efeitos legais. Piracicaba, 29 de Abril de 2010. SINDICATO DOS TRAB. NA IND. PAPELPAD PAPETAO E CORTICA DE PIRACICABA Francisco Pinto Filho, Presidente CPF/MF sob nº 015.955.948-09 FIBRIA CELULOSE S/A. Marcelo Strufaldi Castelli, Diretor CPF/M’F sob no. 057.846.538-81 Francisco Fernandes Campos Valério, Diretor CPF/MF sob nº. 065.280.319-91

 VOTORANTIM CELULOSE E PAPEL S.A. - UNIDADE PIRACICABA 2010 ESCALA DE REVEZAMENTO (4 TURMAS) - JORNADA DE 08 HORAS - (6X2) Fariado: dia 01 - Confraternizacao Universal Data Comomorotive: Dia 1s - Carvaval Feriados: Dia 02 - Paixao ; Dia 21 - Tirandentex Date Comomorative: Dia 08 - Pascoa Feriado: Dia e1 - Dia de Trabalho Feriados: Dia 13 - Sto Antonio ; Dia 03 - Corpus Christi JANEIRO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D 06.00 as 14.00 C C C C C B B B B B B A A A A A A D D D D D D C C C C C C B B 14.00 as 22.00 B B B A A A A A A D D D D D D C C C C C C B B B B B B A A A A 22.00 as 06.00 A D D D D D D C C C C C C B B B B B B A A A A A A D D D D D D FOLGA A A A B B C C D D A A B B C C D D A A B B C C D D A A B B C C FEVEREIRO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 SEMANA S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D 06.00 as 14.00 B B B B A A A A A A D D D D D D C C C C C C B B B B B B 14.00 as 22.00 A A D D D D D D C C C C C C B B B B B B A A A A A A D D 22.00 as 06.00 C C C C C C B B B B B B A A A A A A D D D D D D C C C C FOLGA D D A A B B C C D D A A B B C C D D A A B B C C D D A A MARCO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q 06.00 as 14.00 A A A A A A D D D D D D C C C C C C B B B B B B A A A A A A D 14.00 as 22.00 D D D D C C C C C C B B B B B B A A A A A A D D D D D D C C C 22.00 as 06.00 C C B B B B B B A A A A A A D D D D D D C C C C C C B B B B B FOLGA B B C C D D A A B B C C D D A A B B C C D D A A B B C C D D A ABRIL DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 SEMANA Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S 06.00 as 14.00 D D D D D C C C C C C B B B B B B A A A A A A D D D D D D C 14.00 as 22.00 C C C B B B B B B A A A A A A D D D D D D C C C C C C B B B 22.00 as 06.00 B A A A A A A D D D D D D C C C C C C B B B B B B A A A A A FOLGA A B B C C D D A A B B C C D D A A B B C C D D A A B B C C D MAIO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA S Q S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S 06.00 as 14.00 C C C C C B B B B B B A A A A A A D D D D D D C C C C C C B B 14.00 as 22.00 B B B A A A A A A D D D D D D C C C C C C B B B B B B A A A A 22.00 as 06.00 A D D D D D D C C C C C C B B B B B B A A A A A A D D D D D D FOLGA D A A B B C C D D A A B B C C D D A A B B C C D D A A B B C C JUNHO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 SEMANA T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q 06.00 as 14.00 B B B B A A A A A A D D D D D D C C C C C C B B B B B B A A 14.00 as 22.00 A A D D D D D D C C C C C C B B B B B B A A A A A A D D D D 22.00 as 06.00 C C C C C C B B B B B B A A A A A A D D D D D D C C C C C C FOLGA D D A A B B C C D D A A B B C C D D A A B B C C D D A A B B

VOTORANTIM CELULOSE E PAPEL S.A. - UNIDADE PIRACICABA 2010 ESCALA DE REVEZAMENTO (4 TURMAS) - JORNADA DE 08 HORAS - (6X2) Feriado: Dia 09 - Data Carta Magna Estado Data Comomerativa: Dia 08 - Dia dos Pais Feriado: Dia 07 - Independencls Fariado: Dia 12 - Nossa Sentiora Aparecida Feriados: Dia 02 - Finados: Dia 15 - Prociamacao Republica ; Dia 28 - Consciancia Negra Feriado: Dia 08 - Imacuilada Conceicao ; Dia 25 - Natel JULHO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA Q S S D S T Q Q A S D S T Q Q S S D S T Q Q S S D S T Q Q S S 06.00 as 14.00 A A A A D D D D D D C C C C C C B B B B B B A A A A A A D D D 14.00 as 22.00 D D C C C C C C B B B B B B A A A A A A D D D D D D C C C C C 22.00 as 06.00 B B B B B B A A A A A A D D D D D D C C C C C C B B B B B B A FOLGA C C D D A A B B C C D D A A B B C C D D A A B B C C D D A A B AGOSTO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T 06.00 as 14.00 D D D C C C C C C B B B B B B A A A A A A D D D D D D C C C C 14.00 as 22.00 C B B B B B B A A A A A A D D D D D D C C C C C C B B B B B B 22.00 as 06.00 A A A A A D D D D D D C C C C C C B B B B B B A A A A A A D D FOLGA B C C D D A A B B C C D D A A B B C C D D A A B B C C D D A A SETERMBRO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 SEMANA Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q 06.00 as 14.00 C B B B B B B B A A A A A A D D D D D D C C C C C C B B B B 14.00 as 22.00 A A A A A A D D D D D D C C C C C C B B B B B B A A A A A A 22.00 as 06.00 D D D D C C C C C C B B B B B B A A A A A A D D D D D D C C FOLGA B B C C D D A A B B C C D D A A B B C C D D A A B B C C D D OUTUBRO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D S T Q Q S S D 06.00 as 14.00 B B A A A A A A D D D D D D C C C C C C B B B B B B A A A A A 14.00 as 22.00 D D D D D D C C C C C B B B B B B B A A A A A A D D D D D D C 22.00 as 06.00 C C C C B B B B B B A A A A A A D D D D D D C C C C C C B B B FOLGA A A B B C C D D A A B B C C D D A A B B C C D D A A B B C C D NOVEMBRO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA S T Q Q S S Q S T Q Q S S Q S T Q Q S S D S T Q Q S S Q S T 06.00 as 14.00 A D D D D D D C C C C C C B B B B B B B A A A A A D D D D D 14.00 as 22.00 C C C C C B B B B B A A A A A A A D D D D D D C C C C C C B 22.00 as 06.00 B B B A A A A A A D D D D D C C C C C C C B B B B B B A A A FOLGA D D A B B C C D D A A B B C C D D A A B B C C D D A A B B C DEZEMBRO DIAS 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 SEMANA Q Q S S Q S TQ Q S S Q S T Q Q S S Q Q S T Q Q S S Q S T Q Q S 06.00 as 14.00 D C C C C C C B B B B B B A A A A A A D D D D D D C C C C C C 14.00 as 22.00 B B B B B A A A A A A D D D D D D C C C C C C B B B B B B A A 22.00 as 06.00 A A A D D D D D D C C C C C C B B B B B B A A A A A A D D D D FOLGA C D D A A B B C C D D A A B B C C D D A A B B C C D D A A B B

CONVENÇÃO COLETIVA DE TRABALHO Pelo presente instrumento, de um lado, o SINDICATO DA INDÚSTRIA DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, NO ESTADO DE SÃO PAULO - SIP, com sede na Capital do Estado de São Paulo, à Rua Olimpíadas, 66, 9 o andar, Vila Olímpia, inscrito no CNPJ sob n° 60.976.487/0001-74, neste ato representado por seu Diretor Presidente, Marco Fábio Ramenzoni, portador da Cédula de Identidade RG. 11.462.910-9, inscrito no CPF/MF sob n°. 041.320.748-03 e, de outro lado, a FEDERAÇÃO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA O ESTADO DE SÃO PAULO, entidade sindical de 2 o Grau, representativa dos Trabalhadores do 11° Grupo no Plano da Confederação Nacional dos Trabalhadores nas Indústrias do Papel, Papelão e Cortiça, inorganizados no Estado de São Paulo, conforme Processo n° 586.573, de 24.12.1947, Departamento Nacional do Trabalho, com sede à Av. Rangel Pestana, 1292 - 1 o andar - cj. 11, Brás, São Paulo/SP, inscrita no CNPJ n° 53.286.555/0001-08, representada neste ato pelo seu Diretor Presidente OZANO PEREIRA DA SILVA, CPF n° 075.933.508-78 e RG n° 3.869.159 SSP/SP, devidamente autorizado em Assembléia Geral Extraordinária realizada em 17.06.09, juntamente com SINDICATOS filiados: SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, PAPELÃO E CORTIÇA DE APARECIDA, entidade sindical representativa de trabalhadores, conforme registro sindical Processo MTIC n° 117.268-54, apostilamento em anexo, com sede a Rua Pedro Lopes Figueira. 105, na cidade de Aparecida, Estado de São Paulo, inscrito no CNPJ n° 43.672.534/0001-77, representado por seu Diretor Presidente, Sr. NELSON BARBOSA, inscrito no CPF n°. 314.498.838-34 e RG n° 8.975.773 SSP/SP, devidamente autorizado em Assembléia Geral Extraordinária realizada em 10.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE ARARAS e Região, entidade sindical representativa de trabalhadores, conforme registro sindical Processo n°. 24000.004008/92, com sede à Rua Emílio Ferreira, n° 264, na cidade de Araras, Estado de São Paulo, inscrito no CNPJ n° 60.729.266/0001-00, representado por seu Diretor Presidente, Sr. JOSÉ BENEDITO PÔNCIO, inscrito no CPF n° 868.537.168-68 e RG. n° 3.428.744 SSP/SP, devidamente autorizado em Assembléias Gerais Extraordinárias realizadas em 07 e 10.08.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E DE ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE BRAGANÇA PAULISTA e Região, entidade sindical representativa de trabalhadores, conforme registro sindical Processo n° 46000.014174/01-40 em anexo, com sede a Rua Campos Salles, 381, na cidade de Bragança Paulista, Estado de São Paulo. Inscrito no CNPJ n° 01.515.135/0001-52, representado por seu Diretor Presidente ANTONIO CARLOS NUNES DE MATTOS, inscrito no CPF n° 713.360.798-00 e RG n° 8.043.118-5, devidamente autorizado em Assembléia Geral Extraordinária realizada no dia 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE CAIEIRAS e Região, entidade sindical representativa de trabalhadores, conforme registro sindical Processo -apostilamento MTPS-146.049/64 em anexo, com sede a Rua Domingoss do

Carmo Leite, 116, na cidade de Caieiras, Estado de São Paulo, Inscrita no CNPJ nº 51.450.906/0001-49, representado por seu Diretor Presidente ALONSO BONFIM, inscrito no CPF nº 646.516.808-72 e RG nº 6.691.090-0 SSP/SP, **devidamente autorizado em Assembléia Geral Extraordinária realizada em 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE, PASTA E MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA E ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE CAMPINAS,** entidade sindical representativa de trabalhadores conforme registro sindical Processo MTPS - 193.318 em anexo, com sede a Av. Francisco Glicério, 1058, 6º andar – cj. 602, na cidade de Campinas, Estado de São Paulo, inscrita no CNPJ nº 46.106.829/0001-74, representado pelo seu Diretor Presidente **JOÃO RIBEIRO DA SILVA, inscrito no CPF nº 440.648.108-72 e RG nº 14.645.874 SSP/SP, devidamente autorizado em Assembléia Geral Extraordinária realizada em 08.08.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE CRUZEIRO,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº 46.002.651/94, em anexo, com sede a Rua Capitão Avelino Bastos, 1109, na cidade de Cruzeiro, Estado de São Paulo, inscrita no CNPJ nº 45.389.293/0001-89, representado pelo seu Diretor Presidente WASHINGTON FERREIRA DOS SANTOS, inscrito no CPF nº 976.331.278-72 e RG nº 12.185.509 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 27.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE GUARULHOS e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo MTB – 24000-013167/84, com sede a Rua Cuevas, 21, na cidade de Guarulhos, Estado de São Paulo, inscrita no CNPJ nº 49.095.581/0001-81, representado pelo seu Diretor Presidente OZANO PEREIRA DA SILVA, inscrito no CPF nº 075.933.508-78 e RG nº 3.869.159 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE ITAPIRA,** entidade sindical representativa de trabalhadores conforme registro sindical MTB nº 303.731/82, com sede a Rua Piauí, 161, na cidade de Itapira, Estado de São Paulo, inscrita no CNPJ nº 44.733.731/0001-11, representado pelo seu Diretor Presidente ANTONIO VALTER BICCIGO, inscrito no CPF nº 713.891.998-00 e RG nº 5.391.032, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 16.08.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA E DE ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE JAÚ e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº 46000006616/98 em anexo, com sede a Rua Sete de Setembro, 708, na cidade de Jaú, Estado de São Paulo, inscrita no CNPJ nº 02.963.442/0001-69, representado pelo seu Diretor Presidente JOSÉ ITAMAR TAVARES CALADO, inscrito no CPF nº 438.067.914-49 e RG. nº 2.927.803 SSP/PE, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 19.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE JUNDIAÍ,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº MTB nº 303.730/82 em anexo, com sede a Rua Bernardino de Campos, 324, na cidade de Jundiaí, no

Estado de São Paulo, inscrita no CNPJ nº 44.654.085/0001-05, representado pelo seu Diretor Presidente PEDRO LUIZ MOLENA, inscrito no CPF nº 052.279.588-90 e RG nº 12.733.795-7 SSP/SP, **devidamente autorizado em Assembléia Geral Extraordinária realizada em 27.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL E PAPELÃO DE LIMEIRA,** entidade sindical representativa de trabalhadores conforme registro sindical MTB nº 303.729/82 em anexo, com sede a Rua Dr. Trajano, 1226, na cidade de Limeira, no Estado de São Paulo, inscrito no CNPJ nº 51.487.752/0001-24, representado pelo seu Diretor Presidente JOSÉ ROBERTO VIEIRA DA SILVA CAMPOS JUNIOR, inscrito no CPF nº 059.320.438-73 e RG. Nº 12.242.690 SSP/SP, devidamente autorizado **em Assembléia Geral Extraordinária realizada em 23.07.09**; **SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE LUIZ ANTONIO, RIBEIRÃO PRETO, SANTA ROSA DO VITERBO, SERRANA E TAMBAÚ,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº 24440.027197/90 em anexo, com sede a Rua dos Lírios, 76, na cidade de Luiz Antonio, Estado de São Paulo, inscrito no CNPJ nº 60.245.686/0001-86, representado pelo seu Diretor Presidente GERALDO JURANDIR PINHEIRO, inscrito no CPF nº 714.363.248-15 e RG nº 7.379.403 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, PAPELÃO DE MOGI GUAÇU e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo MTB-307.862.80 em anexo, com sede a Rua Prof. Antonio Teodoro Lang, 64, na cidade de Mogi Guaçu, Estado de São Paulo, inscrito no CNPJ nº 52.745.023/0001-29, representado por seu Diretor Presidente, o sindicalista Senhor CELSO LUIZ, inscrito no CPF nº 504.588.098-53 e RG nº 10.623.266 - SSP/SP, devidamente **autorizado em Assembléia Geral Extraordinária realizada em 27.07.09; SINDICATO DOS TRABALHADORES NA INDÚSTRIA DE PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE PINDAMONHANGABA,** entidade sindical representativa de trabalhadores conforme portaria ministerial nº 505 de 12.06.1964 em anexo, com sede a Rua Guilherme Nicoletti, 590, na cidade de Pindamonhangaba, Estado de São Paulo, inscrita no CNPJ nº 54.126.115/0001-56, representado pelo seu Diretor Presidente HILTON ROBERTO NICOLETTI, inscrito no CPF nº 251.859.349-91 e RG. Nº 4.359.386 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 31.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE PIRACICABA,** entidade sindical representativa de trabalhadores conforme portaria ministerial nº 505 de 12.06.1964 em anexo, com sede a Rua Santo Antonio, 480, na cidade de Piracicaba, Estado de São Paulo, inscrita no CNPJ nº 54.407.242/0001-23, representado pelo seu Diretor Presidente FRANCISCO PINTO FILHO, inscrito no CPF nº 015.955.948-09, portador da Cédula de Identidade RG nº 11.738.953-5, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 27.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE PORTO FELIZ E TIETÊ**, entidade sindical , representativa de trabalhadores conforme registro sindical Processo nº 24440.027198/90, com sede a Rua Santa Cruz, 104, na cidade de Porto Feliz, Estado de São Paulo, inscrita no CNPJ nº 58.975.004/0001-75, representado

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pelo seu Diretor Presidente DAVI GERALDO ROMERO, inscrito no CPF nº 144.161.428-11 e RG. nº 20.193.472 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 25.07.09; SINDICATO DOS TRABALHADORES NAS INDUSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE SÃO CARLOS,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº 46000.007313/95 em anexo, com sede a Rua Riachuelo, 659, na cidade de São Carlos, Estado de São Paulo, inscrita no CNPJ nº 66.991.696/0001-73, representado pelo seu Diretor Presidente EDUARDO SANCHES PEREIRA, inscrito no CPF nº 083.698.938-48 e RG nº 13.866.945 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 24.07.09;** e **SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO ARTEFATOS DE PAPEL, PAPELÃO, CORTIÇA, APARAS DE PAPEL E PAPELÃO, EMBALADORAS EM PAPELÃO DE VALINHOS e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo 4600000511394, com sede a Rua 28 de Maio, 34, na cidade de Valinhos, Estado de São Paulo, inscrita no CNPJ nº 73.077.679/0001-90, representado pelo seu Diretor Presidente JOSÉ CARLOS MENDONÇA, inscrito no CPF nº 029.693.148-94 e RG. Nº 14.470.999 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 30.07.09,** todos representados por seus respectivos Diretores Presidentes, abaixo identificados e assinados, ou por seus Advogados e Procuradores Drs. ANTONIO ROSELLA, OAB/SP nº 33.792 e RENATO ANTONIO VILLA CUSTÓDIO, OAB/SP nº 162.813, portadores, respectivamente, do CPF nº 206.786.578-15 e do CPF nº 296.391.928-05, com escritório à Avenida Rangel Pestana, 1292 – 1º andar – conjunto 11, Brás, nesta cidade de São Paulo, na forma dos artigos 611, § 1º da Consolidação das Leis do Trabalho, têm entre si, na forma do artigo 611, § 1º da CLT, firmada a presente **CONVENÇÃO COLETIVA DE TRABALHO**, cujas cláusulas e condições estão a seguir enumeradas:

I - DA VIGÊNCIA E DA DATA-BASE

CLÁUSULA 01 – DA VIGÊNCIA

As cláusulas aqui ajustadas terão vigência de 12 meses, ou seja, de **01.10.09 a 30.09.10.**

II - DAS CLÁUSULAS ECONÔMICAS:

CLÁUSULA 02 - REAJUSTE SALARIAL

Aos empregados abrangidos pela presente Convenção Coletiva será concedido, em 1º **de outubro de 2009**, um reajuste salarial de **6% (seis por cento)**, sobre os salários vigentes em **30 de setembro de 2009.**

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CLÁUSULA 03 - ABONO EXTRAORDINÁRIO Aos empregados abrangidos pela presente Convenção Coletiva, celebrada dentro dos princípios da livre negociação, será pago, excepcionalmente neste ano de 2009, um abono indenizatório no valor de R$ 1.000,00 (Hum mil reais), independentemente dos respectivos salários, devendo ocorrer o pagamento até o dia 31 de dezembro de 2009, exceto nos casos onde houver acordo formal entre a empresa e o respectivo sindicato de trabalhadores. a) Farão jus a este abono todos os empregados admitidos até 30.09.09. b) Por ser extraordinário, o presente abono não se incorporará ao salário e nem integrará a remuneração para todos os efeitos legais, inclusive nos termos do inciso VII, da alínea “e” do §9° do art. 28 da Lei 8.212/91, incluído pela Lei 9.711/98. CLÁUSULA 04 - PISO SALARIAL Fica estipulado um Piso Salarial para todos os integrantes da categoria profissional do “Papel e Celulose” de R$ 924,00 (Novecentos e vinte e quatro reais) por mês ou R$ 4,20 (Quatro reais e vinte centavos) por hora. CLÁUSULA 05-CESTA DE AUMENTOS As empresas concederão, mensalmente, aos seus empregados cestas de alimentos ou o equivalente vale-compra em papel ou cartão magnético de, no mínimo, R$ 100,00 (Cem reais), ficando ajustado que as empresas que já pratiquem valores superiores a esse mínimo não poderão reduzi-los. §1° - Fica facultado às empresas o estabelecimento, a seu critério, participação dos empregados com 20% (vinte por cento), no máximo, do valor do benefício. §2° - Qualquer alteração, referente ao percentual de participação do empregado no custeio da cesta de alimentos, deverá ser previamente negociada com os mesmos, assistidos pelos respectivos sindicatos. §3° - O benefício previsto nesta cláusula não integrará a remuneração do empregado para quaisquer efeitos. \ §4° - Os empregados afastados por doença ou acidente de trabalho farão jus ao mesmo benefício, ficando isentos da participação prevista no § 1 o acima, limitado, porém, a um máximo de 180 dias.

III - DOS HORÁRIOS DE TRABALHO CLÁUSULA 06 - DURAÇÃO DA JORNADA DE TRABALHO A duração da jornada de trabalho é de 40 (quarenta) horas semanais trabalhadas. §1° - Para a apuração da jornada semanal será utilizado o seguinte critério: - a jornada semanal será considerada como sendo o quociente do número total de horas trabalhadas, por empregado, pelo número de semanas do respectivo ano, incluindo neste as faltas justificadas e abonadas. §2° - As horas reduzidas serão pagas em código específico como horas não trabalhadas. Assim sendo, em todos os casos e para todos os efeitos legais, o salário nominal será considerado com base em 220 (duzentos e vinte) horas. CLÁUSULA 07 - COMPENSAÇÃO DE HORAS Desde que não ultrapasse a jornada média semanal de 40 (quarenta) horas, fica facultado às empresas firmarem, com seus empregados, assistidos pelos respectivos sindicatos, acordos de compensação de horas que, em hipótese alguma, serão consideradas como horas extraordinárias. Parágrafo Único - No caso de dias “pontes”, isto é, dias úteis intercalados entre domingos e feriados, as empresas poderão livremente firmar acordo com seus empregados para compensar as horas desses dias, em período anterior ou posterior à ocorrência dos referidos dias “pontes”. CLÁUSULA 08 - TURNO DE 6 HORAS-CONVERSÃO E 220 HORAS POR 180 HORAS O trabalho em turnos ininterruptos de revezamento terá duração de seis horas diárias, na forma do inciso XIV do art. 7 o da CF/ 88, salvo negociação coletiva, É facultada às empresas a adoção de um dos seguintes critérios para o cálculo dos salários dos empregados sujeitos a turnos ininterruptos de revezamento de 6 (seis) horas diárias: a) conversão do valor do salário-hora normal, que tem como base de cálculo atual 220 (duzentos e vinte) horas mensais, em valor que tenha como base de cálculo 180 (cento e oitenta) horas mensais; V b) conversão do sistema de remuneração do salário-hora para salário mensal, \ multiplicando-se o salário-hora atual por 220 (duzentos e vinte), passando, por conseguinte, os empregados horistas para mensalistas, permanecendo os critérios atuais de desconto por faltas e atrasos.

Parágrafo Único - O salário-hora normal dos empregados mensalistas, abrangidos por esta cláusula, será apurado aplicando-se ao salário mensal percebido o divisor 180 (cento e oitenta). CLÁUSULA 09 - INTERVALO PARA REPOUSO E ALIMENTAÇÃO Fica assegurado às empresas o direito de firmarem com seus empregados, representados pelos respectivos sindicatos de cada base territorial, após aprovação em assembleia, acordos para redução do intervalo de repouso e alimentação, para, no mínimo, 30 minutos, nos termos da Portaria n°. 42, do Ministério do Trabalho e Emprego. Parágrafo Único: Ê facultada às empresas a dispensa da marcação do ponto de seus empregados nos intervalos para alimentação e repouso. CLÁUSULA 10 - MARCAÇÃO DE PONTO Tendo em vista a grande quantidade de empregados sujeitos à marcação de ponto, ajustam as partes que até 10 minutos anteriores ao início da jornada e até 10 minutos após seu término, bem como eventuais atrasos de empregados de iguais 10 minutos, não serão considerados para fins remuneratórios, quer para pagamento, no caso de excedimentos, quer para descontos, no caso de eventuais atrasos. CLÁUSULA 11 - HORAS EXTRAS As horas extraordinárias, excetuadas as decorrentes do regime de compensação, serão remuneradas com: a) adicional de 60% (sessenta por cento) em relação ao valor da hora normal, para as duas primeiras horas consecutivas da jornada diária; b) adicional de 80% (oitenta por cento) em relação ao valor da hora normal, para as que excederem às 2 (duas) primeiras horas consecutivas da jornada diária; c) as horas extraordinárias necessárias à complementação da jornada diária nos turnos de revezamento, consideradas contratuais, serão remuneradas conforme acordo estabelecido entre as partes. CLÁUSULA 12-TRABALHO NOTURNO As horas trabalhadas no período noturno, conforme preceitua a CLT, serão remuneradas com o adicional de 40% (quarenta por cento) em relação ao valor da’ hora normal diurna. Parágrafo Único - A oitava hora efetivamente trabalhada, nos turnos denominados “Noturnos”, será remunerada como hora extraordinária. ,

IV - DAS CLÁUSULAS DE REMUNERAÇÃO: CLÁUSULA 13 - PAGAMENTO DE SALÁRIOS O pagamento dos salários deverá ser efetuado dentro do próprio mês. As empresas concederão aos empregados, até o dia 15 (quinze) de cada mês, um adiantamento salarial (vale) de 40% (quarenta por cento) a 50% (cinquenta por cento) do salário nominal, que será descontado do 1 (o) (primeiro) pagamento posterior a essa concessão. Do adiantamento acima mencionado poderão ser deduzidas as importâncias referentes às compras em cooperativas, farmácias ou quaisquer outros benefícios sujeitos a descontos em folha de pagamento. §1° - Quando o dia do pagamento ou do adiantamento, supra-referidos, coincidir com sábados, domingos ou feriados será antecipado para o dia útil imediatamente anterior. §2 ° - Com exceção das empresas que efetuem pagamento dos salários através de crédito bancário e possuam posto de atendimento localizado no interior de suas dependências ou cujos bancos forneçam cartões magnéticos para movimentação das respectivas contas e ainda aquelas que efetuem pagamento em moeda corrente, as demais deverão proporcionar condições/v para o recebimento das verbas salariais, desde que a jornada de trabalho seja coincidente com o expediente bancário. CLÁUSULA 14 - COMPROVANTE DE PAGAMENTO As empresas deverão, obrigatoriamente, fornecer comprovante de pagamento individual e confidencial ou colocar à disposição tais informações por meio eletrônico, com a discriminação das horas trabalhadas e de todos os títulos que componham a remuneração, importâncias pagas e os descontos efetuados, contendo a identificação da empresa e o valor de recolhimento do FGTS. As empresas que efetuem o pagamento de verbas salariais (salário, férias, 13° salário, adiantamento, etc.) por intermédio de depósito bancário ficam isentas de obterem assinatura de seus empregados no respectivo recibo de pagamento, servindo como prova cabal e suficiente de quitação dos vencimentos e descontos/C ali discriminados o competente comprovante de depósito bancário na conta corrente do empregado. y Parágrafo Único - As empresas poderão descontar dos salários de seus V empregados: seguros de vida em grupo, alimentação, convênios com supermercados, transporte, planos ou convênios médico-odontológicos, grêmios esportivos e empréstimos, quando os respectivos descontos forem autorizados por escrito pelos próprios empregados.

CLÁUSULA 15 - SALÁRIO DO SUBSTITUTO E EFETIVAÇÃO

Fica assegurado ao empregado substituto, ocupante de cargo de produção e de cargo de manutenção, o direito ao salário do cargo substituído, enquanto durar a substituição, servindo este salário de base de cálculo para todos os reflexos decorrentes de pagamentos efetuados ao substituto, para todos os efeitos legais, desde que:

a) a substituição se dê de forma integral e formal;

b) a substituição ocorra por um período igual ou superior a 7 (sete) dias consecutivos, devendo o pagamento ser efetuado, no entanto, a partir do 1° (primeiro) dia da referida substituição;

§1° - Esta substituição fica limitada, porém, a 120 (cento e vinte) dias consecutivos, após o que o substituto será efetivado na função do substituído.

§2° - Excetuam-se da efetivação prevista no §1° desta cláusula os casos de afastamento por doença, maternidade, acidente do trabalho, cobertura de férias e treinamento.

CLÁUSULA 16 - COMPLEMENTAÇÃO DO 13° SALÁRIO

Aos empregados afastados com percepção de benefício previdenciário, será paga, a título de complementação de 13° salário, a diferença entre o valor por ele recebido da Seguridade Social e o seu salário nominal, limitado este ao teto previdenciário (limite máximo de contribuição).

a) Não sendo conhecido o valor do benefício previdenciário a complementação deverá ser paga em valores estimados e a diferença, a maior ou a menor, será compensada ou complementada por ocasião do pagamento imediatamente posterior;

b) para efeito de complementação, o salário nominal será sempre corrigido por ocasião de eventual reajustamento salarial, superveniente ao início da complementação e durante a vigência do presente acordo;

c) as complementações previstas nesta cláusula deverão ser efetivadas juntamente com o pagamento normal do 13° salário.

CLÁUSULA 17 - ADIANTAMENTO DO 13°. SALÁRIO

As empresas procederão ao pagamento do adiantamento da primeira parcela do 13° salário, nos termos previstos na Lei 4.749/65, até o dia 30 de junho de cada ano, em valor correspondente a 50% (cinqüenta por cento) do salário daquele mês.

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§1° - Os empregados que não manifestarem seu interesse pela opção prevista no “caput” desta cláusula poderão optar pelo recebimento da primeira parcela do 13° salário por ocasião do gozo de suas férias ou até 30 de novembro de cada ano. §2° - A complementação da segunda parcela do 13° salário será paga até o dia 20 de dezembro de cada ano. CLÁUSULA 18 - FÉRIAS As empresas deverão pré-avisar a seus empregados a data do início das férias individuais, no mínimo, com 30 (trinta) dias de antecedência. O início destas não poderá coincidir com dias destinados a repousos ou folgas ou dias previamente compensados. §1° - Quando as empresas concederem férias que abranjam os dias 25 (vinte e cinco) de dezembro e 1 (um) de janeiro, estes dias não serão computados como férias, devendo, portanto, ser excluídos da contagem dos dias corridos regulamentares. §2° - Aos empregados que pedirem demissão, qualquer que seja o seu tempo de serviço, serão asseguradas férias proporcionais. §3° - Os empregados que não tenham optado em janeiro pela antecipação de 50% (cinquenta por cento) do 13° salário, poderão optar por esta antecipação ao receberem o aviso prévio de férias. §4° - A licença remunerada concedida pela empresa, de até 30 dias e no curso do período aquisitivo, não prejudicará o direito ao gozo das férias normais, bem como a percepção do adicional de 1/3 (um terço) das férias, previsto na Constituição Federal. §5° - A empresa definirá o período de gozo das férias, preferencialmente, -em comum acordo com o empregado, procurando assegurar ao empregado estudante, individualmente, a sua coincidência com o período de férias escolares. V- DOS CONTRATOS DE TRABALHO - PRÉ E PÓS-ADMISSÃO CLÁUSULA 19 -TESTE ADMISSIÒNAL a) A realização de testes práticos operacionais não poderá ultrapassar 2 (dois) dias: b) As empresas que possuam restaurante no local de trabalho fornecerão, gratuitamente, alimentação aos candidatos em testes, desde que estes coincidam com o horário de refeição.

CLÁUSULA 20 - PREENCHIMENTO DE VAGAS Nos casos de abertura de processos seletivos, para o preenchimento de vagas, as empresas darão preferência ao recrutamento interno, com extensão do direito a todos os empregados, sem distinção de cargo ou área de atuação, respeitado, sempre, o perfil dos cargos e dos candidatos. CLÁUSULA 21 - ADMISSÃO E CONTRATO DE EXPERIÊNCIA Assegura-se ao empregado admitido para a função de outro, dispensado, salário igual ao do empregado de menor salário na função, sem considerar as vantagens pessoais e desde que esse salário não seja superior ao do empregado dispensado. A equiparação aqui prevista será efetivada após o término do período de experiência. O contrato de experiência será de 30 (trinta) dias prorrogável automaticamente por mais 30 (trinta) dias, não podendo, desta forma, exceder a 60 (sessenta) dias. Ficará desobrigado do cumprimento do contrato de experiência o empregado readmitido na mesma função anteriormente exercida, desde que a readmissão ocorra no período de até 365 dias, contados da data do desligamento. CLÁUSULA 22 - LEI DE APRENDIZAGEM A) Somente será considerado jovem aprendiz, aquele que exercer função para a qual haja curso específico de aprendizagem, na forma da Lei 10.097/00. B) As condições e prazos de inscrições para seleção dos candidatos jovens aprendizes deverão ser divulgados previamente nos quadros de avisos das empresas, podendo contemplar tanto parentes de funcionários como menores da comunidade. Os salários dos jovens aprendizes, durante o aprendizado, serão os seguintes: 1) Metade do valor correspondente ao piso da categoria, enquanto estiver realizando o curso, conforme previsto na letra “A” desta cláusula. 2) 2/3 (dois terços) do valor correspondente ao Piso da Categoria, quando estiver estagiando na empresa. CLÁUSULA 23 - AUSÊNCIAS JUSTIFICADAS O empregado poderá deixar de comparecer ao serviço, sem prejuízo de salários, nos seguintes casos: - Por falecimento: - até 02 (dois) dias consecutivos, no caso de falecimento do sogro ou sogra, irmão ou irmã e avô ou avó; - até 03 (três) dias consecutivos, no caso de falecimento de cônjuge, pais e filhos,

- Por internação hospitalar: - até 02 (dois) dias para internação hospitalar de cônjuge, pais e filhos, desde que a ocorrência do fato seja coincidente com a jornada de trabalho ou ocorra no período de até 24 (vinte e quatro) horas antes da jornada de trabalho e seja apresentada a comprovação. §1° - Nas hipóteses de internação hospitalar o empregado poderá optar pelo afastamento de 01 (um) dia para internação e 01 (um) dia para alta. §2° - No caso de nascimento de filho, os 02 (dois) dias acima referidos serão descontados do período fixado por lei, para gozo da licença-paternidade. - Para casamento: - até 03 (três) dias úteis consecutivos, independentemente das folgas ou dia de repouso, contados a partir da data do evento; -até 01 (um) dia no caso de casamento de filhos, desde que, a data do evento seja coincidente com a jornada de trabalho. - Doação de sangue: - por 01 (um) dia a cada 06 (seis) meses de trabalho, devidamente comprovada. - Extravio de documentos: -até 01 (um) dia, em data a ser fixada de comum acordo com a empresa, para obtenção de 2 as. vias de documentos legais do próprio empregado, inclusive continuação de CTPS, desde que, faça a devida comprovação. - Recebimento de PIS/PASEP: (x) -até o máximo de meio período e desde que coincidente com a jornada de trabalho, em data a ser estabelecida de comum acordo com a empresa, para recebimento do abono ou cota referente ao PIS/PASEP, caso o respectivo pagamento não seja efetuado diretamente pela empresa ou em posto bancário localizado em suas dependências. Tal procedimento não se aplica aos, empregados que trabalham em turnos de revezamento. CLÁUSULA 24 - FALTA AO TRABALHO DO EMPREGADO-ESTUDANTE As empresas empregadoras abonarão, para todos os efeitos legais, a falta ao trabalho do empregado-estudante, para prestação de exame ou prova obrigatória, sujeito este abono às seguintes condições: A) o exame ou prova deverá ser prestado em estabelecimento de ensino oficial ou reconhecido, em horário coincidente com o do trabalho; B) a empresa deverá ser avisada pelo empregado-estudante com, no mínimo, 48 (quarenta e oito) horas de antecedência da data e horário do exame ou prova; D) o empregado-estudante deverá apresentar, dentro de 03 (três) dias úteis após a prestação do exame ou prova, declaração assinada pelo estabelecimento de ensino, comprovando o seu comparecimento ao exame ou prova no dia e horário indicados.

CLÁUSULA 25 - UNIFORMES E EQUIPAMENTOS Sempre que, em razão do exercício da função, houver risco de dano à vestimenta do trabalhador ou na hipótese de trabalho exercido sob intempéries serão fornecidos, gratuitamente, uniformes, fardamentos, macacões, capas de chuva e calçados de segurança aos empregados. §1° - Serão também fornecidos, gratuitamente, os EPI (Equipamentos de Proteção Individual) de uso obrigatório previsto em Lei ou exigido pelas empresas, inclusive luvas, calçados especiais e óculos de segurança, sendo estes últimos graduados de acordo com receita médica, se for o caso. §2° - Sempre que as empresas contratarem mão-de-obra de terceiros obrigam-se a exigir da contratada o fornecimento dos equipamentos de proteção individual (EPI) nas funções em que seja obrigatório o seu uso, bem como adotar as medidas de segurança no trabalho que sejam aplicadas aos seus empregados. CLÁUSULA 26 - MEDIDAS DE PROTEÇÃO As empresas adotarão medidas de proteção em relação às condições de higiene e segurança dos trabalhadores: A) para os novos empregados a empresa promoverá treinamento para correta utilização dos EPI necessários ao exercício de suas atribuições, até o quinto dia de trabalho. Periodicamente, a empresa procederá retreinamento de todos os empregados para utilização e uso adequado destes EPI; B) o médico, o engenheiro do trabalho ou o responsável pelo departamento de segurança da empresa opinará sobre o EPI a ser utilizado pelo empregado; C) os treinamentos contra incêndio serão ministrados, periodicamente, durante a jornada de trabalho, exceto para os empregados que trabalhem em regime de turnos, quando este treinamento poderá ser realizado fora da jornada normal. CLÁUSULA 27 - DIREITO DE RECUSA AO TRAB. P/ RISCO GRAVE OU IMINENTE Quando o empregado, no exercício de suas funções, entender que sua vida ou integridade física se encontre em risco grave ou iminente, por falta de medidas adequadas de proteção no local de trabalho, poderá, após a comunicação do fatol ao seu superior imediato, suspender a realização da respectiva operação (o próprio trabalho). O Setor de Segurança, Higiene e Medicina do Trabalho, na pessoa de seu responsável, será acionado pelo supervisor, a fim de investigar eventuais condições inseguras e emitir seu parecer. O retorno às operações se dará após a liberação pelo Serviço Especializado em Segurança e Medicina do Trabalho ou na ausência deste pelo responsável pela Segurança na empresa.

Parágrafo Único – O empregado que, baseado nas condições acima estabelecidas, exercer o seu direito de recusa e desde que procedente, não poderá sofrer sanções disciplinares, por parte da empresa, decorrentes deste fato. CLÁUSULA 28 - AMBULATÓRIO MÉDICO As empresas deverão manter local adequado para atendimentos ambulatoriais de emergência e materiais de primeiros-socorros, assim como veículo disponível, preferencialmente, ambulância, para transporte nos horários de trabalho e pessoal habilitado de acordo com a NR-4, podendo tais ambulâncias ser contratadas de terceiros, prestadores de serviços. O resultado dos exames médicos, inclusive o exame complementar, desde que solicitado pelo empregado, lhe será informado, observados os preceitos da ética médica. Os empregados das empresas que possuam assistência médica, própria ou contratada, poderão encaminhar, ao setor competente da empresa, as reclamações atinentes àquele serviço, colaborando para sua eficiência. CLÁUSULA 29 - ALIMENTAÇÃO As empresas se comprometem a fornecer alimentação, direta ou indiretamente, aos seus empregados lotados em suas unidades industriais e que cumpram jornada de trabalho superior a 6 (seis) horas. §1° - Para os empregados que assim o preferirem, as empresas se comprometem a oferecer condições para aquecimento de suas respectivas refeições. §2° - Fica facultado às empresas o estabelecimento, a seu critério, de participação dos empregados com até 20% (vinte por cento), na média, do valor do benefício. CLÀUSULA 30 - ANISTIA DE PUNIÇÕES As advertências aplicadas aos empregados serão anistiadas após 1 (um) ano, bem como as suspensões aplicadas aos empregados serão anistiadas após 2 (dois) anos das efetivas ocorrências, desde que o empregado não cometa infrações nestes mesmos períodos e que o contrato de trabalho esteja em vigor, salvo decisão judicial. CLÁUSULA 31 - ATESTADOS MÉDICOS E URGÊNCIAS ODONTOLÓGICAS | Serão reconhecidos os atestados médicos e urgências odontológicas passados pelos profissionais do SEPACO e/ou do Sindicato da base territorial, desde que este último tenha convénio com o INSS, SEPACO ou SUS.

Parágrafo Único - Serão também reconhecidos atestados de médicos empregados ou conveniados do Sindicato da base territorial, ainda que este não mantenha convénio com o INSS, SEPACO ou SUS. CLÁUSULA 32 - MULTA PELO DESCUMPRIMENTO DAS CLÁUSULAS DO ACORDO Fica estipulada uma multa de 2% (dois por cento) do piso salarial, vigente no mês da infração, por empregado atingido pelo não cumprimento de quaisquer das cláusulas do presente acordo que não possuam penalidade específica. §1° - A multa será devida se o infrator deixar de sanar dentro do prazo de 15 (quinze) dias, que lhe será marcado por aviso escrito pela parte prejudicada. §2° - Quando o infrator for a empresa, a multa será revertida ao empregado ou à Entidade Sindical, quando esta for a prejudicada. VI - DOS BENEFÍCIOS SOCIAIS SEM REMUNERAÇÃO DIRETA AOS EMPREGADOS CLÁUSULA 33 - ASSISTÊNCIA MÉDICA As empresas empregadoras, tanto as sediadas na Capital de São Paulo, como nas cidades do interior do Estado, assegurarão a assistência médica de seus empregados e dependentes, preferencialmente através do SEPACO, preservandose seus padrões de atendimento, nos termos da legislação vigente. Fica, ainda, ajustado, que o empregado afastado por doença ou acidente do trabalho percebendo benefício previdenciário será mantido no Plano de Assistência Médica da empresa durante o afastamento. §1° - A participação dos trabalhadores no custeio da assistência médica será objeto de negociação entre as empresas, seus empregados e o respectivo sindicato de base. §2° - As empregadas poderão incluir seus respectivos maridos como dependentes desde que atestados pela Previdência Social. CLÁUSULA 34 - PORTADORES DE NECESSIDADES ESPECIAIS As empresas comprometem-se a não fazer restrições na contratação de portadores de necessidades especiais, para funções compatíveis com suas respectivas deficiências, adotando, para tanto, no mínimo, os critérios e condições estabelecidos na lei 7.853/89 e no Decreto 3.298/99.

VII - DOS BENEFÍCIOS SOCIAIS COM PAGAMENTO DIRETO AOS EMPREGADOS SEM NATUREZA SALARIAL CLÁUSULA 35 - CRECHES Fica facultado às empresas manterem creches próprias, ou convénios na forma estipulada por Lei, ou reembolsarem, mensalmente, os valores despendidos para guarda, vigilância e assistência aos filhos, limitados a R$ 300,00 (trezentos reais), por filho: a) às empregadas com filhos de 00 (zero) a 72 (setenta e dois) meses de idade; b) ao empregado solteiro, viúvo ou separado judicialmente e que detenha a guarda legal de filhos de 0 (zero) a 72 (setenta e dois) meses de idade. §1° - O pagamento do reembolso fica condicionado a apresentação de comprovantes de despesas. §2° - O valor estabelecido no “caput” desta cláusula será revisto, anualmente, por ocasião da renovação da presente Convenção Coletiva. CLÁUSULA 36 - AUXÍLIO POR FILHO EXCEPCIONAL As empresas reembolsarão, mensalmente, aos seus empregados, os valores despendidos com o tratamento e a educação especializada de filhos excepcionais. A) Este reembolso estará limitado, por filho, a R$ 750,00 (Setecentos e cinquenta reais). B) Farão jus a este reembolso, pai ou mãe de filhos excepcionais, independentemente, da idade destes filhos. C) O pagamento deste reembolso fica condicionado à apresentação de comprovantes de despesas e do respectivo atestado médico da condição de excepcionalidade do filho. D) Na ausência dos pais, fará jus a este reembolso o empregado que venha a obter a guarda, inclusive nos procedimentos de tutela e adoção autorizadas pelo Poder Judiciário. Parágrafo Único - O valor estabelecido na letra “A” desta cláusula, será revisto anualmente, por ocasião da renovação da presente Convenção Coletiva. CLÁUSULA 37- AUXÍLIO FUNERAL No caso de falecimento de empregado, a empresa pagará a sua família um auxílio equivalente a R$ 2.600,00 (dois mil e seiscentos reais).

§1º - O valor estabelecido no caput desta cláusula será revisto anualmente por ocasião da renovação da presente Convenção Coletiva.

§2º - O auxílio previsto nesta cláusula poderá ser pago por seguro contratado pela empresa, desde que este assegure o pagamento integral do valor estabelecido no "caput" e desde que não tenha havido contribuição do empregado para pagamento mensal do prêmio do referido seguro.

CLÁUSULA 38 - INDENIZAÇÃO POR INVALIDEZ OU ÓBITO

Na ocorrência de óbito do empregado ou de sua aposentadoria por invalidez, a empresa pagará ao empregado ou a seus dependentes, conforme o caso, independentemente do tempo de serviço, uma indenização nas seguintes condições:

A) cinco salários nominais aos dependentes, no caso de óbito, ou ao próprio empregado, no caso de aposentadoria por invalidez, atestada pela carta de concessão de benefício expedida pelo INSS;

B) dez salários nominais, não cumulativos com a letra "A", a ser paga aos dependentes, por óbito, ou ao próprio empregado, no caso de aposentadoria por invalidez, resultantes de acidente do trabalho, definido de acordo com a legislação específica e atestado pela carta de concessão de benefício expedida pelo INSS.

§1º - Na hipótese de invalidez a referida indenização será paga por ocasião da rescisão do contrato de trabalho e não poderá ser cumulativa com a indenização prevista na **Cláusula 44 - INDENIZAÇÃO POR RESCISÃO COM APOSENTADORIA**, desde que referida rescisão seja homologada pelo Sindicato da respectiva base territorial.

§2º - As indenizações previstas nesta cláusula poderão ser cobertas por seguro contratado pela empresa, desde que:
a) preservadas as mesmas condições aqui estabelecidas;
b) seja especificamente contratado para esta finalidade;
c) não tenha havido contribuição do empregado no pagamento do prêmio do referido seguro.

§3º - Caso haja cancelamento da aposentadoria por invalidez a empresa se compromete a readmitir o empregado, porém, o valor a ele pago pela empresa, na forma das letras "a" ou "b", supracitadas, não mais será devido por força de novo contrato de trabalho, oriundo da readmissão.

CLÁUSULA 39 - CONVÊNIOS COM FARMÁCIAS E ÓTICAS

As empresas deverão viabilizar, direta ou indiretamente, convênios com farmácias e óticas para a aquisição, mediante a apresentação da respectiva receita médica, de medicamentos e óculos de grau, tanto para seus empregados quanto para seus dependentes legais.

Ribeiro

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CLÁUSULA 40 - CESTA DE MATERIAL ESCOLAR As empresas concederão, até o final de janeiro de 2010, cestas de materiais escolares para atendimento das necessidades dos filhos de seus empregados e dependentes legais, comprovadamente matriculados em escolas de Ensino Fundamental, compostas de materiais escolares básicos e genéricos, tais como réguas, cadernos, lápis comum, lápis de cera, lápis de cor, borrachas, tesoura sem ponta, papel A-4, cartolinas, tubo de cola, rolo de fita crepe, apontadores e giz de várias cores, não estando compreendidos nesta concessão livros didáticos específicos de cada escola. Parágrafo Único - O atendimento ao estabelecido nesta cláusula poderá ser feito através da celebração de convênios com estabelecimentos comerciais e papelarias. VIII - DAS CLÁUSULAS RESCISÓRIAS: CLÁUSULA 41 - AVISO PRÉVIO Nos casos de rescisão do contrato de trabalho, sem justa causa, as partes, de comum acordo, poderão reduzir ou mesmo eliminar o prazo de cumprimento do aviso prévio. §1° - Havendo necessidade do cumprimento do aviso prévio, dado por qualquer das partes, salvo o caso de reversão ao cargo efetivo por exercente de cargo de confiança, fica vedado alterar as condições de trabalho, sob pena de rescisão imediata, respondendo o empregador pelo pagamento do restante do aviso prévio. §2° - Para os empregados com idade igual ou superior a 40 anos, nos casos de rescisão sem justa causa, será acrescida ao aviso prévio de 30 dias, uma indenização com valor equivalente a 01 (um) dia de salário para cada ano trabalhado na empresa, limitado a 20 (vinte) dias. §3° - O valor excedente aos 30 (trinta) dias de aviso prévio terá caráter exclusivamente indenizatório, portanto, não será computado para outros fins legais. §4° - Quaisquer alterações na legislação não se acumularão com o disposto nesta cláusula. CLÁUSULA 42 - LIQUIDAÇÃO DOS DIREITOS TRABALHISTAS A liquidação dos direitos trabalhistas resultantes da rescisão do contrato de trabalho deverá ser efetivada nos seguintes prazos: A) até o primeiro dia útil imediato ao término do contrato, ou

B) até o décimo dia, contado da data da notificação da demissão, quando da ausência do aviso prévio, indenização do mesmo ou dispensa de seu cumprimento. Na hipótese do órgão homologador ser o Sindicato e esta se realizar no último dia, a Entidade será pré-avisada com 48 (quarenta e oito) horas de antecedência. C) Caso a referida homologação não seja concretizada naquela data, o Sindicato deverá anotar as razões pelas quais a homologação não foi efetuada. Parágrafo Único - As empresas efetuarão as homologações das rescisões contratuais de trabalho, mesmo para os contratos inferiores a 1 (um) ano, preferencialmente, na sede ou nas sub-sedes do sindicato representativo da categoria. CLÁUSULA 43 - CARTA-AVISO DISPENSA POR JUSTA CAUSA ~ É assegurada, ao empregado demitido sob alegação de falta grave, a entrega de aviso por escrito e contra-recibo, sob pena de gerar presunção de dispensa imotivada. CLÁUSULA 44 - INDENIZAÇÃO POR RESCISÃO COM APOSENTADORIA Será paga ao empregado, por ocasião da rescisão contratual com aposentadoria, seja por tempo de serviço, seja por idade ou especial, ou, ainda, em virtude de demissão voluntária ou dispensa sem justa causa, uma indenização correspondente a 01 (um) salário nominal, vigente a época da rescisão contratual, para cada 05 (cinco) anos de serviços contínuos e dedicados à mesma empresa ou Grupo Empresarial, limitada a 04 (quatro) salários nominais. §1° - Na vigência desta Convenção Coletiva ficam garantidos os abaixo enumerados critérios de indenização aos empregados que, em 30/09/1996, preenchiam as seguintes condições: A) Empregados com mais de 25 (vinte e cinco) anos e 1 (um) dia de serviços contínuos e dedicados à mesma empresa ou grupo empresarial, uma indenização rescisória correspondente a 08 (oito) salários nominais, vigentes à época do pagamento; B) Entre 20 (vinte) anos e 1 (um) dia e 25 (vinte e cinco) anos de serviços contínuos e dedicados à mesma empresa ou grupo empresarial, uma indenização rescisória correspondente a 07 (sete) salários nominais, vigentes á época do pagamento; C) Entre 15 (quinze) anos e 1 (um) dia e 20 (vinte) anos de serviços contínuos e dedicados à mesma empresa ou grupo empresarial, uma indenização rescisória correspondente a 05 (cinco) salários nominais, vigentes à época do pagamento;

D) Entre 10 (dez) anos e 1 (um) dia e 15 (quinze) anos de serviços contínuos e dedicados à mesma empresa ou grupo empresarial, uma indentação rescisória correspondente a 04 (quatro) salários nominais, vigentes à época do pagamento; E) E) Aos empregados que tenham entre 05 (cinco) e 10 (dez) anos de serviços contínuos e dedicados à mesma empresa ou grupo empresarial, uma indenização rescisória correspondente a 02 (dois) salários nominais, vigentes à época do pagamento, podendo evoluir até 04 (quatro) salários nominais, na forma do “caput” desta cláusula, se se mantiverem na mesma empresa ou grupo empresarial. §2° - Ficam excluídas desta obrigação as empresas que mantenham Planos de Previdência Privada, na forma dos incisos seguintes: I — EMPREGADOS COM DIREITO AO BENEFÍCIO ESTABELECIDO PELO PLANO DE COMPLEMENTAÇÃO DE APOSENTADORIA: O empregado que, pelo cálculo atuarial do programa (valor presente dos benefícios a serem concedidos vitaliciamente), na data de sua aposentadoria, tenha assegurado o direito ao benefício estabelecido pelo Plano de Complementação de Aposentadoria, nas condições e datas previstas no plano, em valor igual ou superior ao da Indenização por Aposentadoria, não fará jus à indenização por aposentadoria prevista nesta cláusula. Caso o valor atuarial do benefício de Complementação de Aposentadoria, na forma acima, seja inferior ao da indenização por Aposentadoria, prevista nesta cláusula, o empregado fará jus à diferença, que poderá ser paga, a critério da empresa, por meio do Plano de Complementação de Aposentadoria, juntamente com as verbas rescisórias, nas condições e data fixadas pela cláusula. II — EMPREGADO QUE NÃO IMPLEMENTAR AS CONDIÇÕES PARA ADQUIRIR O DIREITO AO BENEFÍCIO ESTABELECIDO PELO PLANO DE COMPLEMENTAÇÃO DE APOSENTADORIA: O empregado que, pelo cálculo atuarial do programa (valor presente dos benefícios a serem concedidos vitaliciamente), na data de sua aposentadoria, não tenha direito ao benefício estabelecido pelo Plano de Complementação de Aposentadoria, fará jus ao recebimento da Indenização por Aposentadoria, nas condições e critérios estabelecidos nesta cláusula. A referida indenização, a critério da empresa, poderá ser paga com recursos do próprio Plano de Complementação de Aposentadoria, instituído pela empresa, nas condições e data previstas na cláusula. §3° - Ao empregado que for dispensado, atendidas as regras estabelecidas nesta cláusula, fica assegurado o direito ao recebimento desta indenização, desde que, no prazo máximo de 90 (noventa) dias da homologação, o empregado apresente a empresa o protocolo do pedido para concessão da aposentadoria. Quando da efetiva comprovação, através do documento denominado “Carta de Concessão/Memória de Cálculo”, emitido pelo INSS, lhe será paga a indenização com base no tempo e salário nominal da data do seu desligamento.

§4º. - Qualquer que seja a hipótese de comparação, dentre as acima enumeradas, serão sempre considerados, para tanto, exclusivamente, os depósitos efetuados pela empresa e, nunca, os integralizados pelo empregado.

§5º - As indenizações previstas nesta cláusula poderão ser cobertas por seguro contratado pela empresa, desde que:
a) preservadas as mesmas condições aqui estabelecidas;
b) seja especificamente contratado para esta finalidade;
c) não tenha havido contribuição do empregado no pagamento do prêmio do referido seguro.

§6º - O disposto nesta cláusula exclui o benefício previsto na cláusula 50 – Garantia ao Empregado no Período Pré-Aposentadoria.

IX - DAS GARANTIAS DE EMPREGO OU SALÁRIO E DAS CLÁUSULAS PREVIDENCIÁRIAS

CLÁUSULA 45 - GARANTIA AO EMPREGADO AFASTADO PELO INSS POR DOENÇA.

O empregado afastado do serviço por doença, percebendo o benefício previdenciário correspondente, terá garantido o emprego, a partir da alta médica, por um período igual ao do afastamento, limitado, porém, a um máximo de 120 (cento e vinte) dias.

Parágrafo Único: Estão excluídos desta garantia os casos de contratos por prazo determinado, dispensa por justa causa, pedido de demissão, aviso prévio e acordo entre as partes, sendo que para este último caso é necessária a assistência do Sindicato.

CLÁUSULA 46 - EMPREGADAS GESTANTES/ADOTANTES

Às empregadas gestantes, sem prejuízo de seus direitos que a legislação trabalhista lhes assegura, é garantido:

A) ausentar-se do trabalho 30 (trinta) minutos antes do final da jornada diária, a partir do 6º (sexto) mês de gravidez;

B) nas empresas que dispõem de transporte é facultado à funcionária aguardar ou não o transporte da empresa;

C) licença-maternidade igual a 120 (cento e vinte) dias, divididos em 2 (dois) períodos, sendo que o anterior ao parto poderá ser de, no máximo, 30 (trinta) dias, salvo orientação médica;

D) à empregada gestante fica assegurada a estabilidade provisória desde a confirmação da gravidez até 05 (cinco) meses após o parto;

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E) as empregadas que, nos termos da lei, adotarem crianças na faixa etária de 00 (zero) a 96 (noventa e seis) meses de idade, farão jus â licença remunerada de até 120 dias; F) as empresas garantirão função compatível à empregada gestante, de acordo com recomendação médica. CLÁUSULA 47 - ABORTO As empresas comprometem-se a assegurar garantia de emprego ou salário às empregadas gestantes que tiverem de se submeter a um aborto, pelo prazo de 90 dias, contado do respectivo retorno ao trabalho. CLÁUSULA 48 - COMPLEMENTAÇÃO DO AUXÍLIO-DOENÇA E ACIDENTE DO TRABALHO Ao empregado afastado do serviço, percebendo o benefício previdenciário respectivo, fica garantida, entre o 16 (o) (décimo sexto) e 180° (centésimo octogésimo) dias de afastamento, uma complementação de salário em valor equivalente à diferença entre o efetivamente recebido da Previdência Social e o salário nominal, sendo sempre respeitado, para efeito de complementação, o limite máximo do salário de contribuição previdenciária. Parágrafo Único - Não sendo conhecido o valor do benefício previdenciário, a complementação deverá ser paga em valores estimados e a diferença, a maior ou menor, será compensada por ocasião do pagamento imediatamente posterior. CLÁUSULA 49 - PREENCHIMENTO DE FORMULÁRIOS PARA A PREVIDÊNCIA SOCIAL As empresas, quando solicitado pelos órgãos previdenciários ou pelos empregados, obrigam-se a preencher os formulários da Previdência Social, dentre- dos seguintes prazos máximos: A) 10 (dez) dias para preencher a “Relação de Salário de Contribuição e Discriminação das Parcelas do Salário de Contribuição”, quando estiver sendo pleiteado benefício a título de auxílio-doença ou acidente de trabalho; B) 30 (trinta) dias nos pedidos de aposentadoria; V C) até 45 (quarenta e cinco) dias, para preencher o formulário específico necessário à obtenção da aposentadoria especial, aos empregados que se desligaram da empresa há mais de 12 (doze) meses. CLÁUSULA 50 -GARANTIA AO EMPREGADO NO PERÍODO PRÉ- APOSENTADORIA Aos empregados que comprovadamente estiverem a um máximo de 24 (vinte e quatro) meses da aquisição do direito de aposentadoria em seus prazos mínimos de acordo com a legislação vigente e contem com um mínimo de 10 (dez) anos de trabalho contínuo ou de 15 anos de trabalho descontínuo na mesma Empresa e/ou Grupo Empresarial, fica assegurado o emprego ou o salário correspondente, durante o período de aquisição acima mencionado.

§1º - Para fazer jus ao benefício previsto no caput desta cláusula, o empregado deverá informar a empresa, por escrito, até 30 (trinta) dias que antecedam ao direito da garantia, assegurada a garantia de emprego ou salário também neste período.

§2º - Caso o empregado dependa de documentação para comprovação de tempo de serviço, na forma acima ajustada, o mesmo terá 60 (sessenta) dias de prazo, a partir da notificação à empresa, no caso de aposentadoria simples e de 90 (noventa) dias, no caso de aposentadoria especial, para fazer a comprovação.

§3º - Estão excluídos dessa garantia os casos de dispensa por justa causa, pedido de demissão e acordo entre as partes, sendo que para as duas últimas hipóteses é necessária a assistência do Sindicato.

§4º - O disposto nesta cláusula exclui o benefício previsto na cláusula 44 – Indenização por Rescisão com Aposentadoria.

X - DAS CLÁUSULAS SINDICAIS

CLÁUSULA 51 - SINDICALIZAÇÃO PROFISSIONAL

Fica assegurado à Entidade Sindical correspondente o acesso às dependências da empresa para sindicalização interna durante três vezes ao ano, limitada a 5 (cinco) dias úteis em cada oportunidade, desde que previamente combinadas as respectivas datas entre as partes e, de comum acordo, acertados os seguintes itens:

A) local de fácil acesso em que se efetivará a sindicalização;

B) horários em que se realizarão os trabalhos de convencimento, bem como o de preenchimento das propostas;

C) quantidade e nomes dos integrantes da Comissão da Entidade Sindical, sendo garantido um mínimo de 3 (três) componentes;

D) forma pela qual os empregados da empresa serão encaminhados ao local de sindicalização, a fim de não serem criados problemas à produção da empresa.

CLÁUSULA 52 - ATENDIMENTO DO DIRIGENTE SINDICAL

O Dirigente Sindical, no exercício de sua função, desejando manter contato com a empresa de sua base territorial, terá garantido o atendimento pelo representante que a empresa designar, que tomará ciência do assunto que o levou à empresa e dará resposta no menor tempo hábil.

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CLÁUSULA 53 - DIRIGENTE SINDICAL Poderão ausentar-se por até 06 (seis) dias por mês, não cumulativos, sem prejuízo da remuneração, até 5 (cinco) dirigentes sindicais que trabalhem na mesma empresa, não afastados de suas funções, desde que a empresa seja avisada, por escrito, pelo sindicato, no mínimo, 24 (vinte e quatro) horas antes da ocorrência da ausência, com exceção dos dirigentes sindicais que atuam em turnos de revezamento, quando o prazo mínimo será de 48 (quarenta e oito) horas, exceto nos casos em que houver acordo específico entre as partes. §1° - Nas empresas onde trabalhem mais de 5 (cinco) dirigentes sindicais, não afastados de suas funções, terão os sindicatos, como opção ao estabelecido no “caput” desta cláusula, 30 (trinta) dias por mês, a seu critério e não cumulativos, para o afastamento de seus dirigentes, desde que cada dirigente não ultrapasse a 8 (oito) dias de ausência no mês. §2° - Poderão, ainda, os dirigentes sindicais se ausentarem por até 30 (trinta) dias por ano, sem remuneração. Esse período de afastamento não será considerado como falta do empregado para efeito do direito de gozo de férias, na forma do artigo 130 da CLT. CLAUSULA 54 - AFASTAMENTO DE DIRIGENTE SINDICAL Fica assegurado aos Sindicatos indicarem até 01 (um) dirigente sindical nas empresas com até 100 (cem) empregados e até 02 (dois), nas demais, e que estejam no pleno exercício de suas funções na empresa, por base territorial, que permanecerão afastados de suas atividades profissionais, por período coincidente com seu efetivo mandato, exceto nos casos em que houver acordo específico entre as partes. §1° - O Sindicato dos Trabalhadores formalizará junto ao Sindicato Patronal os nomes e respectivas empresas dos empregados acima indicados, mediante o que o Sindicato Patronal oficiará a empresa para a liberação dos mesmos. §2° - A Federação dos Trabalhadores, utilizando-se dos mesmos critérios previstos para os Sindicatos dos Trabalhadores, poderá solicitar o afastamento de 01 (um) dirigente sindical, a nível estadual, que esteja em pleno exercício de suas funções profissionais, por período não excedente do efetivo mandato. O atendimento a esta solicitação se fará através do Sindicato Patronal. §3° - O dirigente indicado somente poderá ser substituído no decorrer de seu mandato, desde que a empresa seja pré-avisada, por escrito, com 60 (sessenta) dias de antecedência. §4° - Durante o referido período as respectivas empresas responderão pelo pagamento dos salários dos dirigentes afastados, bem como de suas férias, acrescidas de 1/3, e do 13° salário.

CLÁUSULA 55 -REPRESENTANTE SINDICAL Nas empresas em que não houver empregado que seja dirigente sindical da categoria da base territorial, os empregados de cada empresa elegerão, entre si, em eleição específica, um representante com mandato de, no máximo, 12 (doze meses), ao qual ficará assegurada, durante esse período, estabilidade provisória no emprego, exceto nos casos de pedido de demissão, acordo ou dispensa por justa causa. O mandato do representante sindical deverá coincidir com o prazo de vigência deste acordo. Parágrafo Único - Será admitida uma única reeleição, observadas as demais condições previstas no “caput” desta cláusula. CLÁUSULA 56 - PAGAMENTO DE MENSALIDADES AO SINDICATO As empresas deverão reverter o valor relativo às mensalidades dos Sindicatos até o Io (primeiro) dia útil de cada mês. O descumprimento desta cláusula acarretará para as empresas multa de 2% (dois por cento) ao mês e a correção do valor pela variação “pró-rata” da UF T R, entre este prazo e o dia do efetivo pagamento, a favor do Sindicato, ressalvado acordo entre as partes, independentemente das penalidades previstas na legislação penal. CLÁUSULA 57 - QUADRO DE AVISOS SINDICAIS As empresas permitirão, desde que solicitadas pela entidade sindical, a utilização do quadro de avisos para afixação de ofícios de interesse da categoria. Essa permissão está condicionada à aprovação do texto pela direção da empresa e deverá ser afixada até 24 (vinte e quatro) horas após o seu recebimento. V XI - CLÁUSULAS GERAIS CLÁUSULA 58-DIA DO PAPELEIRO O dia 20 (vinte) de setembro, data de fundação do SEPACO, é considerado como o “Dia do Papeleiro”. Parágrafo Único: Nesse dia as empresas fornecerão gratuitamente refeições aos seus empregados. CLÁUSULA 59 - TAXA REFERENCIAL Com o congelamento da UFIR, as partes elegem a TR (Taxa Referencial) como índice de atualização monetária das multas aqui previstas. CLÁUSULA 60 -TERMOS DE ADITAMENTO Durante o prazo de vigência estabelecido na cláusula 1 a, desta Convenção Coletiva, os entendimentos que vierem a ser celebrados entre as partes passarão a integrar o presente instrumento, por meio de termos de aditamento.

CLÁUSULA 61 – CONTRIBUIÇÃO DAS EMPRESAS

As empresas empregadoras sediadas nas bases territoriais das entidades sindicais, que integram a presente convenção, deverão recolher em favor da Federação dos Trabalhadores nas Indústrias de Papel, Papelão e Cortiça de São Paulo, às suas expensas, a importância de **R$ 21,50** (Vinte e um reais e cinquenta centavos) por empregado, que se destinará a sua colônia de férias, para uso de todos os trabalhadores da categoria profissional.

Parágrafo Único – Os recolhimentos das importâncias referidas serão feitos através de depósitos em conta bancária a ser indicada, conforme guia que serão encaminhadas pela Entidade Sindical beneficiária, **até o dia 31.12.09**.

CLÁUSULA 62 - AUTORIZAÇÃO

As Entidades Sindicais, mencionadas abaixo, para firmarem a presente convenção obtiveram autorização dos seus respectivos representados, na forma constante das atas relativas às Assembléias Gerais, devidamente convocadas e realizadas para esse fim.

CLÁUSULA 63 - ABRANGÊNCIA

A presente Convenção Coletiva de Trabalho aplica-se a todos os trabalhadores das indústrias do Papel e Celulose representados pelos SINDICATOS dela signatários.

E, por estarem justas e acordadas, firmam as partes a presente CONVENÇÃO COLETIVA DE TRABALHO, em tantas vias quantos forem os signatários devendo o depósito e arquivamento ser efetuado no Ministério do Trabalho pelo SISTEMA MEDIADOR para a produção dos efeitos contidos nos artigos 611, § 1º e 614, ambos da CLT.

São Paulo, 12 de novembro de 2009.

SINDICATO DA INDÚSTRIA DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, NO ESTADO DE SÃO PAULO.

____

Marco Fábio Ramenzoni - Presidente

____

Jeronimo José Garcia Ruiz - Coordenador da Comissão de Negociação Patronal

____

Ricardo Ammirati Wasth Rodrigues - OAB./SP nº 72.051

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FEDERAÇÃO DOS TRABALHADORES NAS INDÚSTRAIS DO PAPEL, PAPELÃO E CORTIÇA DO ESTADO DE SÃO PAULO.

Ozano Pereira da Silva – Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE **APARECIDA.**

Nelson Barbosa - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE **ARARAS.**

José Benedito Pôncio - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE **BRAGANÇA PAULISTA.**

Antonio Carlos Nunes de Mattos - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE **CAIEIRAS.**

Alonso Bonfim - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE **CAMPINAS.**

João Ribeiro da Silva – Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **CRUZEIRO.**

Washington Ferreira dos Santos – Presidente

27

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **GUARULHOS.**

Ozano Pereira da Silva - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **ITAPIRA.**

Antonio Valter Biccigo - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **JAÚ.**

José Itamar Tavares Calado - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **JUNDIAÍ.**

Pedro Luiz Molena - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **LIMEIRA.**

José Roberto da Silva Campos Junior – Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **LUIZ ANTONIO, RIBEIRÃO PRETO, SANTA ROSA DO VITERBO; SERRANA E TAMBAÚ.**

Geraldo Jurandir Pinheiro - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL E PAPELÃO DE **MOGI GUAÇU.**

Celso Luiz – Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE **PINDAMONHANGABA.**

Hilton Roberto Nicoletti - Presidente

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SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE PIRACICABA Francisco Pinto Filho - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE PORTO FELIZ E TIETÊ. Davi Geraldo Romero - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE SÃO CARLOS. Eduardo Sanches Perera - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE VALINHOS. José Carlos Mendonça - Presidente Renato António Villa Custódio - Adv. OAB/SP n° 162.813.

ÍNDICE CLAUSULA NOME PÁGINA I - DA VIGÊNCIA E DA DATA-BASE 01 DA VIGÊNCIA 04 II - DAS CLÁUSULAS ECONÓMICAS 02 REAJUSTE SALARIAL 04 03 ABONO EXTRAORDINÁRIO 05 04 PISO SALARIAL 05 05 CESTA DE ALIMENTOS 05 III - DOS HORÁRIOS DE TRABALHO 06 DURAÇÃO DA JORNADA DE TRABALHO 06 07 COMPENSAÇÃO DE HORAS 06 08 TURNO DE 6 HORAS-CONVERSAO DE 220 POR 180 HORAS 06 09 INTERVALO PARA REPOUSO E ALIMENTAÇÃO 07 10 MARCAÇÃO DE PONTO 07 11 HORAS ETRAS 07 12 TRABALHO NOTURNO 07 IV - DAS CLAUSULAS DE REMUNERAÇÃO 13 PAGAMENTO DE SALÁRIOS 08 14 COMPROVANTE DE PAGAMENTO 08 15 SALÁRIO DO SUBSTITUTO E EFETIVAÇAO 09 16 COMPLEMENTAÇÃO DO 13° SALÁRIO 09 17 ADIANTAMENTO DO 13° SALÁRIO 09 18 FERIAS 10 V - DOS CONTRATOS DE TRABALHO - PRÉ E PÓS-ADMISSÃO 19 TESTE ADMISSIONAL 10 20 PREENCHIMENTO DE VAGAS 11 21 ADMISSÃO E CONTRATO DE EXPERIÊNCIA 22 LEI DE APRENDIZAGEM 11 23 AUSÊNCIAS JUSTIFICADAS 11 24 FALTA AO TRABALHO DO EMPREGADO-ESTUDANTE 12 25 UNIFORMES E EQUIPAMENTOS 13 26 MEDIDAS DE PROTEÇAO 13 27 DIREITO DE RECUSA AO TRAB. P/RISCO GRAVE OU IMINENTE 13 28 AMBULATÓRIO MÉDICO 14 29 ALIMENTAÇÃO 14 30 ANISTIA DE PUNIÇÕES 14 31 ATESTADOS MÉDICOS E URGÊNCIAS ODONTOLÓGICAS 14 32 MULTA PELO DESCUMPRIMENTO DAS CLOUSULAS DO ACORDO 15 VI- DOS BENEFÍCIOS SÓCIAS SEM REMUNERAÇÃO DIRETA AOS EMPREG/ADCS 33 ASSISTÊNCIA MEDICA 15 34 PORTADORES DE NECESSIDADES ESPECIAIS 15 VII - DOS BENEFÍCIOS SÓCIAS COM PAGAMENTO DIRETO AOS EMPREGADOS SEI* SALARIAL NATUREZA 35 CRECHES 16 \ 36 AUXÍLIO POR FILHO EXCEPCIONAL 16 37 AUXILIO FUNERAL 16 38 INDENIZAÇÃO POR INVALIDEZ OU ÓBITO 17 39 CONVÉNIOS COM FARMÁCIAS E ÓTTCAS 17 40 CESTA DE MATERIAL ESCOLAR 18 VIII - DAS CLÁUSULAS RESCISÓRIAS 41 AVISO PRÉVIO 18 42 LIQUIDAÇÃO DOS DIREITOS TRABALHISTAS 18 43 CARTA-AVISO DISPENSA POR JUSTA CAUSA 19 44 INDENIZAÇÃO POR RESCISÃO COM APOSENTADORIA 19 IX-DAS GARANTIAS DE EMPREGO OU SALÁRIO E DAS CLAUSULAS PREVIDEN CIARIAS 45 GARANTIA AO EMPREGADO AFASTADO PELO INSS POR DOENÇA

46	EMPREGADAS GESTANTES/ADOTANTES	21
47	ABORTO	22
48	COMPLEMENTAÇÃO DO AUXÍLIO-DOENÇA E ACIDENTE DO TRABALHO	22
49	PREENCHIMENTO DE FORMULÁRIOS PARA A PREVIDÊNCIA SOCIAL	22
50	GARANTIA AO EMPREGADO NO PERÍODO PRÉ-APOSENTADORIA	22
	X – DAS CLÁUSULAS SINDICAIS	
51	SINDICALIZAÇÃO PROFISSIONAL	23
52	ATENDIMENTO DO DIRIGENTE SINDICAL	23
53	DIRIGENTE SINDICAL	24
54	AFASTAMENTO DE DIRIGENTE SINDICAL	24
55	REPRESENTANTE SINDICAL	25
56	PAGAMENTO DE MENSALIDADES AO SINDICATO	25
57	QUADRO DE AVISOS SINDICAIS	25
	XI – CLÁUSULAS GERAIS	
58	DIA DO PAPELEIRO	25
59	TAXA REFERENCIAL	25
60	TERMOS DE ADITAMENTO	25
61	CONTRIBUIÇÃO DAS EMPRESAS	26
62	AUTORIZAÇÃO	26
63	ABRANGÊNCIA	26

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MINUTA DE CONVENÇÃO COLETIVA DE TRABALHO 2010/2012 Pelo presente instrumento, o SINDICATO DA INDÚSTRIA DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, NO ESTADO DE SÃO PAULO - SIP, com sede na Capital do Estado de São Paulo, à Rua das Olimpíadas, 66 - 9o andar, Vila Olímpia, formaliza AOS SINDICATOS VINCULADOS À FORÇA SINDICAL, neste ato representado pelo Sr. Israel Alves de Oliveira, a seguinte MINUTA para a renovação da atual CONVENÇÃO COLETIVA DE TRABALHO, sendo redigidas a seguir as cláusulas principais que sofreram alteração em relação à Convenção Coletiva vigente até 30.09.2010, além da indicação das que foram aceitas como novas, cuja redação se fará, posteriormente, e a referência à manutenção das demais cláusulas daquela convenção. Assim, temos: VIGÊNCIA As cláusulas aqui ajustadas terão vigência de 24 meses, ou seja, de 01.10.10 a 30.09.12, com exceção das cláusulas 02, 03, 04, 05, 35, 36, 37 e 61 que terão vigência de 12 meses, portanto, de 01.10.10 a 30.09.11 e abrangem todos os empregados das indústrias de papel e celulose no Estado de São Paulo, representados pelos sindicatos signatários desta Convenção, com exceção dos ocupantes de cargos de gestão e de confiança. REAJUSTE SALARIAL Aos empregados abrangidos pela presente Convenção Coletiva, será concedido, em 1° de outubro de 2010, um reajuste salarial equivalente a 7% (sete por cento) sobre os salários vigentes em 30 de setembro de 2010. ABONO EXTRAORDINÁRIO Aos empregados abrangidos pela presente Convenção Coletiva, celebrada dentro dos princípios da livre negociação, será pago, excepcionalmente neste ano de 2010, um abono indenizatório no valor de R$ 1.100,00 (hum mil e cem reais), independentemente dos respectivos salários, devendo ocorrer o pagamento até o dia 31 de dezembro de 2010, exceto nos casos onde houver acordo formal entre a empresa e o respectivo sindicato de trabalhadores, permanecendo inalteradas as letras “a” e “b” da redação original; PISO SALARIAL Fica estipulado um Piso Salarial para todos os integrantes da categoria profissional do “Papel e Celulose” de R$ 1.001,00 (Hum mil e um reais) por mês ou R$ 4,55 (Quatro reais e cinquenta e cinco centavos) por hora.

CESTA DE ALIMENTOS

As empresas concederão aos seus empregados cestas de alimentos ou o equivalente vale-compra em papel ou cartão magnético, de, no mínimo, **R$ 115,00 (cento e quinze reais)**, ficando ajustado que as empresas que já pratiquem valores superiores a esse mínimo não poderão reduzi-los.

§1° - Fica facultado às empresas o estabelecimento, a seu critério, de participação dos empregados com **10% (dez por cento)**, no máximo, do valor do benefício.

Os parágrafos 2°, 3° e 4° ficam inalterados.

CRECHES

Fica facultado às empresas manterem creches próprias, ou convênios na forma estipulada por Lei, ou reembolsarem, mensalmente, os valores despendidos para guarda, vigilância e assistência aos filhos, limitados a **R$ 321,00 (trezentos e vinte e um reais)**, por filho, **mantidas inalteradas as letras "a" e "b" e os §§ 1° e 2° da redação original.**

AUXÍLIO POR FILHO EXCEPCIONAL

As empresas reembolsarão, mensalmente, aos seus empregados, os valores despendidos com o tratamento e a educação especializada de filhos excepcionais.

A) Este reembolso estará limitado, por filho, a **R$ 800,00** (oitocentos reais), **mantidas inalteradas as letra "b", "c" e "d", bem como o parágrafo único da redação original.**

CONTRIBUIÇÃO DAS EMPRESAS

As empresas empregadoras sediadas nas bases territoriais dos Sindicatos de Trabalhadores que integram a presente convenção deverão recolher às suas expensas, a importância de **R$ 23,00 (Vinte e três reais)** por empregado, que se destinará à manutenção e conservação de suas colônias de férias, para uso de todos os trabalhadores da categoria profissional, mantidos os parágrafos 1° e 2° da redação original.

APLICABILIDADE

Fica facultada às empresas interessadas a não aplicação das cláusulas 2ª, 3ª e 5ª da Convenção Coletiva de Trabalho aos empregados responsáveis pela gestão da empresa, ocupantes de cargos de supervisão, direção e gerência, aos quais será aplicada política própria de cada empresa.

2

OUTRAS CONSIDERAÇÕES

Por força da negociação coletiva havida neste ano de 2010, com reuniões nos dias 23 e 29.09, 06, 15 e 22.10 e 09.11.10, serão reintroduzidas na Convenção Coletiva 2010/2012, as cláusulas do passado intituladas **PROMOÇÃO, SERVIÇO MILITAR, ÁGUA POTÁVEL,** e **AUTOMAÇÃO** com as redações de então, bem como as cláusulas **PREVENÇÃO DE ACIDENTES** e **REAJUSTAMENTOS SALARIAIS,** por sugestão patronal.

Comprometem-se as partes também a debater a introdução na CCT de uma nova redação para o SEPACO, através da formação de um Grupo de Trabalho, envolvendo o próprio SEPACO e as bancadas profissionais e patronais, estas entendidas como sendo a do Papel e Celulose (SIP), a do Papelão Ondulado (Sinpesp) e a de Artefatos de Papel (Siapapeco).

Todas as demais cláusulas e condições da Convenção Coletiva vencida em 30.09.10, aqui não expressamente, alteradas, **ficam ratificadas** e constarão da redação final da CONVENÇÃO COLETIVA DE TRABALHO, que deverá ser redigida em até 10 dias, a contar do próximo dia 16 de novembro, prazo suficiente para que a documentação de todas as bancadas seja providenciada.

E por estarem de acordo firmam o presente compromisso em duas vias de igual teor, sendo a assinatura do Coordenador da bancada da Força Sindical válida para todos os sindicatos a ela filiados.

São Paulo, 12 de novembro de 2010.

SINDICATO DA INDÚSTRIA DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, NO ESTADO DE SÃO PAULO.

Jeronimo José Garcia Ruiz - Coordenador da Comissão de Negociação Patronal

Ricardo Ammirati Wasth Rodrigues - OAB./SP nº 72.051

SINDICATOS FILIADOS À FORÇA SINDICAL

Israel Alves de Oliveira

3

TERMO DE ADITAMENTO À CONVENÇÃO COLETIVA DE TRABALHO

Pelo presente instrumento, de um lado, o **SINDICATO DA INDÚSTRIA** DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, NO ESTADO DE SÃO PAULO - **SIP**, com sede na Capital do Estado de São Paulo, à Rua Olimpíadas, 66, 9° andar, Vila Olímpia, inscrito no CNPJ sob nº 60.976.487/0001-74, neste ato representado mpor seu Diretor-Presidente MARCO FABIO RAMENZONI, portador da Cédula de Identidade RG 11.462.910-9, inscrito no CPF/MF sob nº 041.320.748-03, de outro lado, a **FEDERAÇÃO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA O ESTADO DE SÃO PAULO,** entidade sindical de 2° Grau, representativa dos Trabalhadores do 11° Grupo no Plano da Confederação Nacional dos Trabalhadores nas Indústrias do Papel, Papelão e Cortiça, inorganizados no Estado de São Paulo, conforme Processo nº 586.573, de 24.12.1947, Departamento Nacional do Trabalho, com sede à Av. Rangel Pestana, 1292 - 1° andar - cj. 11, Brás, São Paulo/SP, inscrita no CNPJ nº 53.286.555/0001-08, representada neste ato pelo seu Diretor Presidente OZANO PEREIRA DA SILVA, CPF nº 075.933.508-78 e RG nº 3.869.159 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 17.06.09**, juntamente com SINDICATOS filiados: **SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, PAPELÃO E CORTIÇA DE APARECIDA,** entidade sindical representativa de trabalhadores, conforme registro sindical Processo MTIC nº 117.268-54, apostilamento em anexo, com sede a Rua Pedro Lopes Figueira, 105, na cidade de Aparecida, Estado de São Paulo, inscrito no CNPJ nº 43.672.534/0001-77, representado por seu Diretor Presidente, Sr. NELSON BARBOSA, inscrito no CPF nº. 314.498.838-34 e RG nº 8.975.773 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 10.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE ARARAS e Região,** entidade sindical representativa de trabalhadores, conforme registro sindical Processo nº. 24000.004008/92, com sede à Rua Emílio Ferreira, nº 264, na cidade de Araras, Estado de São Paulo, inscrito no CNPJ nº 60.729.266/0001-00, representado por seu Diretor Presidente, Sr. JOSÉ BENEDITO PÔNCIO, inscrito no CPF nº 868.537.168-68 e RG. nº 3.428.744 SSP/SP, devidamente autorizado em **Assembléias Gerais Extraordinárias realizadas em 07 e 10.08.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E DE ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE BRAGANÇA PAULISTA e Região,** entidade sindical representativa de trabalhadores, conforme registro sindical Processo nº 46000.014174/01-40 em anexo, com sede a Rua Campos Salles, 381, na cidade de Bragança Paulista, Estado de São Paulo. Inscrito no CNPJ nº 01.515.135/0001-52, representado por seu Diretor Presidente ANTONIO CARLOS NUNES DE MATTOS, inscrito no CPF nº 713.360.798-00 e RG nº 8.043.118-5, devidamente autorizado em **Assembléia Geral Extraordinária realizada no dia 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE CAIEIRAS e Região,** entidade sindical representativa de trabalhadores, conforme registro sindical

Processo – apostilamento MTPS-146.049/64 em anexo, com sede a Rua Domingos do Carmo Leite, 116, na cidade de Caieiras, Estado de São Paulo, Inscrita no CNPJ nº 51.450.906/0001-49, representado por seu Diretor Presidente ALONSO BONFIM, inscrito no CPF nº 646.516.808-72 e RG nº 6.691.090-0 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE, PASTA E MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA E ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE CAMPINAS,** entidade sindical representativa de trabalhadores conforme registro sindical Processo MTPS - 193.318 em anexo, com sede a Av. Francisco Glicério, 1058, 6º andar – cj. 602, na cidade de Campinas, Estado de São Paulo, inscrita no CNPJ nº 46.106.829/0001-74, representado pelo seu Diretor Presidente **JOÃO RIBEIRO DA SILVA, inscrito no CPF nº 440.648.108-72 e RG nº 14.645.874 SSP/SP,** devidamente autorizado em **Assembléia Geral Extraordinária realizada em 08.08.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE CRUZEIRO,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº 46.002.651/94, em anexo, com sede a Rua Capitão Avelino Bastos, 1109, na cidade de Cruzeiro, Estado de São Paulo, inscrita no CNPJ nº 45.389.293/0001-89, representado pelo seu Diretor Presidente WASHINGTON FERREIRA DOS SANTOS, inscrito no CPF nº 976.331.278-72 e RG nº 12.185.509 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 27.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE GUARULHOS e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo MTB – 24000-013167/84, com sede a Rua Cuevas, 21, na cidade de Guarulhos, Estado de São Paulo, inscrita no CNPJ nº 49.095.581/0001-81, representado pelo seu Diretor Presidente OZANO PEREIRA DA SILVA, inscrito no CPF nº 075.933.508-78 e RG nº 3.869.159 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE ITAPIRA,** entidade sindical representativa de trabalhadores conforme registro sindical MTB nº 303.731/82, com sede a Rua Piauí, 161, na cidade de Itapira, Estado de São Paulo, inscrita no CNPJ nº 44.733.731/0001-11, representado pelo seu Diretor Presidente ANTONIO VALTER BICCIGO, inscrito no CPF nº 713.891.998-00 e RG nº 5.391.032, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 16.08.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA E DE ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE JAÚ e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº 46000006616/98 em anexo, com sede a Rua Sete de Setembro, 708, na cidade de Jaú, Estado de São Paulo, inscrita no CNPJ nº 02.963.442/0001-69, representado pelo seu Diretor Presidente JOSÉ ITAMAR TAVARES CALADO, inscrito no CPF nº 438.067.914-49 e RG. nº 2.927.803 SSP/PE, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 19.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE JUNDIAÍ,** entidade sindical representativa de

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trabalhadores conforme registro sindical Processo nº MTB nº 303.730/82 em anexo, com sede a Rua Bernardino de Campos, 324, na cidade de Jundiaí, no Estado de São Paulo, inscrita no CNPJ nº 44.654.085/0001-05, representado pelo seu Diretor Presidente PEDRO LUIZ MOLENA, inscrito no CPF nº 052.279.588-90 e RG nº 12.733.795-7 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 27.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL E PAPELÃO DE LIMEIRA,** entidade sindical representativa de trabalhadores conforme registro sindical MTB nº 303.729/82 em anexo, com sede a Rua Dr. Trajano, 1226, na cidade de Limeira, no Estado de São Paulo, inscrito no CNPJ nº 51.487.752/0001-24, representado pelo seu Diretor Presidente JOSÉ ROBERTO VIEIRA DA SILVA CAMPOS JUNIOR, inscrito no CPF nº 059.320.438-73 e RG. Nº 12.242.690 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 23.07.09**; **SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE LUIZ ANTONIO, RIBEIRÃO PRETO, SANTA ROSA DO VITERBO, SERRANA E TAMBAÚ,** entidade sindical representativa de trabalhadores conforme registro sindical Processo nº 24440.027197/90 em anexo, com sede a Rua dos Lírios, 76, na cidade de Luiz Antonio, Estado de São Paulo, inscrito no CNPJ nº 60.245.686/0001-86, representado pelo seu Diretor Presidente GERALDO JURANDIR PINHEIRO, inscrito no CPF nº 714.363.248-15 e RG nº 7.379.403 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 24.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DE PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, PAPELÃO DE MOGI GUAÇU e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo MTB-307.862.80 em anexo, com sede a Rua Prof. Antonio Teodoro Lang, 64, na cidade de Mogi Guaçu, Estado de São Paulo, inscrito no CNPJ nº 52.745.023/0001-29, representado por seu Diretor Presidente, o sindicalista Senhor CELSO LUIZ, inscrito no CPF nº 504.588.098-53 e RG nº 10.623.266 - SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 27.07.09; SINDICATO DOS TRABALHADORES NA INDÚSTRIA DE PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE PINDAMONHANGABA,** entidade sindical representativa de trabalhadores conforme portaria ministerial nº 505 de 12.06.1964 em anexo, com sede a Rua Guilherme Nicoletti, 590, na cidade de Pindamonhangaba, Estado de São Paulo, inscrita no CNPJ nº 54.126.115/0001-56, representado pelo seu Diretor Presidente HILTON ROBERTO NICOLETTI, inscrito no CPF nº 251.859.349-91 e RG. Nº 4.359.386 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 31.07.09; SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE PORTO FELIZ E TIETÊ,** entidade sindical , representativa de trabalhadores conforme registro sindical Processo nº 24440.027198/90, com sede a Rua Santa Cruz, 104, na cidade de Porto Feliz, Estado de São Paulo, inscrita no CNPJ nº 58.975.004/0001-75, representado pelo seu Diretor Presidente DAVI GERALDO ROMERO, inscrito no CPF nº 144.161.428-11 e RG. nº 20.193.472 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 25.07.09; SINDICATO DOS TRABALHADORES NAS INDUSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE SÃO CARLOS,** entidade sindical representativa de

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trabalhadores conforme registro sindical Processo nº 46000.007313/95 em anexo, com sede a Rua Riachuelo, 659, na cidade de São Carlos, Estado de São Paulo, inscrita no CNPJ nº 66.991.696/0001-73, representado pelo seu Diretor Presidente EDUARDO SANCHES PEREIRA, inscrito no CPF nº 083.698.938-48 e RG nº 13.866.945 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 24.07.09;** e **SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO ARTEFATOS DE PAPEL, PAPELÃO, CORTIÇA, APARAS DE PAPEL E PAPELÃO, EMBALADORAS EM PAPELÃO DE VALINHOS e Região,** entidade sindical representativa de trabalhadores conforme registro sindical Processo 4600000511394, com sede a Rua 28 de Maio, 34, na cidade de Valinhos, Estado de São Paulo, inscrita no CNPJ nº 73.077.679/0001-90, representado pelo seu Diretor Presidente JOSÉ CARLOS MENDONÇA, inscrito no CPF nº 029.693.148-94 e RG. Nº 14.470.999 SSP/SP, devidamente autorizado em **Assembléia Geral Extraordinária realizada em 30.07.09,** todos representados por seus respectivos Diretores Presidentes, abaixo identificados e assinados, ou por seus Advogados e Procuradores Drs. ANTONIO ROSELLA, OAB/SP nº 33.792 e RENATO ANTONIO VILLA CUSTÓDIO, OAB/SP nº 162.813, portadores, respectivamente, do CPF nº 206.786.578-15 e do CPF nº 296.391.928-05, com escritório à Avenida Rangel Pestana, 1292 – 1º andar – conjunto 11, Brás, nesta cidade de São Paulo, na forma dos artigos 611, § 1º da Consolidação das Leis do Trabalho, firma-se o presente Termo de Aditamento à Convenção Coletiva de Trabalho, datada de 12.11.09, com as seguintes cláusulas:

CLÁUSULA 1ª. - CONTRIBUIÇÃO NEGOCIAL DOS EMPREGADOS

As empresas empregadoras deverão proceder ao desconto dos valores adiante mencionados, conforme a base territorial de cada Sindicato e para a Federação dos Trabalhadores, na hipótese das bases territoriais inorganizadas em Sindicato, conforme deliberação de suas respectivas Assembléias Gerais, conseqüentemente, devida pelos trabalhadores beneficiados pela presente convenção, sendo descontada de seus salários na forma abaixo especificada para cada Sindicato, garantindo-se o direito de oposição a ser manifestado pessoalmente e por escrito, de próprio punho, perante o respectivo Sindicato, no prazo de até 10 dias a contar da assinatura da presente Convenção Coletiva de Trabalho:

FTI. PAPEL E PAP.EST.EST.SÃO PAULO: 2% (dois por cento) nos meses de outubro/**2009** a setembro/**2010**.

STI. DE APARECIDA: 2% (dois por cento) nos meses de outubro/**2009** a setembro/**2010.**

STI. DE ARARAS: 2% (dois por cento) nos meses de outubro e novembro/**2009** e 1,5% (um vírgula cinco por cento) nos meses de dezembro/**2009** a setembro/**2010**, limitado a R$ 40,00 (quarenta reais).

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 STI. DE BRAGANÇA PAULISTA: 3% (três por cento) no mês de outubro/2009, limitado a R$ 100,00 (cem reais) e 1,5% (hum vírgula cinco por cento) nos meses de novembro de 2009 a setembro de 2010, limitado a R$ 50,00 (cinquenta reais). STI. DE CAIEIRAS: 1,3% (um vírgula três por cento) nos meses de outubro/2009 a fevereiro/2010 e nos meses de abril a setembro/2010. STI. DE CAMPINAS: 0,7% (zero vírgula sete por cento) nos meses de outubro/2009 a setembro/2010, com teto de R$ 100,00 (cem reais). STI. DE CRUZEIRO: 2% (dois por cento) nos meses de outubro/2009 a setembro/2010. STI. DE GUARULHOS: 2% (dois por cento) nos meses de outubro/2009 a setembro/2010, com teto de R$ 50,00 (cinquenta reais). STI. ITAPIRA: 1,5% (um vírgula cinco por cento) nos meses de outubro/2009 a setembro/2010 e mais 1% (um por cento) nos meses de outubro e dezembro/2009 dos sócios e 5% (cinco por cento) dos não sócios. STI. JAÚ: 1% (um por cento) nos meses de outubro/2009 a setembro/2010. STI. JUNDIAÍ: 1,5% (um vírgula cinco por cento) no mês de outubro/2009; 2% (dois por cento) no mês de novembro/2009 e 1,5% (um vírgula cinco por cento) dezembro de 2009 a setembro/2010, limitado a R$ 60,00 (sessenta reais), STI. LIMEIRA: 1,3% (um vírgula três por cento) nos meses de outubro/2009 a setembro/2010, limitado a R$ 30,00 (trinta reais). STI. DE LUIZ ANTÓNIO: 1% (um por cento) nos meses de outubro/2009 a setembro/2010, limitado a R$ 50,00 (cinquenta reais). Na base de Santa Rosa do Viterbo, 1% (um por cento) nos meses de outubro de 2009 a setembro de 2010, limitado a R$ 50,00 (cinquenta reais). Nas bases de Serrana e Ribeirão Preto, 1% (um por cento) nos meses de outubro de 2009 e maio de 2010, limitado a R$ 50,00 (cinquenta reais). Na base de Tambaú 1% (um por cento) nos meses de outubro/2009 a setembro/2010, limitado a R$ 50,00 (cinquenta reais). STI. DE MOGI GUAÇU; 11% (onze por cento), sendo 5,5% (cinco vírgula cinco por cento) no mês do fechamento do acordo e 5,5% (cinco vírgula cinco por cento) 30 dias após o desconto da primeira; STI. DE PINDAMONHANGABA: 2% (dois por cento) no mês de outubro/2009 e 1% (um por cento) nos meses de novembro/2009 a setembro de 2010, limitado a R$ 90,00 (noventa reais).

STI. DE PORTO FELIZ E TIETÊ: 3,5% (três vírgula cinco por cento) nos meses de outubro/**2009** a setembro/**2010**, com teto máximo de R$ 40,00 (quarenta reais).

STI. DE SÃO CARLOS: 1% (um por cento) nos meses de outubro/**2009** a setembro/**2010**.

STI. DE VALINHOS E REGIÃO: 2% (dois por cento) nos meses de outubro/**2009** a setembro/**2010,** com teto máximo de R$ 50,00 (cinqüenta reais).

Parágrafo Único - As contribuições deverão ser recolhidas aos Sindicatos beneficiários até o 3º (terceiro) dia útil do mês subseqüente aos respectivos descontos.

Por estarem justas e acordadas, as partes firmam o presente TERMO DE ADITAMENTO À CONVENÇÃO COLETIVA DE TRABALHO, em tantas vias quantos forem os signatários.

São Paulo, 12 de novembro de 2009.

SINDICATO DA INDÚSTRIA DO PAPEL, CELULOSE E PASTA DE MADEIRA PARA PAPEL, NO ESTADO DE SÃO PAULO.

Marco Fábio Ramenzoni – Presidente

Jeronimo Jose Garcia Ruiz – Coordenador da Comissão de Negociação Patronal

Ricardo Ammirati Wasth Rodrigues – adv. – OAB/SP – 72.051

FEDERAÇÃO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DO ESTADO DE SÃO PAULO

Ozano Pereira da Silva - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE **APARECIDA.**

Nelson Barbosa - Presidente

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SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E ARTEFATOS DE PAPEL, PAPELÃO E CORTIÇA DE **ARARAS**

José Benedito Pôncio - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE **BRAGANÇA PAULISTA.**

Antonio Carlos Nunes de Mattos - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE **CAIEIRAS.**

Alonso Bonfim - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E ARTEFATO DE PAPEL, PAPELÃO E CORTIÇA DE **CAMPINAS.**

João Ribeiro da Silva – Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **CRUZEIRO**.

Washington Ferreira dos Santos – Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **GUARULHOS.**

Ozano Pereira da Silva - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE **ITAPIRA.**

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Antonio Valter Biccigo - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE JAÚ. José Itamar Tavares Calado - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE JUNDIAÍ. Pedro Luiz Molena - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE LIMEIRA. José Roberto da Silva Campos junior - Presidente SINDICATO DOS TRABALHADORÈS-NÃS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE LUIZ ANTONIO, RIBEIRÃO PRETO, SANTA ROSA DO VITERBO E SERRANA e TAMBAÚ. Geraldo Jurandir Pinheiro - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL E PAPELÃO DE MOGI GUAÇU. Celso Luiz - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, CELULOSE, PASTA DE MADEIRA PARA PAPEL, PAPELÃO E CORTIÇA DE PINDAMONHANGABA. Hilton Roberto Nicoletti - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE PORTO FELIZ E TIETÊ. Davi Geraldo Romero - Presidente

SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE SÃO CARLOS. Eduardo Sanches Perera - Presidente SINDICATO DOS TRABALHADORES NAS INDÚSTRIAS DO PAPEL, PAPELÃO E CORTIÇA DE VALINHOS. José Carlos Mendonça - Presidente Renato Antonio VilIa Custodio - adv. OAB/ nr. 162.813

PIRACICABA

PRO FORMA CASH FLOW STATEMENT

In R$ million

2010

Casf Flow from Operational Activities

Earnings Before Income Tax and Social Contribution	46,0

Adjustments to Reconcile Earnings with Cash Flow from Operational Activities

Depreciation, Amortization and Exhaustion	33,0

Change in Assets and Liabilities

Receivables from Clients	(3,0)
Inventory	16,7
Other Accounts Receivable	0,1
Suppliers	(1,7)
Salaries and Social Charges Payable	(1,3)
Taxes and Duties Payable	1,4
Other Accounts Payable	(0,3)

Cash Flow from Operational Activities	90,9

Income Tax and Social Contribution	(15,6)

Net Cash Flow from Operational Activities	75,2

Capex	(10,8)

Free Cash Flow	64,5

Average US$	1,804	1,793	1,749	1,697	1,761	1,667	1,595

PRO FORMA SUMMARY I/S- R$ Millions	1Q10	2Q10	3Q10	4Q10	2010	1Q11	2Q11

NET REVENUES	99,3	102,4	118,0	110,4	430,2	91,5	94,1

Variable Sales Expenses	2,8	3,4	4,0	4,0	14,2	3,4	4,0
Variable Sales Costs	51,3	56,8	70,8	69,4	248,3	53,5	55,2

CONTRIBUTION MARGIN	45,2	42,2	43,2	37,0	167,6	34,6	34,9
	46%	41%	37%	33%	39%	38%	37%
Fixed Costs	18,3	18,4	18,7	21,7	77,1	18,1	18,7
Operating Expenses	2,8	2,9	2,9	2,9	11,5	3,0	3,1

EBITDA	24,1	21,0	21,7	12,3	79,0	13,5	13,1
	24%	20%	18%	11%	18%	15%	14%
Depreciation & Amortization	8,0	8,3	8,4	8,3	33,0	8,2	8,2

EARNINGS BEFORE TAXES	16,0	12,7	13,3	4,0	46,0	5,3	4,8

Income Tax and Social Contribution	5,5	4,3	4,5	1,4	15,6	1,8	1,6

NET INCOME	10,6	8,4	8,8	2,7	30,4	3,5	3,2

EBITDA - US$	13,3	11,7	12,4	7,3	44,7	8,1	8,2

Main Adjustments on the Pro-Forma Statement:

1- Cost of pulp based on market prices.

2- Paper sales through KSR priced at market levels.

3- Operating expenses calculated based on the structure required to operate the business and currently allocated at Fibria’s corporate level.

Accounting Concept

PRO FORMA SUMMARY I/S- R$ Millions	1Q10	2Q10	3Q10	4Q10	2010	1Q11	2Q11

Net Revenues	99,3	102,4	118,0	110,4	430,2	91,5	94,1

(-) COGS	77,7	83,5	97,9	99,4	358,5	79,8	82,1

(=) Gross Profit	21,7	18,9	20,1	11,0	71,7	11,7	11,9
	22%	18%	17%	10%	17%	13%	13%
(-) SG&A	5,6	6,3	6,8	7,0	25,7	6,4	7,1

(=) EBIT	16,0	12,7	13,3	4,0	46,0	5,3	4,8
	16%	12%	11%	4%	11%	6%	5%
(+) D&A	8,0	8,3	8,4	8,3	33,0	8,2	8,2

(=) EBITDA	24,1	21,0	21,7	12,3	79,0	13,5	13,1
	24%	20%	18%	11%	18%	15%	14%

PIRACICABA

PRO FORMA BALANCE SHEET

In R$ million

	Sep-2010	Dec-2010	Mar-2011	Jun-2011	Ago-2011

ASSETS

Current
Receivables from Clients	58,8	58,1	47,1	53,4	50,7
Inventory	64,0	56,2	71,5	82,9	87,5
Other Accounts Receivable	2,6	1,7	1,0	1,7	2,4
	125,4	116,0	119,6	138,0	140,5

Non Current
Recoverable ICMS Tax over PP&E	1,6	1,3	1,0	1,0	8,7
Deferred taxes					8,2
	1,6	1,3	1,0	1,0	17,0

PP&E	315,0	301,4	295,3	288,8	292,8

	315,0	301,4	295,3	288,8	292,8

Total Assets	442,0	418,7	415,9	427,9	450,3

LIABILITIES

Current
Suppliers	26,4	27,3	28,1	22,9	10,2
Salaries and Social Charges Payable	10,0	9,6	5,9	8,3	8,4
Taxes and Duties Payable	5,1	5,9	5,6	5,8	—
Other Accounts Payable	2,9	2,6	2,8	2,4	1,9
	44,4	45,4	42,3	39,4	20,5

	81,0	70,7	77,3	98,7	120,0
Non Current
Post-retirement obligations					20,5
Profit sharing					0,6
					21,1

Total Liabilities	44,4	45,4	42,3	39,4	41,6

WORKING CAPITAL	81,0	70,7	77,3	98,7
Adjustments for Taxes and Duties Payable	5,1	5,9	5,6	5,8
ADJUSTED WORKING CAPITAL FOR TARGET	86,0	76,6	82,9	104,4

Note:

Given that the pro-forma balance sheet reflects the operations of a plant, represented by the PP&E and working capital, all cash generated by the operations is transferred to Fibria’s corporate level. For this reason, the shareholders’ equity is not being presented as part of the pro-forma balance sheet.

Note2:

Adjusted working capital excludes Taxes and Duties Payable for Target Working Capital calculation purpose, as agreed between the parties

SCHEDULE 7.18.1

COMPLIANCE WITH ENVIRONMENTAL LAW

Fibria has received a notice of infraction before the year of 2000 about the impact of the plant’s effluents on Piracicaba’s River, but the case was resolved. Fibria presented the respective explanations and the agency (CETESB) has corrected the place where the water is collected for analysis, eliminating any chance of environmental impact caused by Fibria.

Assignment or New
Contracting	Supplier	Purpose	Execution Date	Valid Until	Contract
NewCo	Banco Alfa	Contrato de Vendor com o Banco	Fibria: 29/01/2003 Piracicaba: em assinatura		New Contract
VID	BV FINANCEIRA	Proporcionar emprestimos consignados aos funcionários ativos na unidade com juros diferenciados do mercado.	Fibria: 09/05/2006		New Contract
Fibria - CNPJ: 60.643.228/0001-21	METROFILE - METROFILE GERENCIAMENTO E LOGISTICA DE ARQUIVOS LTDA	Prestação de Serviços de armazenagem de documentos	28/12/2008	30/12/2011	Assignment
Unidade Piracicaba Papeis	ASSOCIACAO GUARDA MIRIM MUNIC.	Prestação de mão de obra de mensageiros e auxiliares	01/08/2005	31/12/2012	Assignment
Unidade Piracicaba Papeis	Rede Drogal - DROGAL FARMACEUTICA LTDA	Fornecimento de medicamentos para funcionários Fibria, dependentes legais e ambulatorio médico da unidade - Claúsula Acordo Coletivo.	Fibria: 21/11/2002 Piracicaba Papéis: 16/08/2011	31/12/2011	Assignment
Unidade Piracicaba Papeis	PRAXXIS - PRAXXIS CONTROLE INTEGRADO DE PRAGAS LTDA	Prestação de Serviço no controle de pragas	23/09/2009	23/09/2010	Assignment
Unidade Piracicaba Papeis	AMPLITEC GESTÃO AMBIENTAL LTDA	Prestação de Serviços na Coleta de Lixo não Reciclavel	01/03/2007	28/02/2009	Assignment
Unidade Piracicaba Papeis	UNIODONTO - Cooperativa - UNIODONTO DE PIRACICABA COOP DE TRABALHO ODONTOLOGICO	Prestação de Serviços odontológicos	01/11/2008	30/04/2012	Assignment
Fibria - CNPJ: 60.643.228/0001-21	GOOD CARD - EMPRESA BRASILEIRA DE TECNOLOGIA E ADMINISTRACAO DE CONVENIOS HOM LTDA	Fornecimento de abastecimento da frota (combustível)	Fibria: 08/09/2010	30/08/2013	Assignment
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte	15/08/2000	15/08/2003	Assignment
Fibria - CNPJ: 60.643.228/0001-21	INFRALL - INFRALL ADMINISTRACAO LTDA	Prestação de Serviços de Limpeza e Jardinagem	Fibria: 01/05/2010	31/05/2013	Assignment
Fibria - CNPJ: 60.643.228/0001-21	GLOBO CAR - GLOBO CAR TRANSPORTES LTDA	Prestação de Serviços de Taxi	27/08/2003	31/12/2011	Assignment
Unidade Piracicaba Papeis	W FACCIOLI	PREST. SERV. CONTRATAÇÃO BOMBEIROS CIVIS	Fibria: 05/01/2011 Piracicaba Papéis: 16/08/2011	01/02/2013	Assignment
Unidade Piracicaba Papeis	MERIDIONAL	Prestação de Serviço de Saúde Ocupacional	Fibria: 01/07/2011 Piracicaba Papéis: 10/08/2011	01/07/2013	Assignment
VID	CNU Central Nacional Unimed - CENTRAL NACIONAL UNIMED COOPERATIVA	Prestação de Serviços de atendimento médico- hospitalar	Fibria: 01/06/2004	31/12/2011	Assignment
Fibria - CNPJ: 60.643.228/0001-21	City Vida - AO BLOES	Prestação de Serviços de atividades físicas	Fibria: 01/02/2008	16/01/2012	Assignment
Votorantim Celulose e Papel (60.643.228/001-21)	TECPRAG E CONTROLES DE PRAGA LTDA	Prestação de Serviço de Controle de Pragas	01/03/2008	30/09/2009	Assignment
Unidade Piracicaba Papeis	ESTRE AMBIENTAL SA	RECEBIMENTO DE RESÍDUOS INDUSTRIAIS	16/11/2010	15/11/2012	Assignment
VID	VOTENER	Compra e Venda de Energia Elétrica	Fibria: 01/12/2009 Piracicaba Papéis: 01/08/2011	31/12/2014	Assignment
VID	VOTENER	Assessoria Elétrica	Fibria: 25/06/2010 Piracicaba Papéis: 01/08/2011	31/12/2014	Assignment
Fibria - CNPJ: 60.643.228/0001-21	CPFL	CUSD	Fibria: 03/01/2008		Assignment
Fibria - CNPJ: 60.643.228/0001-21	CPFL	CCD	Fibria: 03/01/2008		Assignment
Unidade Piracicaba Papeis	MASSOTTI	Serv.assessoria Prevenção contra incendio	21/12/2006	31/12/2007	Assignment
Unidade Piracicaba Papeis	HEXIS CIENTIFICA SA	PREST.SERV.MANUT.PREVENTIVA / CALIBRAÇÃO	13/07/2007	31/07/2008	Assignment
Unidade Piracicaba Papeis	ZUCCOLO E SUNHIGA S/C LTDA - M	CONSULTORIA ELABORAÇÃO DE DESENHO TECNIC	26/02/2008	28/02/2009	Assignment
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Serviços de engenharia para os projetos	28/03/2008	30/12/2008	Assignment
	EXBIL COMERCIO E MONTAGENS LTDA	Manutenção Mecânica em Paradas Programadas	01/05/2009	30/04/2012	Assignment
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Serv. de M.O especializada em Projetos Engenharia	23/07/2009	31/12/2009	Assignment
Unidade Piracicaba Papeis	PAPERMAKER COMÉRCIO E SERVIÇOS LTDA	Prestaçção de Serviços de Consultoria Especializada	30/01/2009	28/02/2010	Assignment
Unidade Piracicaba Papeis	LUCCI TECNOLOGIA E SEGURANCA LTDA	CONTR MANUT PREVENTIVA SISTEMA DE ALARME	06/01/2009	31/01/2010	Assignment
Unidade Piracicaba Papeis	BRASTRAFO DO BRASIL LTDA	PREST.SERV. ANÁLISE ÓLEO ISOLANTE TRAFOS	13/08/2008	31/07/2012	Assignment
Unidade Piracicaba Papeis	JC SERVICOS E AUTOMACAO LTDA M	PREST.SERV. MANUT. INJETOR FITAS	17/10/2006	31/07/2011	Assignment
Unidade Piracicaba Papeis	Imaflora - Instituto de Manejo e Certificação Florestal e Agrícola	Certificação dos Sistemas de Gestão	Fibria: 18/08/2010 Piracicaba Papéis: 10/08/2010	30/09/2015	Assignment
Unidade Piracicaba Papeis	PROTETTI ASSESSORIA EMPRESARIAL LTDA	Atividades do Núcleo de Educação Ambiental	28/01/2009	28/01/2012	Assignment
Unidade Piracicaba Papeis	AGEMAQ ALINHAMENTOS E GEOMETRI	PREST.SERV. ALINHAM. E NIVELAM. OPTICO	01/10/2008	30/07/2012	Assignment
Unidade Piracicaba Papeis	SKF do Brasil Ltda	Serviço Inspeção Lubrificação Equipamentos	01/06/2006	31/10/2011	Assignment
Unidade Piracicaba Papeis	INSTREL COMERCIO E SERVICOS LTDA ME	PREST.SERV. DE INSTRUMENTISTA DE MANUT	01/01/2008	31/10/2011	Assignment

Assignment or New
Contracting	Supplier	Purpose	Execution Date	Valid Until	Contract
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDUSTRIAIS LTDA EP	PREST.SERV. DE MANUTENÇÃO MECÂNICA	01/08/2008	31/12/2011	Assignment
Unidade Piracicaba Papeis	GALSERV MANUTENCAO E MONTAGENS INDU	PREST.SERV.MANUT. MECANICA PARADA PROG.	01/10/2008	31/05/2011	Assignment
Unidade Piracicaba Papeis	MANSERV MONTAGEM E MANUTENCAO S A	PREST.SERV. MULTIFUNÇÃO EM MANUTENÇÃO	15/07/2009	31/07/2013	Assignment
Unidade Piracicaba Papeis	CBTI COMPANHIA BRASILEIRA DE TECNOL	PREST.SERV. MANUT. CHUV., BICOS E RASPAD	27/08/2009	31/08/2011	Assignment
Unidade Piracicaba Papeis	JECEL INSTALACOES INDUSTRIAIS LTDA	PREST.SERV.INSP.CALD/VASOS PRESSÃO	23/04/2010	31/12/2010	Assignment
Unidade Piracicaba Papeis	MFT LOCACAO DE EQUIPAMENTOS E SERVI	PREST.SERV. HIDROJATEAMENTO E AUTO-VÁCUO	21/05/2010	31/05/2013	Assignment
Unidade Piracicaba Papeis	ATLAS COPCO BRASIL LTDA	PREST.SERV. MANUT. COMPRESSOR	01/09/2008	30/09/2012	Assignment
Unidade Piracicaba Papeis	ABCM Instrumentação Eletronica e Sist.Ind.Ltda	Mão de Obra de Instrumentação para a Manutenção	18/12/2005	31/12/2012	Assignment
Unidade Piracicaba Papeis	HONEYWELL DO BRASIL LTDA	Manutenção em Computadores de Processo	30/08/2007	31/08/2013	Assignment
Unidade Piracicaba Papeis	REMPEL EXPRESS	Serv. Transporte documentos e peq.cargas	16/01/2007	31/12/2011	Assignment
Unidade Piracicaba Papeis	INSTREL COMÉRCIO E SERVIÇOS LT	PREST.SERV. DE CONSULT. EM MANUTENÇÃO	13/08/2008	31/12/2011	Assignment
Unidade Piracicaba Papeis	Marktec Desentupidora Ltda	Serviços de Limpeza com Hidrojateamento	17/01/2006	31/03/2013	Assignment
Unidade Piracicaba Papeis	BUSCARIOLI COMERCIO E OFICINA DE MO	PREST.SERV. MANUT. MOTORES ELÉTRICOS	11/04/2008	31/03/2011	Assignment
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDS LTDA EPP	PREST.SERV. DE CALDEIRARIA	01/07/2008	31/12/2011	Assignment
Unidade Piracicaba Papeis	JUNGHEINRICH LIFT TRUCK COMERCIO	PREST.SERV.MANUT. PALETEIRAS ELÉTRICAS	15/10/2008	31/05/2009	Assignment
Unidade Piracicaba Papeis	7004669 RIGAVA ENGENHARIA E AUTOMACAO INDUS	PREST SERV MANUT ELETRIC/INST REF PP/PSM	01/04/2010	01/04/2013	Assignment
Unidade Piracicaba Papeis	1003738 TOLEDO DO BRASIL INDUSTRIA DE	PREST.SERV. MANUT. E CALIB.DE BALANÇAS	30/07/2010	30/04/2013	Assignment
Unidade Piracicaba Papeis	1011752 TECNOR COMERCIO ASSISTENCIA TECNICA	P.SERV.MANUT.PREV. APLIC.COLA NORDSON	01/10/2007	31/05/2013	Assignment
Unidade Piracicaba Papeis	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos ESTEARATO DE ZINCO	01/11/2007	31/03/2014	Assignment
	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos ANTIESPUMANTE - QUIMIFOAM 3033	01/11/2007	31/03/2014	Assignment
	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos EMULSÃO DE PARAFINA - QUIMIPEL MM	01/11/2007	31/03/2014	Assignment
	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos LUBRIFICANTE - QUIMIPEL COAT 9327	01/11/2007	31/03/2014	Assignment
	SGS ICS CERTIFICADORA LTDA	Certificação dos Sistemas de Gestão	20/03/2006	30/03/2015	Assignment
Unidade Piracicaba Papeis	7000168 ROCKWELL COMERCIO E SERVICOS	Serviços de Engenharia e Hardware	24/03/2011	31/12/2011	Assignment
Unidade Piracicaba Papeis	7000168 ROCKWELL COMERCIO E SERVICOS	Suporte técnico de software	28/04/2010	31/07/2012	Assignment
Unidade Piracicaba Papeis	HONEYWELL DO BRASIL LTDA	Sistema de detecção de Quebras - PC3	13/07/2010	30/11/2011	Assignment
Unidade Piracicaba Papeis	VOITH MONT MONTAGENS E SERVICOS LTD	Reforma das Estruturas das Prensa	07/06/2011	30/03/2013	Assignment
Unidade Piracicaba Papeis	PROMACO ASSESSORIA SERVICOS E COMERCIO LTDA	Fornecimento de equipamento Rebobinadeira nº 7	04/09/2007	31/07/2011	Assignment
Unidade Piracicaba Papeis	1003941 VOITH PAPER MAQUINAS E EQUIPAMENTOS	CILINDRO SECADOR MP2 1992-003424 VOITH	12/06/2011	28/02/2012	Assignment
Unidade Piracicaba Papeis	7001358 ROCKWELL AUTOMATION DO BRASIL LTDA	MATERIAIS ELETRICOS APLICADOS	24/03/2011	31/12/2011	Assignment
Unidade Piracicaba Papeis	TRANSP.BIGARAN	Serv. Transporte mercadoria e retirada entulhos	19/12/2003	30/12/2004	Assignment
	APOIO LOGISTICA E SERVIÇOS	Serviços de Logística, incluindo armazenagem, expedição, movimentação e controle de estoques em Barueri (SP)	01/02/2008	30/07/2008	Assignment
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Movimentação e Armazenagem Externa em Piracicaba	21/12/2007	30/09/2008	Assignment
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Movimentação Interna de Materiais e Meios de Acondicionamento	24/09/2007	31/12/2011	New Contract
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTE DELLA VOLPE S/A COMÉRCIO E INDUSTRIA	Transporte de Mercadorias	01/01/2008	31/12/2010	New Contract
Fibria - CNPJ: 60.643.228/0001-21	GRANELEIRO TRANSPORTES RODOVIÁRIOS	Transporte de Produto desde ou para a unidade de Piracicaba.	20/05/2011	20/05/2014	Assignment
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTADORA RODOMEU	Transporte de Produto desde ou para a unidade de Piracicaba.	20/05/2011	20/05/2014	Assignment
Fibria - CNPJ: 60.643.228/0001-21	LUBIANI TRANSPORTES LTDA

Transporte terrestre de mercadorias (celulose e papel em bobinas, resmas, caixas ou pacotes adquiridos por clientes, bem como transportará tais produtos para deósitos fechados, além de efetuar transferências de materiais entre as diversas unidades.

			01/08/2005	31/12/2007	New Contract
Fibria - CNPJ: 60.643.228/0001-21	SUPRICEL LOGÍSTICA LTDA

Transporte terrestre de mercadorias (celulose e papel em bobinas, resmas, caixas ou pacotes adquiridos por clientes, bem como transportará tais produtos para deósitos fechados, além de efetuar transferências de materiais entre as diversas unidades.

			01/08/2005	31/12/2007	New Contract

Assignment or New
Contracting	Supplier	Purpose	Execution Date	Valid Until	Contract
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTES BORELLI LTDA	Prestação de Serviço de Transporte terrestre de matérias primas utilizadas na produção	15/07/2009	14/06/2011	New Contract
Fibria - CNPJ: 60.643.228/0001-21	VIDEIRA TRANSPORTES LTDA	Prestação de Serviço de Transporte terrestre de matérias primas utilizadas na produção	01/01/2009	31/12/2010	New Contract
Fibria - CNPJ: 60.643.228/0001-21	Marimex	Despacho aduaneiro	04/10/2010	03/10/2013	New Contract
	7034842 WALHALATUR VIAGENS E TURISMO S	Viagens	Fibria: 01/02/2010	01/01/2013	Assignment
Fibria - CNPJ: 60.643.228/0001-21	LOGOS ENGENHARIA SA	PREST.SERV. GERENC.IMPLANTAÇÃO PIR-11/12	Fibria: 13/09/2004	31/10/2012	Assignment
Unidade Piracicaba Papeis	AGAPRINT INDUSTRIAL COMERCIAL LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	BRANAC PAPEL E CELULOSE LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	CENTRAL ADVANCE DE DISTRIB LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010 Piracicaba Papéis: 10/08/2011	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	DISKPAR LOGISTICA E AUTOMACAO LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	FABRIPEL COMERCIO E INDUSTRIA DE PA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010 Piracicaba Papéis: 10/08/2011	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	GOLDEN DISTRIBUIDORA LTDA	Vendor com Cliente Piracicaba	Fibria: 25/11/2009	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	GRAFICA JB LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	LABATE PAPEIS MAQUINAS E SUPRIMENTO	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	LOG E PRINT GRAFICA E LOGISTICA SA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	01/01/2015	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Embratel	1. Link MPSL Ponta Piracicab a 3MB 2. Link MPLS Ponta TIVI T 4MB	(pendente regularização da Fibria com a Embratel)	01/09/2013	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Hewlett Packard (HP)	1. Full Outsourcing de Impressão (Billing) 2. Suporte Local (Runner)	Fibria: 06/03/2008 Piracicaba Papéis: 24/08/2011	1. 01/09/2015 2. 01/09/2012	Assignment
Fibria - CNPJ: 60.643.228/0001-21	ProcWork	Suporte PW.SATI/IRPJ e PW.CE	Fibria: 11/07/2001 Piracicaba Papéis: 18/08/2011	11/07/2012	Assignment
Fibria - CNPJ: 60.643.228/0001-21	ProcWork	SaaS / nfe - Suporte 24x7 com SLA SaaS / nfe - Software Triangulus NF-e - pacote de até 6.000	Fibria: 11/07/2011 Piracicaba Papéis: 25/08/2011	11/07/2014	Assignment
Fibria - CNPJ: 60.643.228/0001-21	SAP	Transferencias 150 Professional e 150 Limited Profesisonal	Fibria: 25/06/2004 Piracicaba Papéis: 01/09/2011	01/09/2012	Assignment
Fibria - CNPJ: 60.643.228/0001-21	SAP	02 licença User SAP Application Developer	Fibria: 25/06/2004 Piracicaba Papéis: 01/09/2011	01/09/2012	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Telefonica	Linhas fixas Fabrica (Billing)	Piracicaba Papéis: 23/08/2011	01/09/2013	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Telefonica	Link LP CLA (Existente)	Piracicaba Papéis: 23/08/2011	01/09/2013	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Vivo	Telefonia Móvel (Celular/3G/BB)	Piracicaba Papéis: 08/09/2011	31/08/2013	Assignment
Fibria - CNPJ: 60.643.228/0001-21	Alcatel	Locação de aparelhos Telefonicos e Suporte / Manutenção (PABX)	Fibria: 25/10/2007 Piracicaba Papéis: 18/08/2011	31/08/2012	Assignment
NewCo	Computecnica	Suporte Local (Field Service)	Piracicaba Papéis: 01/09/2011	31/08/2012	New Contract
NewCo	CPMBraxis	Suporte e Manutenção SGA	Piracicaba Papéis: 16/08/2011	31/08/2012	New Contract
NewCo	Intelig	Link Backup (Contingencia) Ponta Piracicaba + Ponta Tivit	Fibria: 01/01/2007 Piracicaba Papéis: 01/09/2011	01/09/2013	Assignment
NewCo	LeCom	Suporte e Manutenção GOL / DOL	Piracicaba Papéis: 04/08/2011	31/08/2012	New Contract
NewCo	MultiPort	Suporte e Manutenção Equipamentos (Interface Celular - Digitais)	Piracicaba Papéis: 01/09/2011	01/09/2012	New Contract
NewCo	Nexo CS	Suporte e Manutenção Sistema de Gestão de Segurança e Medicina do Trabalho	Piracicaba Papéis: 04/08/2011	01/09/2012	New Contract
NewCo	Rainbow	Manutenção Tecnica e Suporte ao Sistema de controle de acesso - Split Piracicaba	Piracicaba Papéis: 01/09/2011	31/12/2012	New Contract
NewCo	SafetyWare	Suporte Manutenção Ambiente Trend Micro (Antivirus)	Piracicaba Papéis: 08/08/2011	31/08/2012	New Contract
NewCo	ScanLaser	Suporte e manutenção Coletores de Dados e Infra Rádio Frequencia	Piracicaba Papéis: 25/08/2011	31/08/2012	New Contract
NewCo	Teclink	Suporte e Manutenção SIAPP	Piracicaba Papéis: 10/08/2011	01/09/2012	New Contract

Assignment or New
Contracting	Supplier	Purpose	Execution Date	Valid Until	Contract
NewCo	Telsinc	Suporte e Manutenção da rede Local (Cabeamento/Switchs/Roteadores)	Fibria: 01/01/2011 Piracicaba Papéis: 19/08/2011	01/09/2012	Assignment
NewCo	Tivit

1. Suporte e Manutenção Data Center (Full Outsourcing) 2. Gerenciamento e Monitoração de ambiente SAP DMS 3. Gerenciamento e Monitoração de ambiente SAP ECC 4. Sustentação SAP (Service Desk N2, N3) 5. Implantação Eletronic Data Interchange (EDI) 6. Gerenciamento de ambiente TS

			Piracicaba Papéis: 01/09/2011	31/08/2012	New Contract
NewCo	BRADESCO SAUDE	Prestação de Serviços de atendimento médico- hospitalar	Será negociado novo contrato a partir de Outubro/2011		New Contract
NewCo	SARAF	Ativo Imobilizado	Piracicaba Papéis: 01/09/2011		New Contract
NewCo	IPEF (comodatária)	Comodato de terras da Unidade de Piracicaba para o IPEF	Fibria: 21/07/2006	01/08/2026	Assignment
Unidade Piracicaba Papeis	International Paper	Fornecimento de Celulose	01/02/2007		New Contract
Fibria - CNPJ: 60.643.228/0001-21	Banco Santander	- Pagamento a Fornecedores (contrato de pagamento via DOC/TED) - obs: VAN contrato Tivit (TI)	Piracicaba Papéis: 18/08/2011		New Contract
Unidade Piracicaba Papeis	Banco Santander	- Pagamento de salário de pessoal (contrato de pagamento de folha - obs: funcionários de piracicaba precisam ter conta no santander; roda sistema interno de folha; santander faz pagamento)	Piracicaba Papéis: 12/08/2011		New Contract
Fibria - CNPJ: 60.643.228/0001-21	Companhia de Gás de São Paulo - COMGÁS	Compra e venda de gás canalizado. (Cláusula 1.1)	Fibria: 25/05/2006		Assignment
Fibria - CNPJ: 60.643.228/0001-21	Imerys do Brasil Comércio e Exportação de Minérios LTDA	Fornecimento de carbonato de cálcio precipitado à Fibria. (Cláusula 1.1)	Fibria: 29/04/2011	Fibria: 15/01/2014	Assignment
Fibria - CNPJ: 60.643.228/0001-21	CEMIL MONTAGENS INDS LTDA EPP	Montagem mecânica e civil	12/08/2011	31/07/2012	Assignment
Unidade Piracicaba Papeis	Agência Estado	Atualizações de taxas de câmbio			New Contract

SCHEDULE 7.22.(b)

ASSUMED CONTRACTS’ REQUIRED CONSENT

•              Please refer to Schedule 7.22.(a).

SCHEDULE 7.24

ACCOUNTS RECEIVABLES

Accounts Receivable Aging list	R$ million
< 29 days	28.75
30 - 59 days	14.04
60 - 89 days	6.06
90 - 119 days	1.86
> 119 days
Total	50.71

TRANSITION SERVICES AGREEMENT

BY AND BETWEEN

FIBRIA CELULOSE S.A.

and

PIRACICABA INDÚSTRIA DE PAPÉIS ESPECIAIS E PARTICIPAÇÕES LTDA.

TRANSITION SERVICES AGREEMENT

By this TRANSITION SERVICES AGREEMENT dated September 29th 2011, executed by and between FIBRIA CELULOSE S.A., a publicly held company with head offices in the city of São Paulo, State of São Paulo, at Alameda Santos, no. 1357, 6th floor, registered with CNPJ/MF under no. 60.643.228/0001-21, herein represented in accordance with its by-laws (“Service Provider”); and, on the other side, PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPAÇÕES LTDA., a limited liability company organized under the laws of the Federative Republic of Brazil, with head offices in the city of Piracicaba, State of São Paulo, at Via Comendador Pedro Morganti, no. 3393, Monte Alegre, ZIP CODE 13415-900, registered with CNPJ/MF under no. 11.547.756/0001-71, herein represented in accordance with its articles of association (“Service Receiver”) and OJI PAPER CO. LTD. (Company No. 0100-01-034743), a company incorporated in Japan and having its registered office at 7-5 Ginza 4-chome, Chuo-ku, Tokyo 104-0061, Japan (“Parent”);

(Service Provider and Service Receiver also individually referred to as “Party” and jointly as “Parties”).

The term “Service Provider” is deemed to include any Affiliates of Fibria Celulose S.A. that ultimately provide services and/or receive compensation pursuant to the terms of this Agreement.

WHEREAS, pursuant to the Quota Purchase Agreement, dated as of September 22nd 2011 (the “QPA”), executed among Parent and Service Provider, Service Provider has prior to the date of this Agreement conducted a Corporate Reorganization (as defined in the QPA) and transferred the Business (as defined in the QPA) to Service Receiver and as of the date of this Agreement is selling to Parent all of the outstanding quotas of Service Receiver;

WHEREAS in connection with the transfer mentioned above Service Receiver desires Service Provider to continue to perform, or cause to be continued to be performed, certain services provided by Service Provider in connection with the Business until the Service Receiver is able to perform such services using its own personnel; and

WHEREAS Parties desire to negotiate mutually acceptable terms under which Service Provider shall provide certain transition services to Service Receiver;

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NOW, THEREFORE, in consideration of the foregoing and the respective warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree to enter into this Transition Services Agreement (this “Agreement”), as follows:

1.              DEFINITIONS

In this Agreement, the following terms shall have the following meanings.

“Affiliate” means any company (i) directly or indirectly controlled by a Party, or (ii) directly or indirectly controlling a Party, or (iii) under the same control as a Party. For the purpose of this definition the term “control” means the possession, directly or indirectly, of at least fifty percent (50%) of the equity ownership or voting rights.

“Closing Date” shall mean September 29th, 2011;

“Services” shall mean any of the services to be provided by or on behalf of the Service Provider under this Agreement and described in the relevant Exhibits attached hereto;

“Service Receiver Data” means all the data provided by the Service Receiver or created by the Service Provider solely on behalf of the Service Receiver that is used by the Service Provider solely in relation to the provision of the Services including, without limitation, employee information, customer information, product details and pricing information;

“Term” means each term beginning as of the Closing Date during which each Service shall be rendered as stated in the relevant Exhibit (as the same may be adjusted in accordance with Section 2.1.), being understood that the Agreement shall remain effective until the expiration of the longer term established in the Exhibit, which shall not exceed six (6) months as of the Closing Date.

All capitalized terms not defined above shall have the meaning ascribed to them in the specific sections of this Agreement or in the QPA.

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2.              PURPOSE AND SERVICES

2.1.     The purpose of this Agreement is to regulate the terms and conditions of the services to be rendered by the Service Provider to the Service Receiver. Commencing on the Closing Date and continuing throughout the respective Term, the Service Provider shall provide to the Service Receiver the services set forth in the Exhibit 2.1 attached hereto, in each case subject to the terms and conditions set forth herein. Notwithstanding the foregoing, the Parties acknowledge and agree that Service Receiver may determine from time to time that it does not require all of the services set forth on Exhibit 2.1. or that it desires to shorten the Term with respect to a particular service.  In such event, Service Receiver may terminate any Service or Services, in whole or in part, upon 15 days prior notification to Service Provider and the amounts due hereunder shall be adjusted accordingly.

2.2.     The Service Provider will perform the Services in accordance with the applicable law, in a professional and workmanlike manner by qualified and properly trained personnel.

2.3.     The Service Receiver understands that the Services provided hereunder are transitional in nature and are rendered by the Service Provider for the purpose of facilitating the transactions contemplated by the Parties. The Service Receiver further understands that the Service Provider is not in the business of providing Services to third parties and will not provide the Services beyond the applicable Term. In the event that Service Provider requires additional resources in order to perform obligations that are described in Exhibit 2.1. herein , the Service Provider may, upon prior approval from the Service Receiver, engage such resources at the Service Receiver’s sole cost and expense. The Service Receiver agrees to use its commercially reasonable efforts to transition to its own internal organization or other third party service providers the provision of each of the Services no later than the expiration of the applicable Term, except if otherwise agreed by the Service Provider and the Service Receiver.

2.4.     The Service Receiver understands that Service Provider may cause certain Services to be provided either by any of its Affiliated companies or by third parties (subcontractors) as per Section 8 below, or pursuant to agreements between the Service Provider and certain vendors. The Service Receiver will cooperate with the Service Provider and any third party providing Services on behalf of the Service Provider in order to facilitate the provision and receipt of such Services. Service Provider shall be responsible for compliance with the duties and obligations of Service Provider’s Affiliates or subcontractors.

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2.5.     The Service Receiver will use commercially reasonable efforts to provide information, including the Service Receiver Data, and documentation necessary for the Service Provider to provide the Services set forth herein. The Service Provider shall assist the Service Receiver in identifying which types of Service Receiver Data are required for the provision of Services.

2.6.     Regarding those Services to be provided under this Agreement, the Service Provider shall use the same degree of care in providing the Services as used in providing them for itself before the Closing Date. The Services shall be of a nature and extent substantially equivalent to the similar services customarily provided by the Service Provider in connection with the Business before the Closing Date.

2.7.     Service Provider represents and acknowledges that it will be liable for the performance, quality, sufficiency of the Services provided in connection with this Agreement, always within the scope of the services requested by Services Receiver according to Exhibit 2.1.

2.8.     If the Service Provider, in the exercise of its reasonable good faith judgment, deems it necessary to suspend delivery of a Service hereunder for purposes of inspection, maintenance, repair, replacement of equipment parts or structures, or similar activities, the Service Provider shall not be obligated to deliver such Service during such periods, provided that the Service Provider agrees to give prior written notice of any scheduled interruption and provided that Service Receiver accepts the terms of such prior notice, which acceptance shall not be unreasonably withheld.

2.9.     If in addition to the Services, Service Receiver requires any further services or transition activities not set forth in this Agreement, the Parties shall discuss in good faith the term and conditions applicable to the provision of such new services or transition activities by Service Provider to Service Receiver.

2.10.  At all times, during the term of this Agreement, (i) Service Provider shall maintain in its possession and under its control a full and complete record of all material books, records, contracts, instruments, data and other information related to the rendering of the Services (collectively, the “Information”); and (ii) Service Provider agrees to provide, upon Service Receiver’s request, full and complete access (including access to persons or firms possessing Information) to any and all such Information.

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3.              MIGRATION PLAN

3.1.     The Service Receiver shall be responsible for planning and preparing the transition to its own internal organization or other third-party service providers of the provision of each of the Services (the “Migration”). The Service Provider shall assist the Service Receiver with the initial development of a plan for Migration (the “Migration Plan”), provided that the mentioned assistance has no cost impacts, and shall provide the Service Receiver with all information reasonably requested by it that is necessary for the development and implementation of the Migration Plan. The Service Provider shall cooperate and shall use commercially reasonable efforts to cause its third-party contractors to cooperate, in a timely implementation of the Migration Plan.

3.1.1.   In case assistance to be provided by Service Provider to Service Receiver with the initial development of the Migration Plan causes cost impacts, the Parties shall reasonably agree in writing on how Service Receiver will compensate Service Provider for the extra costs to be incurred.

3.2.     The Service Provider may acquire, upon prior written authorization of Service Receiver, certain equipment (collectively, the “Acquired Equipment”) required to carry out the Services of this Agreement. Title to the Acquired Equipment will remain with the Service Provider until the earlier of (a) Migration or (b) the expiration or earlier termination of this Agreement (the “Transfer Date”). Except with respect to any Acquired Equipment that is located on Service Receiver’s premises, risk of loss of, or damage to, the Acquired Equipment will remain with the Service Provider until the Transfer Date, and if such Acquired Equipment is damaged (ordinary wear and tear excepted) or destroyed prior to the Transfer Date, the Service Provider will promptly bear the costs and expenses to repair or replace such equipment. If Acquired Equipment is transferred to the Service Receiver as of the Transfer Date, Service Receiver will reimburse Service Provider the original cost of the Acquired Equipment.

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4.              PAYMENT

4.1.     In consideration for the rendering of Services by the Service Provider, the Service Receiver agrees to pay to the Service Provider those amounts for ongoing Services determined in accordance with the rates and charges set forth in the Exhibit 2.1 attached hereto.  In addition, the Service Receiver shall pay the Service Provider all expenses reasonably incurred by the Service Provider in providing the Services as set forth in the same Exhibit 2.1. Any other incremental service related to the Business not covered by this Agreement that may be requested by the Service Receiver to be provided by the Service Provider shall be charged from the Service Receiver according to the hourly rate reasonably negotiated between Service Receiver and Service Provider.

4.2.     Within 10 (ten) days of the last day of each calendar month, the Service Provider shall provide to the Service Receiver an invoice or debt note, as the case may be, according to the applicable legislation, for the preceding month’s Services, which shall include (i) the Services provided by the Service Provider to the Service Receiver for such month, (ii) the charges for such Services, (iii) a list of the incidental costs and expenses incurred by the Service Provider for such month, if any, and (iv) reasonable documentation verifying the incidental costs and expenses that are subject to reimbursement. Undisputed amounts stated in such invoices shall be paid by the Service Receiver in full within 10 (ten) days of the invoices being issued to an account designated by the Service Provider, by means of available electronic transfer (TED — Transferência Eletrônica Disponível). The transfer voucher slip will serve as proof of payment and discharge of the respective obligation. If the Service Receiver has a good faith dispute over any of the charges or Services referenced in the invoice, it must pay the amount of the undisputed portion of the invoice and provide written notice to the Service Provider of the dispute on or before the applicable due date. Any such disputes will be resolved in accordance with section 6.

4.3.     The taxes applicable to the payments due under this Agreement shall be borne by the responsible Party, according to the Brazilian legislation. All costs set forth in this Agreement and in the Exhibits hereto are net of taxes.

4.4.     All payments due to Service Provider under this Agreement shall be made in Brazilian currency — Reais.

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4.5.     All prices set forth in this Agreement and in Exhibit 2.1 hereto shall be annually adjusted by the Brazilian index IPCA (“Indice de Preços ao Consumidor Amplo”).

5.              PROJECT MANAGERS

5.1.     The Service Provider and the Service Receiver shall each appoint a person to act as its project manager (each, a “Project Manager”) to deal with issues arising out of the performance of this Agreement, and to facilitate orderly provision and receipt of the Services. Initially the Project Manager for the Service Provider shall be Luis Roberto Droghetti, and the Project Manager for the Service Receiver shall be Agostinho Monsserrocco Junior. Each party agrees to provide reasonable access (in person, by telephone or electronically via e-mail) during normal business hours to its Project Manager for problem resolution.

6.              GOVERNING LAW AND DISPUTE RESOLUTION

6.1.     The constitution, validity and interpretation of this Agreement, as well as of the present dispute resolution clause, shall be governed in accordance with the substantive laws of the Federative Republic of Brazil in force at the date of signature of this instrument. It is expressly prohibit and waived by the Parties the application of equity and/or international trade principles and rules.

6.2.     Any dispute arising between the Parties in connection with this Agreement, its interpretation, validity, performance, enforceability, breach or termination, shall be settled in an amicable way by the Parties by direct negotiations held in good faith for a term not exceeding 30 (thirty) calendar days.

6.3.     If, upon expiration of the 30-days period, the Parties have not reached an amicable settlement, the dispute must be submitted to the decision of an arbitration panel and shall be finally settled under the rules of the Arbitration Center of the Brazil-Canada Chamber of Commerce (“Arbitration Center”) in force at the date that the request for arbitration is filed. Said Arbitration Center will be responsible for the administration of the arbitration proceeding.

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6.4.     In case of resistance of any of the Parties in commencing the arbitration, the other Party may plead in court for the specific performance of this clause, so that the arbitration commitment be executed, according to article 7 of the Law No. 9.307/96.

6.5.     The arbitration shall take place in São Paulo, SP, Brazil (seat of arbitration), and shall be conducted in English language, by a panel of three (3) arbitrators.

6.6.     Each Party shall specify one (1) arbitrator and the two (2) arbitrators appointed by the Parties shall appoint a third arbitrator, who will be the chair of the panel.

6.7.     The arbitration award shall be rendered in the seat of arbitration and shall be binding upon the Parties as a final decision to the conflict, not subject to appeals of any kind.

6.8.     During the course of the arbitration, the Parties shall bear their own expenses, costs and fees of own attorneys, representative and technical assistants. At the end of the arbitration, the arbitration panel shall establish in the arbitration award the criteria for the reimbursement of such expenses, costs and fees in favor of the Party that prevails, in the proportion such Party prevailed, and limited to ten per cent (10%) of the total amount of the arbitration award.

6.9.     The Parties agree that the arbitration shall be always kept confidential during all its course and also after it is concluded. All elements of the arbitration (including the arguments of the parties, evidence, reports and other third part statements and any documents submitted or exchanged within the proceeding) may only be disclosed to the arbitration panel, to the Parties, their attorneys, technical assistants and to persons necessarily bound to the arbitration proceeding, except if the disclosure is required for the compliance of the obligations imposed by law.

6.10.  Before formation of the arbitration panel and signature of the terms of reference and arbitration commitment, the Parties may request to the competent judicial authority all and any appropriate provisional measures, in order to ensure the compliance of the contractual provisions and avoid irreparable harm, according to articles 796 et seq of the Brazilian Civil Procedure Code.

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6.11.  The application made by a Party to a judicial authority, for obtaining such appropriate provisional measures, shall not be considered breach or waiver of the arbitration convention and shall not compromise the jurisdiction of the arbitration panel as stipulated herein.

6.12.  For the purpose of specific performance of the arbitration clause, provisional measures, enforcement of the arbitration award, as well as direct execution of contractual amounts, the Parties elect the court of São Paulo, SP, Brazil, expressly waiving any other possible court, no matter how privileged it is or may be.

7.              OWNERSHIP AND TRANSFER OF INTELLECTUAL PROPERTY

7.1.     The Service Receiver Data shall be and shall remain the property of the Service Receiver and shall be promptly provided by the Service Provider upon the Service Receiver’s request.

7.2.     The Service Provider shall not register or in any other way use the names or trademarks of Service Receiver, or any other company of the corporate group of the latter, or also, use any abbreviation or variation of the names or trademarks on its material such as catalogs, letter papers, website, emails signatures and business cards, except upon previous authorization in writing from Service Receiver. The Service Provider acknowledges that it does not have nor it will acquire any right to the Service Receiver or of any other Parent’s company’s marks, intellectual property rights and other information provided by the Service Receiver or by the Parent to the Service Provider under this Agreement. The Service Provider is not authorized to use any designation that may imply liability of Service Receiver or any relationship between the Parties (except for the rendering of services provided hereto)in relation to the acts practiced by the Service Provider.

8.              SUB-CONTRACTING; THIRD PARTY AGREEMENTS

8.1.     The Service Provider may delegate or sub-contract its duties under this Agreement to a qualified third party, provided that (i) to the extent such third party is not, as of the date hereof, a party to an agreement with the Service Provider that contains appropriate confidentiality restrictions, such party must agree in writing to comply with confidentiality restrictions at least as restrictive as those set forth in section 15, and (ii) notwithstanding such delegation or sub-contracting, the Service Provider shall still remain liable for the performance of its duties hereunder and other sub-contracted parties’ duties towards Service Receiver.

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8.2.     The Service Receiver acknowledges that the Services provided through third parties or using third party intellectual property rights are subject to the terms and conditions of any applicable agreements between the Service Provider and such third parties, and the Service Receiver agrees to comply with such reasonable terms and conditions to the extent that the Service Receiver is informed in writing in reasonable detail of such terms and conditions by the Service Provider.

9.              TERM AND TERMINATION AND EFFECTS OF TERMINATION

9.1.     This Agreement shall become effective on the Closing Date and continue in effect until the termination or expiration of all of the Term.

9.2.     Either Party may terminate this Agreement:

(a)         if the other Party is in breach of any material obligation of this Agreement which is not cured (or at least commenced to be cured, if so allowed by the non-breaching Party) within thirty (30) days after delivery of a written notice of such breach by the non-defaulting Party;

(b)         in the event either Party has its bankruptcy adjudicated by final unappealable court decision, files for debt rehabilitation, initiates winding-up or liquidation proceedings, or presents evidence of insolvency, under the terms of Article 955 of the Brazilian Civil Code; or

(c)          in case of Force Majeure Event(s), as defined and described in Section 13 below, without any burden or penalties to any of the Parties, if the Force Majeure Event(s) remain unresolved for a period of sixty (60) days from the notification provided in Section 13.2(i).

9.3.     Except if otherwise provided herein or unless otherwise agreed in writing by the Parties, the Service Provider’s obligation to provide or procure, and the Service Receiver’s obligation to purchase, a Service shall cease as of the end of the applicable Term.

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9.4.     Upon termination or expiration of this Agreement, the Service Receiver shall pay to the Service Provider all monies due to the Service Provider in respect of Services provided prior to such termination or expiration.  In addition, each Party shall, at the disclosing Party’s option, return or destroy the Confidential Information, as per defined in Section 15 below, of the other Party. In the event that the disclosing Party elects destruction, the other Party shall furnish to the disclosing Party a written certificate of destruction signed by an officer of the certifying Party.

10.       INDEPENDENT CONTRACTOR

10.1.  Nothing contained in this Agreement shall create or be deemed to create the relationship of employer and employee between Service Provider (including employees of Services Provider or employees of a subcontractor to Service Provider) and Service Receiver. Except as specifically and explicitly provided in this Agreement, and subject to and in accordance with the provisions hereof, no Party to this Agreement is now, shall become, or shall be deemed to be an agent or representative of the other Party hereto. Except as herein explicitly and specifically provided, neither Party shall have any authority or authorization, of any nature whatsoever, to speak for or bind the other party to this Agreement.

10.2.  Service Provider has the exclusive and total liability related to labor, tax, and social security liability that may result from the direct and exclusive provision by Service Provider of the Services under this Agreement. The Parties hereby agree that there will be no joint or secondary liability of Service Receiver with respect to any claims that may be filed by employees of Service Provider or its subcontractors. Service Provider shall answer any labor claims that may be filed by its employees and the employees of its subcontractors. Services Receiver shall have not reparation obligation relating to any assessment, administrative proceeding, or labor claim that may be filed by an employee of Services Provider or an employee of a subcontractor to Service Provider.

10.3.  Service Provider shall reimburse Service Receiver for any and all cost and losses incurred in its defense against any judicial lawsuits and administrative proceedings in connection with section 10.2 above, including without limitation to, legal fees, court fees and judicial or extrajudicial expenses. Such reimbursement shall be made within no later than 30 (thirty) days as of the date on which the Service Provider receives the request of the Service Receiver in this regard.

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11.       INDEMNIFICATION; LIMITATION OF LIABILITY

11.1.  Except for claims arising from Service Receiver´s sole negligence, recklessness, willful misconduct or fault, Service Provider shall defend, at its sole expense, any claim, demand or suit (a “Claim”) against Service Receiver, and shall indemnify and hold Service Receiver, its directors, officers, employees and successors harmless from and against any and all losses, liabilities, damages, fines, penalties, costs, expenses or fees (including reasonable attorneys’ fees) (“Losses”) incurred by, or awarded or assessed against, Services Receiver in connection with, or resulting from the use of any Service provided hereunder or related to the death of or injury to persons, or destruction of property, or any other Loss caused by any defect of the Services provided herein.

12.       INSURANCE

12.1.  Each Party shall, throughout the Term of this Agreement, carry appropriate insurance with a reputable insurance company covering property damage, business interruptions and general liability insurance (including contractual liability) to protect its own business and property interests.

13.       FORCE MAJEURE

13.1.  Performance by Service Provider and/or Service Receiver under this Agreement may be suspended or curtailed without liability to the other Party to the extent, and for so long as any event which is not reasonably foreseeable or, if reasonably foreseeable, is beyond the control of the Party claiming suspension, and, in either case, prevents total or partial performance by such Party of its obligations under this Agreement (a “Force Majeure Event(s)”), including but not limited to lightning, typhoons, fires, floods, earthquake or other acts of nature, explosions, wars, acts of vandalism and strikes.

13.2.  Any delay, limitation or failure of performance due to one or more Force Majeure Event(s) shall not be deemed a breach of or failure to perform under this Agreement or any part hereof and this Agreement shall otherwise remain unaffected; provided, that the Party so prevented from complying with its obligations hereunder shall (i) promptly verbally notify the other Party as soon as practical but not later than 1 (one) day after the respective Party becomes aware of the Force Majeure Event(s), and (ii) within 5 (five) days from the Force

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Majeure Event, confirm such notice in writing, including all particulars of the Force Majeure Event(s), such as but not limited to, the best estimate of the term of such Force Majeure Event(s), and the Parties shall meet as promptly as practicable to discuss the circumstances and potential solutions to such Force Majeure Event, including mitigation of such Force Majeure Event. The Party affected by a Force Majeure Event shall exercise its best efforts to mitigate or cure such Force Majeure Event as quickly as possible and shall keep the other Party fully informed as to such mitigation and cure efforts.

14.       NOTICES

14.1.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; (d) overnight delivery service or (e) e-mail. Notices shall be sent to the appropriate Party at its address or facsimile number given below (or at such other address or facsimile number for such Party as shall be specified by notice given hereunder):

If to the Service Provider to:

FIBRIA CELULOSE S.A.

Alameda Santos, 1357, 6th floor

01419-908, São Paulo, SP, Brazil

At: Luis Roberto Droghetti

e-mail: luis.droghetti@fibria.com.br

phone: 55-11-2138 4363

fax: 55-11-2138 4363

If to the Service Receiver to:

PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPAÇÕES LTDA.

Via Comendador Pedro Morganti, no. 3393, Monte Alegre

Piracicaba, State of São Paulo, ZIP CODE 13415-900

At: Agostinho Monsserrocco Junior

e-mail: Agostinho.monsserrocco.@piracicabapapeis.com.br

phone: 55- 19- 2106 9646

fax: 55- 19- 2106 9646

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14.2.  All such notices, requests, demands, waivers and communications shall be deemed received (i) in the case of personal delivery, upon actual receipt thereof by the addressee, (ii) in the case of overnight delivery, on the day following delivery to the overnight delivery service, (iii) in the case of mail, upon receipt of the return receipt, (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, or (v) in the case of an e-mail, one (1) day after the date of transmission. In the case of notices sent by facsimile or e-mail transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile/electronic notice is deemed received.

15.       CONFIDENTIALITY OF INFORMATION

15.1.  Except as provided below, all data and information disclosed between the Service Provider and the Service Receiver pursuant to this Agreement, or to which a party has access pursuant to this Agreement, including the Service Receiver Data and information relating to or received from third parties, is deemed confidential (“Confidential Information”). A Party receiving Confidential Information (the “Receiving Party”) will not use such information for any purpose other than for which it was disclosed and, except as otherwise permitted by this Agreement, shall not disclose to third parties any Confidential Information for a period of 05 (five) years from the termination or expiration of this Agreement. The Receiving Party shall view, access and use only such Confidential Information of the disclosing party as is necessary to provide or receive Services hereunder, as applicable, and shall not attempt to view, access or use any other Confidential Information of the disclosing Party.  Notwithstanding the foregoing, the Receiving Party’s obligation hereunder shall not apply to information that:

(a)         is already in the Receiving Party’s possession at the time of disclosure thereof, as evidenced by Receiving Party’s written records;

(b)         is or subsequently becomes part of the public domain through no action of the Receiving Party; or

(c)          is subsequently received by the Receiving Party from a third party which has no obligation of confidentiality to the Party disclosing the Confidential Information.

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15.2.  Notwithstanding Section 15.1, Confidential Information may be disclosed by the Receiving Party:

(a)         to the Receiving Party’s Affiliates, directors, officers, employees, agents (including, in the case of the Service Provider, any third parties engaged to provide the Services), auditors, consultants and financial advisers (collectively, “Agents”), in each case, who have a need to know such Confidential Information in connection with providing the Services hereunder, provided that the Receiving Party ensures that such Agents comply with this Section 15; and

(b)         as required by applicable law, in which case the disclosure shall be limited to the terms and conditions that are to be disclosed pursuant to such law, provided that, if permitted by law, written notice of such requirement shall be given promptly to the other Party so that it may take reasonable actions to avoid and minimize the extent of such disclosure, and the Receiving Party shall cooperate with the other Party as reasonably requested by the other Party in connection with such actions.

15.3.  If, at any time, either Party determines that the other Party has disclosed, or sought to disclose, Confidential Information in violation of this Agreement, that any unauthorized personnel of the other Party has accessed Confidential Information, or that the other Party or any of its personnel has engaged in activities that may lead to the unauthorized access to, use of, or disclosure of such Party’s Confidential Information, such Party shall immediately terminate any such personnel’s access to the Confidential Information and immediately notify the other Party. In addition, either Party shall have the right to deny personnel of the other Party access to such Party’s Confidential Information upon notice to the other Party in the event that such Party reasonably believes that such personnel pose a security concern. Each Party will cooperate with the other Party in investigating any apparent unauthorized access to or use of such Party’s Confidential Information.

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16.       SYSTEM SECURITY

16.1.  If any Party (the “Accessing Party”) is given access to any of the other Party’s computer systems or software (collectively, “Systems”) in connection with receipt of the Services, the Accessing Party shall comply with all of the other party’s system security policies, procedures and requirements (collectively, “Security Regulations”), to the extent the Accessing Party is or has been made aware of them, and will not tamper with, compromise or circumvent any security or audit measures employed by the other Party. In the event of any conflict between this Agreement and any Security Regulations, this Agreement will prevail, except if otherwise informed in writing by the non Accessing Party to the Accessing Party. The Accessing Party shall access and use only those Systems of the other Party for which they have been granted the right to access and use, and only to the extent reasonably necessary in connection with the provision or receipt, as applicable, of the Services. In the event that the Accessing Party’s employees will be accessing co-mingled or sensitive data, upon the other Party’s request, the Accessing Party will require each such employee to execute a confidentiality agreement with such other Party, which shall include terms no less protective than those of Section 15 hereof.

16.2.  The Accessing Party will use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its personnel of the restrictions set forth in this Agreement and of the Security Regulations.

16.3.  If, at any time, the Accessing Party determines that any of its personnel has sought to circumvent, or has circumvented, the Security Regulations, that any unauthorized Accessing Party personnel has accessed the Systems, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, the Accessing Party shall immediately terminate any such personnel’s access to the Systems and immediately notify the other Party.  In addition, the non Accessing Party shall have the right to deny personnel of the Accessing Party access to its Systems upon notice to the Accessing Party in the event that the non Accessing Party reasonably believes that such personnel have engaged in any of the activities set forth above in this section 15.3 or otherwise pose a security concern. The Accessing Party will cooperate with the other Party in investigating any apparent unauthorized access to the Accessing Party’s Systems.

17

17.       MISCELLANEOUS

17.1.  Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect, and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law. In such circumstances, the Parties agree to negotiate in good faith amendments to this Agreement designed to restore to the Parties the respective benefits they held under this Agreement prior to the declaration of invalidity or unenforceability.

17.2.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

17.3.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between or among the Parties thereon. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

17.4.  This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as expressly provided in Section 8 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any Party hereto without the prior written consent of the other Parties hereto; provided however, that any Party may assign or delegate its rights and obligations hereunder without the consent of the other Parties to any Affiliate; provided, further that any such assignment or delegation shall not relieve the assigning or delegating Party of any of its obligations under this Agreement.

17.5.  The failure of any Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights shall not operate as a continuing waiver of such rights.

18

17.6.    The Parties acknowledge and agree that this Agreement contains all the requisites needed for this instrument serving as a valid document for commencement of execution proceedings (título executivo extrajudicial), for all legal intents and purposes.

17.7.    This Agreement is solely for the benefit of the Service Provider and its successors and permitted assigns, with respect to the obligations of the Service Receiver under this Agreement, and for the benefit of the Service Receiver, and their successors and permitted assigns, with respect to the obligations of the Service Provider under this Agreement. In this sense, in the event of merger, amalgamation (upstream merger under Brazilian law), spin-off or change in control of either of the Parties, continuity of this Agreement is expressly assured, obligating the successor or any third parties related in any manner to the merger, amalgamation, spin-off or change in control of either of the Parties to comply with all the clauses, terms and conditions established in this Agreement. This Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim liability, reimbursement, cause of action or other right.

17.8.    Neither Party shall assign or transfer (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that each of the Parties may assign all of its rights and obligations under this Agreement without the prior written consent of the other Party to one or more of its Affiliates.

17.9.    This Agreement does not create, nor aim to create any kind of company, association, joint venture, cooperative, partnership, consortium, agency, and neither does it attribute or aim to create any kind of relationship involving principal and agent, commercial representation, business management or other kind of similar legal arrangement between the Parties, except for those expressly provided in this Agreement and directly related to the performance of the Services by Services Provider to Services Receiver.

19

17.10.    For purposes of this Agreement and its schedules and annexes, the Parties hereby authorize the persons indicated below to initial all Exhibits and Schedules of this Agreement:

Piracicaba Indústria de Papéis Especiais e Participações LTDA.	Tomoo Edagawa

Oji Paper Co. Ltd.	Tomoo Edagawa

Fibria Celulose S/A	Eduardo de Almeida Andretto

IN WITNESS WHEREOF, the Parties execute this Agreement, in two (2) counterparts of the same content and form, before two (2) witnesses, for a sole legal purpose.

FIBRIA CELULOSE S.A.
By:
Title:

PIRACICABA INDÚSTRIA DE PAPÉIS ESPECIAIS E PARTICIPAÇÕES LTDA.
By:	Gilberto Julio Piatto
Title:	Executive Officer

OJI PAPER CO., LTD..
By:	Kazuhisa Shinoda
Title:	President and Chief Executive Officer

Witnesses:

1.		2.
	Name		Name
	ID:		ID:

20

Exhibit 2.1: Description of Services

Team	Main Activities	Fibria Role: Advice or Execution	Activities	Estimated length	TOTAL (R$/Month) - without tax[DeA1]

Procurement

	Sales of scraps	Execution	Sales of scraps	1 month	2% of Scraps Net Revenues

		Execution	MRO freight purchases and delivery for repair	3 months	R$	1.276,36

	Purchase Categories: General (MRO, Raw Materials, Packaging and Pulp)	Advice	MRO purchases (low value) Regional purchases Chemical supplies purchases (Raw Materials) Packaging purchases Pulp purchases Imported Paper purchases MRO purchases (high value) CAPEX purchases	3 months	R$	4.634,70

	Purchase Category: Administrative and Industrial services	Advice	Administrative Service Purchases Industrial Service Purchases National Logistic Purchase (Freights) International Logistic Purchase (Freights) Logistic Operator Purchase	3 months	R$	5.897,27

			New Business

	Supplier Management	Advice	Supplier homologation	3 months	R$	4.634,70

	KPIs and Reports Management	Advice	Management Analysis KPI Management

	Support to user areas	Advice	Support to user areas in preparing contracts - E.g.: Legal Requirements (ISO, CETESB, etc.)
	Total Expenses per Month				R$	16.443,03

Imports
	Purchase Order (PO) Creation	Execution	PO data verification (date needed, Incoterm, NCM) Cargo agent definition Process creation in imports report	3 months	R$	6.175,70

	Shipments instructions process	Execution	Follow up of powers of attorney’s maturity Obtaining of information on estimated time of arrival (ETA) of ships and aircrafts, with air and sea companies, irrespective of the negotiated	3 months

2

Incoterm. Delivering of shipment instructions to exporter and process follow up Informing to Forwarding Agent on shipment Provision for import taxes and expenses

Credit Letter	Execution	Request the issuing of L/C whenever the purchase is supported by such category	3 months

Documents analysis	Execution	Pro Forma Invoice analysis Checking of documents/drafts prior to shipment, and if necessary request due amendments	3 months

Imports License	Execution Advice	LI request, rectification and granting when necessary Issuing of LI, rectification and granting when necessary Draft report with LIs issued and supported by tax benefits	3 months

Shipments approval process	Execution

Follow up with supplier/cargo agent operating area

Cargo shipment authorization

Receipt of copies of B/L and invoice

Checking of original documentation

Tracking of cargo arrival

Receipt of Original invoice

Changing of status in Import report

3 months

Tax payments		Fees and taxes payment	3 months

3

	Execution	B/L clearance request with cargo agent Receipt of Original BL Issuing of monthly Report per CNPJ with amounts of Taxes II, IPI, ICMS, PIS and COFINS, paid in I.D.s

Clearance process	Advice	Checking of cargo presence (CNTRS) Preparing and clearance of DTA/DST if necessary	3 months

	Execution	Communication of any irregularity that may adversely affect the customs clearing process

	Advice	Preparation of Term of Responsibility/Commitment with SRF, if necessary Registering of Import Declaration Controling of linkage and rectification of IDs with SISCOMEX/SISBACEN

	Execution	Payment of ICMS, control, and rectify if needed

Advice

Request and track of ICMS release when necessary

Registration of ID and Export Registration (ER), follow up and evidence of drawback processes and further delivery of write-off reports thereof

Delivery of periodic report for controlling granting act write-off

Preparation of Term of Responsibility with SRF

4

Request of direct unloading on truck
	Execution	Forwarding of originals to forwarding agent
Advice

Preparation and forwarding process for (customs) clearance

Attendance at Documental and Physical Check

Issuing of CI

Delivering of ID Copies (financial) and daily report with charges made to checking account

Issuing of cost report per cleared process for issuing complementary bill of sale if necessary.

	Execution	Checking of expense notes, vouchers and documents generated along the process. Payments of costs generated along the process (Storage, unloading...)
	Execution	Issuing of purchase invoice Changing status in Import report

Insurance	Execution	Activation of insurer in case of loss and notify Operating Department	3 months
	Advice	Follow up Inspection when necessary
	Execution	Application for Official Inspection/Waiver, when

5

necessary
	Advice	Delivery of documents for Insurance approval In case of loss, Delivery of Documents, request of cargo positioning and inspection with insurer

Scraps	Advice	Fumigation request, if necessary Wood Screening	3 months

Exchange	Execution

Preparation and delivery of documents to bank for import financing whenever necessary

Entrance of process data in systems and/or database to make electronic access to information possible during the process

Arrangement for exchange closing instructions (advance/on demand/on credit/letter of credit/services) with financial department/brokerage/ or other appointed area.

3 months
	Advice	Issuing of ROF
	Execution	Follow up and control maturity of exchanges on credit.
	Advice	Follow up of pending matters at BACEN and SRF with financial department/brokerage through weekly reports

Transportation and Delay Control		Formal notification clearance of cargo for transportation to the Mill user.	3 months

6

Execution
	Advice	Clearance of docs for carrier to withdraw cargo Delivery of empty CNTRS and submit delivery voucher to FIBRIA Control of delivery of empty CNTRS with delivery voucher issued by “Depot”
	Execution	Placement of data in demurrage control
	Execution	Ending ofstatus in import report

Follow Up	Execution	Weekly reporting with position of processes and estimated arrival at units.
Issuing of daily management reports via system and/or email enabling perfect physical and financial tracking of processes online.

Shipments Advice	Execution	Classification of Tariff	3 months
Advice

Advice and information of changes or updates in laws related to foreign trade and processes for obtaining tax benefits, as soon as published and/or issued.

Provision of support and assistance as respects the laws in force clarifying doubts and/or problems identified in the processes in general

7

Intervention with customs entity to arrange for appointment of technicians aimed at the correct tariff classification of goods.

Practice of all other acts regarding provision of customs clearing services.

Participation in special projects and operations with Ex-Tariff, Temporary Admission, Re-import, and etc.)

	Temporary exports	Advice	Dispatch, DDE approval and ER follow-up	3 months
	Total Expenses per Month				R$	6.175,70

Tributary / Accounting
	All taxes calculation and payment: IRPJ, CSSL, PIS/COFINS, ISS, Accessory Obligations (DCTF, DACON, DIRF, DIPJ, LALUR, CAT95, other)	Execution	IRPJ - LALUR preparation and calculation	4 months	R$	38.064,00
			CSSL calculation - Preparation and calculation	4 months
			PIS/COFINS calculation- under invoicing	4 months

			Withholding of taxes calculation - 4.65% (PIS/COFINS/CSSL)	4 months

			Withholding of taxes calculation - ISS	4 months
			Withholding of taxes calculation - IRRF	4 months

			Withholding of taxes calculation - INSS	4 months
			Ancillary DCTF obligation	4 months
			Ancillary obligation- DACON	4 months

8

	Ancillary obligation- DIRF	4 months
	Ancillary obligation- DIPJ	4 months
	Ancillary obligation- LALUR	4 months
	Ancillary obligation -CAT95 — fuel	4 months
	Ancillary obligation- NEW GIA	4 months
	Ancillary obligation-SPED - Final 84 is to generate SPED, 92 and 69 CIAP load	4 months
	Ancillary obligation -SPED / accounting	4 months
	Ancillary obligation -GIA ST - For states where we have ST enrollments	4 months
	Ancillary obligation - SINTEGRA ST - For states where we have ST enrollments	4 months
	Ancillary obligation -PERDCOMP (IPI/PIS/COFINS/IT/SC credits)	4 months
	Ancillary obligation- FCONT	4 months
	Ancillary obligation-DIF/IMMUNE PAPER	4 months
	ICMS Calculation	4 months
	ICMS ST Calculation	4 months
	IPI Calculation	4 months
	Cash basis exchange variation for calculating IT/Social Contribution	4 months
	Maintenance in tax exception table (J1BTAX), in case of differentiated tax rate, reduction of calculation basis and exemption.	4 months
Others	Extraction of fuel report	4 months

9

	Execution	Tax x accounting reconciliation	4 months	R$	13.285,61
		Swap - Derivatives for financial investments w/ cash effect	4 months
Tax advices: For questions of direct and indirect taxes, duties and questions of local auditors;	Advice	Tax consulting — > For questions of direct and indirect taxes, ancillary duties and questions of local auditors	4 months
SISCOMEX: Maintenance and qualifications (registration of legal representatives for export and import);	Execution	Maintenance and qualifications at SISCOMEX (registration of legal representatives for export and import)	4 months
Tax planning (if and when necessary)	Execution	Tax planning	4 months
Drawing up and Controlling of Tax habilitations and authorizations, as follows: Radar, Siscomex, ADE, other	Advice

Preparation and controlling of tax habilitations and authorizations, as follows: Radar # (export), SISCOMEX, ADE, opening and closing of branches, registration changes (E.g. QSA), accreditation and renewal of digital certificates for issuing Invoice, control of accesses to digital certificate for delivery of ancillary duties, control of powers of attorney and special regimes.

4 months

Tax credit forecast (preparation, analysis and reclassification - short and long terms);	Advice	Tax credit forecast (preparation, analysis and reclassification - short and long terms).	4 months
General		PIS/COFINS credit control	4 months

10

Reconcilements	Execution	under fixed assets
		Tax credit and debit reconciliation. Accounting x Tax	4 months

Tax Inspection (Audit, monitoring, documentation,	Execution	Review, management and follow-up of calculations made by CSC (IT/CSLL)	4 months
petition, and other legal requirements)		Management and follow-up of tax calculations made by CSC - All taxes (ICMS, IPI, PIS/COFINS, IT/SOCIAL CONTRIBUTION AND TAX WITHHOLDINGS).	4 months
		Inspection compliance (follow- up, preparation of documentation, preparation of petition and other requirements from inspector)	4 months
		Auditing and consulting compliance	4 months
		Quarterly comparison of tax variations for compliance with external audit, and delivery of information to CVM since this is a publicly-listed company. IN / 86	4 months
General Registry (customers, suppliers, materials)	Advice	General Registry (materials/customers/suppliers)	1 month
Reconciliation of Balance Sheet accounts	Execution	Reconciliation of Balance Sheet accounts	4 months
Closing and Management Reports		Closing and generation of management Reports	4 months

11

		Execution	Calculation of result and further entry	4 months
			Annual closing - AA	4 months
	Reclassifications / Provisions	Execution	Reclassifications / Provisions	4 months
	Exchange Rate Variations (Calculation and controlling)	Execution	Exchange Rate Variations (Calculation and controlling)	4 months
	Cash Flow closing PDD Analysis and	Execution Execution	Cash Flow closing PDD Creation/analysis and	4 months
	Contingency;	Execution	Contingencies	4 months
	Depreciation		Depreciation	4 months

	Audit compliance	Execution	Audit compliance	4 months
	Control and Analysis of new investments Fixed assets: Registry, invoicing, Map of movements	Execution Execution	Control and Analysis of new investments Map of movements of fixed assets Write-offs and transfers	4 months 2 months 3 months
	Total Expenses per Month				R$	51.349,61
Controllership
	Monitoring and Control - Daily, weekly and monthly	Execution	Approvals and registration of accounting views in the registry of materials Average Price Variation Analysis of Materials/Products
			Depreciation Analysis Maintenance, Production Orders, Analysis Appropriation of Maintenance Orders and follow-up of ERROR LOG Reclassifications / Provisions/entries	3 months	R$	3.442,05

12

CO master data registration (cost centers, profit centers, cost class, cost center groups, cost class groups)
Analysis of Maint. Orders / Prod / Pep (Invest.) / Cost Center
Balance Verification of Maint. Orders /Prod / Pep/ Cost Center
Appropriation of Production Orders
Appropriation of Maintenance Orders
PEP settlement (Investments)
Zeroing of re-tariff balances of productive cost center

Industrial closing process -	Execution	Apportionments made in Administrative and Production Areas
Production Cost

Hour Cost Tariff Breakdown (e.g.: R$/hour/machine) Hour Cost Tariff calculation and analysis

COCKPIT - cost calculation tool

Balance PRD account analysis - costs not appropriated as production costs

PRD zeroing Multilevel COCKPIT - Stratification Program analysis PRD booked CPV

Total Expenses per Month			R$	3.442,05

13

Treasury
	Credit: Credit insurance administration, Vendor operation administration;	Execution	Input of financial information in CRR Vendor operation administration	1 month	R$	1.125,00
					R$	900,10
	Accounts Payable: Analysis of payment commitments; calculate and inform the need of cash; Make manual payments and reconciliations	Execution	Payment commitments analysis Running of payment proposal at SAP ( D-1) Generation of magnetic file for submission to bank for making payment (at least D-1) Receipt of payment processes validation from bank (D-0) Information of cash need for day D-0 Treatment of inconsistencies in payment operation (registration, TED) Receivement of magnetic file from bank in D-1, such as payments made and make banking reconciliation Issuing of manual payments in banks and reconciliation. Auditing of compliance Drawing up of cash management reports	2 months	R$	3.806,40
	Accounts Receivable	Execution	Management of delivery and receipt of invoicing and receipt magnetic files for banks; Information of cash availability Dealing with criticisms/inconsistencies in banking processing of		R$	2.537,60

14

previous day Identification of deposit in checking account Manual write-offs (every day until 10 a.m.)

Generation of daily files of manual write-offs. Extensions and discounts Preparation of collection management reports (reconciliation)

Auditing compliance

Cash Flow analysis (advice)	Execution	Bank accounts reconciliation Financial schedule preparation and management Establishment of financial raising/investment strategy Contacting of banks for financial transactions and their closing Operations reporting and controlling		R$	3.989,01
Insurance management	Execution	Insurance management (losses, premiums, indemnifications, accountings) Operations reporting and controlling Auditing compliance	2 months

Foreign Exchange Activities	Execution	Foreign exchange contracting for export and import operations	1 month	R$	5.800,00

Total Expenses per Month				R$	18.158,11

15

Legal
	Agreements	Execution	Agreements: (I) elaboration, analysis and review of all, national and international, companies; (II) advise to internal clients during the agreements’ celebration and negotiation.

	Civil and Labor Litigation	Execution	Civil and Labor Litigation

	Civil and Labor - advice to user areas	Execution	Civil and Labor - internal inquiries and support to areas Tax: (I) elaboration of opinions, memos; (II)	1 month	R$	25.948,00
	Tax	Execution	management and control of the tax litigation (administrative and judicial process); etc.
	Environmental	Execution	Environmental
	Real Estate	Execution	Legal Real Estate - support to legal aspects regarding the mill’s real estate properties
	Brands and Intellectual Property	Advice	Registration, management and protection

	Total Expenses per Month				R$	25.948,00

Human Resources
	Payroll services	Execution	Perform payroll	4 months	R$	10.800,00
	Organization Structure Maintenance at SAP	Advice	Create departments structure, create job positions and levels, salary spreadsheet, develop	1 month	R$	1.721,02

16

			reports
	Information of payment receipt (e.g. pay slip, paychecks, vacation receipt)	Execution	Process information of payment receipt (e.g. pay slip, paychecks, vacation receipt)	4 months	R$	1.800,00
	Total Expenses per Month				R$	14.321,02
Intellectual Property
	Change of the domain names and the Piracicaba’s logo.	Advice	Coordination of the activities related to infrastructure (transfer of domain names)	2 months
	Change of the domain names and the Piracicaba’s logo.	Advice	Coordination of the Functional activities related to infrastructure (Logotype change)	2 months
		Execution	Payment related to IT agreements.	2 months
	Total Expenses per Month				R$	38.000,00
TOTAL					R$	173.837,52

Note: Total figure of R$ 173.837,52 does not include the 2% commission over scrap sales

GLOSSARY:

Abbreviation	English
MRO	maintenance, repair & operation
KPI	Key performance indicator
ISO	International Organization of Standartization
CETESB	São Paulo State Basic Sanitation, Technology and Environmental Protection Agency
INCOTERMS	international commercial terms
NCM	Tax Certification Code of South Cone Market - Mercosur

17

SRF	Federal Internal Revenue Department
LI	License of Import
B/L	Bill of loading
CNPJ	National Register of Corporate Taxpayers
II	Import Tax
IPI	Excise Tax
ICMS	Value-Added Tax on Sales and Services
PIS	Employees’ Profit Participation Program
COFINS	Tax for Social Security Financing
SISCOMEX	Integrated Foreign Trade System
SISBASEN	Brazilian Central Bank Information System
SRF	Federal Internal Revenue Department
CI	importation voucher
ROF	Central Bank Registration
BASEN	Brazilian Central Bank
CNTRS	Containers
DDE	Exportation Clearance Certificate
ER	Export Registration
IRPJ-LALUR	Corporate Income Tax- Corporate Income Tax Book
CSSL	Social Contribution on Net Profit
PIS/COFINS	Social Contribution on gross revenues
CSSL	Social Contribution on Net Profit
ISS	Tax on Services
IRRF	Witholding Income Tax
INSS	National Institute of Social Security
DCTF	Statement of Federal Contributions and Taxes
DACON	Statement of Calculation of Social Contributions
DIRF	Witholding Income Tax Return

18

DIPJ	Corporate Income Tax Return
LALUR	Corporate Income Tax Book
CAT95	Normative Rule for the State of São Paulo regulating the provision of information by tax payers on the fuel industry
NEW GIA	VAT Tax Collection Documentation
SPED	Public System of Eletronic Book Keeping
CIAP	Book to control the ICMS Credit on Fixed assets
GIA ST	VAT Tax Collection Documentation for Tax Replacement
SINTEGRA ST	Integrated System on information about interstate transaction with good and services
PERDCOMP	Reimbursement/Offset Request
FCONT	Transitory Tax and Accounting Control
DIF/IMMUNE	Special Information Return for Tax Immunity
J1BTAX	SAP System transaction - A Tax table
ADE	Executive Declaratory Act
CVM	Securities Commission - CVM
COCKPIT	Cost Calculation Tool

19

[This is a disclosure item, being an amendment to a comodato contract]

                                                [LOGO]                                                [LOGO]

Contracting	Supplier	Object	Execution Date	Valid Until
NewCo	Banco Alfa	Contrato de Vendor com o Banco	Fibria: 29/01/2003 Piracicaba: em assinatura
VID	BV FINANCEIRA	Proporcionar emprestimos consignados aos funcionários ativos na unidade com juros diferenciados do mercado.	Fibria: 09/05/2006
Fibria - CNPJ: 60.643.228/0001-21	METROFILE - METROFILE GERENCIAMENTO E LOGISTICA DE ARQUIVOS LTDA	Prestação de Serviços de armazenagem de documentos	12/28/08	12/30/11
Unidade Piracicaba Papeis	ASSOCIACAO GUARDA MIRIM MUNIC.	Prestação de mão de obra de mensageiros e auxiliares	8/1/05	12/31/12
Unidade Piracicaba Papeis	Rede Drogal - DROGAL FARMACEUTICA LTDA	Fornecimento de medicamentos para funcionários Fibria, dependentes legais e ambulatorio médico da unidade - Claúsula Acordo Coletivo.	Fibria: 21/11/2002 Piracicaba Papéis: 16/08/2011	12/31/11
Unidade Piracicaba Papeis	PRAXXIS - PRAXXIS CONTROLE INTEGRADO DE PRAGAS LTDA	Prestação de Serviço no controle de pragas	9/23/09	9/23/10
	PRAXXIS - PRAXXIS CONTROLE INTEGRADO DE PRAGAS LTDA	Aditivo de Escopo	7/23/10	23/07/2011
Unidade Piracicaba Papeis	AMPLITEC GESTÃO AMBIENTAL LTDA	Prestação de Serviços na Coleta de Lixo não Reciclavel	3/1/07	2/28/09
	AMPLITEC GESTÃO AMBIENTAL LTDA	aditivo1: alterção no n. do AF e do prazo do contrato	2/13/09	12/31/09
	AMPLITEC GESTÃO AMBIENTAL LTDA	aditivo 2: alteração de preço e prazo do contrato	12/15/09	12/31/10
Unidade Piracicaba Papeis	UNIODONTO - Cooperativa - UNIODONTO DE PIRACICABA COOP DE TRABALHO ODONTOLOGICO	Prestação de Serviços odontológicos	11/1/08	4/30/12
Fibria - CNPJ: 60.643.228/0001-21	GOOD CARD - EMPRESA BRASILEIRA DE TECNOLOGIA E ADMINISTRACAO DE CONVENIOS HOM LTDA	Fornecimento de abastecimento da frota (combustível)	Fibria: 08/09/2010	8/30/13
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte	8/15/00	8/15/03
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte - Mudança de Preço	10/19/01	8/15/03
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte - Mudança de Preço	8/15/05
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte - Mudança de Prazo	8/15/06	3/31/10
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte - Mudança de Preço	2/12/09	3/31/10
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte - Mudança de Preço	6/2/09	3/31/10
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte - Mudança de Prazo	3/31/10	6/30/10
Unidade Piracicaba Papeis	CAMPESTRE - AUTO VIACAO CAMPESTRE LTDA	Prestação de Serviços de Transporte - Mudança de Prazo	8/5/10	8/31/10

Fibria - CNPJ: 60.643.228/0001-21	INFRALL - INFRALL ADMINISTRACAO LTDA	Prestação de Serviços de Limpeza e Jardinagem	Fibria: 01/05/2010	5/31/13
Fibria - CNPJ: 60.643.228/0001-21	GLOBO CAR - GLOBO CAR TRANSPORTES LTDA	Prestação de Serviços de Taxi	8/27/03	12/31/11
	GLOBO CAR - GLOBO CAR TRANSPORTES LTDA	Aditivo 4: Aumento de valor	11/24/06	11/30/07
	GLOBO CAR - GLOBO CAR TRANSPORTES LTDA	Aditivo 5: Mudança de Prazo	12/1/07	11/30/08
	GLOBO CAR - GLOBO CAR TRANSPORTES LTDA	Aditivo 6: Mudança de Prazo	12/30/08	12/31/09
	GLOBO CAR - GLOBO CAR TRANSPORTES LTDA	Aditivo 7: Aumento de valor e Prazo	12/31/09	12/31/10
	GLOBO CAR - GLOBO CAR TRANSPORTES LTDA	Aditivo 8: Aumento de valor e Prazo	1/1/11	12/31/11
Unidade Piracicaba Papeis	W FACCIOLI	PREST. SERV. CONTRATAÇÃO BOMBEIROS CIVIS	Fibria: 05/01/2011 Piracicaba Papéis: 16/08/2011	2/1/13
Unidade Piracicaba Papeis	MERIDIONAL	Prestação de Serviço de Saúde Ocupacional	Fibria: 01/07/2011 Piracicaba Papéis: 10/08/2011	7/1/13
VID	CNU Central Nacional Unimed - CENTRAL NACIONAL UNIMED COOPERATIVA	Prestação de Serviços de atendimento médico-hospitalar	Fibria: 01/06/2004	12/31/11
Fibria - CNPJ: 60.643.228/0001-21	City Vida - AO BLOES	Prestação de Serviços de atividades físicas	Fibria: 01/02/2008	1/16/12
Votorantim Celulose e Papel (60.643.228/001-21)	TECPRAG E CONTROLES DE PRAGA LTDA	Prestação de Serviço de Controle de Pragas	3/1/08	9/30
Unidade Piracicaba Papeis	ESTRE AMBIENTAL SA	RECEBIMENTO DE RESÍDUOS INDUSTRIAIS	11/16/2010	11/15/2012
VID	VOTENER	Compra e Venda de Energia Elétrica	Fibria: 01/12/2009 Piracicaba Papéis: 01/08/2011	12/31/14
VID	VOTENER	Assessoria Elétrica	Fibria: 25/06/2010 Piracicaba Papéis: 01/08/2011	12/31/14
Fibria - CNPJ: 60.643.228/0001-21	CPFL	CUSD	Fibria: 03/01/2008
Fibria - CNPJ: 60.643.228/0001-21	CPFL	CCD	Fibria: 03/01/2008
Unidade Piracicaba Papeis	MASSOTTI	Serv.assessoria Prevenção contra incendio	12/21/2006	12/31/07
	MASSOTTI	Aditivo de Valor e Prazo	1/12/2007	31/12/2008
	MASSOTTI	Aditivo de Valor e Prazo	12/22/2008	31/12/2009
	MASSOTTI	Aditivo de Prazo	10/11/2009	31/12/2010
	MASSOTTI	Aditivo de Valor e Prazo	12/27/2010	31/12/2011
Unidade Piracicaba Papeis	HEXIS CIENTIFICA SA	PREST.SERV.MANUT.PREVENTIVA / CALIBRAÇÃO	7/13/2007	7/31
	HEXIS CIENTIFICA SA	Aditivo de Valor e Prazo	8/20/2008	31/07/2010

	HEXIS CIENTIFICA SA	Aditivo de Valor e Prazo	1/8/2010	31/08/2011
Unidade Piracicaba Papeis	ZUCCOLO E SUNHIGA S/C LTDA - M	CONSULTORIA ELABORAÇÃO DE DESENHO TECNIC	2/26/2008	2/28/2009
Unidade Piracicaba Papeis	ZUCCOLO E SUNHIGA S/C LTDA - M	Aditivo de Valor e Prazo	1/3/2009	28/02/2010
Unidade Piracicaba Papeis	ZUCCOLO E SUNHIGA S/C LTDA - M	Aditivo de Valor e Prazo	2/24/2010	28/02/2011
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Serviços de engenharia para os projetos	3/28/2008	12/30/2008
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Escopo	4/30/2008	12/30/2008
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Prazo	4/30/2009	31/07/2009
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Valor e Prazo	1/5/2009	31/12/2009
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Valor e Prazo	12/21/2009	31/12/2010
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Valor e Prazo	6/22/2010	30/04/2011
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Valor e Prazo	1/12/2010	31/12/2011
	EXBIL COMERCIO E MONTAGENS LTDA	Manutenção Mecânica em Paradas Programadas	5/1/2009	4/30/2012
	EXBIL COMERCIO E MONTAGENS LTDA	Aditivo de Prazo	4/13/2010	30/04/2012
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Serv. de M.O especializada em Projetos Engenharia	7/23/2009	12/31
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Valor e Prazo	12/21/2009	31/12/2010
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Valor e Prazo	6/22/2010	30/04/2011
Unidade Piracicaba Papeis	RIGAVA ENGENHARIA E AUTOMACAO INDUSTRIAL LTDA	Aditivo de Valor e Prazo	12/30/2010	31/12/2011
Unidade Piracicaba Papeis	PAPERMAKER COMÉRCIO E SERVIÇOS LTDA	Prestaçção de Serviços de Consultoria Especializada	1/30/2009	2/28
Unidade Piracicaba Papeis	PAPERMAKER COMÉRCIO E SERVIÇOS LTDA	Aditivo de Valor e Prazo	1/26/2010	28/02/2011
Unidade Piracicaba Papeis	PAPERMAKER COMÉRCIO E SERVIÇOS LTDA	Aditivo de Valor e Prazo	2/14/2011	29/02/2012
Unidade Piracicaba Papeis	LUCCI TECNOLOGIA E SEGURANCA LTDA	CONTR MANUT PREVENTIVA SISTEMA DE ALARME	1/6/2009	1/31/10
Unidade Piracicaba Papeis	LUCCI TECNOLOGIA E SEGURANCA LTDA	Aditivo de Valor e Prazo	1/27/2010	31/01/2011
Unidade Piracicaba Papeis	LUCCI TECNOLOGIA E SEGURANCA LTDA	Aditivo de Valor e Prazo	3/14/2011	14/03/2013
Unidade Piracicaba Papeis	BRASTRAFO DO BRASIL LTDA	PREST.SERV. ANÁLISE ÓLEO ISOLANTE TRAFOS	8/13/2008	7/31/2012
Unidade Piracicaba Papeis	JC SERVICOS E AUTOMACAO LTDA M	PREST.SERV. MANUT. INJETOR FITAS	10/17/2006	7/31/2011
Unidade Piracicaba Papeis	JC SERVICOS E AUTOMACAO LTDA M	Aditivo de Valor e Prazo	7/23/2009	31/07/2010
Unidade Piracicaba Papeis	JC SERVICOS E AUTOMACAO LTDA M	Aditivo de Valor e Prazo	8/25/2010	31/07/2011
Unidade Piracicaba Papeis	Imaflora - Instituto de Manejo e Certificação Florestal e Agrícola	Certificação dos Sistemas de Gestão	Fibria: 18/08/2010 Piracicaba Papéis: 10/08/2010	9/30/15
Unidade Piracicaba Papeis	PROTETTI ASSESSORIA EMPRESARIAL LTDA	Atividades do Núcleo de Educação Ambiental	1/28/2009	1/28/12

Unidade Piracicaba Papeis	PROTETTI ASSESSORIA EMPRESARIAL LTDA	Aditivo de Valor e Prazo	12/28/2010	31/12/2012
Unidade Piracicaba Papeis	AGEMAQ ALINHAMENTOS E GEOMETRI	PREST.SERV. ALINHAM. E NIVELAM. OPTICO	10/1/2008	7/30/2012
Unidade Piracicaba Papeis	AGEMAQ ALINHAMENTOS E GEOMETRI	Aditivo de Prazo	6/25/2009	31/07/2010
Unidade Piracicaba Papeis	AGEMAQ ALINHAMENTOS E GEOMETRI	Aditivo de Prazo	7/27/2010	31/07/2011
Unidade Piracicaba Papeis	SKF do Brasil Ltda	Serviço Inspeção Lubrificação Equipamentos	6/1/2006	10/31/11
	SKF do Brasil Ltda	Aditivo 3: Integração da proposta Técnico Comercial Consolidada CC168-08-Consolidada-PC3 ao contrato	6/13/2008	5/31/11
	SKF do Brasil Ltda	Aditivo 4: Alteração do valor da mão de obra em decorrência do reajuste de 4.9%	9/1/2009	5/31/11
	SKF do Brasil Ltda	Aditivo 5: Alteração do prazo e valor do contrato	9/1/2010	10/31/11
	SKF do Brasil Ltda	Aditivo 6: Alteração do prazo e valor do contrato	5/27/2011	10/31/11
Unidade Piracicaba Papeis	INSTREL COMERCIO E SERVICOS LTDA ME	PREST.SERV. DE INSTRUMENTISTA DE MANUT	1/1/2008	10/31/11
Unidade Piracicaba Papeis	INSTREL COMERCIO E SERVICOS LTDA ME	Aditivo 1: Mudança de Preço	2/24/2010	11/30/10
Unidade Piracicaba Papeis	INSTREL COMERCIO E SERVICOS LTDA ME	Aditivo 2: Mudança de Preço e Data de vigência	6/16/2010	6/30/11
Unidade Piracicaba Papeis	INSTREL COMERCIO E SERVICOS LTDA ME	Aditivo 3: Mudança de Preço e Data de vigência	2/22/2011	10/31/11
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDUSTRIAIS LTDA EP	PREST.SERV. DE MANUTENÇÃO MECÂNICA	8/1/2008	12/31/11
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDUSTRIAIS LTDA EP	Aditivo de Valor	1/1/2009	12/31/09
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDUSTRIAIS LTDA EP	Aditivo de Valor e Prazo	1/1/2010	12/31/10
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDUSTRIAIS LTDA EP	Aditivo	1/1/2011	12/31/11
Unidade Piracicaba Papeis	GALSERV MANUTENCAO E MONTAGENS INDU	PREST.SERV.MANUT. MECANICA PARADA PROG.	10/1/2008	5/31/11
Unidade Piracicaba Papeis	GALSERV MANUTENCAO E MONTAGENS INDU	Aditivo de Prazo e Valor	5/1/2009	04/30/2010
Unidade Piracicaba Papeis	GALSERV MANUTENCAO E MONTAGENS INDU	Aditivo de Prazo e Valor	5/1/2010	04/30/2011
Unidade Piracicaba Papeis	GALSERV MANUTENCAO E MONTAGENS INDU	Aditivo de Prazo e Valor	6/20/2011	8/31/11
Unidade Piracicaba Papeis	MANSERV MONTAGEM E MANUTENCAO S A	PREST.SERV. MULTIFUNÇÃO EM MANUTENÇÃO	7/15/2009	7/31/13
Unidade Piracicaba Papeis	MANSERV MONTAGEM E MANUTENCAO S A	Aditivo de Escopo	10/29/2009
Unidade Piracicaba Papeis	MANSERV MONTAGEM E MANUTENCAO S A	Aditivo de Escopo	10/27/2010
Unidade Piracicaba Papeis	CBTI COMPANHIA BRASILEIRA DE TECNOL	PREST.SERV. MANUT. CHUV., BICOS E RASPAD	8/27/2009	8/31/11
Unidade Piracicaba Papeis	JECEL INSTALACOES INDUSTRIAIS LTDA	PREST.SERV.INSP.CALD/VASOS PRESSÃO	4/23/2010	12/31/10

Unidade Piracicaba Papeis	JECEL INSTALACOES INDUSTRIAIS LTDA	Aditivo de Prazo	12/21/2010	12/31/11
Unidade Piracicaba Papeis	MFT LOCACAO DE EQUIPAMENTOS E SERVI	PREST.SERV. HIDROJATEAMENTO E AUTO-VÁCUO	5/21/2010	5/31/13
Unidade Piracicaba Papeis	ATLAS COPCO BRASIL LTDA	PREST.SERV. MANUT. COMPRESSOR	9/1/2008	9/30/12
Unidade Piracicaba Papeis	ATLAS COPCO BRASIL LTDA	Aditivo de Valor	12/1/2010	12/1/11
Unidade Piracicaba Papeis	ABCM Instrumentação Eletronica e Sist.Ind.Ltda	Mão de Obra de Instrumentação para a Manutenção	12/18/2005	12/31/12
	ABCM Instrumentação Eletronica e Sist.Ind.Ltda	Aditivo 1: Mudança de Prazo	12/26/2006	1/31/07
	ABCM Instrumentação Eletronica e Sist.Ind.Ltda	Aditivo 2: Mudança de Prazo e Preço	1/31/2007	1/31/08
	ABCM Instrumentação Eletronica e Sist.Ind.Ltda	Aditivo 3: Mudança de Prazo e Preço	8/1/2009	12/31/09
	ABCM Instrumentação Eletronica e Sist.Ind.Ltda	Aditivo 4: Mudança de Prazo	11/17/2009	1/31/10
	ABCM Instrumentação Eletronica e Sist.Ind.Ltda	Aditivo 5: Mudança de Prazo e Preço	1/14/2010	12/31/12
Unidade Piracicaba Papeis	HONEYWELL DO BRASIL LTDA	Manutenção em Computadores de Processo	8/30/2007	8/31/13
	HONEYWELL DO BRASIL LTDA	Aditivo 2: Mudança de Preços	9/1/2009
	HONEYWELL DO BRASIL LTDA	Aditivo 3: Mudança de Preços e Prazos	8/16/2010	8/31/13
Unidade Piracicaba Papeis	REMPEL EXPRESS	Serv. Transporte documentos e peq.cargas	1/16/2007	12/31/11
Unidade Piracicaba Papeis	REMPEL EXPRESS	Aditivo Prazo e Preço	11/27/2009	31/12/2011
Unidade Piracicaba Papeis	INSTREL COMÉRCIO E SERVIÇOS LT	PREST.SERV. DE CONSULT. EM MANUTENÇÃO	8/13/2008	12/31/11
	INSTREL COMÉRCIO E SERVIÇOS LT	Aditivo 1: Alteracao de datas apenas	1/1/2009	4/30/09
	INSTREL COMÉRCIO E SERVIÇOS LT	Aditivo 2: Alteracao de datas apenas	4/30/2009	7/31/09
	INSTREL COMÉRCIO E SERVIÇOS LT	Aditivo 3: Alteracao de datas e o aditivo sugere aumento de preço	8/1/2009	12/31/09
	INSTREL COMÉRCIO E SERVIÇOS LT	Aditivo 4: Alteracao de datas e o aditivo sugere aumento de preço	12/22/2009	12/31/10
	INSTREL COMÉRCIO E SERVIÇOS LT	Aditivo 5: Alteracao de datas e aumento de preço	12/29/2010	12/31/11
Unidade Piracicaba Papeis	Marktec Desentupidora Ltda	Serviços de Limpeza com Hidrojateamento	1/17/2006	3/31/13
Unidade Piracicaba Papeis	Marktec Desentupidora Ltda	Aditivo 1: Alteração do Prazo do Contrato	12/26/2006	3/31/07
Unidade Piracicaba Papeis	Marktec Desentupidora Ltda	Aditivo 2: Alteração do Prazo e Valor do Contrato	4/1/2007	3/30/09
Unidade Piracicaba Papeis	Marktec Desentupidora Ltda	Aditivo 3: Integração da proposta Técnico Comercial 0160/09 ao contrato	4/1/2009	3/31/10
Unidade Piracicaba Papeis	Marktec Desentupidora Ltda	Aditivo 4: Integração da proposta Técnico Comercial 0056/10 ao contrato e extenção do prazo do contrato	4/1/2009	31/03/2011 - validade proposta técnica 31/03/2011 - validade contrato
Unidade Piracicaba Papeis	BUSCARIOLI COMERCIO E OFICINA DE MO	PREST.SERV. MANUT. MOTORES ELÉTRICOS	4/11/2008	3/31/11
Unidade Piracicaba Papeis	BUSCARIOLI COMERCIO E OFICINA DE MO	Aditivo de Prazo	2/3/2011	3/31/12

Unidade Piracicaba Papeis	CEMIL MONTAGENS INDS LTDA EPP	PREST.SERV. DE CALDEIRARIA	7/1/2008	12/31/11
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDS LTDA EPP	Aditivo 1: Mudança de Preço	10/30/2008	6/30/09
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDS LTDA EPP	Aditivo 2: Mudança data e de Preço	7/1/2009	6/30/10
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDS LTDA EPP	Aditivo 3: Mudança data e de Preço	12/28/2009	12/31/11
Unidade Piracicaba Papeis	CEMIL MONTAGENS INDS LTDA EPP	Aditivo 4: Mudança Preço Apenas	12/30/2010	12/31/11
Unidade Piracicaba Papeis	JUNGHEINRICH LIFT TRUCK COMERCIO	PREST.SERV.MANUT. PALETEIRAS ELÉTRICAS	10/15/2008	5/31/09
Unidade Piracicaba Papeis	JUNGHEINRICH LIFT TRUCK COMERCIO	Aditivo de Valor e Prazo	6/1/2009	5/31/10
Unidade Piracicaba Papeis	JUNGHEINRICH LIFT TRUCK COMERCIO	Aditivo de Valor e Prazo	6/1/2010	5/31/13
Unidade Piracicaba Papeis	7004669 RIGAVA ENGENHARIA E AUTOMACAO INDUS	PREST SERV MANUT ELETRIC/INST REF PP/PSM	4/1/2010	4/1/13
Unidade Piracicaba Papeis	1003738 TOLEDO DO BRASIL INDUSTRIA DE	PREST.SERV. MANUT. E CALIB.DE BALANÇAS	7/30/2010	4/30/13
Unidade Piracicaba Papeis	1011752 TECNOR COMERCIO ASSISTENCIA TECNICA	P.SERV.MANUT.PREV. APLIC.COLA NORDSON	10/1/2007	5/31/2013
Unidade Piracicaba Papeis	1011752 TECNOR COMERCIO ASSISTENCIA TECNICA	Aditivo de Prazo e Preço	1/6/2009	31/05/2010
Unidade Piracicaba Papeis	1011752 TECNOR COMERCIO ASSISTENCIA TECNICA	Aditivo de Prazo e Preço	7/27/2010	31/05/2013
	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos ESTEARATO DE ZINCO	11/1/2007	3/31/14
	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos ANTIESPUMANTE - QUIMIFOAM 3033	11/1/2007	3/31/14
	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos EMULSÃO DE PARAFINA - QUIMIPEL MM	11/1/2007	3/31/14
	QUIMIPEL INDÚSTRIA QUÍMICA LTDA	Comodato de equipamentos LUBRIFICANTE - QUIMIPEL COAT 9327	11/1/2007	3/31/14
Unidade Piracicaba Papeis	SGS ICS CERTIFICADORA LTDA	Certificação dos Sistemas de Gestão	3/20/2006	3/30/15
Unidade Piracicaba Papeis	7000168 ROCKWELL COMERCIO E SERVICOS	Serviços de Engenharia e Hardware	3/24/2011	12/31/11
Unidade Piracicaba Papeis	7000168 ROCKWELL COMERCIO E SERVICOS	Suporte técnico de software	4/28/2010	7/31/12
Unidade Piracicaba Papeis	HONEYWELL DO BRASIL LTDA	Sistema de detecção de Quebras - PC3	7/13/2010	11/30/11
Unidade Piracicaba Papeis	VOITH MONT MONTAGENS E SERVICOS LTD	Reforma das Estruturas das Prensa	6/7/2011	3/30/13
Unidade Piracicaba Papeis	PROMACO ASSESSORIA SERVICOS E COMERCIO LTDA	Fornecimento de equipamento Rebobinadeira nº 7	9/4/2007	7/31/11

Unidade Piracicaba Papeis	1003941 VOITH PAPER MAQUINAS E EQUIPAMENTOS	CILINDRO SECADOR MP2 1992-003424 VOITH	6/12/2011	2/28/12
Unidade Piracicaba Papeis	7001358 ROCKWELL AUTOMATION DO BRASIL LTDA	MATERIAIS ELETRICOS APLICADOS	3/24/2011	12/31/11
	TRANSP.BIGARAN	Serv. Transporte mercadoria e retirada entulhos	12/19/2003	12/30
	TRANSP.BIGARAN	Aditivo de Valor e Prazo	12/28/2006	31/12/2007
	TRANSP.BIGARAN	Aditivo de Prazo	1/12/2007	31/12/2008
	TRANSP.BIGARAN	Aditivo de Prazo	12/30/2008	31/12/2009
	TRANSP.BIGARAN	Aditivo de Valor e Prazo	1/8/2009	31/07/2010
	TRANSP.BIGARAN	Aditivo de Valor e Prazo	12/27/2010	30/12/2011
Fibria - CNPJ: 60.643.228/0001-21	APOIO LOGÍSTICA E SERVIÇOS	Serviços de Logística, incluindo armazenagem, expedição, movimentação e controle de estoques em Barueri (SP)	2/1/2008	7/30/2008
Fibria - CNPJ: 60.643.228/0001-21	APOIO LOGÍSTICA E SERVIÇOS	Alterar o prazo de vigência do Contrato.	7/15/2008	10/30/2008
Fibria - CNPJ: 60.643.228/0001-21	APOIO LOGÍSTICA E SERVIÇOS	Alterar o prazo de vigência do Contrato.	10/3/2008	12/31/2008
Fibria - CNPJ: 60.643.228/0001-21	APOIO LOGÍSTICA E SERVIÇOS	Alterar o prazo de vigência do Contrato.	12/15/2008	12/31/2009
Fibria - CNPJ: 60.643.228/0001-21	APOIO LOGÍSTICA E SERVIÇOS	Alterar o prazo de vigência do Contrato e reajuste de valores.	12/31/2009	12/31/2010
Fibria - CNPJ: 60.643.228/0001-21	APOIO LOGÍSTICA E SERVIÇOS	Alterar o prazo de vigência do Contrato e reajuste de valores.	12/27/2010	12/31/2011
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Movimentação e Armazenagem Externa em Piracicaba	12/21/2007	9/30/2008
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Alterar o prazo de vigência do Contrato.	10/1/2008	12/31/2009
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Alterar o prazo de vigência do Contrato.	12/31/2009	12/31/2010
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Alterar o prazo de vigência do Contrato e reajuste de valores.	12/31/2010	12/31/2013
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Movimentação Interna de Materiais e Meios de Acondicionamento	9/24/2007	12/31/2011
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Alteração de Preços - Reajuste Anual	8/1/2008	12/31/2011
Fibria - CNPJ: 60.643.228/0001-21	ABRANGE COMÉRCIO E SERVIÇOS LTDA	Alteração de Preços - Reajuste Anual	8/1/2009	12/31/2011
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTE DELLA VOLPE S/A COMÉRCIO E INDUSTRIA	Transporte de Mercadorias	1/1/2008	12/31/2010
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTE DELLA VOLPE S/A COMÉRCIO E INDUSTRIA	Prorrogação do Prazo e Redução de Escopo - KSR e Conpacel	2/1/2011	12/31/2011
Fibria - CNPJ: 60.643.228/0001-21	GRANELEIRO TRANSPORTES RODOVIÁRIOS	Transporte de Produto desde ou para a unidade de Piracicaba.	5/20/2011	5/20/2014
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTADORA RODOMEU	Transporte de Produto desde ou para a unidade de Piracicaba.	5/20/2011	5/20/2014

Fibria - CNPJ: 60.643.228/0001-21	LUBIANI TRANSPORTES LTDA

Transporte terrestre de mercadorias (celulose e papel em bobinas, resmas, caixas ou pacotes adquiridos por clientes, bem como transportará tais produtos para deósitos fechados, além de efetuar transferências de materiais entre as diversas unidades.

			8/1/2005	12/31/2007
Fibria - CNPJ: 60.643.228/0001-21	LUBIANI TRANSPORTES LTDA	Alterar o prazo de vigência do Contrato.	1/17/2008	12/31/2008
Fibria - CNPJ: 60.643.228/0001-21	LUBIANI TRANSPORTES LTDA	Alterar Razão Social da CONTRATADA, alterações operacionais e comerciais e prazo de vigência	8/24/2011	12/31/2011
Fibria - CNPJ: 60.643.228/0001-21	SUPRICEL LOGÍSTICA LTDA

Transporte terrestre de mercadorias (celulose e papel em bobinas, resmas, caixas ou pacotes adquiridos por clientes, bem como transportará tais produtos para deósitos fechados, além de efetuar transferências de materiais entre as diversas unidades.

			8/1/2005	12/31/2007
Fibria - CNPJ: 60.643.228/0001-21	SUPRICEL LOGÍSTICA LTDA	Alterar o prazo de vigência do Contrato.	1/17/2008	12/31/2008
Fibria - CNPJ: 60.643.228/0001-21	SUPRICEL LOGÍSTICA LTDA	Alterar o prazo de vigência do Contrato.	12/15/2008	12/31/2009
Fibria - CNPJ: 60.643.228/0001-21	SUPRICEL LOGÍSTICA LTDA	Alterar o prazo de vigência do contrato	12/31/2009	12/31/2010
Fibria - CNPJ: 60.643.228/0001-21	SUPRICEL LOGÍSTICA LTDA	Alterar o prazo de vigência do contrato e redução de escopo	2/1/2011	12/31/2011
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTES BORELLI LTDA	Prestação de Serviço de Transporte terrestre de matérias primas utilizadas na produção	7/15/2009	6/14/2011
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTES BORELLI LTDA	Alteração de Preços - Reajuste Anual	10/19/2010	6/14/2011
Fibria - CNPJ: 60.643.228/0001-21	TRANSPORTES BORELLI LTDA	Alteração de Preços - Reajuste Anual, Alteração do Prazo de Vigencia e redução de escopo	6/15/2011	6/14/2013
Fibria - CNPJ: 60.643.228/0001-21	VIDEIRA TRANSPORTES LTDA	Prestação de Serviço de Transporte terrestre de matérias primas utilizadas na produção	1/1/2009	12/31/2010
Fibria - CNPJ: 60.643.228/0001-21	VIDEIRA TRANSPORTES LTDA	Alteração de Preços - Reajuste Anual	6/24/2009	12/31/2010
Fibria - CNPJ: 60.643.228/0001-21	VIDEIRA TRANSPORTES LTDA	Alteração de Preços - Reajuste Anual, Alteração do Prazo de Vigencia e redução de escopo	10/27/2010	12/31/2011
	Marimex	Despacho aduaneiro	10/4/2010	10/3/2013
Fibria - CNPJ: 60.643.228/0001-21	7034842 WALHALATUR VIAGENS E TURISMO S	Viagens	Fibria: 01/02/2010	1/1/13
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	PREST.SERV. GERENC.IMPLANTAÇÃO PIR-11/12	Fibria: 13/09/2004	10/31/12
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 1: Alteração do Preço do Contrato	1/18/06	R$ 38,973.00
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 2: Alteração do Preço e prazo do Contrato	7/18/06	R$ 39,082.00
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 3: Alteração do Preço e prazo do Contrato	12/1/06	R$ 39,113.00
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 4: Alteração do Preço e prazo do Contrato	1/16/07	R$ 39,171.00

Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 5: Alteração do prazo do Contrato	3/8/07	R$ 39,202.00
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 6: Alteração do Preço e prazo do Contrato	4/19/07	R$ 39,385.00
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 7: Alteração do Preço e substituição da proposta comercial consolidada que faz parte do contato original pela proposta comercial SP023/07 de abril/07 que constitui o anexo I deste documento	5/1/07	R$ 39,385.00
Unidade Piracicaba Papeis	LOGOS ENGENHARIA SA	Aditivo 8: Alteração do Preço e prazo do Contrato	11/1/07	R$ 40,117.00
Fibria - CNPJ: 60.643.228/0001-21	AGAPRINT INDUSTRIAL COMERCIAL LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	BRANAC PAPEL E CELULOSE LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	CENTRAL ADVANCE DE DISTRIB LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010 Piracicaba Papéis: 10/08/2011	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	DISKPAR LOGISTICA E AUTOMACAO LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	FABRIPEL COMERCIO E INDUSTRIA DE PA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010 Piracicaba Papéis: 10/08/2011	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	GOLDEN DISTRIBUIDORA LTDA	Vendor com Cliente Piracicaba	Fibria: 25/11/2009	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	GRAFICA JB LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	LABATE PAPEIS MAQUINAS E SUPRIMENTO	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	LOG E PRINT GRAFICA E LOGISTICA SA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	PLURAL EDITORA E GRAFICA LTDA	Vendor com Cliente Piracicaba	Fibria: 29/08/2008	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	RIO BRANCO COM E IND DE PAP LTDA	Vendor com Cliente Piracicaba	Fibria: 01/01/2010	1/1/15
Fibria - CNPJ: 60.643.228/0001-21	ITAL PAPER - AGENTE DE VENDAS	Agente de Vendas Externo de produtos de Piracicaba	Fibria: 01/09/2008 Piracicaba Papéis: 18/08/2011	12/31/11
Fibria - CNPJ: 60.643.228/0001-21	CIT	Leasing TRA (Computadores notebooks e Projetores)	Fibria: 04/05/2005	9/1/14
Fibria - CNPJ: 60.643.228/0001-21	Embratel	Linhas de Voz (Billing/Telefonia)	(pendente regularização da Fibria com a Embratel)	9/1/13

Fibria - CNPJ: 60.643.228/0001-21	Embratel	1. Link MPSL Ponta Piracicaba 3MB 2. Link MPLS Ponta TIVIT 4MB	(pendente regularização da Fibria com a Embratel)	9/1/13
Fibria - CNPJ: 60.643.228/0001-21	Hewlett Packard (HP)	1. Full Outsourcing de Impressão (Billing) 2. Suporte Local (Runner)	Fibria: 06/03/2008 Piracicaba Papéis: 24/08/2011	1. 01/09/2015 2. 01/09/2012
Fibria - CNPJ: 60.643.228/0001-21	ProcWork	Suporte PW.SATI/IRPJ e PW.CE	Fibria: 11/07/2001 Piracicaba Papéis: 18/08/2011	7/11/12
Fibria - CNPJ: 60.643.228/0001-21	ProcWork	SaaS / nfe - Suporte 24x7 com SLA SaaS / nfe - Software Triangulus NF-e - pacote de até 6.000	Fibria: 11/07/2011 Piracicaba Papéis: 25/08/2011	7/11/14
Fibria - CNPJ: 60.643.228/0001-21	SAP	Transferencias 150 Professional e 150 Limited Profesisonal	Fibria: 25/06/2004 Piracicaba Papéis: 01/09/2011	9/1/12
Fibria - CNPJ: 60.643.228/0001-21	SAP	02 licença User SAP Application Developer	Fibria: 25/06/2004 Piracicaba Papéis: 01/09/2011	9/1/12
Fibria - CNPJ: 60.643.228/0001-21	Telefonica	Linhas fixas Fabrica (Billing)	Piracicaba Papéis: 23/08/2011	9/1/13
Fibria - CNPJ: 60.643.228/0001-21	Telefonica	Link LP CLA (Existente)	Piracicaba Papéis: 23/08/2011	9/1/13
Fibria - CNPJ: 60.643.228/0001-21	Vivo	Telefonia Móvel (Celular/3G/BB)	Piracicaba Papéis: 08/09/2011	8/31/13
NewCo	Alcatel	Locação de aparelhos Telefonicos e Suporte / Manutenção (PABX)	Fibria: 25/10/2007 Piracicaba Papéis: 18/08/2011	8/31/12
NewCo	Computecnica	Suporte Local (Field Service)	Piracicaba Papéis: 01/09/2011	8/31/12

NewCo	CPMBraxis	Suporte e Manutenção SGA	Piracicaba Papéis: 16/08/2011	8/31/12
NewCo	Intelig	Link Backup (Contingencia) Ponta Piracicaba + Ponta Tivit	Fibria: 01/01/2007 Piracicaba Papéis: 01/09/2011	9/1/13
NewCo	LeCom	Suporte e Manutenção GOL / DOL	Piracicaba Papéis: 04/08/2011	8/31/12
NewCo	MultiPort	Suporte e Manutenção Equipamentos (Interface Celular - Digitais)	Piracicaba Papéis: 01/09/2011	9/1/12
NewCo	Nexo CS	Suporte e Manutenção Sistema de Gestão de Segurança e Medicina do Trabalho	Piracicaba Papéis: 04/08/2011	9/1/12
NewCo	Rainbow	Manutenção Tecnica e Suporte ao Sistema de controle de acesso - Split Piracicaba	Piracicaba Papéis: 01/09/2011	12/31/12
NewCo	SafetyWare	Suporte Manutenção Ambiente Trend Micro (Antivirus)	Piracicaba Papéis: 08/08/2011	8/31/12
NewCo	ScanLaser	Suporte e manutenção Coletores de Dados e Infra Rádio Frequencia	Piracicaba Papéis: 25/08/2011	8/31/12
NewCo	Teclink	Suporte e Manutenção SIAPP	Piracicaba Papéis: 10/08/2011	9/1/12
NewCo	Telsinc	Suporte e Manutenção da rede Local (Cabeamento/Switchs/Roteadores)	Fibria: 01/01/2011 Piracicaba Papéis: 19/08/2011	9/1/12
NewCo	Tivit

1. Suporte e Manutenção Data Center (Full Outsourcing)
2. Gerenciamento e Monitoração de ambiente SAP DMS
3. Gerenciamento e Monitoração de ambiente SAP ECC
4. Sustentação SAP (Service Desk N2, N3)
5. Implantação Eletronic Data Interchange (EDI)
6. Gerenciamento de ambiente TS

			Piracicaba Papéis: 01/09/2011	8/31/12

Microsoft

Windows server enterprise pack MVL: 5
Windows server standard pack MVL: 8
Windows XP/7 business all language: 330 Office enterprise all language: 330 Enterprise call all language: 330 SQL server std 2005: 1 SQL 2000 std: 1

			9/25/2011	9/25/12
NewCo	BRADESCO SAUDE	Prestação de Serviços de atendimento médico-hospitalar	Será negociado novo contrato a partir de Outubro/2011
NewCo	SARAF	Ativo Imobilizado	Piracicaba Papéis: 01/09/2011
Unidade Piracicaba Papeis	IPEF (comodatária)	Comodato de terras da Unidade de Piracicaba para o IPEF	Fibria: 21/07/2006	8/1/2026
Unidade Piracicaba Papeis	IPEF (comodatária)	Comodato de terras da Unidade de Piracicaba para o IPEF	9/1/2011	9/1/2061
Fibria - CNPJ: 60.643.228/0001-21	International Paper	Fornecimento de Celulose	2/1/2007
Unidade Piracicaba Papeis	Banco Santander	- Pagamento a Fornecedores (contrato de pagamento via DOC/TED) - obs: VAN contrato Tivit (TI)	Piracicaba Papéis: 18/08/2011
Unidade Piracicaba Papeis	Banco Santander	- Pagamento de salário de pessoal (contrato de pagamento de folha - obs: funcionários de piracicaba precisam ter conta no santander; roda sistema interno de folha; santander faz pagamento)	Piracicaba Papéis: 12/08/2011
	Companhia de Gás de São Paulo - COMGÁS	Compra e venda de gás canalizado. (Cláusula 1.1)	Fibria: 25/05/2006
	Imerys do Brasil Comércio e Exportação de Minérios LTDA	Fornecimento de carbonato de cálcio precipitado à Fibria. (Cláusula 1.1)	Fibria: 29/04/2011	Fibria: 15/01/2014
Piracicaba	CEMIL MONTAGENS INDS LTDA EPP	Montagem mecânica e civil	8/12/2011	7/31/2012
Fibria - CNPJ: 60.643.228/0001-21	Visa Vale - COMPANHIA BRASILEIRA DE SOLUCOES E SERVICOS	Fornecimento de crédito no cartão para compra de alimentos em locais credenciados (Visa Vale e Visa Refeição)	Fibria: 01/08/2006 (está na relação de contratos de benefícios)	6/1/2012
NewCo	Dell	Desk / Note / Servidor / Projet
Fibria - CNPJ: 60.643.228/0001-21	Oracle	Licenças Servidores PWSAT e Nfe		9/1/12
	IBM		Licenças DB2	9/1/2011
	NetStor		Transferencia BackupExec: 1 SBE2010 SERVER 2 SBE2010 AG DB2 7 SBE2010 AG WINDOWS SYSTEMS 1 SBE2010 AG MSFT EXCHANGE 3 SBE2010 AG MSFT SQL	9/1/2011
	NetStructure		Transferencia dos dominios	9/25/2011

Licenças Unidade Piracicaba

Agency	Document	Document number	Process number	Document Date	Subject	Expiration Date	Observação
CNEN	Approval to operate	Ofício nº. 6172/2011	Sisdoc 5946/2007	7/7/2011	Operating authority of radioactive sources	1/30/2014	New license required to Newco: Process in progress, protocol No. 2011SCRA0932
Fire Department	AVCB	653774	PPCI-018/401/01	1/12/2009	Inspection of Fire Department	1/12/2012	Document to Newco required and obtained.
DAEE	Grant	Portaria DAEE n.º 283, de 12 de Fevereiro de 2008	9802327 - Vol 2	2/12/2008	Grant of use of water resources for water abstraction and effluent discharge treated in Piracicaba River and	2/12/2012	Negotiated with the agency, awaiting the definitive corporate name.
FEDERAL POLICE	Operation License	00026933-6	––	1/17/2011	Certificate of license to operate - Chemical products	12/7/2011	New license required to Newco: Process in progress, protocol No. 08208.020156/2011-53.
CIVIL POLICE	Operation License	013/2011	––	1/31/2011	Certificate of license to operate - Chemical products	12/31/2011	New license required to Newco. Process in progress, request made on 01/09/2011
CIVIL POLICE	Operation License for chemical transportation	012/2011	––	1/31/2011	Certificate of license to trasnport - Chemical products	12/31/2011	New license required to Newco. Process in Progress, request made on 01/09/2011 .
IBAMA	Federal Technical Registry	yje9.uqv12.xiuv.hq6u	––	3/22/2011	Federal Technical Registry	––	New register made for Newco. Enrollment No.5317296
IBAMA	CERTIFICATE OF REGULARLY	24017		7/20/2011	Certificate of regularly of poluted activities	10/18/2011	New Certificate of Good Standing obtained to Newco. Valid until 06/12/2011.
P. M. PIRACICABA	certificate of use and occupation of land		5.859/2011	2/7/2011	certificate of use and occupation of land	8/6/2011	New certificate for use and ocupation obtained to Newco.
P. M. PIRACICABA	LF - SIVISA	N.º CEVS 353870901-863-000883-1-5	993/2002	10/11/2010	Operation license of Medical ambulatory - SIVISA (Sistema de Informação em Vigilancia Sanitária)	10/11/2011	License obtained to Newco through the Certificado de Licenciamento Integrado valid until 08/08/2012
P. M. PIRACICABA	Alvará de Funcionamento	254-2011			Operation License of P.M Piracicaba		Operation License obtained to Newco through the Certificado de Licenciamento Integrado valid until 19/09/2013
CETESB	Operation license	21004396	21/00897/08	8/17/2011	Operation license reform of Substation	8/17/2013	Negotiated with the agency, awaiting the definitive corporate name.
CETESB	Operation license	21004395	21/00193/10	8/17/2011	Operation license of air compressor	8/17/2013	Negotiated with the agency, awaiting the definitive corporate name.

CETESB	Operaton license	21004402	21/00322/10	8/17/2011	Operation Licence of Coater PC3, and Raw materials tanks (05 tanks and 10 pumps)	8/17/2013	Negotiated with the agency, awaiting the definitive corporate name.
CETESB	Operation license	21004398	21/00642/11	8/17/2011	Operation license of Piracicaba Mill. Válid for 145.300 t/year of specilaty papers	8/17/2013	Negotiated with the agency, awaiting the definitive corporate name.
CETESB	Operation license	21003269	21/01256/08	3/17/2009	Operation License for ETE Power generator	6/24/2011	The renewal of both licenses are requested in the same process No. 21/00150/11 on 15/02/2011 Protocol Nº: 21015059 . Negotiated with the agency, awaiting the definitive corporate name.
CETESB	Operation license	21003270	21/00966/08	6/24/2009	Operation License- Usina warehouse, Water Contention tank and fire water tank.	6/24/2011
CETESB	Operation license	21002471	21/00833/10	1/20/2011	License to install system of refrigerate air.	1/20/2013	Operation License requested to this activity on 07/02/11 Process Nº 21//00833/10 Protocol Nº 21015048. Negotiated with the agency, awaiting the definitive corporate name.
CETESB	Operation license	21100208	21/00429/97	3/4/2011	License to make trainments to avoid fires.	12/15/2011	Negotiated with the agency, awaiting the definitive corporate name.
	RADAR
	Statement of Exempt Paper (Ato Declaratório de Papel Imune)
HUMA RESOURCES
Conselho regional de medicina (Medical Council)	ART	––	––	––	ART — Certificate of Technical Resposibility for Chemical Products.	3/31/2012	Em nome da Newco
Ministério do trabalho e Sindicato (Labro Minitry and Union Class)	Register for activities in the mill.			8/26/2011

Register for activities in the mill. - Collective Bargaining Agreement - alternate shifts, Collective Bargaining Agreement- compansation of hours system, Collective Bargaining Agreement - Dangerousness, Collective Bargaining Agreement- Medical Assistance.

							In Newco`s name - PROTOCOL: 46259.008341/2011-63.
IT
ANATEL		143918/00			Links of external data - communication Piracicaba Mill and TIVIT.	7/21/2013

List of Employees - Beneficiaries of

UNIMED Medical Assistance

ABILIO BARRETO DOS SANTOS NETO

ADAILTON JOSE ROMANO

ADANO JOSE VENDRAME

ADELIO PEDRO CAMPOS

ADELMO DOS SANTOS FEITOR

ADEMILSON CAETANO DA SILVA

ADEMIR DE JESUS MORETTI

ADERBAL ANTONIO PINEGONE

ADILSON ALVES CARDOSO

ADILSON EDER QUILES

ADILSON FRANCISCO PRUDENTE

ADILSON GOMES

ADILSON JOSE BALLESTERO

ADREEDISON PERON

ADRIANO CORDEIRO JEREMIAS

ADRIANO DE JESUS MALACHIAS FERREIRA

ADRIANO GUINDO

AGENOR GASPARUTTI JUNIOR

AGNALDO JOSE GIOVANETTI

AGNALDO RIBEIRO SOARES

AILTON QUILLES

AIRTON GRIGOLI

ALAN ADIVINO BUTGNOL

ALAN DIEGO DA SILVA

ALBERTO TADEU MOREIRA

ALDO JORGE DE MORAIS

ALESSANDRO RODRIGUES FRIAS

ALEX MENDES GOMES

ALEX PEROTO

ALEXANDRE ADALTO TREVISAN

ALEXANDRE AUGUSTO FORTI

ALEXANDRE GARCIA

ALEXANDRE MINETTO VICENTE

ALEXANDRE SANTOS RICOBELLO

ALEXANDRE SERNA DE LIMA

ALEXANDRO CARLOS PRADO

ALEXSANDER NOLASCO

ALLAN DE ALMEIDA FABRETTI

ALLAN FOGACA BEZERRA

ANA CAROLINA DE OLIVEIRA PLENS

ANA GRAZIELA STENICO LAVORENTE

ANA PAULA FIERI

ANDERSON JOSE DOS SANTOS FERRAZ

ANDERSON RITTOZZI

ANDERSON RODRIGO MECA

ANDERSON SARTINI

ANDRE ALEXANDRE TREVISAN

ANDRE EVERARDO MODOLO

ANDRE LUIS FURLAN

ANDRE LUIS JUVENASO

ANDRE LUIS SILVEIRA

ANDRE MARCEL DE SOUZA BARBOSA

ANDRE MAURICIO COLOMBERA

ANDRE PORRELLI RIZZO

ANDRE RICARDO CHIARINELLI KLEFENZ

ANDREIA FABIANE GALVANI BUENO

ANTONIO ADEMIR FEOLA

ANTONIO CARLOS CAMPIONI

ANTONIO CARLOS CHIARANDA

ANTONIO CARLOS DE BARROS

ANTONIO CARLOS DO AMARAL

ANTONIO CARLOS MEDINA

ANTONIO DELBAJE GONZALES

ANTONIO MARCOS COSTA MORAIS

ANTONIO MARCOS PELLEGRINI

ANTONIO MESSIAS R PEREIRA

ANTONIO TADEU BOMBO

APARECIDO CABRAL

ARIOVALDO LUIS SOARES

ARMANDO ELISEU FURONI

ARMANDO JOSE ALMEIDA LEITE

ARNALDO BARBOSA AMARAL

ARVELINO CARDOSO DA SILVA

AUBER STRAUCH BATISTA

AUGENIO NERES DA SILVA

AUREO VITALINO DE OLIVEIRA

BENEDITO DE OLIVEIRA JUNIOR

BENEDITO SPADOTTO

BRUNO CARIOLATTO RIGHI

BRUNO CESAR ZERIO

BRUNO GOMES DOS SANTOS

BRUNO PERECIN GRIGOLI

CAIO JULIANO FERREIRA

CAIO VIEIRA

CARLOS ALBERTO ARAUJO ZARRATIM

CARLOS ALBERTO DOS SANTOS

CARLOS ALBERTO PELEGRINOTTI

CARLOS APARECIDO PEREIRA

CARLOS EDUARDO DE OLIVEIRA

CARLOS HENRIQUE CHIAPARIN

CARLOS MAZARO PAIXAO

CARLOS REINALDO DE ALMEIDA

CARLOS ROBERTO LOURENCO

CARLOS ROGERIO LOUREIRO

CASSIANO JOSE SABOIA

CELSO DEFACIO

CELSO FAUSTO DO NASCIMENTO

CELSO LUIS BERALDO

CESAR AUGUSTO DA SILVA

CESAR AUGUSTO ROMANIN

CESAR ROBERTO FORTARELL

CHRISTIAN JESUS FERRAZ DE CAMARGO

CHRISTIAN STEFAN CAMOLESI RE

CHRISTIANO CESAR VITTI

CICERO SOUZA BORGES NETO

CILSO DOS ANJOS GARCIA

CLAUDEMIR APARECIDO VIEIRA

CLAUDEMIR RODRIGUES PEREIRA

CLAUDENILSON CAMARGO

CLAUDIANE TEIXEIRA BORGES ZILINSKAS

CLAUDINEI ANTONIO GIACOMELLI

CLAUDIO ANTONIO DELIBERALLI

CLAUDIO EMIDIO

CLAUDIO RACCA JUNIOR

CLEBER PASSOS SENE

CLODOALDO BISPO DE OLIVEIRA

CLODOALDO SANTOS LIMA

CLOVIS JOSE DA COSTA

DANIEL ANDRE DA SILVA

DANIEL GOMES

DANILO SACCHI

DANILSON PAULO ALVES

DAVI CORDEIRO TEIXEIRA

DAVID MELO DA SILVA

DEVAIL CUSTODIO

DEVAIR BATISTA LEANDRO

DIEGO CARIOLATTO RIGHI

DIEGO JOSE CAMOLESI

DIMAS AGNALDO B TOTTA

DIMAS CASTELUCCHI

DIOGENES JOSE SAIPP

DIOVANI MENGARELLI

DJALMA MARQUES DIAS

DOMINGOS MARCOS CHIBIM

DONIZETE AP PULPA MESCOLOTE

DONIZETI FORTI

DORIVAL DONIZETE GONSALES

EDGAR ALEXANDRE N DE CAMARGO

EDILBERTO DERLY ALVES

EDINALDO DONIZETE DE MOURA

EDIVALDO APARECIDO RIZIGO

EDIVALDO CORREA

EDMUNDO FRANCISCO SCHIMIDT FERREIRA

EDNEI RONALDO AISSA

EDNILSON FERNANDO VITTI

EDSON CARLOS N DOS SANTOS

EDSON CARLOS VOLPONI

EDSON DA COSTA

EDSON DE JESUS BERTO

EDSON DIAS DE OLIVEIRA

EDSON FURLAN

EDSON LUIS DE SOUZA

EDSON MATHIAS

EDSON WAGNER ACERBI

EDUARDO DOS SANTOS GALELI

EDUARDO FERRAZ DE TOLEDO

EDVALDO ZAMBON

EGUINALDO MOREIRA

ELDER SANTIN

ELEANDRO RODRIGO MARTINS

ELEAZER BARBOSA DE CAMPOS

ELIAS ANTONIO DE ALMEIDA JUNIOR

ELIAS CESAR MATOZINHOS

ELIEZER NAGODE GALELI

ELVIS ANGELO MASCARIN

EMERSON DOMINGUES GABRIEL DE SOUZA

EMERSON GILBERTO PINTO

EMERSON MACHADO CAVALHEIRO

EMERSON PIRES DE ARRUDA

EMERSON ROBERTO TREVISAN

ENOC FRANCISCO DA SILVA

ERIC FERNANDO SAMPAIO

ERIK ANTONIO ALVES

ERNESTO ODAIR SOARES JUNIOR

ESDRAS DRI JANUARIO

EUGENIO FAZENARO NETO

EVERTON PEREIRA DE MORAES

EVIVALDO JOSE BEINOTTE

EZEQUIEL TIBURCIO

FABIANO RODRIGO DE OLIVEIRA

FABIO ALEXANDRE BARBOSA

FABIO BEZERRA DA SILVA

FABIO DE BARROS

FABIO JUNIOR REIS PADOVAN

FABIO LOMBARDI FARIAS

FABIO LUIS VIEIRA RUIVO

FABIO LUIZ ZURK

FABIO MANOEL ROCHA

FABIO ROBERTO SOARES

FABIO RUIZ SEGHESE

FABRICIO BRANDI DOS SANTOS

FELIPE DE OLIVEIRA FORRONI

FELIPE MORATO DOS SANTOS CARDOSO

FELLIPE TEIXEIRA NUEVO

FERNANDO A POLISEL GRAMATICO

FERNANDO ALECRIM DAMASCENO

FERNANDO ANTONIO E SIMIONE

FERNANDO CHIARINELLI KLEFENZ

FERNANDO RETAMERO JUNIOR

FERNANDO RODRIGUES PIRES

FLAVIO AUGUSTO DA SILVA

FLAVIO INOCENCIO BATISTA

FLAVIO JOSE ZERIO

FLAVIO ROB FERRAZ CAMARGO

FRANCISCO APARECIDO CAMARGO

FRANCISCO CEZARINO CORREA

FRANCISCO PINTO FILHO

FRANDER JOSE BASSA

GABRIEL CORDEIRO TEIXEIRA

GEAN CARLOS DE FREITAS

GERALDO ANTONIO TREVIZAM

GERALDO DE ASSIS AMARAL

GERALDO ESTEVAM

GERALDO SEVERINO

GERSIO APARECIDO AMARAL

GILBERTO CARDOSO FRANCO

GILBERTO DE JESUS LICERRE

GILBERTO PEREIRA DE MORAES

GILMAR DE LARA

GILSON ROBERTO BITTENCOURT O FLAHERTY

GIORGIO FABRICIO DA ROCHA BALTIERI

GIOVANA CARDOSO MACHADO BOER

GIOVANNI BENEDITO PATREZE

GLAUBER JOSE VAZ PINTO

GLEIDSON FREITAS ERCOLIN

GLEISON LUIS BAPTISTA DE LIMA

GUILHERME DOS SANTOS NOVELLO

GUILHERME GONCALVES

GUSTAVO FISCHER

GUSTAVO ZAMBON

HEBER HENRIQUE VALERIO LIMA DOS SANTOS

HELTON SILVA PAIVA

HENRIQUE BASAGLIA

HILTON RICHARD MEDEIROS

HUDSON MANOEL EVANGELISTA

IMACULADA DE OLIVEIRA WERNECK

ISAIAS GUIMARAES DA CRUZ

ISMAEL LOPES

ISRAEL MUTTE PENTEADO

IURI GAGARIM MENCONI

IVAM DE AMORIM COSTA

IVAN FIDELES SILONE

IVANA JOANA GOMES DA SILVA

IVANILDO DE SOUZA SANTOS

IVANIR BRAS CARDOSO

IVO MARIANO

IVONALDO PEREIRA LIMA

JAIR MARQUES DA SILVA JUNIOR

JEAN CARLOS ALVES

JEAN CARLOS GRACIANO

JEAN CARLOS JUVENASO

JEAN LUIS NEVES DE CAMARGO

JEAN WILLIAM PEREIRA

JEFFERSON FELIPE FELICIANO

JEFFERSON HENRIQUE DA COSTA

JEFFERSON RICARDO BONETTI

JOAO ALBERTO RETAMERO

JOAO BALERO BIGOTTO

JOAO BATISTA CORREA MENDES

JOAO BENEDITO GEREVIN

JOAO CARLOS GUINDO

JOAO CLAUDIO JESUS ABDALA

JOAO DOMINGOS BONATO

JOAO LUIS DUARTE

JOAO ODAIR SOARES MARTINS

JOAO SERGIO BELTRAME

JOICE DOS SANTOS NASCIMENTO

JONAS PEREIRA DE SOUZA

JOSE ALESSANDER JOOS

JOSE ALEXANDRE SOARES

JOSE ALTAIR RODRIGUES

JOSE ALVES ROSA

JOSE ANTONIO BOTTENE

JOSE ANTONIO DESIDERIO

JOSE ANTONIO FRAY

JOSE APARECIDO DE ARAUJO

JOSE APARECIDO DIAS DOS SANTOS

JOSE APARECIDO RAMOS

JOSE ARIOVALDO HENRIQUE COSTA

JOSE AUGUSTO DA SILVA FELIPE

JOSE CARLOS FERREIRA DE ASSIS

JOSE CARLOS GONCALVES PEREIRA

JOSE CARLOS MINETTO

JOSE CARLOS PANAIA

JOSE DE MELLO COSTA FILHO

JOSE DE OLIVEIRA COSTA

JOSE DOMINGOS RODRIGUES

JOSE EDSON CORREA LEITE

JOSE ERNESTO RASERA

JOSE GERALDO BENATO

JOSE HENRIQUE VIEIRA

JOSE LUIS BERTO

JOSE LUIS MACEDO RODRIGUES

JOSE LUIS MARTINS GIMENEZ

JOSE LUIZ CORDEIRO NETO

JOSE MARIA DOS SANTOS

JOSE MILTON DOS SANTOS

JOSE NIVALDO CARLETTI

JOSE PEREIRA DE SOUZA

JOSE ROBERTO RODRIGUES

JOSE RODRIGO DE GODOY

JOSE SERGIO DE FAVARI

JOSE TADEU DEFAVARI

JOSE VALDIR AGOSTINHO

JOSE WILSON DE MORAES

JOSEVALTON DA CRUZ ASSIS

JUAREZ FELICIANO DA PENHA

JULIANO AUGUSTO GROPPO

JULIO CESAR MENNUCCELLI

JULIO CESAR RAMALHO

JULIO CESAR VIEIRA

KARINA JUNQUEIRA CURIACOS

LEANDRO ATILIO DOS SANTOS

LEANDRO CORREA PAULO

LEANDRO SOARES

LEONARDO APARECIDO DOS SANTOS

LEONARDO COSTA E SILVA

LEONIDAS FRANCISCO GONZALES

LOURDES CHIERANDA

LUCIANO MACIEL

LUCIANO MAGIOLI

LUCILENE APARECIDA DE CARVALHO SILVA

LUCIMARA APARECIDA DIDONE

LUCIO ALBERTO DE SOUSA

LUCIO APARECIDO DE CAMPOS

LUCIO FABIO PANDOLFO

LUDMAR FERNANDO STABELIN

LUDMILA FERNANDA DE OLIVEIRA RODRIGUES

LUIS ALYSON CARLETTI

LUIS ANTONIO MACARIO

LUIS ANTONIO SOARES

LUIS CARLOS ALVES

LUIS CARLOS MILANEZ SILVA

LUIS HENRIQUE DOS SANTOS

LUIS OSMAR TOBALDINI

LUIZ AGNALDO M CASTILHO

LUIZ CESAR MENDES GUIRELI FILHO

MANOEL BARBOSA DE SOUZA JUNIOR

MARCELINO SACCHI

MARCELL ALVES MACIEL

MARCELO A DE ALMEIDA REMPEL

MARCELO ALVES DOS SANTOS

MARCELO FERNANDES TOGNIN

MARCELO FRANCO NASCIMENTO

MARCELO JOSE DOS SANTOS

MARCELO YUKIO DAIMARU

MARCIEL TOQUINI

MARCIO ALEXANDRE BRIGATTI

MARCIO ALONSO MARTINS

MARCIO ANTONIO DE GODOI

MARCIO APARECIDO RAMOS

MARCIO EDUARDO DENISOVAS

MARCIO FERNANDO SORIA

MARCIO GANHOL

MARCIO ROBERTO OLIVEIRA

MARCO ANTONIO CAPELETTI

MARCOS ANTONIO DA MATA

MARCOS ANTONIO DE SOUZA

MARCOS ANTONIO NEVES

MARCOS ANTONIO PINAZZA

MARCOS AURELIO CARDOSO

MARCOS AURELIO DE OLIVEIRA

MARCOS BARBOSA DE ASSIS

MARCOS CESAR GOBETH MENEZES

MARCOS EDUARDO LAVAGNOLI

MARCOS EVANDRO GODOI

MARCOS FRUTUOSO ANTUNES

MARCOS JOSE DA SILVA BUENO

MARCOS LEANDRO DA PENHA

MARCOS LOURENCO

MARCOS PAULO DOS SANTOS GOMES

MARCOS ROBERTO BORTOLOZZO

MARCOS ROBERTO FERREIRA ASSIS

MARCOS RODRIGO DA SILVA

MARCOS STENICO

MARCOS VALERIO MACHADO

MARIO PINHEIRO ANDRE

MARIO VALMIR ESTEVAM FERREIRA

MATEUS DE OLIVEIRA

MATHEUS GONCALVES SANTINI

MAURICIO HENRIQUE DA COSTA

MAX ROGERIO DE OLIVEIRA

MAYARA FERNANDA BANOW

MAYCON BATISTA DA SILVA

MAYCON BEN HUR DE OLIVEIRA

MAYCON WILLIAN CUSTODIO

MESSIAS CORREA LEITE

MESSIAS MOREIRA RODRIGUES

MICHEL ALEXANDRE BIZERRA

MICHELLE APARECIDA GIACOMINI

MIRIAM FERNANDA SILVA TABAI

MOISES MACHADO DA FONSECA

MOISES MUTTE PENTEADO

MULLER ANTONIO DE GODOI

MURILO JOSE ROCCIA

NELCY ANTONIO DA SILVA

NELSON AUGUSTO CLAUS FILHO

NELSON POSSEBON NETO

NIVALDO APARECIDO TOBALDINI

ODAIR DE ALMEIDA BARROS

ODAIR JOSE DE OLIVEIRA

OLIVEIRO MAJOLLO

OSEAS CORREA

OSEIAS DA SILVA

OSIEL JOSE FILHO

OSIEL VICENTE DA SILVA

OSVALDO ALVES SAMPAIO

OSVALDO DE JESUS BOLANI

OSWALDO GILBERTO KUHN

OTACILIO DANTAS DE SOUZA

OTONIEL VICENTE DA SILVA

PABLO PEREIRA DOS SANTOS

PATRICIA LUCIANA FORMAGGIO DA SILVA

PAULO CESAR AMARAL SOUZA

PAULO CESAR BARION

PAULO CESAR BATISTA

PAULO CESAR DE FREITAS

PAULO CESAR DE OLIVEIRA MELLO

PAULO CESAR DIAS DE OLIVEIRA

PAULO CESAR NUNES DE SOUZA

PAULO CLAUDIO RODRIGUES

PAULO ELIAS DE SOUZA

PAULO HENRIQUE GRACIANO

PAULO JOSE DOS SANTOS

PAULO JOSE NEVES

PAULO MESSIAS GONCALVES

PAULO RENATO CARDOSO

PAULO RENATO VITTI

PAULO RETAMERO

PAULO RICARDO VIEIRA

PAULO ROBERTO FERREIRA

PAULO ROBERTO LARA

PAULO ROBERTO LARA COELHO

PAULO ROBERTO PEDROSO DA SILVA

PAULO ROBERTO VIEIRA

PAULO ROGERIO JULIAO

PAULO ROGERIO RODRIGUES

PAULO SERGIO ALVES BORBA

PAULO SERGIO DA CONCEICAO

PAULO SERGIO DE MOURA

PAULO VICENTINI RIBEIRO

PEDRO EUGENIO FURLAN

PEDRO MARCOS SANTINI

PEDRO RODRIGO MARQUES SARCO

PLINIO BARBOSA JUNIOR

RAFAEL BRIEDA

RAFAEL NEGRI

RAFAEL VIEIRA

RAMON SCHIAVINATTO

RANDAL JULIANO BARBOSA

RAPHAEL GARCIA DOMINGUES

REGINALDO ANTONIO LASSA

REGINALDO SOARES CUNHA

REGINALDO TEOFILO DA SILVA

REGIS DA SILVA MAIA

REINALDO PEREIRA DE MORAES

RENAN STURION DIAS

RENATO AJUDARTE ZAIA

RENATO GOMES CASTILHO

RENATO JOSE CIRQUEIRA

RICARDO ALEXANDRELI HELLMEISTER

RICARDO BLASCO MORENO

RICARDO CESAR ROVINA

RICARDO LUIS SCHIAVINATO

RICHARDI FERNANDES

RIOLANDO THEODORO SADERIO

RIVAS COSTA E SILVA

ROBERTO APARECIDO AMBROSIO LARIO

ROBERTO AVELINO GODOY

ROBERTO JOSE FRANHANI JUNIOR

ROBERTO MARQUES

ROBINSON JOSE CATALINI

ROBSON EDUARDO RUIZ ROCHA

ROBSON ROBERTO CAMUCI

ROBSON RODRIGUES BISCAIA

RODOLFO AUGUSTO LEAL DE SOUZA

RODRIGO CESAR GIMENEZ

RODRIGO COVOLAM PINEGONE

RODRIGO CRISTIANO DA CRUZ COTRIM

RODRIGO MARTINS LUCAS

RODRIGO ROBERTO RODI

RODRIGO SIQUEIRA

RODRIGO TONIN DINIS

ROGER BARBOSA RIBEIRO

ROGERIO APARECIDO ALBINO

ROGERIO APARECIDO SAMPAIO

ROGERIO CORRER

ROGERIO RAINER MARTINS

RONALDO BERRETTA

RONALDO DA SILVA MATOS

RONALDO FAGANELLO

RONALDO JOSE DE MELO

RONILSON BUENO CAMARGO

RUDNEI DE MATOS RUIZ BELLO

RUDNEI PEREIRA DOS SANTOS

SALVADOR TADEU PEREIRA ALVES

SAMUEL OLAIA TITONELI

SERGIO AUGUSTO GONCALVES

SERGIO BERTOLINO RODRIGUES

SERGIO BORGES DE ALMEIDA

SERGIO DELEGA BUDEIZ

SERGIO DONIZETE CASSIATORE

SERGIO LUIS GONCALVES

SERGIO LUIZ RODRIGUES

SERGIO PASPARDELLI

SIDNEI APARECIDO DOS SANTOS

SIDNEY APARECIDO DA SILVA

SIDNEY AUGUSTO BERTO

SIDNEY CARLOS DA CRUZ

SIDNEY CARNEIRO DE OLIVEIRA

SILVANA APARECIDA BERTO

SILVIO RENOFIO

SILVIO ROBERTO CAZON DA SILVA

SOLIVAL ANTONIO MARTINS DAS NEVES

TATIANE ALESSANDRA SUDARIO

TETSUNOSUKE OGATA

THIAGO FERNANDO DA SILVA

THIAGO FERNANDO DA SILVA

THIAGO FRANCO DO NASCIMENTO

THIAGO LOURENCO FRANCISCO

THIAGO LUIS DE CAMPOS

THIAGO TORREZAN

THIAGO ZANCHETTA DE GODOY

TIAGO SEBASTIAO DOS SANTOS

UBALDO FRANCISCO EVANGELISTA

UILLIAN SILVA BIGOTTO

VAGNER FERREIRA DOS SANTOS

VAGNO NUNES DA SILVA

VALDEMAR JOSE CAZON

VALDINEI JOSE DE ALMEIDA

VALDIR OLIVEIRA DA SILVA

VALENTINO HELIO SOARES DOS SANTOS

VALMIR ANTONIO TREVISAN

VALMIR HEDLUND

VALMIR PAIAO

VALQUIRIA DECHEN

VALTER FERRAZ JUNIOR

VANDO DOS SANTOS SILVA

VILSON RIBEIRO

VILSON VANDERLEI SPOLIDORIO

VINICIOS GIANOTTO FERREIRA

VINICIUS FERREIRA DA SILVA

VITORIO ALBERTINI FILHO

VIVIAN PALMIERI

VLADEMIR APARECIDO AZZI

WAGNER DE OLIVEIRA

WAGNER JOSE DE CAMARGO NICOLETTI

WAGNER SERRANO

WAGNER VITTI

WALTER GARCIA

WESLEY FRANCISCO LOPES

WILLI ANDERSON DA SILVA

WILSON FERRAZ CASTANHO

WILSON FERREIRA SANTOS

Working Capital analysis

BRL000	Ref.	Sep 10	Dec 10	Mar 11	Jun 11

Trade accounts receivable		75,194	79,098	69,973	81,028
Inventories		71,168	55,515	70,924	83,548
Trade accounts payable		(28,305)	(29,944)	(28,969)	(24,097)
Pro forma trade working capital		118,057	104,669	111,928	140,479

Recoverable taxes		541	427	337	218
Other accounts receivable		2,808	2,052	1,971	2,189
Salaries & social charges		(6,668)	(5,147)	(4,615)	(7,714)
Taxes payables		(5,091)	(5,891)	(5,606)	(5,755)
Other accounts payable		(3,809)	(2,611)	(3,330)	(4,579)
Pro forma working capital		105,838	93,499	100,685	124,839

Working capital potential adjustments
Overdue suppliers	[1]	1,908	2,617	951	1,042
Debt related other liabilities	[2]	896	—	551	552
Accounts receivable allowance	[3]	(19,618)	(22,047)	(19,190)	(19,558)
Vendor operations allowance	[4]	(15,870)	(15,222)	(15,274)	(16,487)
Inventories reserves	[5]	(213)	(259)	(293)	(442)
Inventory unreconciled fair value adjustments - NRV	[6]	1,509	1,509	1,509	199
Advance to suppliers	[7]	(2,526)	(1,041)	(222)	(449)
Inventories with third parties unreconciled balances	[8]	1,418	430	(453)	83
PP&E balances within inventories	[9]	(7,390)	—	—	—
Unreconciled suppliers in transit	[10]	(52)	14	(47)	146
AR/AP from intergroup transactions	[11]	19,114	16,309	11,624	8,458
Potential non recoverable other AR	[12]	(740)	(740)	(1,327)	(739)
Standalone basis payroll addit. balances	[13]	(3,344)	(4,416)	(1,246)	(622)
Taxes payables adjustments	[14]	5,091	5,891	5,606	5,755
Invent. transf. within the group not yet sold	[15]	[?]	[?]	[?]	[?]
Unreconciled other liabilities	[16]	20	20	20	20
Gas payables	[17]	—	—	—	1,613
Adjusted working capital		86,041	76,563	82,895	104,410
Average working capital					87,477

Source: Management information

[Signature page of Quota Purchase and Sale Agreement Between OJI PAPER LTD. and FIBRIA CELULOSE S.A., dated September 22nd 2011. ]

PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPAÇÕES LTDA

By
Name:
Title:

Witnesses:

1.		2.
	Name:		Name:
	I.D.:		I.D.:

58

WET LAP PULP SUPPLY AGREEMENT

by and between

Fibria Celulose S.A.

and

Piracicaba Indústria de Papeis Especiais e Participações Ltda.

WET LAP PULP SUPPLY AGREEMENT

THIS WET LAP PULP SUPPLY AGREEMENT (“Agreement”) is entered into by and between

Fibria Celulose S.A., a Brazilian corporation (sociedade anônima) company organized under the laws of the Federative Republic of Brazil, with head offices in the City of São Paulo, State of São Paulo, at Alameda Santos, 1357, 6th floor, Cerqueira Cesar, 01419-908, enrolled with the CNPJ under No. 60.643.228-0001-21, (hereinafter referred to as “Fibria”), herein represented in accordance with its By Laws (“Fibria”) and Piracicaba Indústria de Papeis Especiais e Participações Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil, with head offices in the city of Piracicaba, State of São Paulo, at Via Comendador Pedro Morganti, no. 3393, Monte Alegre, enrolled with the CNPJ/MF under no. 11.547.756/0001-71, herein represented in accordance with its Articles of Association (“Piracicaba”, and with Fibria, hereinafter jointly referred to as “Parties”).

RECITALS

WHEREAS, LA Celulose e Papel Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil, with head offices in the City of Luis Antonio, State of São Paulo, at Rodovia SP 255, KM 41, 240, Várzea do Genipapo, enrolled with the CNPJ/MF under No. 08.246.572/0001-67 (“LA Company”) and Fibria (current corporate name of Votorantim Celulose e Papel S.A.) have entered into an Exchange Agreement (the “Exchange Agreement”) on September 19, 2006, pursuant to which (among other transactions agreed in the Exchange Agreement) LA Company became the owner of the Luiz Antonio Establishment (as defined in the Exchange Agreement);

WHEREAS, upon implementation of the transactions provided for in the Exchange Agreement, Fibria began to purchase all of the wet lap pulp (the “Product”) produced at the mill located at the Luiz Antonio Establishment (the “Luiz Antonio Mill”) up to a certain volume established in the Wet Lap Pulp Supply Agreement executed on February 1, 2007, by and between LA Company and Fibria (“The Original Agreement”);

WHEREAS, pursuant to a corporate reorganization, Piracicaba and became the owner of the paper mill in the city of Piracicaba, State of São Paulo, Brazil;

WHEREAS, pursuant to a Quota Purchase and Sale Agreement executed on September 22, 2011 by and between OJI Paper CO. LTD, as purchaser, Fibria, as seller, and Piracicaba, as intervening party (“Quota Purchase and Sale Agreement”), OJI Paper CO., LTD became the owner of Piracicaba;

WHEREAS, LA Company and Piracicaba are negotiating a supply agreement to regulate the supply of the Product directly from LA Company to Piracicaba;

WHEREAS, while the supply agreement between LA Company and Piracicaba is being negotiated, in order to continue its operation, Piracicaba needs to purchase the Product from Fibria;

WHEREAS, Fibria desires to resell to Piracicaba the Product under the same terms and conditions of the Original Agreement and subject to the supply by LA Company;

WHEREAS, Piracicaba understands that Fibria is not the manufacturer of the Product, but Fibria purchases the Product from LA Company, according to the terms and conditions of the Original Agreement;

WHEREAS, the Parties wish to determine the terms and conditions which will regulate the supply of the Product by Fibria to Piracicaba;

NOW, THEREFORE, Fibria and Piracicaba hereby agree as follows:

1.                                      DEFINITIONS

1.1. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Exchange Agreement, unless otherwise indicated herein. The following terms, as used herein, shall have the following meaning:

“Agreement” means this Wet Lap Pulp Supply Agreement and all the exhibits hereto attached.

“AMCHAM” means the Centro de Arbitragem of the Câmara Americana de Comércio, the arbitration chamber of the American Chamber of Commerce.

“Closing Date” means the Closing Date of the transactions contemplated in the Quota Purchase and Sale Agreement

“Contract Price” has the meaning set forth in Exhibit B to this Agreement.

“Exchange Agreement” has the meaning set forth in the Recitals to this Agreement.

“Force Majeure Event” has the meaning set forth in Section 10.1 of this Agreement.

“Fibria” has the meaning set forth in the preamble of this Agreement.

“LA Company” has the meaning set forth in the Recitals to this Agreement.

“Luiz Antonio Establishment” has the meaning set forth in the Recitals to this Agreement.

“Luiz Antonio Mill” has the meaning set forth in the Recitals to this Agreement.

“Net Billable Volume” has the meaning set forth in Section 5.2 of this Agreement.

“Original Contract” has the meaning set forth in the Recitals to this Agreement.

“Parties” means Fibria and Piracicaba;

“Product” has the meaning set forth in the Recitals to this Agreement.

“Reference Period” has the meaning set forth in Exhibit B to this Agreement.

“Piracicaba” has the meaning set forth in the preamble of this Agreement.

“Surplus Product” has the meaning set forth in Section 8.1. of this Agreement.

2. TERM OF AGREEMENT

2.1. This Agreement shall commence on the date hereof and shall remain in effect for a term equal to the remaining term of effectiveness of the Original Agreement or until the Original Agreement is terminated or assigned to Piracicaba, which event occurs first.

3. PRODUCT

3.1. Fibria shall supply to Piracicaba the Product according to the minimum technical specifications prescribed in Exhibit A to this Agreement, which reflects the technical specifications established in the Original Agreement.

4. QUANTITY AND DELIVERY

4.1. During the term of this Agreement, Piracicaba shall be obligated to buy from Fibria, and Fibria shall be obligated to sell to Piracicaba, the entire volume of Product produced at the Luiz Antonio Mill, limited, however, to 110,000 tones per year of the Product purchased by Fibria under the Original Agreement. For the avoidance of doubt, in the event that the Product availability at the Luiz Antonio Mill is less than 110,000 tones per year, Piracicaba shall be obligated to buy the entire volume of Product purchased by Fibria, and Fibria shall only be required to sell the volume that is sold by LA Company under the Original Agreement.

4.2. Fibria shall provide to Piracicaba by the 25th day of the preceding month, a monthly forecast of Product available for sale in the subsequent month, as delivered by LA Company to Fibria. Longer range forecasts may be provided by LA Company to Fibria, and in such case, Fibria shall send it to Piracicaba, as reasonably requested by Piracicaba.

4.3. At any time during the term of the Original Agreement (and as many times as LA Company determines), LA Company has the right to reduce the volume, or cease the supply of Product to Fibria, by delivering a two (2) years prior written notice to Fibria regarding such intention. In such case Fibria shall inform Piracicaba within [fifteen (15)] business days upon receipt of such notice from LA Company. This 2 (two) years advance notice period shall apply for each notice of volume reduction or cease in production given by LA Company to Fibria and consequently from Fibria to Piracicaba. In any event, any remaining volume of Product supplied by LA Company to Fibria and consequently by Fibria to Piracicaba shall be subject to the terms and conditions of the Original Agreement.

4.4. The parties hereby agree that this Agreement sets forth the terms for the acquisition by Piracicaba of the Product purchased by Fibria according to the Original Agreement, produced at the Luiz Antonio Mill by LA Company regardless of the ownership, operation by Piracicaba or demand of Piracicaba’s facilities located in the region of the City of Piracicaba, State of São Paulo. For the avoidance of doubt, Piracicaba shall be obligated to acquire the volume of Product provided for in Section 4.1 above, regardless of whether the Product is destined for use at the Piracicaba facilities or at any other plant or location, or for resale by Piracicaba.

4.5. Terms of sale will be FOB (Free on Board), at the Luiz Antonio Mill.

5. PRICE, BASIS FOR INVOICING AND PAYMENT TERMS

5.1. The Contract Price for the Product under this Agreement shall be calculated according to the method set forth in Exhibit B to this Agreement.

5.2. Billing by Fibria to Piracicaba shall occur within two (2) business days of the last day of each calendar month. Fibria shall provide to Piracicaba a billing statement, and appropriate fiscal invoice (Nota Fiscal), covering the cumulative net billable volume since the prior billing statement (“Net Billable Volume”).

5.3. Fibria shall invoice to Piracicaba the equivalent of the Net Billable Volume measured as per Section 5.2 above, multiplied by the applicable Contract Price as determined according to the calculation set forth in Exhibit B.

5.4. All invoiced amounts by Fibria to Piracicaba shall be payable within thirty (30) days following the date of the invoice and shall be subject to the same maturity date of the invoices sent by LA Company to Fibria under the Original Agreement. All amounts invoiced shall be in Brazilian Reais based on (i) the U.S. dollar Contract Price multiplied by (ii) the Net Billable Volume multiplied by (iii) the average daily closing US dollar/Real exchange rate from the preceding month (as published by SISBACEN data system under rate PTAX 800, option 5), plus applicable taxes.

5.5. Each of the Parties shall bear its own tax liabilities if and when any of the Parties are required to pay such taxes in accordance with the applicable legislation.

6. QUALITY

6.1. Fibria shall be responsible for providing Product that adheres to the pulp quality specifications shown in Exhibit A on a consistent basis. Fibria shall compensate Piracicaba for any incremental costs or loss of contribution margin from any cause attributable to the impact of pulp quality on Piracicaba`s paper business. In no case will the compensation for quality impacts be subject to any minimum threshold or deminimus condition.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1.                            Without in any way limiting, modifying, or varying its responsibilities and obligations set forth elsewhere in this Agreement, Fibria hereby represents, warrants and agrees that:

(i)                         Fibria is duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil, and will be on the Closing Date, qualified to supply the Product contemplated under this Agreement and will have, on the Closing Date, the requisite skills and capacity to carry out in full the scope of work and supply set forth in this Agreement and that it will do so in a professional manner, using qualified and competent personnel and in accordance with internationally accepted practices.

(ii)                      The execution, delivery and performance by Fibria of this Agreement and the consummation of the transactions contemplated hereby are within Fibria’s powers.  Fibria is duly authorized by all necessary corporate action to execute, deliver, perform and consummate the transactions contemplated in this Agreement.  This Agreement constitutes a valid and binding agreement upon Fibria and is enforceable against Fibria in accordance with its terms.

(iii)                   The execution, delivery and performance by Fibria of this Agreement and the consummation of the transactions contemplated herein do not and will not violate the organizational documents or bylaws of Fibria.

(iv)                  The Product shall be delivered in the same conditions delivered by LA Company according to the Original Agreement.

(v)                     Fibria will perform the obligations under this Agreement in accordance with all legal provisions required by municipal, state and federal laws/regulations.

7.2.                            Without in any way limiting, modifying, or varying its responsibilities and obligations set forth elsewhere in this Agreement, Piracicaba hereby represents, warrants and agrees that:

(i)                         Piracicaba is duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil and will be on the Closing Date, qualified to purchase the Product contemplated under this Agreement and will have, on the Closing Date, the requisite skills and capacity to carry out in full the commitments and obligations set forth in this Agreement and that it will do so in a professional manner, using qualified and competent personnel and in accordance with internationally accepted practices.

(ii)                      The execution, delivery and performance by Piracicaba of this Agreement and the consummation of the transactions contemplated hereby are within Piracicaba’s powers.  Piracicaba is duly authorized by all necessary corporate action to execute, deliver, perform and consummate the transactions contemplated in this Agreement.  This Agreement constitutes a valid and binding agreement upon Piracicaba and is enforceable against Piracicaba in accordance with its terms.

(iii)                   The execution, delivery and performance by Piracicaba of this Agreement and the consummation of the transactions contemplated herein do not and will not violate the organizational documents or bylaws of Piracicaba.

(iv)                  Piracicaba will perform the obligations under this Agreement in accordance with all legal provisions required by municipal, state and federal laws/regulations.

8.                                      TERMINATION

8.1. This Agreement shall be terminated in the following cases:

(i)            declaration of insolvency, bankruptcy, court-approved reorganization, judicial or extrajudicial liquidation of any of the Parties, as from the time of filing, ratification or ruling, or in the event that any of the Parties enters into agreements or composition with its creditors, or makes any assignment to the benefit of its creditors in contradiction or inconsistently with the provisions of this Agreement, or otherwise ceases or is compelled to cease the exercise of its business;

(ii)           If Fibria is in material default of the performance of any obligation under this Agreement and fails to remedy (or if immediate remedy is not possible, fails to commence and diligently continue to remedy) such default within sixty (60) days following written notice thereof from Piracicaba, Piracicaba may without prejudice to any other right that Piracicaba may have, hold further payments to Fibria and/or terminate this Agreement by written notice to Fibria specifying the date of termination. Default shall include, but not be limited to, deliveries of defective and/or nonconforming products and failure by Fibria to provide reasonable assurances of future performance. In the event of termination according to this Section, Piracicaba shall not be liable to Fibria for any amount and Fibria shall be liable to Piracicaba for any and all damages sustained by reason of Fibria`s default and the resulting termination of this Agreement, including any additional cost incurred as a result of Piracicaba procuring replacement pulp from another supplier. This Agreement shall not be terminated in case of damages in connection with the transportation of the Products to Piracicaba in FOB condition, and in this case Fibria shall not be liable.;

(iii)          termination of the Original Agreement under its terms, or assignment to Piracicaba of the Original Agreement, without any liability to Fibria.

9.                                      FORCE MAJEURE

9.1. Performance by Piracicaba and/or Fibria under this Agreement may be suspended or curtailed without liability to the other Party to the extent, and for so long as any event which is not reasonably foreseeable or, if reasonably foreseeable, is beyond the control of the Party claiming suspension, and, in either case, prevents total or partial performance by such Party of its obligations under this Agreement (a “Force Majeure Event or Events”), including but not limited to lightning, typhoons, fires, floods, earthquake or other acts of nature, explosions, war as well as any event of force majeure that affects the Original Agreement and therefore impairs the capacity of LA Company to produce and supply the Product..

9.2. Any delay, limitation or failure of performance due to one or more Force Majeure Event(s) shall not be deemed a breach of or failure to perform under this Agreement or any part hereof and this Agreement shall otherwise remain unaffected; provided, that the Party so prevented from complying with its obligations hereunder shall promptly verbally notify the other Party as soon as practical after the respective Party becomes aware of the Event(s) and such notice shall include all particulars of the Event(s) which shall include, by example and not limitation, the best estimate of the term of such Event(s), and the Party declaring such Event(s) shall confirm its verbal notice by a written notice as provided herein and the Parties shall meet as promptly as practicable to discuss the circumstances and potential solutions to such Force Majeure Event, including mitigation of such Force Majeure Event, and provided, further, that Piracicaba shall not be obligated to pay for any Product.  The Party affected by a Force Majeure Event shall exercise its best efforts to mitigate or cure such Force Majeure Event as quickly as possible and shall keep the other Party fully informed as to such mitigation and cure efforts.

9.3. The Parties hereby agree that any Force Majeure event affecting Piracicaba’s facilities located in the region of the City of Piracicaba, State of São Paulo, shall not constitute a reason for Piracicaba to reduce or halt the purchase of Products from Fibria agreed hereunder.

10.                               PROPRIETARY INFORMATION

10.1. Each Party shall consider all information furnished by the other Party to be confidential and shall not disclose any such information to any other person, or use such information itself for any purpose other than performing this Agreement, unless written consent is obtained from the other party authorizing disclosure.

11.                               INTELLECTUAL PROPERTY RIGHTS

11.1. Each Party shall indemnify, defend, and hold the other Party harmless from and against any and all claims, lawsuits, royalties, damages, and costs arising out of or related to (a) any infringement or alleged infringement of any patents or for the misuse of any patented article or any discoveries, inventions, trade secrets, copyrights, trademarks or other form of intellectual property by the Party or its subcontractors, , or (c) the use or misuse by any of the Parties or its subcontractors of any third party intellectual property rights.

12.                               INSPECTION/AUDIT RIGHTS

12.1. Payment for Product delivered hereunder shall not constitute acceptance thereof.  Piracicaba shall have the right to inspect any portion of the Product that is in Piracicaba’s judgment defective or nonconforming with the specifications determined in this Agreement, within twenty (20) days from receipt.  Product rejected or supplied in excess of quantities called for herein may be returned to Fibria or LA Company, as the case may be, at its expense and in addition to Piracicaba’s other rights.  Nothing contained in this Agreement shall relieve in any way Fibria from the obligation of testing, inspection and quality control.

12.2. Fibria and Piracicaba have the option to jointly designate an independent auditing company, upon 45 days notice, to confirm all necessary and relevant information needed to audit Contract Price for any reference period at a cost to Piracicaba.

13.                               SUBCONTRACTING

13.1. Each Party is solely responsible for the performance of any subcontractor it may retain.

14.                               ENTIRE AGREEMENT

14.1. This Agreement and its exhibits as referenced in the Agreement constitute the entire agreement between the Parties regarding the supply of the Product, and supersedes all prior agreements, proposals or correspondence, whether oral or written, relating to the subject of this Product supply.

15.                               WAIVER; AMENDMENT

15.1. No failure or delay in exercising any right, power or privilege hereunder will be considered as a waiver thereof, nor will any single or partial exercise thereof prevent the future exercise thereof or the exercise of any other right, power or privilege.  The rights and legal measures set forth herein will be cumulated and will not prevent any other rights or legal measures set forth in the law or in this Agreement.

15.2. Any provision of this Agreement may only be amended or waived if through written form and signed by both Parties hereto.

16.                               LIMITATION OF LIABILITY

16.1. In no event the Parties shall be liable for anticipated profits or for incidental or consequential damages.

17.                               ASSIGNMENT AND BINDING EFFECT

17.1.                     This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as otherwise expressly provided in this Agreement, this Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party; such consent shall not be unreasonably withheld or delayed.

18.                               SEVERABILITY

18.1. If any of these terms and conditions is found to be invalid or unenforceable by a court of law, the enforceability of the remaining terms and conditions shall not be affected thereby.

19.  NOTICES

19.1.  All notices and communications required or allowed pursuant to this Agreement, will be made in written form, in English, and will be sent by registered mail, by fax (receipt confirmed) or e-mail (receipt confirmed), to the following addresses:

If to Fibria:

Alameda Santos, 1357, 6th floor, Cerqueira Cesar

São Paulo, SP 01419-908

Brazil

Attn.: Mr. Marcelo Strufaldi Castelli

E-mail: marcelo.castelli@fibria.com.br

If to Piracicaba:

Via Comendador Pedro Morganti, no. 3393, Monte Alegre

Piracicaba, SP, 13415-900

Attn.: Mr. Gilberto Julio Piatto

E-mail: julio.piatto@piracicabapapeis.com.br

The Parties are entitled to amend, by means of written communication, pursuant to this Section 21.1, the addresses above.

20.                               GOVERNING LAW

20.1. This Agreement shall be governed and construed by the laws of the Federative Republic of Brazil.

21.                               DISPUTE RESOLUTION

21.1.                     Consultation.  Each Party shall make its reasonable efforts to resolve any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement through consultation and the consultation shall start immediately at the time when a party provides the other party with a written notice requesting such consultation.  If the dispute is not resolved within thirty (30) days from the issuance of the written notice, such dispute shall be settled in accordance with the following provisions:

21.2.                     Referral to a Technical Expert.  In the event of a dispute between the Parties that cannot be resolved amicably by the Parties, the Parties shall mutually appoint a Technical Expert to resolve such dispute.

(i)                                     If the Parties are unable to agree on the appointment of the Technical Expert, then each Party shall choose an unaffiliated expert and the two (2) experts jointly shall choose the Technical Expert.

(ii)                                  The Technical Expert shall be appointed on the condition that such Technical Expert renders a written decision with full reasoning within thirty (30) days after the date of the appointment; that the Technical Expert promptly fixes a reasonable time and place for receiving representations, submissions, evidence, or information from the Parties, and that the Technical Expert issues directions to the Parties for the proper conduct of his determination and any hearing related thereto.

(iii)                               The Parties undertake to provide the Technical Expert with all evidence and information within their respective possession or control that the Technical Expert may consider necessary for resolving the dispute or that is relevant to and bears upon the matter to be resolved, which the Parties shall mutually and promptly disclose.

(iv)                              Each Party may appoint such lawyers, consultants, and advisers as it feels appropriate to assist the Technical Expert in his determination and to present their respective cases, provided, however, that the Parties shall cooperate and seek to narrow and limit the issues to be determined.

(v)                                 If, within thirty (30) days of the appointment, the Technical Expert has not rendered a decision in accordance with his appointment, the Parties may agree to extend the term for an additional thirty (30) days or, failing such agreement, shall appoint a new Technical Expert and the appointment of the existing Technical Expert shall cease for the purpose of resolving the dispute, provided, however, that if the existing Technical Expert renders his decision with full reasons prior to the appointment of a new Technical Expert, then the decision shall have effect and the proposed appointment of the new Technical Expert shall be without effect.

(vi)                              The decisions of Technical Expert shall be in terms of recommendations, and in any event, the decisions shall not be final and binding upon the Parties, except as otherwise provided herein.  If any Party does not accept the Technical Expert’s decisions, such dispute shall be referred to arbitration in accordance with Section 22.3, below.

(vii)                           Each Party shall bear the costs and expenses of all lawyers, consultants, advisers, and witnesses retained by it in any technical dispute referred to a Technical Expert, and the costs and expenses of the Technical Expert shall be shared equally.

(viii)                        Notwithstanding the above, if a Technical Expert cannot be appointed within three (3) months after the relevant dispute is identified, the dispute shall be referred to arbitration in accordance with Section 22.3 below.

22.3.                     Arbitration.  Any dispute which cannot be settled amicably between the Parties (including a dispute which cannot be settled in accordance with Section 22.2 above), shall be submitted to the decision of an arbitration panel and shall be finally settled under the rules of the Centro de Arbitragem of the Câmara Americana de Comércio (“AMCHAM”).  The arbitrators shall be in the number of three (3).  Fibria shall appoint one (1) arbitrator and Piracicaba shall appoint one (1) arbitrator.  The Parties designated arbitrators shall appoint the third arbitrator, who will be the chairman of the arbitration panel.  The arbitration shall be conducted in accordance with the AMCHAM rules.  The arbitration shall take place in the city of São Paulo and shall be conducted in the English language.

21.4.                     To the fullest extent permitted by law, the Parties waive their right to file any remedies against (including, but not limited to) the arbitration award and any defenses against its enforcement.  The arbitration award shall be final and binding for the Parties.  Specifically for purposes of any injunction procedure, whether of preventive, provisional or permanent nature, or even for purposes of the enforcement of the arbitration award, the Parties hereby elect the jurisdiction of the Central Courts of the City of São Paulo, State of São Paulo, with the exclusion of any other jurisdictions, no matter how privileged they may be.

IN WITNESS WHEREOF, the parties hereto do execute this Agreement on the date below.

São Paulo, September 29th, 2011.

Fibria Celulose S.A.
By:
Title:

Piracicaba Indústria de Papeis Especiais e Participações Ltda.
By:
Title:

Witnesses:

1)	2)
Name:	Name:
ID:	ID:

EXHIBIT A

Luis Antonio Mill Wet Lap Pulp Specifications

Variable	Unit	Method	Target	Minimum	Maximum
Brightness	% ISO	SCAN P03:93	90.7	89.5	91.7
Intrinsic Viscosity	cm3/g	SCAN C-15	750	700	820
pH	—	ISO 6588-81	6.0	5.0	7.0
Consistency	%	—	43	40	46
Dirt count	mm²/kg	TAPPI T-213 om 85	MAX 3.0	—	—
DCM Extractives	%	TAPPI T-204	MAX 0.125	—	—
OX	g/ADT	—	MAX 170	Mo	Avg.
Ash Content	%	SCAN C6:62	MAX 1.0	—	—
Fines Content	%	TAPPI T-261 cm 94	MAX 11.5	—	—
Conductivity at the last washer	μmho	—	MAX 450	—	—

EXHIBIT B

Contract Price Calculation Method

1. The Contract Price shall be calculated on a quarterly basis by LA Company based on FIBRIA’s average FOB Santos price for export sales, as below defined, during the prior calendar quarter (“Reference Period”) less the following sales adjustments:

(i)	Santos Port Costs;
(ii)	Freight costs from the Luiz Antonio Mill to Santos Port;
(iii)	Freight costs from the Luiz Antonio Mill to the city of Piracicaba (regardless of whether the Product is supplied to FIBRIA’s facilities in the region of Piracicaba or elsewhere).

For the purpose of the calculation of the Contract Price, freights costs from Luiz Antonio Mill to the Santos Port and freight costs from the Luiz Antonio Mill to the city of Piracicaba shall also be updated on a quarterly basis, based on the actual cost for the prior calendar quarter.

FIBRIA shall inform Piracicaba in writing, by the 15th day of the first month of each calendar quarter, the Average FOB Santos Price for export sales for the prior quarter. Total export pulp sales from the Jacareí Mill and the Três Lagoas Mill shall be used for the determination of FIBRIA’s average FOB Santos price for export sales.

2. Each new Contract Price shall be effective the first day of the month on a calendar quarter basis.  Each such new Contract Price will be applicable for 3 (three) months from the effective date of such Contract Price.  Each new Contract Price shall be provided to FIBRIA no later than 20 days following the end of each calendar quarter, provided that FIBRIA informs the FOB Santos price for export sales to LA Company by the 15th day of the first month of each calendar quarter. If FIBRIA does not provide the new FOB Santos price for export by the 15th day of the first month of each calendar quarter, LA Company will calculate a reasonable estimate of the Contract Price, at its sole discretion, and such price shall be in effect until FIBRIA informs the new FOB Santos price for export sales to LA Company. Upon receiving the FOB Santos price from FIBRIA, LA Company will apply this price to the full shipments for the applicable quarter.

3. FOB Santos Price shall be determined by FIBRIA based on the actual sales list price to the customer, less:

(i)                                     Customer rebates;

(ii)                                  Customer discounts;

(iii)                               Delivery / freight costs from Santos to the customer;

(iv)                              Insurance, duties, taxes or other fees;

(v)                                 Sales commission or internal sales expense, as applicable in each case.

Appropriate adjustments related to the above items, not reflected on the invoices, shall be manually included in the determination of FOB Santos price as above.

LOAN AGREEMENT This Agreement (“Loan Agreement”) is dated September 29, 2011 and entered between:	CONTRATO DE EMPRÉSTIMO Este Contrato (“Contrato de Empréstimo”) é celebrado no dia 29 de setembro de 2011, entre:

1.            FIBRIA CELULOSE SA, with its headquarters in the city of São Paulo, State of São Paulo at Alameda Santos, 1.357, 6º andar, Cerqueira César, CEP 01419-908 and enrolled with the Tax Payer Registry under nº 60.643.228/0001-21 (“Lender”);

1. FIBRIA CELULOSE SA, com sede em São Paulo, Estado de São Paulo, na Alameda Santos, 1.357, 6º andar, Cerqueira César, CEP 01419-908, inscrita no CNPJ/MF sob o nº 60.643.228/0001-21 (a “Credora”);

2.            PIRACICABA INDÚSTRIA DE PAPÉIS ESPECIAIS E PARTICIPAÇÕES LTDA, with its headquarters in the city of Piracicaba, State of São Paulo at Via Comendador Pedro Morganti, 3393, Bairro Monte Alegre, CEP 13415-900 and enrolled with the Tax Payer Registry under nº 11.547.756/0001-71 (“Borrower”);

2.              PIRACICABA INDÚSTRIA DE PAPÉIS ESPECIAIS E PARTICIPAÇÕES LTDA., com sede em Piracicaba, no Estado de São Paulo, na Via Comendador Pedro Morganti, 3393, Bairro Monte Alegre, CEP 13415-900, inscrita no CNPJ/MF sob o nº 11.547.756/0001-71 (a “Devedora”);

WHEREAS:	CONSIDERANDO:

(A) pursuant to the Quota Purchase and Sale Agreement, dated as of September 23, 2011 (the “QPA”), executed between Lender and Oji Paper Co. Ltd., Lender has sold all of the outstanding quotas of Borrower to Oji Paper Co. Ltd.;

(A) que nos termos do Contrato de Compra e Venda de Quotas, datado de 23 de setembro de 2011 (“QPA”), celebrado entre a Credora e a Oji Paper Co. Ltd., a Credora vendeu todas as quotas da Devedora para a Oji Paper Co. Ltd.;

(B) pursuant to the QPA, Lender has agreed to grant a loan to the Borrower, in the amount of R$ 10,000,000 (ten million Brazilian reais) (“Loan”);	(B) nos termos do QPA, a Credora concordou em conceder um empréstimo à Devedora, no valor de R$ 10.000.000,00 (dez milhões de reais) (“Empréstimo”);.

The parties agree to execute this agreement as follows:	As partes resolvem firmar o presente contrato, de acordo com as condições abaixo

1. LOAN	1. EMPRÉSTIMO

1.1. Lender herein grants a loan to Borrower in the amount of R$ 10,000,000 (ten million Brazilian reais) (“Loan Amount”), pursuant to the terms and conditions set forth in this Agreement.

1.1.  A Credora concede, neste ato, um empréstimo à Devedora no valor de R$ 10.000.000,00 (dez milhões de reais) (“Valor do Empréstimo”), de acordo com os termos e condições estabelecidos neste Contrato.

1.2.  The Loan Amount shall be delivered to the Borrower, as follows: (i) part of the Loan Amount, equivalent to the cash position of the Borrower, on this date and reflected in the copy of Borrower’s bank statement dated as of today, as set forth in

1.2.  O Valor do Empréstimo será entregue à Devedora da seguinte forma: (i) parte do Valor do Empréstimo, equivalente ao montante existente no caixa da Devedora na presente data e refletido na cópia do extrato bancário da Devedora emitido com

Schedule 1.2., and (ii) the remaining amount of the Loan Amount is deposited on this date by Lender in the following bank account of the Borrower:

Bank 033

Branch 2271

Account 13.005021-4

2. INTEREST

The Loan Amount shall bear interest at the same rate of the Interbank Depositary Certificates (“CDI”), accrued from the date hereof until the date of the effective repayment of the Loan by the Borrower.

3. REPAYMENT DATE

3.1. Borrower shall repay to Lender, within ninety (90) days counted as of the date hereof (i) the Loan Amount plus accrued interests, calculated from the date hereof until the payment date, according to the CDI rate, minus (ii) the amount of one hundred and fifty one thousand reais (R$151,000.00) plus accrued interests, calculated from the date hereof until payment, according to the CDI rate.

4. TAXES

4.1. If the Borrower shall be required by law to deduct or withhold income taxes from, or in respect of, any sum payable under this Agreement, then:

(a). Borrower shall make such deductions or withholdings; and

(b). Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and shall promptly provide to Lender the originals of official receipts for such payments.

5. AMENDMENTS

Any term of this Agreement may be amended or modified upon the express written agreement of the parties.

a data de hoje, conforme constante do Anexo 1.2., e (ii) o saldo remanescente do Valor do Empréstimo é depositado, nesta data, pela Credora, na seguinte conta corrente da Devedora:

Banco 033

Agência 2271

Conta Corrente 13.005021-4

2. JUROS

Sobre o Valor do Empréstimo incidirá juros no valor da taxa dos Certificados de Depósitos Interbancários (“CDI”), acumulado desta data até a data do efetivo pagamento do Empréstimo pela Devedora.

3. DATA DE VENCIMENTO

3.1. A Devedora deverá pagar à Credora, dentro de 90 (noventa) dias contados da presente data, (i) o Valor do Empréstimo acrescido do valor dos juros incorridos calculados entre a presente data e a data do pagamento, de acordo com a taxa do CDI, menos (ii) o valor de R$ 151.000,00 (cento e cinquenta e um mil reais), acrescido do valor dos juros incorridos calculados entre a presente data e a data do pagamento, de acordo com a taxa do CDI.

4. IMPOSTOS

4.1. Se a Devedora estiver legalmente obrigada a deduzir ou reter imposto de renda sobre qualquer valor devido sob este Contrato:

(a) a Devedora deverá fazer as respectivas deduções e retenções; e

(b) a Devedora deverá pagar o valor total deduzido ou retido às autoridades fiscais competentes em observância às leis aplicáveis, e deverá providenciar imediatamente à Credora as vias originais oficiais dos recibos desses pagamentos.

5. ADITAMENTOS

Qualquer disposição deste Contrato poderá ser alterada ou modificada mediante a concordância expressa por escrito das partes.

2

6. NOTICES	6. NOTIFICAÇÕES

6.1. Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile transmission or letter.	6.1. Cada comunicação a ser feita sob este Contrato deverá ser feita por escrito, e, exceto se estipulado de outra forma, poderá ser feita por facsimile ou carta.

6.2. Any communication or document to be made or delivered pursuant to this Agreement shall be made or delivered to the respective registered offices for each of the parties and in each case shall be deemed to have been made or delivered when received legible and in full by the recipient or (in the case of any communication made by letter) when left at that address or (as the case may be) two days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address.

6.2. Qualquer comunicação ou documento a ser elaborado e entregue nos termos deste Contrato deverá ser endereçada à cada parte e, em cada caso, deverá ser considerada entregue e concluída quando recebida de forma legível e integral pelo destinatário ou (no caso de comunicações feitas por carta) quando entregues naquele endereço ou (dependendo do caso) dois dias após ter sido postado nos correios, com postagem pré-paga, em envelope endereçado à respectiva parte naquele endereço.

7. GOVERNING LAW AND COURTS	7. LEI APLICÁVEL E FORO

7.1. The interpretation and enforcement of this Loan Agreement shall be governed by the laws of the Federative Republic of Brazil.	7.1. A interpretação e a execução deste Contrato de Empréstimo deverá ser feita de acordo com as leis da República Federativa do Brasil.

7.2. The parties elect the courts of the city of São Paulo, State of São Paulo, to solve any disputes, controversies and claims arising out of and/or in connection with this Loan Agreement.

7.2. As partes elegem o foro da Comarca da cidade de São Paulo, Estado de São Paulo, para dirimir quaisquer disputas, controvérsias ou conflitos surgidos e/ou relacionados ao presente Contrato de Empréstimo.

IN WITNESS WHEREOF this Agreement has been executed on the date and year aforementioned.	E, POR ESTAREM ASSIM JUSTAS E CONTRATADAS, este Contrato é firmado na data acima mencionada.

São Paulo, 29 de setembro de 2011.

FIBRIA CELULOSE SA
By:
Title:

PIRACICABA INDÚSTRIA DE PAPÉIS ESPECIAIS E PARTICIPAÇÕES LTDA.
By:
Title:

Witnesses/ Testemunhas:

1.		2.
	Name/Nome:		Name/Nome:
	ID:		ID:

3

Schedule 1.2.

Borrower’s bank statement

4

FSC PULP SUPPLY AGREEMENT

by and between

Fibria Celulose S.A.

and

Piracicaba Indústria de Papeis Especiais e Participações Ltda.

FSC PULP SUPPLY AGREEMENT

Fibria Celulose S.A., a Brazilian corporation (sociedade anônima) company organized under the laws of the Federative Republic of Brazil, with head offices in the City of São Paulo, State of São Paulo, at Alameda Santos, 1357, 6th floor, Cerqueira Cesar, 01419-908, enrolled with the CNPJ under No. 60.643.228-0001-21, (hereinafter referred to as “Fibria”), herein represented in accordance with its By Laws (“Fibria”) and Piracicaba Indústria de Papeis Especiais e Participações Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil, with head offices in the city of Piracicaba, State of São Paulo, at Via Comendador Pedro Morganti, no. 3393, Monte Alegre, enrolled with the CNPJ/MF under no. 11.547.756/0001-71, herein represented in accordance with its Articles of Association (“Piracicaba”, and together with Fibria, hereinafter jointly referred to as “Parties”).

RECITALS

WHEREAS, pursuant to a corporate reorganization, Piracicaba became the owner of the paper mill in the city of Piracicaba, State of São Paulo, Brazil;

WHEREAS, pursuant to a Quota Purchase and Sale Agreement executed on September 22, 2011 by and between OJI Paper CO. LTD, as purchaser, Fibria, as seller, and Piracicaba, as intervening party (“Quota Purchase and Sale Agreement”), OJI Paper CO., LTD became the owner of Piracicaba;

WHEREAS, Fibria manufactures FSC pulp (the “Product”) in the mill located at the Jacareí plant (the “Jacareí Mill”) and wishes to sell to Piracicaba and Piracicaba wishes to purchase such Product;

WHEREAS, the Parties wish to determine the terms and conditions which will regulate the supply of the Product by Fibria to Piracicaba;

NOW, THEREFORE, Fibria and Piracicaba hereby agree as follows:

1.                            DEFINITIONS

1.1. Capitalized terms, as used herein, shall have the following meaning:

“Agreement” means this FSC Pulp Supply Agreement and all the exhibits hereto attached.

“AMCHAM” means the Centro de Arbitragem of the Câmara Americana de Comércio, the arbitration chamber of the American Chamber of Commerce

“Closing Date” means the Closing Date of the transactions contemplated in the Quota Purchase and Sale Agreement.

“Contract Price” has the meaning set forth in Exhibit B to this Agreement.

“Force Majeure Event” has the meaning set forth in Section 9.1 of this Agreement.

“Fibria” has the meaning set forth in the preamble of this Agreement.

“Jacareí Mill” has the meaning set forth in the Recitals to this Agreement.

“Parties” means Fibria and Piracicaba.

“Product” has the meaning set forth in the Recitals to this Agreement.

“Reference Period” has the meaning set forth in Exhibit B to this Agreement.

“Piracicaba” has the meaning set forth in the preamble of this Agreement.

2. TERM OF AGREEMENT

2.1. This Agreement shall commence on the date hereof and shall remain in effect for a term equal to the remaining term of effectiveness of the Wet Lap Pulp Supply Agreement executed on February 1, 2007, (“Wet Lap Pulp Supply Agreement”) by and between Fibria and LA Celulose e Papel Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil, with head offices in the City of Luis Antonio, State of São Paulo, at Rodovia SP 255, KM 41, 240, Várzea do Genipapo, enrolled with the CNPJ/MF under No. 08.246.572/0001-67.

3. PRODUCT

3.1. Fibria shall supply to Piracicaba the Product according to the minimum technical specifications prescribed in Exhibit A to this Agreement.

4. QUANTITY AND DELIVERY

4.1. During the term of this Agreement, Fibria shall sell to Piracicaba the volume of Product produced at the Jacareí Mill, up to twenty thousand (20,000) tones per year of the Product, as per a written request sent by Piracicaba.

4.2. In the last month of each calendar quarter, the Parties shall agree on the volume of the Product to be provided on a monthly basis, for the following quarter, provided that the sales of Products shall be between three thousand (3,000) tons and seven thousand (7,000) tons within a quarter, limited to the maximum amount of twenty thousand (20,000) tons within a year, as set forth above.

4.3. Terms of sale will be FOB (Free on Board), at the Jacareí Mill.

5. PRICE, BASIS FOR INVOICING AND PAYMENT TERMS

5.1. The Contract Price for the Product under this Agreement shall be calculated according to the method set forth in Exhibit B to this Agreement.

5.2. Fibria shall invoice to Piracicaba according to the delivery of the Products, as determined according to the calculation set forth in Exhibit B.

5.3. All invoiced amounts by Fibria to Piracicaba shall be payable within forty five (45) days following the date of the invoice. All amounts invoiced shall be in Brazilian Reais based on (i) the U.S. dollar Contract Price multiplied by (ii) the average daily closing US dollar/Real exchange rate for the preceding month (as published by SISBACEN data system under rate PTAX 800, option 500), plus applicable taxes.

5.4. Each of the Parties shall bear its own tax liabilities if and when any of the Parties are required to pay such taxes in accordance with the applicable legislation.

5.5. It is agreed by the Parties that in case of any amendment or change in the price conditions set forth in the Wet Lap Pulp Supply Agreement, the price conditions set forth in this Agreement shall be adjusted accordingly in order to reflect exactly the new price conditions agreed in such amendment to the Wet Lap Pulp Supply Agreement.

5.6. In case of termination of the Wet Lap Pulp Supply Agreement, Fibria shall sell up to twenty thousand (20,000) tons of Products per year to Piracicaba, under new terms to be negotiated by the Parties.

6. QUALITY

6.1. Fibria shall be responsible for providing Product that adheres to the pulp quality specifications shown in Exhibit A on a consistent basis, provided, however, that capability to consistently achieve the quality specifications provided for in Exhibit A shall be confirmed during the first two (2) months of operation of the Jacareí Mill by Fibria. After the two months period referred in this Section, specifications contained in Exhibit A shall be adjusted and agreed upon by Fibria and Piracicaba to capability ranges verified during the first two months of operation. Fibria shall compensate Piracicaba for any incremental costs or loss of contribution margin from any cause attributable to the impact of pulp quality on Piracicaba’s paper business. In no case will the compensation for quality impacts be subject to any minimum threshold or deminimus condition.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1. Without in any way limiting, modifying, or varying its responsibilities and obligations set forth elsewhere in this Agreement, Fibria hereby represents, warrants and agrees that:

(i)                  Fibria is duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil, and is qualified to supply the Product contemplated under this Agreement and has the requisite skills and capacity to carry out in full the scope of work and supply set forth in this Agreement and that it will do so in a professional manner, using qualified and competent personnel and in accordance with internationally accepted practices.

(ii)            The execution, delivery and performance by Fibria of this Agreement and the consummation of the transactions contemplated hereby are within Fibria’s powers. Fibria is duly authorized by all necessary corporate action to execute, deliver, perform and consummate the transactions contemplated in this Agreement.  This Agreement constitutes a valid and binding agreement upon Fibria and is enforceable against Fibria in accordance with its terms.

(iii)         The execution, delivery and performance by Fibria of this Agreement and the consummation of the transactions contemplated herein do not and will not violate the organizational documents or bylaws of Fibria.

(iv)        The Product shall be delivered free and clear from any liens or encumbrances, or third party device patent infringement claims.

(v)              Fibria will perform the obligations under this Agreement in accordance with all legal provisions required by municipal, state and federal laws/regulations including but not limited to, taxes and the ABNT, CREA, and CONFEA regulations.

7.2.                            Without in any way limiting, modifying, or varying its responsibilities and obligations set forth elsewhere in this Agreement, Piracicaba hereby represents, warrants and agrees that:

(i)                  Piracicaba is duly organized, validly existing and in good standing under the laws of the Federative Republic of Brazil and will be on the Closing Date, qualified to purchase the Product contemplated under this Agreement and will have, on the Closing Date, the requisite skills and capacity to carry out in full the commitments and obligations set forth in this Agreement and that it will do so in a professional manner, using qualified and competent personnel and in accordance with internationally accepted practices.

(ii)            The execution, delivery and performance by Piracicaba of this Agreement and the consummation of the transactions contemplated hereby are within Piracicaba’s powers.  Piracicaba is duly authorized by all necessary corporate action to execute, deliver, perform and consummate the transactions contemplated in this Agreement.  This Agreement constitutes a valid and binding agreement upon Piracicaba and is enforceable against Piracicaba in accordance with its terms.

(iii)         The execution, delivery and performance by Piracicaba of this Agreement and the consummation of the transactions contemplated herein do not and will not violate the organizational documents or bylaws of Piracicaba.

(iv)        Piracicaba will perform the obligations under this Agreement in accordance with all legal provisions required by municipal, state and federal laws/regulations.

8.                            TERMINATION

8.1. This Agreement shall be terminated in the following cases:

(i)                           declaration of insolvency, bankruptcy, court-approved reorganization, judicial or extrajudicial liquidation of any of the Parties, as from the time of filing, ratification or ruling, or in the event that any of the Parties enters into agreements or composition with its creditors, or makes any assignment to the benefit of its creditors in contradiction or inconsistently with the provisions of this Agreement, or otherwise ceases or is compelled to cease the exercise of its business; or

(ii)                        if Fibria is in material default of the performance of any obligation under this Agreement and fails to remedy (or if immediate remedy is not possible, fails to commence and diligently continue to remedy) such default within sixty (60) days following written notice thereof from Piracicaba, Piracicaba may without prejudice to any other right that Piracicaba may have, hold further payments to Fibria and/or terminate this Agreement by written notice to Fibria specifying the date of termination. Default shall include, but not be limited to, deliveries of defective and/or nonconforming products and failure by Fibria to provide reasonable assurances of future performance. In the event of termination according to this Section, Piracicaba shall not be liable to Fibria for any amount and Fibria shall be liable to Piracicaba for any and all damages sustained by reason of Fibria`s default and the resulting termination of this Agreement, including any additional cost incurred as a result of Piracicaba procuring replacement pulp from another supplier.

9.                            FORCE MAJEURE

9.1. Performance by Piracicaba and/or Fibria under this Agreement may be suspended or curtailed without liability to the other Party to the extent, and for so long as any event which is not reasonably foreseeable or, if reasonably foreseeable, is beyond the control of the Party claiming suspension, and, in either case, prevents total or partial performance by such Party of its obligations under this Agreement (a “Force Majeure Event or Events”), including but not limited to lightning, typhoons, fires, floods, earthquake or other acts of nature, explosions and wars.

9.2. Any delay, limitation or failure of performance due to one or more Force Majeure Event(s) shall not be deemed a breach of or failure to perform under this Agreement or any part hereof and this Agreement shall otherwise remain unaffected; provided, that the Party so prevented from complying with its obligations hereunder shall promptly verbally notify the other Party as soon as practical after the respective Party becomes aware of the Event(s) and such notice shall include all particulars of the Event(s) which shall include, by example and not limitation, the best estimate of the term of such Event(s), and the Party declaring such Event(s) shall confirm its verbal notice by a written notice as provided herein and the Parties shall meet as promptly as practicable to discuss the circumstances and potential solutions to such Force Majeure Event, including mitigation of such Force Majeure Event, and provided, further, that Piracicaba shall not be obligated to pay for any Product.  The Party affected by a Force Majeure Event shall exercise its best efforts to mitigate or cure such Force Majeure Event as quickly as possible and shall keep the other Party fully informed as to such mitigation and cure efforts.

10.                     PROPRIETARY INFORMATION

10.1. Each Party shall consider all information furnished by the other Party to be confidential and shall not disclose any such information to any other person, or use such information itself for any purpose other than performing this Agreement, unless written consent is obtained from the other party authorizing disclosure.

11.                     PATENTS AND ROYALTIES

11.1. Fibria shall indemnify, defend, and hold Piracicaba harmless from and against any and all claims, lawsuits, royalties, damages, and costs arising out of or related to (a) any infringement or alleged infringement of any patents or for the misuse of any patented article by Fibria or its subcontractors, or (b) the infringement or alleged infringement of any patents by Piracicaba’s use of the Product supplied hereunder that is related to a manufacturing patent infringement under the control of Fibria, or (c) the use or misuse by Fibria or its subcontractors of any third party intellectual property rights.

12.                     INSPECTION/AUDIT RIGHTS

12.1. Payment for Product delivered hereunder shall not constitute acceptance thereof.  Piracicaba shall have the right to inspect any portion of the Product that is in Piracicaba’s judgment defective or nonconforming with the specifications determined in this Agreement within twenty (20) days from receipt.  Product rejected or supplied in excess of quantities called for herein may be returned to Fibria at its expense and in addition to Piracicaba’s other rights.  Nothing contained in this Agreement shall relieve in any way Fibria from the obligation of testing, inspection and quality control.

12.2. Fibria and Piracicaba have the option to jointly designate an independent auditing company, upon 45 days notice, to confirm all necessary and relevant information needed to audit Contract Price for any reference period at a cost to Piracicaba.

13.          SUBCONTRACTING

13.1. Each Party is solely responsible for the performance of any subcontractor it may retain.

14.          ENTIRE AGREEMENT

14.1. This Agreement and its exhibits as referenced in the Agreement constitute the entire agreement between the Parties regarding the supply of the Product, and supersedes all prior agreements, proposals or correspondence, whether oral or written, relating to the subject of this Product supply.

15.          SETOFF

15.1. All claims for money due or to become due from Piracicaba shall be subject to deduction or setoff by Fibria by reason of any counterclaim arising out of this Agreement.

16.          WAIVER; AMENDMENT

16.1. No failure or delay in exercising any right, power or privilege hereunder will be considered as a waiver thereof, nor will any single or partial exercise thereof prevent the future exercise thereof or the exercise of any other right, power or privilege.  The rights and legal measures set forth herein will be cumulated and will not prevent any other rights or legal measures set forth in the law or in this Agreement.

16.2. Any provision of this Agreement may only be amended or waived if through written form and signed by both Parties hereto.

17.          LIMITATION OF LIABILITY

17.1. In no event shall any Party be liable for anticipated profits or for incidental or consequential damages of the other Party.

18.          ASSIGNMENT AND BINDING EFFECT

18.1.       This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as otherwise expressly provided in this Agreement, this Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party; such consent shall not be unreasonably withheld or delayed.

19.          SEVERABILITY

19.1. If any of these terms and conditions is found to be invalid or unenforceable by a court of law, the enforceability of the remaining terms and conditions shall not be affected thereby.

20.  NOTICES

20.1.  All notices and communications required or allowed pursuant to this Agreement, will be made in written form, in English, and will be sent by registered mail, by fax (receipt confirmed) or e-mail (receipt confirmed), to the following addresses:

If to Fibria:

Alameda Santos, 1357, 6th floor, Cerqueira Cesar

São Paulo, SP 01419-908

Brazil

Attn.: Mr. Marcelo Strufaldi Castelli

E-mail: marcelo.castelli@fibria.com.br

If to Piracicaba:

Via Comendador Pedro Morganti, no. 3393, Monte Alegre

Piracicaba, SP, 13415-900

Attn.: Mr. Gilberto Julio Piatto

E-mail: julio.piatto@piracicabapapeis.com.br

The Parties are entitled to amend, by means of written communication, pursuant to this Section 20.1, the addresses above.

21.          GOVERNING LAW

21.1. This Agreement shall be governed and construed by the laws of the Federative Republic of Brazil.

22.          DISPUTE RESOLUTION

22.1.       Consultation.  Each Party shall make its reasonable efforts to resolve any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement through consultation and the consultation shall start immediately at the time when a party provides the other party with a written notice requesting such consultation.  If the dispute is not resolved within thirty (30) days from the issuance of the written notice, such dispute shall be settled in accordance with the following provisions:

22.2.       Referral to a Technical Expert.  In the event of a dispute between the Parties that cannot be resolved amicably by the Parties, the Parties shall mutually appoint a Technical Expert to resolve such dispute.

(i)            If the Parties are unable to agree on the appointment of the Technical Expert, then each Party shall choose an unaffiliated expert and the two (2) experts jointly shall choose the Technical Expert.

(ii)           The Technical Expert shall be appointed on the condition that such Technical Expert renders a written decision with full reasoning within thirty (30) days after the date of the appointment; that the Technical Expert promptly fixes a reasonable time and place for receiving representations, submissions, evidence, or information from the Parties, and that the Technical Expert issues directions to the Parties for the proper conduct of his determination and any hearing related thereto.

(iii)          The Parties undertake to provide the Technical Expert with all evidence and information within their respective possession or control that the Technical Expert may consider necessary for resolving the dispute or that is relevant to and bears upon the matter to be resolved, which the Parties shall mutually and promptly disclose.

(iv)          Each Party may appoint such lawyers, consultants, and advisers as it feels appropriate to assist the Technical Expert in his determination and to present their respective cases, provided, however, that the Parties shall cooperate and seek to narrow and limit the issues to be determined.

(v)           If, within thirty (30) days of the appointment, the Technical Expert has not rendered a decision in accordance with his appointment, the Parties may agree to extend the term for an additional thirty (30) days or, failing such agreement, shall appoint a new Technical Expert and the appointment of the existing Technical Expert shall cease for the purpose of resolving the dispute, provided, however, that if the existing Technical Expert renders his decision with full reasons prior to the appointment of a new Technical Expert, then the decision shall have effect and the proposed appointment of the new Technical Expert shall be without effect.

(vi)          The decisions of Technical Expert shall be in terms of recommendations, and in any event, the decisions shall not be final and binding upon the Parties, except as otherwise provided herein.  If any Party does not accept the Technical Expert’s decisions, such dispute shall be referred to arbitration in accordance with Section 22.3, below.

(vii)         Each Party shall bear the costs and expenses of all lawyers, consultants, advisers, and witnesses retained by it in any technical dispute referred to a Technical Expert, and the costs and expenses of the Technical Expert shall be shared equally.

(viii)        Notwithstanding the above, if a Technical Expert cannot be appointed within three (3) months after the relevant dispute is identified, the dispute shall be referred to arbitration in accordance with Section 22.3 below.

22.3.       Arbitration.  Any dispute which cannot be settled amicably between the Parties (including a dispute which cannot be settled in accordance with Section 22.2 above), shall be submitted to the decision of an arbitration panel and shall be finally settled under the rules of the Centro de Arbitragem of the Câmara Americana de Comércio (“AMCHAM”).  The arbitrators shall be in the number of three (3).  Fibria shall appoint one (1) arbitrator and Piracicaba shall appoint one (1) arbitrator.  The Parties designated arbitrators shall appoint the third arbitrator, who will be the chairman of the arbitration panel.  The arbitration shall be conducted in accordance with the AMCHAM rules.  The arbitration shall take place in the city of São Paulo and shall be conducted in the English language.

23.4.       To the fullest extent permitted by law, the Parties waive their right to file any remedies against (including, but not limited to) the arbitration award and any defenses against its enforcement.  The arbitration award shall be final and binding for the Parties.  Specifically for purposes of any injunction procedure, whether of preventive, provisional or permanent nature, or even for purposes of the enforcement of the arbitration award, the Parties hereby elect the jurisdiction of the Central Courts of the City of São Paulo, State of São Paulo, with the exclusion of any other jurisdictions, no matter how privileged they may be.

IN WITNESS WHEREOF, the parties hereto do execute this Agreement on the date below.

São Paulo, September 29th, 2011.

Fibria Celulose S.A.
By:
Title:

Piracicaba Indústria de Papeis Especiais e Participações Ltda.
By:
Title:

Witnesses:

1)	2)
Name:	Name:
ID:	ID:

EXHIBIT A

Jacareí Mill FSC Pulp Specifications

Properties	Unit	Method	Minimum	Maximum
Brightness	% ISO	ISO 2470	87.0	—
Intrinsic Viscosity	dm3/kg	ISO 5351	600	—
pH	—	ISO 6588	5.0	9.5
Dirt count	mm²/kg	ISO 5350-2	—	10.0

WOOD	DIMENSION	WEIGHT
100% Planted Eucalyptus	Bale: 44-45 x 82-83 x 70-71 cm	Bale = 250 kg
	Unit: 176-180 x 82-83 x 141-144 cm	Unit = 2.0 t

EXHIBIT B

Contract Price Calculation Method

1. The Contract Price shall be calculated on a quarterly basis by Fibria based on FIBRIA’s average FOB Santos price for export sales, as below defined, during the prior calendar quarter (“Reference Period”) less the following sales adjustments:

(i)                       Santos Port Costs;

(ii)                    Freight costs from the Luis Antonio Mill to Santos Port.

(iii)                 Freight costs from the Luis Antonio Mill to the city of Piracicaba (regardless of whether the Product is supplied to FIBRIA’s facilities in the region of Piracicaba or elsewhere).

For the purpose of the calculation of the Contract Price, freights costs from Luis Antonio Mill to the Santos Port and freight costs from the Luis Antonio Mill to the city of Piracicaba shall also be updated on a quarterly basis, based on the actual cost for the prior calendar quarter.

FIBRIA shall inform Piracicaba in writing, by the 15th day of the first month of each calendar quarter, the Average FOB Santos Price for export sales for the prior quarter. Total export pulp sales from the Luis Antonio Mill and the Três Lagoas Mill shall be used for the determination of FIBRIA’s average FOB Santos price for export sales.

2. Each new Contract Price shall be effective the first day of the month on a calendar quarter basis.  Each such new Contract Price will be applicable for 3 (three) months from the effective date of such Contract Price.  Each new Contract Price shall be provided to FIBRIA no later than 20 days following the end of each calendar quarter, provided that FIBRIA informs the FOB Santos price for export sales to Fibria by the 15th day of the first month of each calendar quarter. If FIBRIA does not provide the new FOB Santos price for export by the 15th day of the first month of each calendar quarter, Fibria will calculate a reasonable estimate of the Contract Price, at its sole discretion, and such price shall be in effect until FIBRIA informs the new FOB Santos price for export sales to Fibria. Upon receiving the FOB Santos price from FIBRIA, Fibria will apply this price to the full shipments for the applicable quarter.

3. FOB Santos Price shall be determined by FIBRIA based on the actual sales list price to the customer, less:

(i)                                     Customer rebates;

(ii)                                  Customer discounts;

(iii)                               Delivery / freight costs from Santos to the customer;

(iv)                              Insurance, duties, taxes or other fees;

(v)                                 Sales commission or internal sales expense, as applicable in each case.

Appropriate adjustments related to the above items, not reflected on the invoices, shall be manually included in the determination of FOB Santos price as above.

Schedule 12.1

TRANSITION SERVICES AGREEMENT

BY AND BETWEEN

FIBRIA CELULOSE S.A.

and

PIRACICABA INDÚSTRIA DE PAPÉIS ESPECIAIS E PARTICIPAÇÕES LTDA.

TRANSITION SERVICES AGREEMENT

By this TRANSITION SERVICES AGREEMENT dated September 29th 2011, executed by and between FIBRIA CELULOSE S.A., a publicly held company with head offices in the city of São Paulo, State of São Paulo, at Alameda Santos, no. 1357, 6th floor, registered with CNPJ/MF under no. 60.643.228/0001-21, herein represented in accordance with its by-laws (“Service Provider”); and, on the other side, PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPAÇÕES LTDA., a limited liability company organized under the laws of the Federative Republic of Brazil, with head offices in the city of Piracicaba, State of São Paulo, at Via Comendador Pedro Morganti, no. 3393, Monte Alegre, ZIP CODE 13415-900, registered with CNPJ/MF under no. 11.547.756/0001-71, herein represented in accordance with its articles of association (“Service Receiver”) and OJI PAPER CO. LTD. (Company No. 0100-01-034743), a company incorporated in Japan and having its registered office at 7-5 Ginza 4-chome, Chuo-ku, Tokyo 104-0061, Japan (“Parent”);

(Service Provider and Service Receiver also individually referred to as “Party” and jointly as “Parties”).

The term “Service Provider” is deemed to include any Affiliates of Fibria Celulose S.A. that ultimately provide services and/or receive compensation pursuant to the terms of this Agreement.

WHEREAS, pursuant to the Quota Purchase Agreement, dated as of September 22nd 2011 (the “QPA”), executed among Parent and Service Provider, Service Provider has prior to the date of this Agreement conducted a Corporate Reorganization (as defined in the QPA) and transferred the Business (as defined in the QPA) to Service Receiver and as of the date of this Agreement is selling to Parent all of the outstanding quotas of Service Receiver;

WHEREAS in connection with the transfer mentioned above Service Receiver desires Service Provider to continue to perform, or cause to be continued to be performed, certain services provided by Service Provider in connection with the Business until the Service Receiver is able to perform such services using its own personnel; and

WHEREAS Parties desire to negotiate mutually acceptable terms under which Service Provider shall provide certain transition services to Service Receiver;

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NOW, THEREFORE, in consideration of the foregoing and the respective warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree to enter into this Transition Services Agreement (this “Agreement”), as follows:

1.     DEFINITIONS

In this Agreement, the following terms shall have the following meanings.

“Affiliate” means any company (i) directly or indirectly controlled by a Party, or (ii) directly or indirectly controlling a Party, or (iii) under the same control as a Party. For the purpose of this definition the term “control” means the possession, directly or indirectly, of at least fifty percent (50%) of the equity ownership or voting rights.

“Closing Date”  shall mean September 29th, 2011;

“Services” shall mean any of the services to be provided by or on behalf of the Service Provider under this Agreement and described in the relevant Exhibits attached hereto;

“Service Receiver Data” means all the data provided by the Service Receiver or created by the Service Provider solely on behalf of the Service Receiver that is used by the Service Provider solely in relation to the provision of the Services including, without limitation, employee information, customer information, product details and pricing information;

“Term” means each term beginning as of the Closing Date during which each Service shall be rendered as stated in the relevant Exhibit (as the same may be adjusted in accordance with Section 2.1.), being understood that the Agreement shall remain effective until the expiration of the longer term established in the Exhibit, which shall not exceed six (6) months as of the Closing Date.

All capitalized terms not defined above shall have the meaning ascribed to them in the specific sections of this Agreement or in the QPA.

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2.     PURPOSE AND SERVICES

2.1.         The purpose of this Agreement is to regulate the terms and conditions of the services to be rendered by the Service Provider to the Service Receiver.  Commencing on the Closing Date and continuing throughout the respective Term, the Service Provider shall provide to the Service Receiver the services set forth in the Exhibit 2.1 attached hereto, in each case subject to the terms and conditions set forth herein. Notwithstanding the foregoing, the Parties acknowledge and agree that Service Receiver may determine from time to time that it does not require all of the services set forth on Exhibit 2.1. or that it desires to shorten the Term with respect to a particular service.  In such event, Service Receiver may terminate any Service or Services, in whole or in part, upon 15 days prior notification to Service Provider and the amounts due hereunder shall be adjusted accordingly.

2.2.         The Service Provider will perform the Services in accordance with the applicable law, in a professional and workmanlike manner by qualified and properly trained personnel.

2.3.         The Service Receiver understands that the Services provided hereunder are transitional in nature and are rendered by the Service Provider for the purpose of facilitating the transactions contemplated by the Parties. The Service Receiver further understands that the Service Provider is not in the business of providing Services to third parties and will not provide the Services beyond the applicable Term. In the event that Service Provider requires additional resources in order to perform obligations that are described in Exhibit 2.1. herein, the Service Provider may, upon prior approval from the Service Receiver, engage such resources at the Service Receiver’s sole cost and expense. The Service Receiver agrees to use its commercially reasonable efforts to transition to its own internal organization or other third party service providers the provision of each of the Services no later than the expiration of the applicable Term, except if otherwise agreed by the Service Provider and the Service Receiver.

2.4.         The Service Receiver understands that Service Provider may cause certain Services to be provided either by any of its Affiliated companies or by third parties (sub-contractors) as per Section 8 below, or pursuant to agreements between the Service Provider and certain vendors. The Service Receiver will cooperate with the Service Provider and any third party providing Services on behalf of the Service Provider in order to facilitate the provision and receipt of such Services. Service Provider shall be responsible for compliance with the duties and obligations of Service Provider´s Affiliates or subcontractors.

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2.5.         The Service Receiver will use commercially reasonable efforts to provide information, including the Service Receiver Data, and documentation necessary for the Service Provider to provide the Services set forth herein. The Service Provider shall assist the Service Receiver in identifying which types of Service Receiver Data are required for the provision of Services.

2.6.         Regarding those Services to be provided under this Agreement, the Service Provider shall use the same degree of care in providing the Services as used in providing them for itself before the Closing Date. The Services shall be of a nature and extent substantially equivalent to the similar services customarily provided by the Service Provider in connection with the Business before the Closing Date.

2.7.         Service Provider represents and acknowledges that it will be liable for the performance, quality, sufficiency of the Services provided in connection with this Agreement, always within the scope of the services requested by Services Receiver according to Exhibit 2.1.

2.8.         If the Service Provider, in the exercise of its reasonable good faith judgment, deems it necessary to suspend delivery of a Service hereunder for purposes of inspection, maintenance, repair, replacement of equipment parts or structures, or similar activities, the Service Provider shall not be obligated to deliver such Service during such periods, provided that the Service Provider agrees to give prior written notice of any scheduled interruption and provided that Service Receiver accepts the terms of such prior notice, which acceptance shall not be unreasonably withheld.

2.9.         If in addition to the Services, Service Receiver requires any further services or transition activities not set forth in this Agreement, the Parties shall discuss in good faith the term and conditions applicable to the provision of such new services or transition activities by Service Provider to Service Receiver.

2.10.       At all times, during the term of this Agreement, (i) Service Provider shall maintain in its possession and under its control a full and complete record of all material books, records, contracts, instruments, data and other information related to the rendering of the Services (collectively, the “Information”); and (ii) Service Provider agrees to provide, upon Service Receiver’s request, full and complete access (including access to persons or firms possessing Information) to any and all such Information.

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3.     MIGRATION PLAN

3.1.         The Service Receiver shall be responsible for planning and preparing the transition to its own internal organization or other third-party service providers of the provision of each of the Services (the “Migration”). The Service Provider shall assist the Service Receiver with the initial development of a plan for Migration (the “Migration Plan”), provided that the mentioned assistance has no cost impacts, and shall provide the Service Receiver with all information reasonably requested by it that is necessary for the development and implementation of the Migration Plan. The Service Provider shall cooperate and shall use commercially reasonable efforts to cause its third-party contractors to cooperate, in a timely implementation of the Migration Plan.

3.1.1.      In case assistance to be provided by Service Provider to Service Receiver with the initial development of the Migration Plan causes cost impacts, the Parties shall reasonably agree in writing on how Service Receiver will compensate Service Provider for the extra costs to be incurred.

3.2.         The Service Provider may acquire, upon prior written authorization of Service Receiver, certain equipment (collectively, the “Acquired Equipment”) required to carry out the Services of this Agreement. Title to the Acquired Equipment will remain with the Service Provider until the earlier of (a) Migration or (b) the expiration or earlier termination of this Agreement (the “Transfer Date”). Except with respect to any Acquired Equipment that is located on Service Receiver’s premises, risk of loss of, or damage to, the Acquired Equipment will remain with the Service Provider until the Transfer Date, and if such Acquired Equipment is damaged (ordinary wear and tear excepted) or destroyed prior to the Transfer Date, the Service Provider will promptly bear the costs and expenses to repair or replace such equipment. If Acquired Equipment is transferred to the Service Receiver as of the Transfer Date, Service Receiver will reimburse Service Provider the original cost of the Acquired Equipment.

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4.     PAYMENT

4.1.         In consideration for the rendering of Services by the Service Provider, the Service Receiver agrees to pay to the Service Provider those amounts for ongoing Services determined in accordance with the rates and charges set forth in the Exhibit 2.1 attached hereto.  In addition, the Service Receiver shall pay the Service Provider all expenses reasonably incurred by the Service Provider in providing the Services as set forth in the same Exhibit 2.1. Any other incremental service related to the Business not covered by this Agreement that may be requested by the Service Receiver to be provided by the Service Provider shall be charged from the Service Receiver according to the hourly rate reasonably negotiated between Service Receiver and Service Provider.

4.2.         Within 10 (ten) days of the last day of each calendar month, the Service Provider shall provide to the Service Receiver an invoice or debt note, as the case may be, according to the applicable legislation, for the preceding month’s Services, which shall include (i) the Services provided by the Service Provider to the Service Receiver for such month, (ii) the charges for such Services, (iii) a list of the incidental costs and expenses incurred by the Service Provider for such month, if any, and (iv) reasonable documentation verifying the incidental costs and expenses that are subject to reimbursement. Undisputed amounts stated in such invoices shall be paid by the Service Receiver in full within 10 (ten) days of the invoices being issued to an account designated by the Service Provider, by means of available electronic transfer (TED — Transferência Eletrônica Disponível). The transfer voucher slip will serve as proof of payment and discharge of the respective obligation. If the Service Receiver has a good faith dispute over any of the charges or Services referenced in the invoice, it must pay the amount of the undisputed portion of the invoice and provide written notice to the Service Provider of the dispute on or before the applicable due date.  Any such disputes will be resolved in accordance with section 6.

4.3.         The taxes applicable to the payments due under this Agreement shall be borne by the responsible Party, according to the Brazilian legislation. All costs set forth in this Agreement and in the Exhibits hereto are net of taxes.

4.4.         All payments due to Service Provider under this Agreement shall be made in Brazilian currency — Reais.

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4.5.         All prices set forth in this Agreement and in Exhibit 2.1 hereto shall be annually adjusted by the Brazilian index IPCA (“Índice de Preços ao Consumidor Amplo”).

5.     PROJECT MANAGERS

5.1.         The Service Provider and the Service Receiver shall each appoint a person to act as its project manager (each, a “Project Manager”) to deal with issues arising out of the performance of this Agreement, and to facilitate orderly provision and receipt of the Services. Initially the Project Manager for the Service Provider shall be Luis Roberto Droghetti, and the Project Manager for the Service Receiver shall be Agostinho Monsserrocco Junior.  Each party agrees to provide reasonable access (in person, by telephone or electronically via e-mail) during normal business hours to its Project Manager for problem resolution.

6.     GOVERNING LAW AND DISPUTE RESOLUTION

6.1.         The constitution, validity and interpretation of this Agreement, as well as of the present dispute resolution clause, shall be governed in accordance with the substantive laws of the Federative Republic of Brazil in force at the date of signature of this instrument. It is expressly prohibit and waived by the Parties the application of equity and/or international trade principles and rules.

6.2.         Any dispute arising between the Parties in connection with this Agreement, its interpretation, validity, performance, enforceability, breach or termination, shall be settled in an amicable way by the Parties by direct negotiations held in good faith for a term not exceeding 30 (thirty) calendar days.

6.3.         If, upon expiration of the 30-days period, the Parties have not reached an amicable settlement, the dispute must be submitted to the decision of an arbitration panel and shall be finally settled under the rules of the Arbitration Center of the Brazil-Canada Chamber of Commerce (“Arbitration Center”) in force at the date that the request for arbitration is filed. Said Arbitration Center will be responsible for the administration of the arbitration proceeding.

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6.4.         In case of resistance of any of the Parties in commencing the arbitration, the other Party may plead in court for the specific performance of this clause, so that the arbitration commitment be executed, according to article 7 of the Law No. 9.307/96.

6.5.         The arbitration shall take place in São Paulo, SP, Brazil (seat of arbitration), and shall be conducted in English language, by a panel of three (3) arbitrators.

6.6.         Each Party shall specify one (1) arbitrator and the two (2) arbitrators appointed by the Parties shall appoint a third arbitrator, who will be the chair of the panel.

6.7.         The arbitration award shall be rendered in the seat of arbitration and shall be binding upon the Parties as a final decision to the conflict, not subject to appeals of any kind.

6.8.         During the course of the arbitration, the Parties shall bear their own expenses, costs and fees of own attorneys, representative and technical assistants. At the end of the arbitration, the arbitration panel shall establish in the arbitration award the criteria for the reimbursement of such expenses, costs and fees in favor of the Party that prevails, in the proportion such Party prevailed, and limited to ten per cent (10%) of the total amount of the arbitration award.

6.9.         The Parties agree that the arbitration shall be always kept confidential during all its course and also after it is concluded. All elements of the arbitration (including the arguments of the parties, evidence, reports and other third part statements and any documents submitted or exchanged within the proceeding) may only be disclosed to the arbitration panel, to the Parties, their attorneys, technical assistants and to persons necessarily bound to the arbitration proceeding, except if the disclosure is required for the compliance of the obligations imposed by law.

6.10.       Before formation of the arbitration panel and signature of the terms of reference and arbitration commitment, the Parties may request to the competent judicial authority all and any appropriate provisional measures, in order to ensure the compliance of the contractual provisions and avoid irreparable harm, according to articles 796 et seq of the Brazilian Civil Procedure Code.

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6.11.       The application made by a Party to a judicial authority, for obtaining such appropriate provisional measures, shall not be considered breach or waiver of the arbitration convention and shall not compromise the jurisdiction of the arbitration panel as stipulated herein.

6.12.       For the purpose of specific performance of the arbitration clause, provisional measures, enforcement of the arbitration award, as well as direct execution of contractual amounts, the Parties elect the court of São Paulo, SP, Brazil, expressly waiving any other possible court, no matter how privileged it is or may be.

7.     OWNERSHIP AND TRANSFER OF INTELLECTUAL PROPERTY

7.1.         The Service Receiver Data shall be and shall remain the property of the Service Receiver and shall be promptly provided by the Service Provider upon the Service Receiver’s request.

7.2.         The Service Provider shall not register or in any other way use the names or trademarks of Service Receiver, or any other company of the corporate group of the latter, or also, use any abbreviation or variation of the names or trademarks on its material such as catalogs, letter papers, website, emails signatures and business cards, except upon previous authorization in writing from Service Receiver. The Service Provider acknowledges that it does not have nor it will acquire any right to the Service Receiver or of any other Parent’s company’s marks, intellectual property rights and other information provided by the Service Receiver or by the Parent to the Service Provider under this Agreement. The Service Provider is not authorized to use any designation that may imply liability of Service Receiver or any relationship between the Parties (except for the rendering of services provided hereto)in relation to the acts practiced by the Service Provider.

8.     SUB-CONTRACTING; THIRD PARTY AGREEMENTS

8.1.         The Service Provider may delegate or sub-contract its duties under this Agreement to a qualified third party, provided that (i) to the extent such third party is not, as of the date hereof, a party to an agreement with the Service Provider that contains appropriate confidentiality restrictions, such party must agree in writing to comply with confidentiality restrictions at least as restrictive as those set forth in section 15, and (ii) notwithstanding such delegation or sub-contracting, the Service Provider shall still remain liable for the performance of its duties hereunder and other sub-contracted parties’ duties towards Service Receiver.

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8.2.         The Service Receiver acknowledges that the Services provided through third parties or using third party intellectual property rights are subject to the terms and conditions of any applicable agreements between the Service Provider and such third parties, and the Service Receiver agrees to comply with such reasonable terms and conditions to the extent that the Service Receiver is informed in writing in reasonable detail of such terms and conditions by the Service Provider.

9.     TERM AND TERMINATION AND EFFECTS OF TERMINATION

9.1.         This Agreement shall become effective on the Closing Date and continue in effect until the termination or expiration of all of the Term.

9.2.         Either Party may terminate this Agreement:

(a)             if the other Party is in breach of any material obligation of this Agreement which is not cured (or at least commenced to be cured, if so allowed by the non-breaching Party) within thirty (30) days after delivery of a written notice of such breach by the non-defaulting Party;

(b)             in the event either Party has its bankruptcy adjudicated by final unappealable court decision, files for debt rehabilitation, initiates winding-up or liquidation proceedings, or presents evidence of insolvency, under the terms of Article 955 of the Brazilian Civil Code; or

(c)              in case of Force Majeure Event(s), as defined and described in Section 13 below, without any burden or penalties to any of the Parties, if the Force Majeure Event(s) remain unresolved for a period of sixty (60) days from the notification provided in Section 13.2(i).

9.3.         Except if otherwise provided herein or unless otherwise agreed in writing by the Parties, the Service Provider’s obligation to provide or procure, and the Service Receiver’s obligation to purchase, a Service shall cease as of the end of the applicable Term.

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9.4.         Upon termination or expiration of this Agreement, the Service Receiver shall pay to the Service Provider all monies due to the Service Provider in respect of Services provided prior to such termination or expiration. In addition, each Party shall, at the disclosing Party’s option, return or destroy the Confidential Information, as per defined in Section 15 below, of the other Party. In the event that the disclosing Party elects destruction, the other Party shall furnish to the disclosing Party a written certificate of destruction signed by an officer of the certifying Party.

10.   INDEPENDENT CONTRACTOR

10.1.       Nothing contained in this Agreement shall create or be deemed to create the relationship of employer and employee between Service Provider (including employees of Services Provider or employees of a subcontractor to Service Provider) and Service Receiver. Except as specifically and explicitly provided in this Agreement, and subject to and in accordance with the provisions hereof, no Party to this Agreement is now, shall become, or shall be deemed to be an agent or representative of the other Party hereto. Except as herein explicitly and specifically provided, neither Party shall have any authority or authorization, of any nature whatsoever, to speak for or bind the other party to this Agreement.

10.2.       Service Provider has the exclusive and total liability related to labor, tax, and social security liability that may result from the direct and exclusive provision by Service Provider of the Services under this Agreement. The Parties hereby agree that there will be no joint or secondary liability of Service Receiver with respect to any claims that may be filed by employees of Service Provider or its subcontractors. Service Provider shall answer any labor claims that may be filed by its employees and the employees of its subcontractors. Services Receiver shall have not reparation obligation relating to any assessment, administrative proceeding, or labor claim that may be filed by an employee of Services Provider or an employee of a subcontractor to Service Provider.

10.3.       Service Provider shall reimburse Service Receiver for any and all cost and losses incurred in its defense against any judicial lawsuits and administrative proceedings in connection with section 10.2 above, including without limitation to, legal fees, court fees and judicial or extrajudicial expenses. Such reimbursement shall be made within no later than 30 (thirty) days as of the date on which the Service Provider receives the request of the Service Receiver in this regard.

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11.   INDEMNIFICATION; LIMITATION OF LIABILITY

11.1.       Except for claims arising from Service Receiver´s sole negligence, recklessness, willful misconduct or fault, Service Provider shall defend, at its sole expense, any claim, demand or suit (a “Claim”) against Service Receiver, and shall indemnify and hold Service Receiver, its directors, officers, employees and successors harmless from and against any and all losses, liabilities, damages, fines, penalties, costs, expenses or fees (including reasonable attorneys’ fees) (“Losses”) incurred by, or awarded or assessed against, Services Receiver in connection with, or resulting from the use of any Service provided hereunder or related to the death of or injury to persons, or destruction of property, or any other Loss caused by any defect of the Services provided herein.

12.   INSURANCE

12.1.       Each Party shall, throughout the Term of this Agreement, carry appropriate insurance with a reputable insurance company covering property damage, business interruptions and general liability insurance (including contractual liability) to protect its own business and property interests.

13.   FORCE MAJEURE

13.1.       Performance by Service Provider and/or Service Receiver under this Agreement may be suspended or curtailed without liability to the other Party to the extent, and for so long as any event which is not reasonably foreseeable or, if reasonably foreseeable, is beyond the control of the Party claiming suspension, and, in either case, prevents total or partial performance by such Party of its obligations under this Agreement (a “Force Majeure Event(s)”), including but not limited to lightning, typhoons, fires, floods, earthquake or other acts of nature, explosions, wars, acts of vandalism and strikes.

13.2.       Any delay, limitation or failure of performance due to one or more Force Majeure Event(s) shall not be deemed a breach of or failure to perform under this Agreement or any part hereof and this Agreement shall otherwise remain unaffected; provided, that the Party so prevented from complying with its obligations hereunder shall (i) promptly verbally notify the other Party as soon as practical but not later than 1 (one) day after the respective Party becomes aware of the Force Majeure Event(s), and (ii) within 5 (five) days from the Force

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Majeure Event, confirm such notice in writing, including all particulars of the Force Majeure Event(s), such as but not limited to, the best estimate of the term of such Force Majeure Event(s), and the Parties shall meet as promptly as practicable to discuss the circumstances and potential solutions to such Force Majeure Event, including mitigation of such Force Majeure Event. The Party affected by a Force Majeure Event shall exercise its best efforts to mitigate or cure such Force Majeure Event as quickly as possible and shall keep the other Party fully informed as to such mitigation and cure efforts.

14.   NOTICES

14.1.       All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; (d) overnight delivery service or (e) e-mail. Notices shall be sent to the appropriate Party at its address or facsimile number given below (or at such other address or facsimile number for such Party as shall be specified by notice given hereunder):

If to the Service Provider to:

FIBRIA CELULOSE S.A.

Alameda Santos, 1357, 6th floor

01419-908, São Paulo, SP, Brazil

At: Luis Roberto Droghetti

e-mail: luis.droghetti@fibria.com.br

phone: 55-11-2138 4363

fax: 55-11-2138 4363

If to the Service Receiver to:

PIRACICABA INDÚSTRIA DE PAPEIS ESPECIAIS E PARTICIPAÇÕES LTDA.

Via Comendador Pedro Morganti, no. 3393, Monte Alegre

Piracicaba, State of São Paulo, ZIP CODE 13415-900

At: Agostinho Monsserrocco Junior

e-mail: Agostinho.monsserrocco.@piracicabapapeis.com.br

phone: 55- 19- 2106 9646

fax: 55- 19- 2106 9646

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14.2. All such notices, requests, demands, waivers and communications shall be deemed received (i) in the case of personal delivery, upon actual receipt thereof by the addressee, (ii) in the case of overnight delivery, on the day following delivery to the overnight delivery service, (iii) in the case of mail, upon receipt of the return receipt, (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, or (v) in the case of an e-mail, one (1) day after the date of transmission. In the case of notices sent by facsimile or e-mail transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile/electronic notice is deemed received.

15.   CONFIDENTIALITY OF INFORMATION

15.1.       Except as provided below, all data and information disclosed between the Service Provider and the Service Receiver pursuant to this Agreement, or to which a party has access pursuant to this Agreement, including the Service Receiver Data and information relating to or received from third parties, is deemed confidential (“Confidential Information”). A Party receiving Confidential Information (the “Receiving Party”) will not use such information for any purpose other than for which it was disclosed and, except as otherwise permitted by this Agreement, shall not disclose to third parties any Confidential Information for a period of 05 (five) years from the termination or expiration of this Agreement. The Receiving Party shall view, access and use only such Confidential Information of the disclosing party as is necessary to provide or receive Services hereunder, as applicable, and shall not attempt to view, access or use any other Confidential Information of the disclosing Party. Notwithstanding the foregoing, the Receiving Party’s obligation hereunder shall not apply to information that:

(a)                      is already in the Receiving Party’s possession at the time of disclosure thereof, as evidenced by Receiving Party’s written records;

(b)                      is or subsequently becomes part of the public domain through no action of the Receiving Party; or

(c)                       is subsequently received by the Receiving Party from a third party which has no obligation of confidentiality to the Party disclosing the Confidential Information.

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15.2.       Notwithstanding Section 15.1, Confidential Information may be disclosed by the Receiving Party:

(a)                      to the Receiving Party’s Affiliates, directors, officers, employees, agents (including, in the case of the Service Provider, any third parties engaged to provide the Services), auditors, consultants and financial advisers (collectively, “Agents”), in each case, who have a need to know such Confidential Information in connection with providing the Services hereunder, provided that the Receiving Party ensures that such Agents comply with this Section 15; and

(b)                      as required by applicable law, in which case the disclosure shall be limited to the terms and conditions that are to be disclosed pursuant to such law, provided that, if permitted by law, written notice of such requirement shall be given promptly to the other Party so that it may take reasonable actions to avoid and minimize the extent of such disclosure, and the Receiving Party shall cooperate with the other Party as reasonably requested by the other Party in connection with such actions.

15.3.       If, at any time, either Party determines that the other Party has disclosed, or sought to disclose, Confidential Information in violation of this Agreement, that any unauthorized personnel of the other Party has accessed Confidential Information, or that the other Party or any of its personnel has engaged in activities that may lead to the unauthorized access to, use of, or disclosure of such Party’s Confidential Information, such Party shall immediately terminate any such personnel’s access to the Confidential Information and immediately notify the other Party. In addition, either Party shall have the right to deny personnel of the other Party access to such Party’s Confidential Information upon notice to the other Party in the event that such Party reasonably believes that such personnel pose a security concern. Each Party will cooperate with the other Party in investigating any apparent unauthorized access to or use of such Party’s Confidential Information.

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16.   SYSTEM SECURITY

16.1.       If any Party (the “Accessing Party”) is given access to any of the other Party’s computer systems or software (collectively, “Systems”) in connection with receipt of the Services, the Accessing Party shall comply with all of the other party’s system security policies, procedures and requirements (collectively, “Security Regulations”), to the extent the Accessing Party is or has been made aware of them, and will not tamper with, compromise or circumvent any security or audit measures employed by the other Party. In the event of any conflict between this Agreement and any Security Regulations, this Agreement will prevail, except if otherwise informed in writing by the non Accessing Party to the Accessing Party. The Accessing Party shall access and use only those Systems of the other Party for which they have been granted the right to access and use, and only to the extent reasonably necessary in connection with the provision or receipt, as applicable, of the Services. In the event that the Accessing Party’s employees will be accessing co-mingled or sensitive data, upon the other Party’s request, the Accessing Party will require each such employee to execute a confidentiality agreement with such other Party, which shall include terms no less protective than those of Section 15 hereof.

16.2.       The Accessing Party will use commercially reasonable efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems of the other Party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss of information contained therein, including notifying its personnel of the restrictions set forth in this Agreement and of the Security Regulations.

16.3.       If, at any time, the Accessing Party determines that any of its personnel has sought to circumvent, or has circumvented, the Security Regulations, that any unauthorized Accessing Party personnel has accessed the Systems, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of data, information or software, the Accessing Party shall immediately terminate any such personnel’s access to the Systems and immediately notify the other Party. In addition, the non Accessing Party shall have the right to deny personnel of the Accessing Party access to its Systems upon notice to the Accessing Party in the event that the non Accessing Party reasonably believes that such personnel have engaged in any of the activities set forth above in this section 15.3 or otherwise pose a security concern. The Accessing Party will cooperate with the other Party in investigating any apparent unauthorized access to the Accessing Party’s Systems.

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17.   MISCELLANEOUS

17.1.       Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect, and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law. In such circumstances, the Parties agree to negotiate in good faith amendments to this Agreement designed to restore to the Parties the respective benefits they held under this Agreement prior to the declaration of invalidity or unenforceability.

17.2.       The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

17.3.       This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between or among the Parties thereon. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

17.4.       This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Except as expressly provided in Section 8 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any Party hereto without the prior written consent of the other Parties hereto; provided however, that any Party may assign or delegate its rights and obligations hereunder without the consent of the other Parties to any Affiliate; provided, further that any such assignment or delegation shall not relieve the assigning or delegating Party of any of its obligations under this Agreement.

17.5.       The failure of any Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights shall not operate as a continuing waiver of such rights.

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17.6.       The Parties acknowledge and agree that this Agreement contains all the requisites needed for this instrument serving as a valid document for commencement of execution proceedings (título executivo extrajudicial), for all legal intents and purposes.

17.7.       This Agreement is solely for the benefit of the Service Provider and its successors and permitted assigns, with respect to the obligations of the Service Receiver under this Agreement, and for the benefit of the Service Receiver, and their successors and permitted assigns, with respect to the obligations of the Service Provider under this Agreement. In this sense, in the event of merger, amalgamation (upstream merger under Brazilian law), spin-off or change in control of either of the Parties, continuity of this Agreement is expressly assured, obligating the successor or any third parties related in any manner to the merger, amalgamation, spin-off or change in control of either of the Parties to comply with all the clauses, terms and conditions established in this Agreement. This Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim liability, reimbursement, cause of action or other right.

17.8.       Neither Party shall assign or transfer (in whole or in part) its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that each of the Parties may assign all of its rights and obligations under this Agreement without the prior written consent of the other Party to one or more of its Affiliates.

17.9.       This Agreement does not create, nor aim to create any kind of company, association, joint venture, cooperative, partnership, consortium, agency, and neither does it attribute or aim to create any kind of relationship involving principal and agent, commercial representation, business management or other kind of similar legal arrangement between the Parties, except for those expressly provided in this Agreement and directly related to the performance of the Services by Services Provider to Services Receiver.

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17.10.     For purposes of this Agreement and its schedules and annexes, the Parties hereby authorize the persons indicated below to initial all Exhibits and Schedules of this Agreement:

Piracicaba Indústria de Papéis Especiais e Participações LTDA.	Tomoo Edagawa
Oji Paper Co. Ltd.	Tomoo Edagawa
Fibria Celulose S/A	Eduardo de Almeida Pinto Andretto

IN WITNESS WHEREOF, the Parties execute this Agreement, in two (2) counterparts of the same content and form, before two (2) witnesses, for a sole legal purpose.

FIBRIA CELULOSE S.A.
By:
Title:

PIRACICABA INDÚSTRIA DE PAPÉIS ESPECIAIS E PARTICIPAÇÕES LTDA.
By: Gilberto Julio Piatto
Title: Executive Officer

OJI PAPER CO., LTD..
By: Kazuhisa Shinoda
Title: President and Chief Executive Officer

Witnesses:

1.		2.
	Name		Name
	ID:		ID:

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Exhibit 2.1: Description of Services

Team	Main Activities	Fibria Role: Advice or Execution	Activities	Estimated length	TOTAL (R$/Month) - without tax

Procurement
	Sales of scraps	Execution	Sales of scraps	1 month	2% of Scraps Net Revenues
		Execution	MRO freight purchases and delivery for repair	3 months	R$	1.276,36
	Purchase Categories: General (MRO, Raw Materials, Packaging and Pulp)	Advice	MRO purchases (low value) Regional purchases Chemical supplies purchases (Raw Materials) Packaging purchases Pulp purchases Imported Paper purchases MRO purchases (high value) CAPEX purchases	3 months	R$	4.634,70
	Purchase Category: Administrative and Industrial services	Advice	Administrative Service Purchases Industrial Service Purchases National Logistic Purchase (Freights) International Logistic Purchase (Freights) Logistic Operator Purchase	3 months	R$	5.897,27

			New Business
	Supplier Management	Advice	Supplier homologation
	KPIs and Reports Management	Advice	Management Analysis KPI Management	3 months	R$	4.634,70
	Support to user areas	Advice	Support to user areas in preparing contracts - E.g.: Legal Requirements (ISO, CETESB, etc.)
	Total Expenses per Month				R$	16.443,03
Imports
	Purchase Order (PO) Creation	Execution	PO data verification (date needed, Incoterm, NCM) Cargo agent definition Process creation in imports report	3 months	R$	6.175,70
	Shipments instructions process	Execution	Follow up of powers of attorney’s maturity Obtaining of information on estimated time of arrival (ETA) of ships and aircrafts, with air and sea companies, irrespective of the negotiated	3 months

2

Incoterm.
Delivering of shipment instructions to exporter and process follow up
Informing to Forwarding Agent on shipment
Provision for import taxes and expenses
Credit Letter	Execution	Request the issuing of L/C whenever the purchase is supported by such category	3 months
Documents analysis	Execution	Pro Forma Invoice analysis Checking of documents/drafts prior to shipment, and if necessary request due amendments	3 months
Imports License	Execution	LI request, rectification and granting when necessary	3 months
	Advice	Issuing of LI, rectification and granting when necessary Draft report with LIs issued and supported by tax benefits
Shipments approval process	Execution	Follow up with supplier/cargo agent operating area	3 months
Cargo shipment authorization
Receipt of copies of B/L and invoice
Checking of original documentation
Tracking of cargo arrival
Receipt of Original invoice
Changing of status in Import report
Tax payments		Fees and taxes payment	3 months

3

	Execution	B/L clearance request with cargo agent
Receipt of Original BL
Issuing of monthly Report per CNPJ with amounts of Taxes II, IPI, ICMS, PIS and COFINS, paid in I.D.s
Clearance process	Advice	Checking of cargo presence (CNTRS)	3 months
Preparing and clearance of DTA/DST if necessary
	Execution	Communication of any irregularity that may adversely affect the customs clearing process
	Advice	Preparation of Term of Responsibility/Commitment with SRF, if necessary
Registering of Import Declaration
Controling of linkage and rectification of IDs with SISCOMEX/SISBACEN
	Execution	Payment of ICMS, control, and rectify if needed
	Advice	Request and track of ICMS release when necessary
Registration of ID and Export Registration (ER), follow up and evidence of drawback processes and further delivery of write-off reports thereof
Delivery of periodic report for controlling granting act write-off
Preparation of Term of Responsibility with SRF

4

Request of direct unloading on truck
	Execution	Forwarding of originals to forwarding agent
	Advice	Preparation and forwarding process for (customs) clearance
Attendance at Documental and Physical Check
Issuing of CI
Delivering of ID Copies (financial) and daily report with charges made to checking account
Issuing of cost report per cleared process for issuing complementary bill of sale if necessary.
	Execution	Checking of expense notes, vouchers and documents generated along the process.
Payments of costs generated along the process (Storage, unloading...)
	Execution	Issuing of purchase invoice
Changing status in Import report
Insurance	Execution	Activation of insurer in case of loss and notify Operating Department	3 months
	Advice	Follow up Inspection when necessary
	Execution	Application for Official Inspection/Waiver, when

5

necessary
	Advice	Delivery of documents for Insurance approval
In case of loss, Delivery of Documents, request of cargo positioning and inspection with insurer
Scraps	Advice	Fumigation request, if necessary	3 months
Wood Screening
Exchange	Execution	Preparation and delivery of documents to bank for import financing whenever necessary	3 months
Entrance of process data in systems and/or database to make electronic access to information possible during the process
Arrangement for exchange closing instructions (advance/on demand/on credit/letter of credit/services) with financial department/brokerage/ or other appointed area.
	Advice	Issuing of ROF
	Execution	Follow up and control maturity of exchanges on credit.
	Advice	Follow up of pending matters at BACEN and SRF with financial department/brokerage through weekly reports
Transportation and Delay Control		Formal notification clearance of cargo for transportation to the Mill user.	3 months

6

Execution

	Advice	Clearance of docs for carrier to withdraw cargo Delivery of empty CNTRS and submit delivery voucher to FIBRIA Control of delivery of empty CNTRS with delivery voucher issued by “Depot”
	Execution	Placement of data in demurrage control

	Execution	Ending ofstatus in import report
Follow Up	Execution	Weekly reporting with position of processes and estimated arrival at units.
Issuing of daily management reports via system and/or email enabling perfect physical and financial tracking of processes online.
Shipments Advice	Execution Advice

Classification of Tariff

Advice and information of changes or updates in laws related to foreign trade and processes for obtaining tax benefits, as soon as published and/or issued.
Provision of support and assistance as respects the laws in force clarifying doubts and/or problems identified in the processes in general

3 months

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Intervention with customs entity to arrange for appointment of technicians aimed at the correct tariff classification of goods.
Practice of all other acts regarding provision of customs clearing services.
Participation in special projects and operations with Ex-Tariff, Temporary Admission, Re-import, and etc.)
	Temporary exports	Advice	Dispatch, DDE approval and ER follow-up	3 months
	Total Expenses per Month				R$	6.175,70
Tributary / Accounting
		Execution	IRPJ - LALUR preparation and calculation	4 months	R$	38.064,00
	All taxes calculation and payment:		CSSL calculation - Preparation and calculation	4 months
	IRPJ, CSSL, PIS/COFINS, ISS,		PIS/COFINS calculation- under invoicing	4 months
	Accessory Obligations (DCTF,		Withholding of taxes calculation - 4.65% (PIS/COFINS/CSSL)	4 months
	DACON, DIRF, DIPJ, LALUR, CAT95,		Withholding of taxes calculation - ISS Withholding of taxes calculation - IRRF	4 months 4 months
	other)		Withholding of taxes calculation - INSS	4 months
			Ancillary DCTF obligation	4 months
			Ancillary obligation- DACON	4 months

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	Ancillary obligation- DIRF	4 months
	Ancillary obligation- DIPJ	4 months
	Ancillary obligation- LALUR	4 months
	Ancillary obligation -CAT95 — fuel	4 months
	Ancillary obligation- NEW GIA	4 months
	Ancillary obligation-SPED - Final 84 is to generate SPED, 92 and 69 CIAP load	4 months
	Ancillary obligation -SPED / accounting	4 months
	Ancillary obligation -GIA ST - For states where we have ST enrollments	4 months
	Ancillary obligation - SINTEGRA ST - For states where we have ST enrollments	4 months
	Ancillary obligation -PERDCOMP (IPI/PIS/COFINS/IT/SC credits)	4 months
	Ancillary obligation- FCONT	4 months
	Ancillary obligation-DIF/ IMMUNE PAPER	4 months
	ICMS Calculation	4 months
	ICMS ST Calculation	4 months
	IPI Calculation	4 months
	Cash basis exchange variation for calculating IT/Social Contribution	4 months
	Maintenance in tax exception table (J1BTAX), in case of differentiated tax rate, reduction of calculation basis and exemption.	4 months
Others	Extraction of fuel report	4 months

9

	Execution	Tax x accounting reconciliation	4 months	R$	13.285,61
		Swap - Derivatives for financial investments w/ cash effect	4 months
Tax advices: For questions of direct and indirect taxes, duties and questions of local auditors;	Advice	Tax consulting —> For questions of direct and indirect taxes, ancillary duties and questions of local auditors	4 months
SISCOMEX: Maintenance and qualifications (registration of legal representatives for export and import);	Execution	Maintenance and qualifications at SISCOMEX (registration of legal representatives for export and import)	4 months
Tax planning (if and when necessary)	Execution	Tax planning	4 months
Drawing up and Controlling of Tax habilitations and authorizations, as follows: Radar, Siscomex, ADE, other	Advice

Preparation and controlling of tax habilitations and authorizations, as follows:
Radar # (export), SISCOMEX, ADE, opening and closing of branches, registration changes (E.g. QSA), accreditation and renewal of digital certificates for issuing Invoice, control of accesses to digital certificate for delivery of ancillary duties, control of powers of attorney and special regimes.

4 months
Tax credit forecast (preparation, analysis and reclassification - short and long terms);	Advice	Tax credit forecast (preparation, analysis and reclassification - short and long terms).	4 months
General		PIS/COFINS credit control	4 months

10

Reconcilements	Execution	under fixed assets	4 months
Tax credit and debit reconciliation. Accounting x Tax
		Review, management and follow-up of calculations made by CSC (IT/CSLL)	4 months
		Management and follow-up of tax calculations made by CSC - All taxes (ICMS, IPI, PIS/COFINS, IT/SOCIAL CONTRIBUTION AND TAX WITHHOLDINGS).	4 months
Tax Inspection (Audit, monitoring, documentation, petition, and other legal requirements)	Execution	Inspection compliance (follow-up, preparation of documentation, preparation of petition and other requirements from inspector)	4 months
		Auditing and consulting compliance	4 months
		Quarterly comparison of tax variations for compliance with external audit, and delivery of information to CVM since this is a publicly-listed company.	4 months
		IN / 86	4 months
General Registry (customers, suppliers, materials)	Advice	General Registry (materials/customers/suppliers)	1 month
Reconciliation of Balance Sheet accounts	Execution	Reconciliation of Balance Sheet accounts	4 months
Closing and Management Reports	Execution	Closing and generation of management Reports	4 months

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		Execution	Calculation of result and further entry	4 months
			Annual closing - AA	4 months
	Reclassifications / Provisions	Execution	Reclassifications / Provisions	4 months
	Exchange Rate Variations (Calculation and controlling)	Execution	Exchange Rate Variations (Calculation and controlling)	4 months
	Cash Flow closing	Execution	Cash Flow closing	4 months
	PDD Analysis and Contingency;	Execution	PDD Creation/analysis and Contingencies	4 months
	Depreciation	Execution	Depreciation	4 months
	Audit compliance	Execution	Audit compliance	4 months
	Control and Analysis of new investments	Execution	Control and Analysis of new investments	4 months
	Fixed assets: Registry, invoicing, Map of movements	Execution	Map of movements of fixed assets Write-offs and transfers	2 months 3 months
	Total Expenses per Month				R$	51.349,61

Controllership
	Monitoring and Control - Daily, weekly and monthly	Execution	Approvals and registration of accounting views in the registry of materials	3 months	R$	3.442,05
Average Price Variation Analysis of Materials/Products
Depreciation Analysis
Maintenance, Production Orders, Analysis
Appropriation of Maintenance Orders and follow-up of ERROR LOG
Reclassifications / Provisions/entries

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		CO master data registration (cost centers, profit centers, cost class, cost center groups, cost class groups)
Industrial closing process - Production Cost	Execution	Analysis of Maint. Orders / Prod / Pep (Invest.) / Cost Center
		Balance Verification of Maint. Orders /Prod / Pep/ Cost Center
		Appropriation of Production Orders
		Appropriation of Maintenance Orders
		PEP settlement (Investments)
		Zeroing of re-tariff balances of productive cost center
		Apportionments made in Administrative and Production Areas
		Hour Cost Tariff Breakdown (e.g.: R$/hour/machine)
		Hour Cost Tariff calculation and analysis
		COCKPIT - cost calculation tool
		Balance PRD account analysis - costs not appropriated as production costs
		PRD zeroing
		Multilevel COCKPIT - Stratification Program
		analysis PRD booked CPV
Total Expenses per Month			R$	3.442,05

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Treasury

	Credit: Credit insurance administration, Vendor operation administration;	Execution	Input of financial information in CRR	1 month	R$	1.125,00
			Vendor operation administration		R$	900,10
	Accounts Payable: Analysis of payment commitments; calculate and inform the need of cash; Make manual payments and reconciliations	Execution	Payment commitments analysis Running of payment proposal at SAP ( D-1) Generation of magnetic file for submission to bank for making payment (at least D-1)	2 months	R$	3.806,40
			Receipt of payment processes validation from bank (D-0)
			Information of cash need for day D-0
			Treatment of inconsistencies in payment operation (registration, TED)
			Receivement of magnetic file from bank in D-1, such as payments made and make banking reconciliation
			Issuing of manual payments in banks and reconciliation.
			Auditing of compliance
			Drawing up of cash management reports
	Accounts Receivable	Execution	Management of delivery and receipt of invoicing and receipt magnetic files for banks;		R$	2.537,60
			Information of cash availability
			Dealing with criticisms/inconsistencies in banking processing of

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		previous day
		Identification of deposit in checking account
		Manual write-offs (every day until 10 a.m.)
		Generation of daily files of manual write-offs.
		Extensions and discounts
		Preparation of collection management reports (reconciliation)
		Auditing compliance
Cash Flow analysis (advice)	Execution	Bank accounts reconciliation		R$	3.989,01
		Financial schedule preparation and management
		Establishment of financial raising/investment strategy
		Contacting of banks for financial transactions and their closing
		Operations reporting and controlling
Insurance management	Execution	Insurance management (losses, premiums, indemnifications, accountings)	2 months
		Operations reporting and controlling
		Auditing compliance
Foreign Exchange Activities	Execution	Foreign exchange contracting for export and import operations	1 month	R$	5.800,00
Total Expenses per Month				R$	18.158,11

15

Legal
	Agreements	Execution	Agreements: (I) elaboration, analysis and review of all, national and international, companies; (II) advise to internal clients during the agreements’ celebration and negotiation.	1 month	R$	25.948,00
	Civil and Labor Litigation	Execution	Civil and Labor Litigation
	Civil and Labor - advice to user areas	Execution	Civil and Labor - internal inquiries and support to areas
	Tax	Execution	Tax: (I) elaboration of opinions, memos; (II) management and control of the tax litigation (administrative and judicial process); etc.
	Environmental	Execution	Environmental
	Real Estate	Execution	Legal Real Estate - support to legal aspects regarding the mill’s real estate properties
	Brands and Intellectual Property	Advice	Registration, management and protection
	Total Expenses per Month				R$	25.948,00
Human Resources
	Payroll services	Execution	Perform payroll	4 months	R$	10.800,00
	Organization Structure Maintenance at SAP	Advice	Create departments structure, create job positions and levels, salary spreadsheet, develop	1 month	R$	1.721,02

16

			reports

	Information of payment receipt (e.g. pay slip, paychecks, vacation receipt)	Execution	Process information of payment receipt (e.g. pay slip, paychecks, vacation receipt)	4 months	R$	1.800,00
	Total Expenses per Month				R$	14.321,02
Intellectual Property
	Change of the domain names and the Piracicaba’s logo.	Advice	Coordination of the activities related to infrastructure (transfer of domain names)	2 months
	Change of the domain names and the Piracicaba’s logo.	Advice	Coordination of the Functional activities related to infrastructure (Logotype change)	2 months
		Execution	Payment related to IT agreements.	2 months
	Total Expenses per Month				R$	38.000,00
TOTAL					R$	173.837,52

Note: Total figure of R$ 173.837,52 does not include the 2% commission over scrap sales

GLOSSARY:

Abbreviation	English
MRO	maintenance, repair & operation
KPI	Key performance indicator
ISO	International Organization of Standartization
CETESB	São Paulo State Basic Sanitation, Technology and Environmental Protection Agency
INCOTERMS	international commercial terms
NCM	Tax Certification Code of South Cone Market - Mercosur

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SRF	Federal Internal Revenue Department
LI	License of Import
B/L	Bill of loading
CNPJ	National Register of Corporate Taxpayers
II	Import Tax
IPI	Excise Tax
ICMS	Value-Added Tax on Sales and Services
PIS	Employees’ Profit Participation Program
COFINS	Tax for Social Security Financing
SISCOMEX	Integrated Foreign Trade System
SISBASEN	Brazilian Central Bank Information System
SRF	Federal Internal Revenue Department
CI	importation voucher
ROF	Central Bank Registration
BASEN	Brazilian Central Bank
CNTRS	Containers
DDE	Exportation Clearance Certificate
ER	Export Registration
IRPJ-LALUR	Corporate Income Tax- Corporate Income Tax Book
CSSL	Social Contribution on Net Profit
PIS/COFINS	Social Contribution on gross revenues
CSSL	Social Contribution on Net Profit
ISS	Tax on Services
IRRF	Witholding Income Tax
INSS	National Institute of Social Security
DCTF	Statement of Federal Contributions and Taxes
DACON	Statement of Calculation of Social Contributions
DIRF	Witholding Income Tax Return

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DIPJ	Corporate Income Tax Return
LALUR	Corporate Income Tax Book
CAT95	Normative Rule for the State of São Paulo regulating the provision of information by tax payers on the fuel industry
NEW GIA	VAT Tax Collection Documentation
SPED	Public System of Eletronic Book Keeping
CIAP	Book to control the ICMS Credit on Fixed assets
GIA ST	VAT Tax Collection Documentation for Tax Replacement
SINTEGRA ST	Integrated System on information about interstate transaction with good and services
PERDCOMP	Reimbursement/Offset Request
FCONT	Transitory Tax and Accounting Control
DIF/IMMUNE	Special Information Return for Tax Immunity
J1BTAX	SAP System transaction - A Tax table
ADE	Executive Declaratory Act
CVM	Securities Commission - CVM
COCKPIT	Cost Calculation Tool

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